  As filed with the Securities and Exchange Commission on March 10, 2000
                                                      Registration No. 333-83743
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                              AMENDMENT NO. 2
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                              IVI Checkmate Corp.
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                     3577                    58-2375201
     (State or Other           (Primary Standard          (I.R.S. Employer
     Jurisdiction of              Industrial             Identification No.)
    Incorporation or          Classification Code
      Organization)                 Number)

                               1003 Mansell Road
                             Roswell, Georgia 30076
                                 (770) 594-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                John J. Neubert
                              IVI Checkmate Corp.
                               1003 Mansell Road
                             Roswell, Georgia 30076
                             Phone: (770) 594-6000
                              Fax: (770) 594-6041
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With Copies To:

          M. Hill Jeffries                        Robert D. Pannell
          Alston & Bird LLP              Nelson Mullins Riley & Scarborough,
         One Atlantic Center                           L.L.P.
     1201 West Peachtree Street                   First Union Plaza
     Atlanta, Georgia 30309-3424                999 Peachtree Street
        Phone: (404) 881-7000                  Atlanta, Georgia 30309
         Fax: (404) 881-4777                    Phone: (404) 817-6000
                                                 Fax: (404) 817-6050

                               ----------------

   Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after the merger described in this registration statement becomes effective.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY +
+NOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE       +
+SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN + +OFFER TO SELL THE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE +
+SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                Subject to Completion, Dated March 10, 2000

   [National Transaction                [IVI Checkmate Corp. Logo]
    Network, Inc. Logo]


   Proxy Statement for a                        Prospectus
          Special                                   of
 Meeting of Stockholders of                 IVI Checkmate Corp.
    National Transaction
       Network, Inc.

                                PROPOSED MERGER

To the Stockholders of National Transaction Network, Inc.:

  Your board of directors has agreed to a merger which will result in the acquisition of National Transaction Network, Inc. by IVI Checkmate Corp., a publicly-traded company headquartered in Roswell, Georgia, a suburb of Atlanta. IVI Checkmate Corp., through its wholly owned subsidiary, IVI Checkmate Inc., beneficially owns 82.0% of the issued and outstanding common stock of NTN. If the merger is completed, you will be entitled to receive the number of shares of IVI Checkmate Corp. common stock having a value equal to $.30 multiplied by the number of shares of NTN common stock that you own. Stated differently, you will be entitled to receive a merger exchange ratio equal to $.30 worth of IVI Checkmate Corp. common stock for each of your shares of NTN common stock.

  IVI Checkmate Corp. common stock is traded on the Nasdaq National Market under the symbol "CMIV" and on The Toronto Stock Exchange under the symbol "IVC."

  We estimate that IVI Checkmate Corp. will issue approximately     shares of
its common stock to NTN stockholders in the merger, not including shares issuable upon exercise of NTN options to be assumed by IVI Checkmate Corp. Those shares will represent approximately % of the outstanding common stock of IVI Checkmate Corp. after the merger.

  A special meeting of NTN stockholders will be held on      , 2000 at    a.m.
at        . At the special meeting, we will ask you to approve the merger agreement and the merger. We cannot complete the merger unless the holders of a majority of the outstanding shares of NTN common stock entitled to vote at the meeting approve the merger agreement and the merger. Your vote is very important. Please complete the enclosed proxy card and return it in the envelope provided, even if you plan to attend the special meeting.

  You should carefully consider the "Risk Factors" section beginning on page 9 of this proxy statement prospectus.

                                          /s/ L. Barry Thomson
                                        --------------------------
                                          Chief Executive Officer

    Neither the SEC nor any state securities commission has approved or disapproved of the shares of IVI Checkmate Corp. common stock to be issued in the merger or determined if this proxy statement-prospectus is accurate or complete.
  Any representation to the contrary is a criminal offense.


  The date of this proxy statement-prospectus is     , 2000. It is first being
mailed to you on     , 2000.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Summary...................................................................   1
  The Companies...........................................................   1
  The Merger..............................................................   2
  Special Meeting of Stockholders.........................................   2
  Voting Rights at the Special Meeting....................................   2
  Stockholder Vote Required to Approve the Merger.........................   2
  Appraisal Rights of Dissenting Stockholders.............................   2
  What You Will Receive in the Merger.....................................   3
  Effect of the Merger on NTN Options.....................................   3
  Our Reasons for the Merger..............................................   3
  Fairness Opinion of the Special Committee's Financial Advisor...........   3
  Our Recommendation to Stockholders......................................   3
  Interests of Certain Persons in the Merger That May Be Different from
   Yours..................................................................   4
  Regulatory Approval and Other Conditions................................   4
  Waiver, Amendment, and Termination......................................   4
  Completion of the Merger................................................   4
  Exchange of Stock Certificates..........................................   5
  Material Federal Income Tax Consequences of the Merger..................   5
  Accounting Treatment....................................................   5
  Comparative Market Prices of Common Stock...............................   5
  NTN Stock Ownership.....................................................   6
  Differences in Stockholders' Rights.....................................   6
  Listing of IVI Checkmate Common Stock...................................   6
Summary Historical Financial Data.........................................   7
Risk Factors..............................................................   9
A Warning About Forward-Looking Statements................................  17
The Special Meeting.......................................................  18
  Purpose.................................................................  18
  Date, Place and Time....................................................  18
  Record Date.............................................................  18
  NTN Stockholders Entitled to Vote.......................................  18
  Vote Required; Voting at the Meeting....................................  18
  Voting of Proxies.......................................................  18
  Solicitation of Proxies.................................................  19
  Rights of Dissenting Stockholders.......................................  19
  Recommendation of the Special Committee.................................  20
  Recommendation of the NTN Board of Directors............................  23
  Recommendation of the Board of Directors of IVI Checkmate, IVI Checkmate
   Inc. and NTN Merger Corp. .............................................  23
Description of the Transaction............................................  25
  The Merger..............................................................  25
  What You Will Receive in the Merger.....................................  25
  Effect of the Merger on NTN Options.....................................  26
  Material Federal Income Tax Consequences of the Merger..................  27
  Background of and Reasons for the Merger................................  28
    Background of the Merger..............................................  28
    NTN's Reasons for the Merger..........................................  33
    IVI Checkmate's Reasons for the Merger................................  34
  Fairness Opinion of the Special Committee's Financial Advisor...........  36

                                                                           Page
                                                                           ----
  Completion of the Merger...............................................   39
  Distribution of IVI Checkmate Stock Certificates.......................   40
  Conditions to Completion of the Merger.................................   40
  Indemnification........................................................   41
  Regulatory Approval....................................................   41
  Waiver, Amendment and Termination......................................   41
  Conduct of Business Pending the Merger.................................   42
  Management and Operations After the Merger.............................   42
  Interests of Certain Persons in the Merger.............................   43
  Accounting Treatment...................................................   44
  Fees and Expenses......................................................   44
  Resales of IVI Checkmate Common Stock..................................   44
Comparative Market Prices and Dividends..................................   46
Business of IVI Checkmate................................................   48
IVI Checkmate Selected Financial Data....................................   49
IVI Checkmate Management's Discussion and Analysis of Financial Condition
 and Results of Operations...............................................   50
  Overview...............................................................   50
  Results of Operations..................................................   50
  Liquidity and Capital Resources........................................   55
  Year 2000 Issue........................................................   56
  Quantitative and Qualitative Disclosures About Market Risk.............   57
Business of NTN..........................................................   59
NTN Selected Financial Data..............................................   60
NTN Management's Discussion and Analysis of Financial Condition and
 Results of Operations...................................................   61
  Overview...............................................................   61
  Results of Operations..................................................   61
  Liquidity and Capital Resources........................................   63
  Year 2000 Readiness Disclosure Statement...............................   64
  Quantitative and Qualitative Disclosures about Market Risk.............   64
Information Concerning Directors and Executive Officers of IVI Checkmate
 Corp....................................................................   65
Information Concerning Directors and Executive Officers of IVI Checkmate
 Inc. and NTN Merger Corp. ..............................................   76
  Information Concerning Directors and Executive Officers of IVI
   Checkmate Inc. .......................................................   76
  Information Concerning Directors and Executive Officers of NTN Merger
   Corp. ................................................................   77
Shares Beneficially Owned................................................   78
Effect of the Merger on Rights of Stockholders...........................   79
Description of IVI Checkmate Capital Stock...............................   83
Other Matters............................................................   83
Stockholder Proposals....................................................   83
Experts..................................................................   83
Change in NTN Accountants................................................   84
Opinions.................................................................   84
Where You Can Find More Information......................................   84

APPENDICES:
  Appendix A--Agreement and Plan of Merger................................. A-1
  Appendix B--Section 262 of the Delaware General Corporation Law.......... B-1
  Appendix C--Fairness Opinion of the Special Committee's Financial
   Advisor................................................................. C-1
  Appendix D--IVI Checkmate Financial Statements........................... D-1
  Appendix E--NTN Financial Statements..................................... E-1

                                    SUMMARY

   This summary highlights selected information from this proxy statement-prospectus and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to in this document. These documents will give you a more complete description of the transaction we are proposing. We have included page references in this summary to direct you to other places in this proxy statement-prospectus where you can find a more complete description of the topics we have summarized.

The Companies (See page 47 for IVI Checkmate Corp. and page 57 for NTN.)

IVI Checkmate Corp.
1003 Mansell Road
Roswell, Georgia 30076
(770) 594-6000

   IVI Checkmate Corp. is the third largest electronic transaction solutions provider in North America, based on annual net revenues. Through its subsidiaries, IVI Checkmate designs, develops and markets innovative payment and value-added solutions that optimize transaction management at the point-of-service in the retail, financial, hospitality, healthcare and transportation industries. IVI Checkmate's software, hardware and professional services minimize transaction costs, reduce operational complexity and improve profitability for its customers in the U.S., Canada and Latin America. It distributes its products through direct sales and various third party distribution arrangements. IVI Checkmate's customers include banks, payment processors, retail merchants, petroleum service stations, convenience-store operators, supermarkets and other mass merchandisers, and government benefits disbursers.

   For the year ended December 31, 1998, IVI Checkmate generated net revenues of approximately $107.1 million and a net loss of approximately $5.0 million. On December 31, 1998, IVI Checkmate had consolidated assets of approximately $82.8 million and consolidated stockholders' equity of approximately $55.0 million. For more information about IVI Checkmate, see "Where You Can Find More Information" on page 81. When we refer to IVI Checkmate in this proxy statement-prospectus, we mean IVI Checkmate Corp.

National Transaction Network, Inc.
117 Flanders Road
Westborough, Massachusetts 01581
(508) 870-3200

   NTN designs, develops, integrates, markets and maintains electronic payment systems for use in retail applications. NTN software performs many of the tasks involved in electronic payment transactions, including the collection of payment-related data at the point of sale, secure transmission of the data, authorization and collection of the completed transaction and final reporting of the transaction. NTN's Mainsail Software Product allows retailers to authorize and process electronic funds transfer transactions at the retailers' corporate offices without the services of an outside, third-party transaction processor. NTN and its parent company, IVI Checkmate, offer a single-source, end-to-end electronic payment solution to retailers at both the store and corporate level.

   For the year ended December 31, 1998, NTN generated total revenues of approximately $5.1 million and a net loss of approximately $1.8 million. On December 31, 1998, NTN had consolidated assets of approximately $2.0 million and a consolidated stockholders' deficit of approximately $1.6 million.

IVI Checkmate Inc.
1003 Mansell Road
Roswell, Georgia 30076
(770) 594-6000

   IVI Checkmate's operations in the United States are conducted through its wholly owned subsidiary, IVI Checkmate Inc. IVI Checkmate Inc. designs, develops and markets innovative payment and value-added solutions that optimize transaction management at the point-of-service in the retail, financial, hospitality, healthcare and transportation industries. IVI Checkmate Inc.'s software, hardware and professional services are designed to minimize transaction costs, reduce operational complexity and improve profitability for IVI Checkmate's customers in the United States.

NTN Merger Corp.
1003 Mansell Road
Roswell, Georgia 30076
(770) 594-6000

   NTN Merger Corp., a wholly owned subsidiary of IVI Checkmate Inc., is a Delaware corporation organized for the sole purpose of effectuating the merger. Until the merger is completed, it is not anticipated that NTN Merger Corp. will have any significant assets or liabilities, other than those arising under the merger agreement or in connection with the merger, or will engage in any activities other than those incidental to its formation and capitalization and the merger.

The Merger (See page 24)

   IVI Checkmate will acquire NTN by means of the merger of NTN Merger Corp. into NTN. After the merger, NTN will operate as a wholly owned subsidiary of IVI Checkmate Inc. The merger agreement is attached as Appendix A to this proxy statement-prospectus. We encourage you to read the merger agreement as it is the legal document that governs the merger.

Special Meeting of Stockholders (See page 18)

   The special meeting will be held at                    , at    a.m., on
 , 2000. At the special meeting, we will ask you to approve the merger and the merger agreement.

   In order for the special meeting to be held, a quorum must be present. A quorum is present if a majority of the outstanding shares of NTN common stock entitled to vote are represented at the special meeting either in person or by proxy.

Voting Rights at the Special Meeting (See page 18)

   You are entitled to vote at the special meeting if you owned shares of NTN
common stock as of the close of business on       , 2000, the record date. As
of the record date, there were     shares of NTN common stock outstanding and
such shares of NTN common stock were held by     holders of record. You will be
entitled to one vote for each share of NTN common stock that you owned on the record date. You may vote either by attending the special meeting and voting your shares or by completing the enclosed proxy card and mailing it to us in the enclosed envelope.

   We are seeking your proxy to use at the special meeting. We have prepared this proxy statement-prospectus to assist you in deciding how to vote. Whether or not you plan to attend the meeting, please indicate on your proxy card how you want to vote. Then sign, date and mail it to us as soon as possible so that your shares will be represented at the special meeting. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote FOR the approval of the merger agreement and the merger. If you fail to return your proxy card and fail to vote at the meeting, the effect will be a vote against approval of the merger agreement and the merger. If you sign a proxy, you may revoke it at any time before the special meeting or by attending and voting at the special meeting.

Stockholder Vote Required to Approve the Merger (See page 18)

   The affirmative vote of the holders of a majority of the outstanding shares of NTN common stock entitled to vote at the meeting is required to approve the merger agreement and the merger. IVI Checkmate has not entered into any voting arrangements or stockholder agreements to vote shares at the meeting. However, IVI Checkmate intends to cause its wholly owned subsidiary, IVI Checkmate Inc., which owns 82.0% of NTN's outstanding common stock, to vote its shares of NTN common stock in favor of the approval of the merger agreement and the merger. For more details, see "The Special Meeting--Vote Required; Voting at the Meeting" beginning on page 18.

Appraisal Rights of Dissenting Stockholders (See page 19)

   Under Delaware law, NTN stockholders who do not vote in favor of or consent in writing to the merger and who follow the procedures prescribed under Delaware law may require NTN to pay the "fair value" for their shares of NTN common stock.

For more details, see "The Special Meeting--Rights of Dissenting Stockholders" beginning on page 19.

What You Will Receive in the Merger (See page 24)

   When we complete the merger, you will receive the number of shares of IVI Checkmate common stock with a value equal to $.30 multiplied by the number of your shares of NTN common stock. Stated differently, you will be entitled to receive $.30 worth of IVI Checkmate common stock for each of your shares of NTN common stock.

   While the exact number of shares of IVI Checkmate common stock that you will be entitled to receive can not be determined as of the date of the proxy statement-prospectus, nor will you be able to determine such number at the time of the special meeting, the number of shares of IVI Checkmate Common Stock that you will be entitled to receive will be based on the average of the daily closing prices for IVI Checkmate common stock on the Nasdaq National Market for the 20 consecutive trading days ending two business days before the effective date of the merger. For more information about what you will receive if the merger is completed, see "Description of the Transaction--What You Will Receive in the Merger" on page 24.

   IVI Checkmate will not issue any fractional shares of common stock. Rather, IVI Checkmate will pay cash for any fractional share interest that any NTN stockholder would otherwise receive in the merger. The cash payment will be in an amount equal to the fraction multiplied by $.30.

Effect of the Merger on NTN Options (See page 25)

   From time to time, NTN has granted options to buy shares of NTN common stock under its stock option plans. When the merger is completed, IVI Checkmate will assume each outstanding option to buy NTN common stock. Each option will then become an option to purchase IVI Checkmate common stock. The number of shares of IVI common stock that may be purchased and the exercise price of the new options will be adjusted to reflect the merger exchange ratio. All other terms of the NTN options will remain the same. IVI Checkmate will assume all outstanding options whether or not the option holder then has the right to exercise the option.

Our Reasons for the Merger (See page 33)

   Through a series of acquisitions, IVI Checkmate is seeking to transition away from being a hardware-centered terminal supplier to becoming a value-based systems provider offering total electronic payment solutions. The acquisition of the NTN common stock not currently owned by IVI Checkmate and its subsidiaries represents an opportunity for IVI Checkmate to provide versatile payment solutions at the retail level. The merger will also allow NTN to transition from a software supplier and systems integrator to a software division focusing on a single product line, which management of both companies believes should result in improved operations and profitability. In addition, the merger will provide for extensive cost savings from the combined operation, predominately in the areas of management, sales and marketing, accounting and finance, systems shipment and deployment, and repair and hardware maintenance operations. Due to these reasons, the board of directors of each of NTN and IVI Checkmate believe the merger will enhance the value of the IVI Checkmate common stock to the holders of the resultant entity.

Fairness Opinion of the Special Committee's Financial Advisor (See page 35)

   In deciding to approve the merger, the special committee of NTN's board of directors considered an opinion from Southeast Appraisal Resource Associates, Inc., that the $.30 merger exchange ratio is fair, from a financial point of view, to the NTN stockholders. The full text of this opinion is attached to this proxy statement-prospectus as Appendix C. We encourage you to read this opinion. This opinion sets forth assumptions made, matters considered and limitations on the review undertaken in connection with Southeast's opinion. Southeast's opinion is directed to the board of directors of NTN and does not constitute a recommendation to any NTN stockholder as to how to vote that stockholder's shares of NTN common stock.

Our Recommendation to Stockholders (See page 20)

   A special committee of the board of directors, consisting of Christopher F. Schellhorn, has determined, in part based on the opinion of Southeast Appraisal Resource Associates, Inc., that the merger and the consideration to be received in the merger are fair to, and in the best interests of, the stockholders of NTN, other than IVI Checkmate and its affiliates, and has recommended approval of the merger agreement by the NTN board of directors. Mr. Schellhorn is the only director of NTN who is not employed by or affiliated with IVI Checkmate or its subsidiaries, other than as a director of NTN. After considering the recommendation of the special committee, NTN's board of directors unanimously approved the merger agreement.

   The board believes that the proposed merger is in your best interests and unanimously recommends that you vote to approve the merger agreement and the merger.

Interests of Certain Persons in the Merger That May Be Different from Yours (See page 42)

   The NTN director who comprises the Special Committee holds options to acquire 15,000 shares of NTN common stock. No other officers or directors of NTN hold options to acquire shares of NTN common stock. IVI Checkmate has agreed to indemnify the present and former directors of NTN against liabilities incurred prior to and in connection with the merger. Additionally, IVI Checkmate has also agreed to use its reasonable efforts to maintain the existing NTN directors' and officers' liability insurance policy for six years following the merger. Your board of directors was aware of these interests and considered them in approving and recommending the merger.

Regulatory Approval and Other Conditions (See pages 39 and 40)

   Except for the filing of any documents required by the Securities and Exchange Commission and the certificate of merger with the Secretary of State of the State of Delaware, no other governmental authorization or regulatory approval is required of IVI Checkmate or NTN in order to complete the merger.

   In addition, the merger will be completed only if other conditions are met or waived, if waivable, including:

  . NTN stockholders approve the merger at the special meeting, which is assured if IVI Checkmate votes the 82.0% of NTN common stock owned by its wholly owned subsidiary IVI Checkmate Inc., as it intends;

  . NTN and IVI Checkmate receive all necessary consents and approvals;

  . neither IVI Checkmate nor NTN has breached any of its representations or obligations under the merger agreement such that there is a material adverse effect on IVI Checkmate or NTN; and

  . Southeast Appraisal Resource Associates, Inc. shall have reaffirmed in writing its fairness opinion.

   In addition to these conditions, the merger agreement, attached to this proxy statement-prospectus as Appendix A, describes other conditions that must be met before the merger may be completed.

Waiver, Amendment, and Termination (See page 40)

   IVI Checkmate and NTN may agree to terminate the merger agreement and elect not to complete the merger at any time before the merger is completed, even if NTN's stockholders have approved the merger.

   Each of the parties also can terminate the merger in other circumstances and for other reasons, including that the merger was not completed by September 30, 1999.

   The merger agreement may be amended by the written agreement of IVI Checkmate and NTN. Any provision of the merger agreement may be waived by the written agreement of the party who waives the provision. The board of directors of NTN must approve any amendment or waiver of a provision in the merger agreement. The parties cannot amend or waive provisions in the merger agreement which could change important terms and conditions in the merger agreement without stockholder approval.

Completion of the Merger (See page 38)

   The merger will become final at the time specified in the certificate of merger to be filed with the Secretary of State of the State of Delaware. If the NTN stockholders approve the merger at the special meeting, we currently anticipate that the merger will be completed on
or about       , 2000.

   IVI Checkmate and NTN cannot assure you that they can obtain the necessary stockholder approval or that the other conditions to consummation of the merger can or will be satisfied.

Exchange of Stock Certificates (See page 39)

   Promptly after the merger is completed, you will receive a letter and instructions on how to surrender your NTN stock certificates in exchange for IVI Checkmate stock certificates. You will need to carefully review and complete these materials and return them as instructed along with your stock certificates for NTN common stock. Please do not send NTN, IVI Checkmate or their transfer agents any stock certificates until you receive these instructions. If you elect to exercise your appraisal rights, you should follow the procedures outlined in "The Special Meeting--Rights of Dissenting Stockholders" section beginning on page 19.

Material Federal Income Tax Consequences of the Merger (See page 26)

   We expect that, for federal income tax purposes, the exchange of your shares of NTN common stock for shares of IVI Checkmate common stock will be treated as a taxable sale rather than as a tax-free reorganization. Therefore, we expect that you will recognize taxable gain or loss in an amount equal to the difference between (1) the fair market value, at the time the merger is completed, of the shares of IVI Checkmate common stock, including any fractional share interest to which you are entitled and (2) your adjusted tax basis of the shares of NTN common stock that you surrender. See the discussion above under "--What You Will Receive in the Merger."

   Tax matters are very complicated, and the tax consequences of the merger to you will depend on your own situation. You should consult your own tax advisors to determine the effect of the merger on you under federal, state, local and foreign tax laws.


Accounting Treatment (See page 43)

   IVI Checkmate will account for the merger under the purchase method of accounting, in accordance with generally accepted accounting principles. Under the purchase method of accounting, IVI Checkmate will allocate the purchase price of NTN, including direct costs of the merger, to the assets acquired and liabilities assumed based upon their estimated relative fair values, with the excess purchase consideration allocated to goodwill. However, IVI Checkmate does not anticipate the creation of any goodwill as a result of this transaction because the purchase price is expected to be fully allocated to identifiable intangible assets.

Comparative Market Prices of Common Stock (See page 45)

   Shares of IVI Checkmate common stock are traded on the Nasdaq National Market under the symbol "CMIV" and on The Toronto Stock Exchange under the symbol "IVC." Shares of NTN common stock are listed on the pink sheets of the National Quotations Bureau, Inc. under the symbol "NTRN" and included on the Over The Counter Bulletin Board. The following table shows you the closing sales prices for IVI Checkmate common stock, as reported on the Nasdaq National Market, and the last sales price of the NTN common stock, based on inter-dealer prices, without retail mark-up, mark-down or commissions, on July 20, 1999, the last trading day before we announced the execution of the merger agreement, and
on       , 2000, the latest practicable date before the mailing of this proxy statement-prospectus. The table also shows you the "equivalent price per NTN Share" or the value you will receive in the merger for each share of NTN common stock you own. See "Comparative Market Prices and Dividends," on page 45.

                                                                NTN   Equivalent
                                                IVI Checkmate Common  Price Per
                                                Common Stock   Stock  NTN Share
                                                ------------- ------- ----------
July 20, 1999..................................    $3.4375    $0.2656    $.30
    , 2000.....................................    $          $          $.30

   As noted earlier, the number of shares of IVI Checkmate common stock that you will receive for your NTN common stock will be based on the average of the daily closing prices for IVI Checkmate common stock for the 20 consecutive trading days ending two business days prior to the effective date of the merger. The market price of

IVI Checkmate common stock will fluctuate prior to the merger. We can provide no assurance as to what the market price of IVI Checkmate common stock will be during the 20 consecutive days described above, and therefore, at the time of the special meeting, we will not be able to determine the number of shares of IVI Checkmate common stock you will receive for your NTN common stock. You should obtain current stock price quotations for IVI Checkmate common stock.

NTN Stock Ownership (See page 75)

   On the record date and as of the date of this proxy statement-prospectus:

  . IVI Checkmate, through its wholly owned subsidiary IVI Checkmate Inc., owned 82.0% of the outstanding shares of NTN common stock;

  . NTN's directors and executive officers and their affiliates owned none of the outstanding shares of NTN common stock;

  . IVI Checkmate's directors and executive officers and their affiliates owned none of the outstanding shares of NTN common stock; and

  . NTN was not aware of any person beneficially owning more than 5% of its common stock, other than IVI Checkmate Inc.


Differences in Stockholders' Rights (See page 76)

   When the merger is completed, you will automatically become an IVI Checkmate stockholder, unless you exercise your appraisal rights. Your rights as an NTN stockholder are governed by the NTN certificate of incorporation and bylaws and Delaware law. IVI Checkmate's stockholders also are governed by Delaware law. Your rights as an IVI Checkmate stockholder will differ from the rights of a NTN stockholder in important ways due to provisions in IVI Checkmate's certificate of incorporation and bylaws which differ from NTN's certificate of incorporation and bylaws.

Listing of IVI Checkmate Common Stock

   IVI Checkmate has agreed to list the shares of IVI Checkmate common stock to be issued in connection with the merger on the Nasdaq National Market and on The Toronto Stock Exchange.

                       SUMMARY HISTORICAL FINANCIAL DATA

   The following tables present summary financial data for IVI Checkmate and for NTN for each of the years in the five-year period ended December 31, 1998 and for the nine months ended September 30, 1999 and 1998. The information for each of IVI Checkmate and NTN as of December 31, 1998 and 1997 and as of September 30, 1999 and 1998 and for the three years in the period ended December 31, 1998 and the nine months ended September 30, 1999 and 1998 is based on the financial statements of IVI Checkmate and NTN included as a part of this proxy statement-prospectus. The summary financial data for each of IVI Checkmate and NTN as of December 31, 1996, 1995 and 1994 and for each of the two years in the period ended December 31, 1995 have been derived from audited financial statements of IVI Checkmate and NTN but are not included herein. For more financial information, see "IVI Selected Financial Data" beginning on page 48 "IVI Checkmate Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 49, "NTN Selected Financial Data" beginning on page 58, "NTN Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 59 and "Where You Can Find More Information" beginning on page 81 and the financial statements of each of IVI Checkmate and NTN attached to this proxy statement-prospectus as Appendix D and Appendix E, respectively.

   You should read the following tables in conjunction with the financial statements of IVI Checkmate and NTN described above and with the notes to them.

   We have not provided pro forma financial statements showing how the merger might have affected the financial condition and results of operations of IVI Checkmate had the merger been completed on various dates in the past. This is because the consolidated financial statements of IVI Checkmate as of those dates and for the relevant fiscal periods, which are provided in Appendix E and Appendix F to this proxy statement-prospectus, already reflect the financial condition and results of operations of NTN as of those dates and for those periods, except for immaterial adjustments to reflect the elimination of IVI Checkmate's minority interest in NTN and the issuance of shares of IVI Checkmate common stock to the stockholders of NTN in connection with the merger. We caution you, however, that historical results are not necessarily indicative of results to be expected for any future period.

IVI Checkmate Summary Financial Data

                                                                           Nine Months
                                                                              Ended
                                 Years Ended December 31,                 September 30,
                         -------------------------------------------  ---------------------
                           1998     1997     1996     1995    1994        1999       1998
                         --------  ------- --------  ------- -------  ------------- -------
                                      (in thousands, except per share data)
Net revenues............ $107,122  $92,665 $ 77,385  $79,686 $52,587     $76,286    $80,665
Income (loss) before
 income taxes...........   (5,551)   2,381   (4,615)   6,167  (7,137)     (7,027)    (6,379)
Net income (loss).......   (4,971) $ 3,236 $(10,299) $ 3,480 $(3,940)     (4,919)    (5,700)
Basic and diluted net
 income (loss) per
 common share...........    (0.28) $  0.19 $  (0.69) $  0.24 $ (0.32)      (0.29)     (0.33)
                                       December 31,
                         -------------------------------------------  September 30,
                           1998     1997     1996     1995    1994        1999
                         --------  ------- --------  ------- -------  -------------
                                             (in thousands)
Consolidated Balance
 Sheet Data:
Total assets............ $ 82,829  $76,584 $ 69,787  $66,357 $59,079     $90,166
Long-term liabilities...      787    2,085    1,124    1,598     609         777
Stockholders' equity....   55,017   47,412   53,029   41,130  44,865      59,804

NTN Summary Financial Data

                                                                        Nine Months
                                                                           Ended
                               Years Ended December 31,                September 30,
                         ----------------------------------------  ---------------------
                          1998     1997    1996    1995    1994        1999       1998
                         -------  ------  ------  ------  -------  ------------- -------
                                   (in thousands, except per share data)
Total revenue........... $ 5,051  $5,318  $5,013  $8,006  $ 7,968     $ 3,748    $ 4,047
Income (loss) from
 operations.............  (1,640)   (411)   (635)   (105)  (1,252)        135     (1,363)
Net income (loss).......  (1,806)   (449)   (615)    (89)  (1,236)         31     (1,483)
Basic and diluted
 earnings (loss) per
 common share...........   (0.55)  (0.14)  (0.19)  (0.03)   (0.38)       0.01      (0.45)
                                     December 31,
                         ----------------------------------------  September 30,
                          1998     1997    1996    1995    1994        1999
                         -------  ------  ------  ------  -------  -------------
                                           (in thousands)
Balance Sheet Data:
Total assets............ $ 2,018  $2,639  $2,161  $2,345  $ 2,878     $ 2,484
Long-term liabilities...   2,256   1,549      12       0        0       2,339
Stockholders' equity
 (deficiency)...........  (1,589)    196     634   1,249    1,338      (1,558)

                                  RISK FACTORS

   If the merger is consummated, you will receive shares of IVI Checkmate common stock in exchange for your shares of NTN common stock. You should be aware of particular risks and uncertainties that are applicable to an investment in IVI Checkmate common stock. Specifically, there are risks and uncertainties that bear on IVI Checkmate's future financial results and that may cause IVI Checkmate's future earnings and financial condition to be less than IVI Checkmate's expectations.

IVI Checkmate may not achieve the increases in operating income that it expects to result from the integration of NTN into IVI Checkmate.

   IVI Checkmate cannot guarantee that it will realize the increases in operating income that it anticipates from integrating NTN's operations and IVI Checkmate's operations as fully or as quickly as it expects. Successful integration of NTN's operations will depend primarily on IVI Checkmate's ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. IVI Checkmate may be unable to integrate its operations without encountering difficulties, including, without limitation, the loss of key employees and customers, the disruption of its businesses, or possible inconsistencies in standards, controls, procedures and policies.

If IVI Checkmate cannot keep up with changes in technology, IVI Checkmate might be unable to effectively compete and might lose customers.

   The electronic payment industry is constantly changing. These changes include, among others:

  . rapid technological advances;

  . evolving industry standards in electronic fund transfer and point-of-sale products;

  . changes in customer requirements; and

  . frequent new product introductions and enhancements.

   To be successful, IVI Checkmate must develop and use leading technologies effectively, and continue to satisfy customer needs on a timely and cost-effective basis. While IVI Checkmate continues to develop new products and technologies, it may not successfully keep up with the new products and technological advances of others. Several of IVI Checkmate's competitors have introduced products and technologies that will compete with IVI Checkmate's products and technologies. IVI Checkmate cannot guarantee that present or potential customers will accept its new products and technologies or that they will not choose to use IVI Checkmate's competitors' products and technologies. If IVI Checkmate is unable to develop and market new products and product enhancements that achieve market acceptance on a timely and cost-effective basis, it could materially and adversely affect IVI Checkmate's business, financial condition and results of operations.

IVI Checkmate relies on a limited number of large customers for a significant percentage of its revenues so the loss of one or more of these customers could materially and adversely affect IVI Checkmate.

   IVI Checkmate relies on large banks and retail customers with a large number of point-of-sale stations for a significant percentage of its revenues. IVI Checkmate continues to diversify its customer base by developing strategic alliances and partnerships to open more distribution channels and limit its reliance on large customers. While IVI Checkmate continues to transact business with its current customers and attract new ones, its revenues will decrease significantly if it loses a large customer. IVI Checkmate may also be unsuccessful in attracting new customers. The demand for IVI Checkmate's products and services, especially from its large customers, may decline. If these things occur, it could materially and adversely affect IVI Checkmate's business, financial condition and results of operations.

If competition in the electronic payment industry increases, it could limit IVI Checkmate's ability to grow.

   The electronic payment industry is very competitive and subject to rapid technological change. IVI Checkmate expects competition to increase in the future. To compete successfully in the future, IVI Checkmate must respond promptly and effectively to changes in technology. IVI Checkmate must also respond to its competitors' innovations and provide low cost products through manufacturing efficiencies and other costs savings measures. Many of IVI Checkmate's competitors have significantly greater financial, marketing, service, support and technical resources than IVI Checkmate. Some of these competitors also have greater name recognition than IVI Checkmate. Accordingly, IVI Checkmate's competitors may be able to respond more quickly than IVI Checkmate to new or emerging technologies or changes in customer requirements. They may also be able to devote greater resources to the development, promotion and sale of products than IVI Checkmate. In addition, IVI Checkmate's profit margins could decline because of competitive pricing pressures that may have a material adverse effect on its business, financial condition, and results of operations. Consequently, IVI Checkmate may not compete successfully against current or future competitors, and the competitive pressures that it faces may negatively affect its business, financial condition and results of operations.

   IVI Checkmate attempts to differentiate itself from its competitors by providing end-to-end solutions. IVI Checkmate's competitors include VeriFone, Inc., a division of Hewlett-Packard Company, Hypercom Corp. and NBS Technologies, Inc. Current and potential competitors may make acquisitions or establish alliances among themselves or with others. These acquisitions or alliances could increase the ability of competitors' products to address the needs of IVI Checkmate's current or prospective customers. As a result, it is possible that new competitors or alliances among current and new competitors may emerge and rapidly gain a significant share of the electronic payment market. For IVI Checkmate, this could result in price reductions, the loss of current or prospective customers, fewer customer orders and reduced net income.

IVI Checkmate's hardware and software may contain defects and undetected errors that could affect its performance, causing IVI Checkmate to lose customers, spend large amounts to correct the problems or become subject to product liability claims.

   IVI Checkmate's hardware and software, including the security features on IVI Checkmate's point-of-sale payment systems, may contain undetected defects and errors. Although IVI Checkmate tests its hardware and software before releasing it, IVI Checkmate may discover defects and errors in the future. Once detected, IVI Checkmate may not be able to correct defects and errors in a timely manner. The cost to fix defects and errors may be high. Consequently, any undetected defects and errors in IVI Checkmate's hardware and software may result in any of the following:

  . delays in the shipment of the products;

  . loss of market acceptance of the products;

  . additional warranty expense;

  . significant product liability claims;

  . diversions of engineering and other resources from IVI Checkmate's other product development efforts; and

  . loss of credibility with IVI Checkmate's distributors and customers.

Therefore, any undetected defects and errors in IVI Checkmate's hardware and software could adversely affect its business, financial condition and results of operations.

IVI Checkmate's quarterly operating results are difficult to predict, and unexpected results could harm its stock price.

   IVI Checkmate's future success depends on a number of factors, many of which are unpredictable and beyond its control. Moreover, many of these factors are likely to cause IVI Checkmate's operating results, cash flows and liquidity to fluctuate significantly from quarter to quarter in the future. For example, despite a generally consistent trend of increases in net revenues, IVI Checkmate recorded net income (loss) of approximately ($3,940,000) in 1994, $3,480,000 in 1995, ($10,299,000) in 1996, $3,236,000 in 1997 and ($4,971,000)
in 1998. However, IVI Checkmate recorded net income of approximately $465,000 in the three months ended September 30, 1998 compared to $619,000 in the three months ended September 30, 1999.

   Factors which may cause IVI Checkmate's quarterly operating results, cash flows and liquidity, and therefore its stock price, to fluctuate include:

  . the timing of the introduction of new or enhanced products and services offered by IVI Checkmate or its competitors;

  . IVI Checkmate's customers' inventory levels of its products, which may affect the timing of future orders;

  . competitive pricing pressures;

  . the number, size and successful integration of acquired companies and relationships with alliance partners;

  . Year 2000 issues not identified or resolved on a timely basis, which may affect IVI Checkmate's operations or the operations of its suppliers on whom it relies; and

  . foreign currency exposures.

   Quarterly revenues and expenses are difficult to predict because the market for IVI Checkmate's products and services is rapidly evolving. IVI Checkmate's expense levels are based, in part, on its expectations about future revenues. IVI Checkmate typically records a disproportionate amount of its revenue for each quarter in the final month of the quarter, while expenses are generally incurred more evenly throughout the period. If IVI Checkmate's actual revenue levels do not meet its projections or if its expenses exceed its projections, operating results would likely be negatively affected. Due to many factors, IVI Checkmate believes that period-to-period comparisons of its business is not necessarily meaningful. Because IVI Checkmate's industry changes so quickly, its operating results in future quarters could be below the expectations of public market analysts and investors. If IVI Checkmate did not meet these expectations, its stock price could fall significantly.

   In addition, from time to time the stock market experiences significant price and volume fluctuations. Stock market fluctuations have particularly affected the stock prices of technology companies, such as IVI Checkmate.

Government and industry regulations may result in increased costs and a delay in the introduction of new products.

   IVI Checkmate must obtain product certification on the applicable customer's systems in the U.S., Canada and other countries. Any delays in obtaining necessary certifications with respect to future products may delay the introduction or result in the cancellation of these products. If IVI Checkmate has any delays in obtaining necessary certifications with respect to future products, its business, financial condition and results of operations could be negatively affected.

   IVI Checkmate is subject to regulation by the Federal Communications Commission with respect to the performance of certain products. Compliance with future regulations or changes in the interpretation of existing regulations may result in a need to modify products or systems. In the event that FCC rules are added or their interpretations are changed, IVI Checkmate could be negatively affected.

Because IVI Checkmate has only limited protection of its proprietary technology and intellectual property rights, others may copy them and harm IVI Checkmate's ability to compete.

   IVI Checkmate's operations could be materially and adversely affected if it is not adequately able to protect its proprietary software, audit techniques and methodologies, and other proprietary intellectual property rights. IVI Checkmate relies on a combination of patents, copyrights, trademarks, trade secrets, nondisclosure and other contractual arrangements and technical measures to protect its proprietary rights. While IVI Checkmate currently holds several U.S. and Canadian patents, IVI Checkmate mainly relies on copyright to protect its operating systems and various other software programs. Nevertheless, IVI Checkmate could be negatively affected if its competitors successfully incorporate this technology into their products.

   Despite IVI Checkmate's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of its products or obtain and use information that IVI Checkmate regards as proprietary. IVI Checkmate could be negatively affected if its means of protecting its proprietary information is inadequate. IVI Checkmate may also be unable to deter misappropriation of its proprietary information, detect unauthorized use and take appropriate steps to enforce its intellectual property rights. Furthermore, IVI Checkmate's competitors also may independently develop technologies that are substantially equivalent or superior to its technology.

IVI Checkmate may not be successful in avoiding claims that it infringes others' proprietary rights and could be required to pay judgments or licensing fees.

   Although IVI Checkmate believes that its services and products do not infringe on the intellectual property rights of others, IVI Checkmate cannot prevent someone else from asserting a claim against it in the future for violating their technology rights. In the ordinary course of IVI Checkmate's business, third parties may claim that IVI Checkmate's services infringe on their patent, copyright or trademark rights. IVI Checkmate also may be subject to court actions alleging that it violated a third party's patent, copyright or trademark rights. Third parties making infringement claims may have significantly greater resources than IVI Checkmate does to pursue litigation, and IVI Checkmate cannot be certain that it would prevail in an infringement action.

   Infringement claims, whether with or without merit, could be time consuming, distract management, result in costly litigation, delay the introduction of new services and require IVI Checkmate to enter into royalty or licensing agreements. As a result of an infringement claim, IVI Checkmate could be required to discontinue use of a specific technology, tradename or service mark. In these instances, it could be expensive for IVI Checkmate to develop or buy replacement technology or market a new name. Consequently, whether justified or not, infringement claims could have a negative effect on IVI Checkmate's business, financial condition and results of operations.

Any failure of supply chain manufacturers and suppliers to timely provide necessary components and services could cause production delays and a loss of customers.

   IVI Checkmate currently depends on third-party manufacturers and suppliers for the assembly of certain products and components. While there are many such manufacturers and suppliers in the marketplace, IVI Checkmate currently uses only a limited number of such and if any of the current manufacturers or suppliers were to go out of business or be unable to meet the supply commitments and demands of IVI Checkmate, production of products and delivery of services could be delayed until an alternative supplier or manufacturer is found.

   The use of outside manufacturers and suppliers also subjects IVI Checkmate to the following additional risks:

  . potential quality assurance problems;

  . availability of suitable competitive and cost effective manufacturers and suppliers;

  . potential loss of product margin; and

  . price fluctuation, particularly for certain static random access memory products.

   While IVI Checkmate maintains additional inventory of certain products and continually evaluates alternative sources of supply, the delays and risks described above could adversely affect IVI Checkmate's business, financial condition and results of operations.

IVI Checkmate is subject to the risk of product liability claims, which could materially and adversely affect its business and financial results.

   IVI Checkmate's products are generally used to manage data critical to large organizations. As a result, IVI Checkmate's development, sale and support of products may entail the risk of product liability claims. IVI Checkmate's license agreements with its customers typically contain provisions designed to limit its exposure to potential product liability claims. However, these provisions may not be effective under the laws of all jurisdictions. The insurance that IVI Checkmate maintains may not be sufficient in scope or amount to cover all personal injury, property damage and other claims if the limitations on IVI Checkmate's liability contained in its license agreements are ineffective. A successful product liability claim brought against IVI Checkmate could therefore materially and adversely affect its business, financial condition and results of operations. In addition, defending a product liability suit, regardless of its merits, could require IVI Checkmate to incur substantial expense and require the time and attention of key management personnel. This could also materially and adversely affect IVI Checkmate's business, financial condition and results of operations.

If IVI Checkmate is unable to attract and retain key personnel, it may have to employ less qualified personnel and may experience high turnover costs.

   IVI Checkmate's future performance depends upon the continued service of a number of senior management and key technical personnel. The loss or interruption of the services of one or more key employees could have a material adverse effect on IVI Checkmate's business, financial condition and results of operations. Of its key employees, IVI Checkmate currently maintains key-person life insurance only on John J. Neubert and Gregory A. Lewis. Each of these policies is in the amount of $1,000,000.

   IVI Checkmate's future financial results also will depend upon its ability to attract and retain highly skilled technical, managerial and marketing personnel. Competition for qualified personnel is significant and intense and is likely to intensify in the future. IVI Checkmate competes for qualified personnel against numerous companies, including larger, more established companies with significantly greater financial resources than its own. Significant competition exists for qualified technical, managerial and marketing personnel. At times IVI Checkmate has experienced and continues to experience difficulty retaining and recruiting qualified personnel. If IVI Checkmate is unable to hire and retain qualified personnel in the future, it could materially and adversely affect IVI Checkmate's business, financial condition and results of operations.

IVI Checkmate's stock ownership is concentrated, which will make it difficult for you to exert control over IVI Checkmate or to replace IVI Checkmate's management.

   Based on information as of December 31, 1999, IVI Checkmate's directors, officers and their affiliates beneficially own approximately 3,848,114 shares (approximately 20%) of its common stock, including shares exchangeable for common stock and exercisable options to purchase common stock. IVI Checkmate's directors, officers and their affiliates also hold options to acquire 208,334 shares of common stock that are not immediately exercisable. Consequently, IVI Checkmate's directors, officers and their affiliates could, as stockholders, control or exercise significant influence over the election of directors and all other matters requiring stockholder approval, including a change of control or ownership of IVI Checkmate.

Failure to obtain Year 2000 compliance may negatively affect IVI Checkmate's business.

   The Year 2000 issue is the result of potential problems with computer systems or any equipment with computer chips that store dates as two digits rather than four (e.g., "99" for 1999). On January 1, 2000 or thereafter, these systems and equipment may read "00" as the year 1900 instead of the year 2000. This problem could result in an interruption in, or failure of, certain of IVI Checkmate's normal business activities and operations.

   IVI Checkmate has analyzed the Year 2000 issue with respect to its hardware and software products, the hardware and software IVI Checkmate uses to provide its services and IVI Checkmate's computerized information and operating systems and, to date, has not suffered any material problems relating to the Year 2000 issue. IVI Checkmate does not believe that the costs necessary to resolve the known Year 2000 problems will be material to its operating results. However, if IVI Checkmate's projected timetable or cost estimates are incorrect, IVI Checkmate's business, financial condition and results of operations could be negatively affected. IVI Checkmate also discussed the Year 2000 issues with its significant customers, manufacturers and suppliers. If they are unprepared for Year 2000 problems, IVI Checkmate's business activities and operations could be negatively affected. IVI Checkmate is not yet certain to what extent its significant customers, manufacturers and suppliers are Year 2000 compliant. If their systems are not timely converted or if their converted systems are not compatible with those of IVI Checkmate, IVI Checkmate may experience a significant number of operational inconveniences and inefficiencies for itself and its customers that may divert its time and attention and financial and human resources from its ordinary business activities. Any Year 2000 problems IVI Checkmate encounters may have a materially adverse affect on its business, financial condition or results of operations.

If IVI Checkmate is unable to effectively manage its growth, its business could suffer.

   IVI Checkmate's future operating results will depend heavily on its ability to manage its business and make appropriate changes in the face of its growth and changing industry conditions. If IVI Checkmate does not respond appropriately to growth and change, the quality of its services, its ability to retain key personnel and its business in general could be negatively affected. If IVI Checkmate does not correctly predict its growth, its business, financial condition and results of operations could be negatively affected.

IVI Checkmate is subject to risks associated with making acquisitions, which could materially and adversely affect IVI Checkmate's business and financial results and otherwise limit IVI Checkmate's ability to grow through acquisitions.

   As part of IVI Checkmate's business strategy, IVI Checkmate continually evaluates potential acquisitions of, and cooperative ventures to acquire, complementary technologies, products and businesses in the electronic payment market. In its pursuit of strategic alliances, partnerships and acquisitions, IVI Checkmate may be unable to:

  . identify suitable strategic alliances, partnerships and acquisition candidates;

  . compete for strategic alliances, partnerships and acquisitions with other companies, many of which have substantially greater resources than IVI Checkmate;

  . obtain sufficient financing on acceptable terms to fund strategic alliances, partnerships and acquisitions;

  . complete strategic alliances, partnerships and acquisitions on terms favorable to IVI Checkmate;

  . integrate acquired technologies, products and businesses into its existing operations; and

  . profitably manage acquired technologies, products and businesses.

   Strategic alliances, partnerships and acquisitions may also involve a number of risks including, among others, that:

  . technologies, products or businesses acquired by IVI Checkmate may not perform as expected;

  . technologies, products or businesses acquired by IVI Checkmate may not achieve levels of revenues, profitability or productivity comparable to those of IVI Checkmate's existing technologies, products and operations;

  . strategic alliances, partnerships and acquisitions may divert the attention of management and IVI Checkmate's resources;

  . IVI Checkmate may experience difficulty in assimilating the acquired operations and personnel; and

  . IVI Checkmate may experience difficulty in retaining, hiring and training key personnel.

   Any or all of these risks could materially and adversely affect IVI Checkmate's business, financial condition or results of operations.

IVI Checkmate has adopted measures that have anti-takeover effects, which may discourage transactions that may be beneficial to stockholders.

   Under IVI Checkmate's certificate of incorporation, the board of directors may issue preferred stock, with any rights it may wish to assign, without stockholder action. IVI Checkmate has also adopted a stockholder rights plan under which IVI Checkmate has distributed rights to purchase shares of its Series C junior participating preferred stock to its stockholders. If certain triggering events occur, the holders of the rights will be able to purchase shares of common stock at a price substantially discounted from the then applicable market price of the common stock.

Exchange rate fluctuations between the U.S. dollar and other currencies in which IVI Checkmate does business may result in currency transaction losses.

   A significant portion of IVI Checkmate's revenues are denominated in Canadian dollars. Consequently, fluctuations in exchange rates between the U.S. and Canadian dollar may have a material adverse effect on IVI Checkmate's business, financial condition and results of operations and could also result in significant exchange losses. Foreign currency transaction gains and losses are a result of transacting business in certain foreign locations in currencies other than the functional currency of the location. IVI Checkmate attempts to balance its revenues and expenses in each currency to minimize net foreign currency risk. To the extent that IVI Checkmate is unable to balance revenues and expenses in a currency, fluctuations in the value of the currency in which IVI Checkmate conducts its business relative to the functional currency have caused and will continue to cause currency transaction gains and losses. IVI Checkmate cannot accurately predict the impact of future exchange rate fluctuations on its results of operations. These currency exchange risks could materially and adversely affect IVI Checkmate's business, financial condition and results of operations.

   IVI Checkmate has not sought to hedge the risks associated with fluctuations in exchange rates but may undertake transactions of this type in the future. Any hedging techniques which IVI Checkmate implements in the future may not be successful, and exchange rate losses could be exacerbated by hedging techniques that IVI Checkmate uses.

A large number of shares of IVI Checkmate's stock are currently eligible for public sale, which could cause IVI Checkmate's stock price to drop.

   Sales of a substantial number of shares of IVI Checkmate common stock in the public market, or the prospect of these sales, could adversely affect the market price of IVI Checkmate common stock. These sales or the prospect of these sales could also impair IVI Checkmate's ability to raise needed funds in the capital markets at a time and price favorable to it. As of December 31, 1999, IVI Checkmate had approximately 18,147,569 shares of common stock outstanding, including approximately 5,356,000 exchangeable shares of IVI Checkmate Ltd. which are exchangeable by the holders at any time for shares of IVI Checkmate common stock on a one-for-one basis. Most of the currently outstanding IVI Checkmate common stock and all of the IVI Checkmate common stock for which the exchangeable shares are exchangeable have been registered under the Securities Act of 1933. As of December 31, 1999, all of the approximately 18,147,569 outstanding shares were eligible for sale in the public market. However, the approximately 2,354,541 outstanding shares owned as of December 31, 1999 by IVI Checkmate's directors and executive officers and their affiliates, are eligible for sale in the public market at such times and in such amounts as are permitted under Rule 144 of the SEC.

   As of December 31, 1999, IVI Checkmate had options outstanding under its stock option plans for the purchase of a total of approximately 3,727,000 shares of common stock at a weighted average exercise price of $6.03 per share. IVI Checkmate has reserved an additional 880,730 shares of common stock that it may issue upon the exercise of options that may be granted in the future under these plans. Substantially all of the shares that are issuable upon the exercise of these options, as well as the shares that are issuable under the IVI Checkmate employee stock purchase plan, have been registered under the Securities Act. All of these shares will be freely tradable in the public market, except for shares held by IVI Checkmate's affiliates which will be eligible for public sale in such amounts as are permitted under Rule 144.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

   Some of the statements in this proxy statement-prospectus, including some statements in "Summary" beginning on page 1, "Risk Factors" beginning on page 9, "Description of the Transaction" beginning on page 24 and IVI Checkmate's and NTN's "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on pages 49 and 59, respectively, as well as some statements in IVI Checkmate's and NTN's SEC filings that are incorporated by reference in this proxy statement-prospectus, are forward-looking statements about management's expectations of what may happen in the future. Statements that are not historical facts are forward-looking statements. These statements are based on the beliefs and assumptions of IVI Checkmate's and NTN's management and on information currently available to them. Forward-looking statements can sometimes be identified by the use of forward-looking words like "anticipate," "believe," "estimate," "expect," "intend," "may," "plan" and similar expressions.

   Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. IVI Checkmate's and NTN's future results and stockholder value may differ significantly from those expressed in or implied by the forward-looking statements contained in this proxy statement-prospectus and in the information incorporated in this proxy statement-prospectus. See "Where You Can Find More Information" on page 81. Many of the factors that will determine these results and values are beyond management's ability to control or predict. A number of important factors could cause actual results to be very different from and worse than management's expectations expressed in or implied by any forward-looking statement. These factors include, but are not limited to, those discussed in "Risk Factors" beginning on page 9.

   Management of IVI Checkmate and NTN believe that their forward-looking statements are reasonable. However, you should not place undue reliance on these forward-looking statements, which are based only on current expectations. Forward-looking statements speak only as of the date they are made, and IVI Checkmate and NTN undertake no obligation to publicly update any of them in light of new information or future events.

                              THE SPECIAL MEETING

Purpose

   IVI Checkmate and NTN are furnishing this proxy statement-prospectus to NTN stockholders in connection with the solicitation of proxies by NTN's board of directors. The NTN board of directors will use the proxies at the special
meeting of stockholders of NTN to be held on       , 2000 and at any
adjournment or postponement thereof.

   At the special meeting, NTN stockholders will be asked to vote upon the proposal to approve the agreement and plan of merger attached to this proxy statement-prospectus as Appendix A and to authorize the merger of NTN Merger Corp., a wholly owned subsidiary of IVI Checkmate Inc., into NTN. As a result, NTN will become a wholly owned subsidiary of IVI Checkmate Inc.

Date, Place and Time

   The special meeting of NTN's stockholders will be held on       , 2000, at
                                       , commencing at    a.m., local time.

Record Date

   The NTN board of directors fixed the close of business on       , 2000 as
the record date for the special meeting. Accordingly, only holders of NTN
common stock of record at the close of business on       , 2000, will be
entitled to notice of and to vote at the special meeting.

NTN Stockholders Entitled to Vote

   As of January  , 2000, there were 3,325,468 shares of NTN common stock
outstanding and such shares of NTN common stock were held by     holders of
record. Each share of NTN common stock entitles the holder thereof to one vote.

   As of January , 2000, the directors and executive officers of NTN owned none of the outstanding shares of NTN common stock, although one of the directors of NTN held exercisable options to acquire 15,000 shares of NTN common stock.

Vote Required; Voting at the Meeting

   The holders of a majority of the outstanding shares of NTN common stock entitled to vote at the special meeting, present in person or by proxy, are necessary for a quorum to exist at the special meeting.

   Approval of the agreement and plan of merger and authorization of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of NTN common stock entitled to vote at the meeting. The merger is not structured so as to require the affirmative vote of a majority of the stockholders other than IVI Checkmate Inc.

   IVI Checkmate has not entered into any voting arrangements or stockholder agreements to vote shares at the special meeting. However, IVI Checkmate, which is the beneficial owner of 82.0% of the outstanding shares of NTN common stock, intends to vote, through its wholly owned subsidiary IVI Checkmate Inc., its shares in favor of the approval of the merger agreement and the merger, which would assure approval of the agreement and plan of merger. None of the directors or officers of IVI Checkmate beneficially owns any shares of NTN common stock. NTN is not aware, as of the date of this proxy statement-prospectus, of any person beneficially owning more than 5% of its common stock, other than IVI Checkmate Inc.

Voting of Proxies

   All properly executed proxies received before the vote at the special meeting and not revoked will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted FOR the proposal to approve the merger agreement and the merger, and the proxy holder may vote the proxy in its discretion as to any other matter which may properly come before the meeting.

   Any abstentions and broker non-votes will have the same effect as a vote AGAINST the approval of the merger agreement and the merger.

   A NTN stockholder who has given a proxy may revoke it by:

  . giving written notice of revocation to the Corporate Secretary of NTN, L.
    Barry Thomson,

  . delivering a later dated proxy to L. Barry Thomson, or

  . attending the special meeting and voting in person.

   Any written notice of revocation or any subsequent proxy must be sent so as to be delivered at or before the taking of the vote at the special meeting to National Transaction Network, Inc., 117 Flanders Road, Westborough, Massachusetts 01581, Attention: L. Barry Thomson.

Solicitation of Proxies

   The expenses of the solicitation of proxies for the special meeting will be borne by NTN, including the expenses incurred in connection with filing, printing and mailing this proxy statement-prospectus and the forms of proxy to the NTN stockholders, except if the merger is not completed, all printing expenses and filing fees associated with the preparation and distribution of this proxy statement-prospectus shall be paid by IVI Checkmate. For more information on fees and expenses of the transaction, see "Description of the Transaction--Fees And Expenses" on page 43.

   In addition to solicitation by mail, directors, officers and employees of NTN may solicit proxies in person or by telephone, telegram or other means of communication. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses.

Rights of Dissenting Stockholders

   If the merger is completed, holders of NTN common stock who object to the merger are entitled to appraisal rights under Delaware law. In order to exercise appraisal rights, NTN stockholders must strictly adhere to the provisions of Delaware law governing appraisal rights. The following is a summary of the relevant provisions of Delaware law. The description below is only a summary and is qualified by reference to the relevant provisions of Delaware law, a copy of which is attached hereto as Appendix B.

   In order to exercise appraisal rights, you must take the following steps:

  . send a written objection to the merger to NTN before the special meeting stating your intention to demand payment for your shares of NTN common stock if the merger is approved and the merger occurs,

  . not vote in favor of the merger,

  . continue to hold your NTN common stock through the effective date of the merger, and

  . send a written demand to NTN for payment for your shares of NTN common stock within 20 days after you receive notice from NTN that the merger has occurred, which will be sent by NTN within 10 days after the merger is completed.

The written objection and written demand should be delivered to National Transaction Network, Inc., 117 Flanders Road, Westborough, Massachusetts 01581,
Attention: L. Barry Thomson, and we recommend that you send the objection and demand by registered or certified mail, return receipt requested.

   Please note that, if you file a written objection with NTN prior to the special meeting, you do not need to vote against the merger. NTN does not intend to file a petition to determine the fair value and therefore, any stockholder of NTN seeking appraisal rights will be solely responsible for instituting any action. However, if you file a written objection with NTN prior to the special meeting and vote in favor of the merger, you will be deemed to have waived your right to exercise appraisal rights.

   If you have followed the procedures set forth above and the merger is completed, either NTN or you may file a petition in the Delaware Court of Chancery within 120 days after the merger to determine the "fair value" of your NTN common stock. After a hearing, the court will determine the fair value of your NTN common stock and, if appropriate, a fair rate of interest on the amount to be paid. In determining the fair value of your NTN common stock, the court will exclude any value arising from the accomplishment or expectation of the merger. The court may consider many relevant factors, including the market value, asset value and earnings prospects of NTN, to determine the fair value of your NTN common stock. The court will then order NTN to make payment to you of the value of your shares of NTN common stock plus interest, if any.

   The fair value of the NTN common stock could be worth more than, the same as or less than the value of the IVI Checkmate common stock you would otherwise have received by exchanging your shares of NTN common stock for shares of IVI Checkmate common stock.

   Your appraisal rights are your only remedy if you object to the merger, unless the merger is determined to have been illegal, fraudulent or in breach of the fiduciary duties of the NTN board of directors.

   If you exercise your appraisal rights, after the merger is completed you will not have any rights as an NTN or IVI Checkmate stockholder, including the right to receive notices of meetings, vote at meetings or receive dividends, if any. You may withdraw your demand for appraisal rights within 60 days after the merger has occurred, and you will then receive IVI Checkmate common stock offered for shares of NTN common stock in the merger.

Recommendation of the Special Committee

   NTN's board of directors created the special committee, which consists of the sole NTN director who is not employed by or affiliated with NTN, IVI Checkmate, IVI Checkmate Inc., NTN Merger Corp. or any of their subsidiaries or affiliates, except in his capacity as a director of NTN, to act solely on behalf of the NTN stockholders other than IVI Checkmate Inc. and its affiliates for purposes of negotiating the merger. The special committee retained Nelson, Mullins, Riley & Scarborough, L.L.P. as its independent legal counsel and Southeast Appraisal Resource Associates, Inc. as the independent financial advisor of the special committee, to assist it in negotiating and determining the fairness of the merger on behalf of the NTN stockholders other than IVI Checkmate Inc. and its affiliates. At a meeting of the special committee on May 18, 1999, the special committee approved the merger consideration, being $.30 worth of IVI Checkmate common stock for each share of NTN common stock. On July 20, 1999, following a presentation by Southeast to the full NTN board of directors as to its opinion that the merger consideration, on the terms set forth in the merger agreement, was fair to the NTN stockholders, other than IVI Checkmate Inc. and its affiliates, from a financial point of view, the special committee concluded the merger and the merger consideration are fair to, and in the best interests of, the NTN stockholders, other than IVI Checkmate Inc. and its affiliates, and recommended to the board of directors that it approve the merger agreement. Based in part on the recommendation of the special committee and considering the written fairness opinion received from Southeast, the board of directors of NTN unanimously:

  . determined that the merger is fair to, and in the best interests of, the NTN stockholders, other than IVI Checkmate Inc. and its affiliates;

  . approved the merger agreement and the transactions contemplated thereby and authorized the execution, delivery and performance thereof by NTN; and

  . resolved to recommend that the stockholders of NTN approve the merger agreement and the transactions contemplated thereby.

   The board of directors of NTN believes that the terms of the merger agreement are fair to, and in the best interests of, NTN and the NTN stockholders, other than IVI Checkmate Inc. and its affiliates. In reaching its conclusion, the board of directors of NTN adopted the recommendation of the special committee as set forth below.

   The special committee, in reaching its conclusion that the merger is fair to, and in the best interests of, the NTN stockholders, other than IVI Checkmate Inc. and its affiliates, and in determining to recommend approval of the merger agreement and the merger to the board of directors of NTN, considered a number of factors, including, without limitation:

  . The oral presentation of Southeast to the special committee on June 22, 1999 and to the full board of directors on July 20, 1999, and the written opinion of Southeast dated July 20, 1999 to the effect that, as of the date of such opinion and stated in such opinion, the merger consideration was fair, from a financial point of view, to the NTN stockholders, other than IVI Checkmate Inc. and its affiliates. For more information regarding this opinion, see "--Fairness Opinion of the Special Committee's Financial Advisor" beginning on page 35. The opinion of Southeast, which has been updated to January 14, 2000, is attached hereto as Appendix C. The special committee has accepted the analysis of Southeast as set forth in its opinion. You are urged to read such opinion carefully in its entirety.

  . The special committee's conclusion that the merger consideration represented the highest price that IVI Checkmate would be willing to pay in acquiring the NTN common stock held by the NTN stockholders, other than IVI Checkmate Inc. and its affiliates. This determination was the result of the special committee's substantial negotiations with IVI Checkmate in an attempt to obtain the highest possible price. IVI Checkmate initially indicated to the special committee that IVI Checkmate was interested in acquiring such NTN common stock for a "price in the teens," that is, between $0.13 and $0.19 per share. At that time, the special committee was aware that the recent low inter-dealer quotations for NTN common stock were around $0.28 per share, and the special committee informed IVI Checkmate that a "price in the teens" was unacceptable. The special committee adopted a strategy of negotiations in which its goal was to achieve a price in excess of the inter-dealer quotations for NTN common stock at the time of establishing the sales price. IVI Checkmate was not convinced that inter-dealer quotations in a thin trading market were persuasive indicators of the fair market value of NTN common stock. The special committee and IVI Checkmate mutually agreed to obtain an appraisal of the market value of a minority position in the common stock of NTN as of December 31, 1998. This appraisal, which resulted in an opinion of value of $0.26 per share, supported the special committee's position that a "price in the teens" was inadequate and that the inter-dealer quotations on NTN common stock were useful references when assessing the fair market value of the NTN common stock. Ultimately, the special committee was able to obtain agreement with IVI Checkmate on a price of $0.30 per share, which represented a premium over the latest inter-dealer quotation.

  . The terms of the merger agreement that the special committee was able to negotiate, including without limitation, the amount and form of consideration; the nature of the parties' representations, warranties, covenants and agreements; and the conditions to the obligations of IVI Checkmate and NTN. In conducting such negotiations, the special committee retained Nelson Mullins, an unaffiliated representative, to act solely on behalf of the special committee and the NTN stockholders, other than IVI Checkmate Inc. and its affiliates. In particular, the special committee viewed favorably the fact that the merger agreement contained a limited number of representations and warranties by NTN and a limited number of conditions to consummation of the merger, thus making consummation of the transaction more likely than one in the which the agreement imposed more significant conditions to consummation. The special committee also considered favorable to its determination the fact that the merger agreement could be terminated without making any payment to IVI Checkmate, other than payment for fees and expenses.

  . The possibility that, in the absence of a merger agreement, IVI Checkmate could increase its beneficial ownership of NTN common stock in a transaction not approved by NTN or the special committee through asserting the influence of the 82.0% ownership interest held by IVI Checkmate Inc., a wholly owned subsidiary of IVI Checkmate. For example, IVI Checkmate could have conducted a tender offer for shares of NTN common stock without approval by NTN or the special committee. Additionally, at times when IVI Checkmate was not in possession of material nonpublic information concerning NTN, IVI Checkmate could have increased its beneficial ownership of NTN common stock through open market purchases without approval by NTN or the special committee. The special committee and its counsel did not conduct a legal analysis of the degree to which, if any, IVI Checkmate might have a fiduciary or similar duty to the NTN stockholders to deal fairly with them such that IVI Checkmate's ability to conduct a tender offer or open market purchase of NTN common stock might be precluded or materially constrained. However, they did not believe that IVI Checkmate would necessarily be precluded or materially constrained from conducting such a tender offer or open market purchase. The possibility of a non-consensual transaction supported the decision of the special committee to recommend approval of the merger agreement and the merger with IVI Checkmate to the board of directors of NTN. This is because the merger with IVI Checkmate would avoid the uncertainties associated with whether, when and on what terms IVI Checkmate might begin, abandon or consummate a non-consensual transaction. In addition, the merger with IVI Checkmate would avoid the uncertainties associated with evolving legal doctrines regarding whether and to what extent the board of directors of a majority-held subsidiary such as NTN might have a fiduciary duty to the minority holders to object to or seek to enjoin a non-censensual transaction on the grounds that the parent had a fiduciary duty to treat the minority holders fairly.

  . The fact that the merger consideration represented a premium of approximately 13% over the last reported sales price of the NTN common stock on July 19, 1999, the day immediately preceding the approval of the merger agreement by the special committee and the NTN board of directors.

  . The special committee's knowledge of the business, financial condition, results of operations and prospects of NTN. The special committee was generally familiar with and knowledgeable about NTN's affairs, including the present and possible future economic and competitive environment in which NTN operates its business. The special committee also noted the continued potential liability associated with public disclosure requirements applicable to publicly held companies generally, as well as the additional regulatory burdens and expenses imposed on NTN due to NTN's status as a publicly held company.

  . The historical trading prices of the NTN common stock and the limited trading volume and market for the NTN common stock, resulting in limited liquidity for the stockholders, other than IVI Checkmate and its affiliates.

  . The availability of dissenters' rights to the stockholders who do not vote in favor of the merger agreement and who perfect such rights under the applicable provisions of the Delaware General Corporation Law. For more information on dissenters' rights, see "--Rights of Dissenting Stockholders" on page 19.

   In view of the number and disparate nature of the factors considered by the special committee, the special committee did not assign relative weights to the factors considered in reaching its conclusions. The special committee did, however, rely significantly on the presentations and opinion of Southeast described in the first bullet point in the preceding paragraph.

   The members of the special committee (as well as the other directors of NTN) are indemnified by NTN under NTN's certificate of incorporation and the applicable provisions of the Delaware General Corporation Law, and are exculpated from liabilities specified in NTN's certificate of incorporation, with respect to their actions in connection with the merger. The members of the special committee are also covered by directors and officers liability insurance maintained by NTN. Mr. Schellhorn has received no additional compensation from NTN for service on the special committee, other than the compensation payable to all directors of NTN.

Recommendation of the NTN Board of Directors

   The board of directors of NTN has unanimously concluded that the merger and the merger consideration are fair to the NTN stockholders, other than IVI Checkmate Inc. and its affiliates, and unanimously recommends that you vote in favor of the merger agreement based upon the following factors:

  .  the conclusions of the special committee;

  . the opinion of the special committee's financial advisor, Southeast
    Appraisal Resource Associates, Inc., to the effect that the merger consideration to be received in the merger is fair from a financial point of view to the NTN stockholders, other than IVI Checkmate Inc. and its affiliates; and

  . the factors referred to above as having been taken into account by the special committee, which the NTN board of directors adopts as its own.

In view of the wide variety of factors considered in connection with its evaluation of the merger and the merger consideration, the NTN board of directors did not find it practicable to assign relative weights to the factors considered in reaching its decision and, therefore, did not quantify or otherwise attach relative weights to the specific factors considered by the board.

   The NTN board of directors also believes that the proposed merger is procedurally fair to the NTN stockholders, other than IVI Checkmate Inc. and its affiliates, based on several factors. First, the NTN board of directors formed a special committee comprised of the sole director who is not employed by NTN or otherwise affiliated with NTN or its affiliates. The special committee conducted and coordinated all negotiations with IVI Checkmate regarding the merger and the consideration to be paid to the stockholders. Second, the special committee engaged its own independent legal counsel, Nelson Mullins, to provide legal advice to the special committee in connection with the merger. Nelson Mullins, in consultation with the special committee, conducted negotiations of the merger agreement with Alston & Bird LLP, an Atlanta law firm representing IVI Checkmate. Third, the special committee engaged an independent financial advisor, Southeast Appraisal Resource Associates, Inc., to render an opinion regarding the fairness of the merger consideration. Fourth, Southeast did in fact render an opinion that the merger consideration is fair, from a financial point of view, to the NTN stockholders, other than IVI Checkmate Inc. and its affiliates. Finally, NTN stockholders who do not want to accept the merger consideration may have dissenter's rights under the Delaware General Corporation Law.

Recommendation of the Board of Directors of IVI Checkmate, IVI Checkmate Inc. and NTN Merger Corp.

   The board of directors of each of IVI Checkmate, IVI Checkmate Inc. and NTN Merger Corp. has unanimously concluded that the merger and the merger consideration are fair to the NTN stockholders, other than IVI Checkmate Inc. and its affiliates, and each unanimously recommends that you vote in favor of the merger based upon the following factors:

  .the conclusions and recommendations of the special committee and the NTN board of directors;

  . the fact that the merger consideration and the other terms and conditions of the merger agreement were the result of arms' length good faith negotiations between the special committee and its advisors and the representatives of IVI Checkmate and its advisors;

  . the fact that Southeast Appraisal Resource Associates, Inc. issued a fairness opinion to NTN to the effect that the merger is fair from a financial point of view to the NTN stockholders, other than IVI Checkmate Inc. and its affiliates; and

  . the other factors referred to above as having been taken into account by the special committee and the NTN board of directors, which the board of directors of IVI Checkmate, the board of directors of IVI Checkmate Inc. and the board of directors of NTN Merger Corp. each adopt as their own.

   In view of the wide variety of factors considered in connection with its evaluation of the merger and the merger consideration, neither IVI Checkmate's board of directors, IVI Checkmate Inc.'s board of directors nor NTN Merger Corp.'s board of directors found it practicable to assign relative weights to the factors considered in reaching its respective decision and, therefore, the members of such boards did not quantify or otherwise attach relative weights to the specific factors considered by the special committee, the NTN board of directors, the IVI Checkmate board of directors, the IVI Checkmate Inc. board of directors and the NTN Merger Corp. board of directors.

                         DESCRIPTION OF THE TRANSACTION

   The following information describes material aspects of the merger. This description is only a summary of the terms and conditions of the merger agreement. It is qualified in its entirety by the Appendices hereto, including the text of the merger agreement, which is attached as Appendix A to this proxy statement-prospectus and is incorporated herein by this reference thereto. You are urged to read the Appendices in their entirety.

The Merger

   The merger agreement provides for the acquisition of NTN by IVI Checkmate pursuant to the merger of NTN Merger Corp., a wholly owned subsidiary of IVI Checkmate Inc., with and into NTN. NTN will be the surviving corporation resulting from the merger and will be a wholly owned subsidiary of IVI Checkmate Inc. The common stock of NTN Merger Corp. will cease to be outstanding and shall be converted into one share of the common stock of NTN. IVI Checkmate, through its wholly owned subsidiary IVI Checkmate Inc., owns approximately 82.0% of the total outstanding common stock of NTN and intends to vote such shares in favor of the approval of the merger agreement and the merger.

What You Will Receive in the Merger

   When we complete the merger, you will receive a merger exchange ratio equal to the number of shares of IVI Checkmate common stock valued at $.30 multiplied by the number of your shares of NTN common stock. For example, if you own 1,000 shares of NTN common stock, you would receive $300.00 worth of IVI Checkmate common stock, if the merger is completed. While at the time of the special meeting, we will not be able to determine the number of shares of IVI Checkmate common stock that will be issued for each share of NTN common stock, the value of the IVI Checkmate common stock, which will determine the exact number of shares of IVI Checkmate common stock that you will receive, will be based on the average of the daily closing prices for IVI Checkmate common stock for the 20 consecutive trading days ending two business days prior to the effective date of the merger. For example, if you own 1,000 shares of NTN common stock
and the merger had been completed on      , 2000, then the average of the daily
closing prices for IVI Checkmate common stock on the NASDAQ National Market for
the 20 consecutive trading days ending two business days prior to      , 2000
would be $   and you would receive    shares of IVI Checkmate common stock upon
the completion of the merger. For information regarding the historical prices of, and other information concerning, the IVI Checkmate common stock and the NTN common stock see "Comparative Market Prices and Dividends" beginning on page 45.

   Based on the merger exchange ratio of $.30 worth of IVI Checkmate common stock for each share of NTN common stock and assuming that the fair market value of a share of IVI Checkmate common stock over the 20 day period ending
two business days prior to the effective date of the merger is $   , IVI
Checkmate estimates that, assuming no exercise of outstanding NTN stock options prior to the merger, upon completion of the merger IVI Checkmate will:

  . issue approximately     shares of its common stock to NTN stockholders,
    and

  . grant options for the purchase of approximately    shares of IVI
    Checkmate common stock to the holders of the NTN stock options.

   The number of shares of IVI Checkmate common stock that you will receive upon completion of the merger may fluctuate depending on the daily closing prices of the IVI Checkmate common stock on the Nasdaq National Market on each of the 20 consecutive trading days ending two business days prior to the completion date of the merger. The following table sets forth the average of the daily closing prices of the IVI Checkmate common stock on the Nasdaq National Market on each of the 20 consecutive trading days ending two business
days prior to      , 2000, together with averages reflecting 10% and 20%
increases and declines from the calculated average. The table shows the number of shares of IVI Checkmate common stock you would receive for each share of NTN common stock you own, as well as the total number of IVI Checkmate common stock
to be issued under each scenario if the merger were completed on      , 2000.

                           Number of shares of IVI
                           Checkmate common stock
                              per share of NTN             Total Shares of IVI
   Assumed Closing Price        common stock       Checkmate common stock to be issued
   ---------------------   ----------------------- -----------------------------------


Based on the number of shares of IVI Checkmate common stock and the number of
stock options outstanding on       , 2000, after the merger, IVI Checkmate
would have a total of approximately     shares of IVI Checkmate common stock
outstanding and options for the purchase of approximately     shares of IVI
Checkmate common stock outstanding.

   IVI Checkmate will not issue any fractional shares of common stock in the merger. Rather, IVI Checkmate will pay cash for any fractional share interest any NTN stockholder otherwise would have received in the merger. The cash payment will be in an amount equal to the fraction multiplied by $.30.

   The merger exchange ratio and aggregate consideration to be received by the holders of NTN common stock in the merger were based on the appraisal and fairness opinion performed for the board of directors of NTN by Southeast Appraisal Resource Associates, Inc., the full text of which is attached to this proxy statement/prospectus as Appendix C, and the market price of the NTN common stock over the 60 days prior to the execution of the merger agreement. The total estimated value in acquiring the NTN shares not currently
beneficially owned by IVI Checkmate is approximately $   , which represents a
  % premium over the market value of the NTN common stock on      , 2000. For
more information on the methodologies used by Southeast in rendering their opinion, see "--Fairness Opinion of the Special Committee's Financial Advisor" beginning on page 35.

Effect of the Merger on NTN Options

   When the merger is completed, each option granted under NTN's stock option plan that is outstanding, whether or not exercisable, will become an option to purchase shares of IVI Checkmate common stock. IVI Checkmate will assume each option in accordance with the terms of NTN's stock option plans and the stock option agreement that evidences the option and will deliver IVI Checkmate common stock upon the exercise of each option. After the merger becomes effective,

  . IVI Checkmate and the compensation committee of its board of directors will be substituted for NTN and the committee of NTN's board of directors administering NTN's plan;

  . each option assumed by IVI Checkmate may be exercised only for shares of IVI Checkmate common stock;

  . the number of shares of IVI Checkmate common stock subject to the option will be equal to the number of shares of NTN common stock subject to the option immediately before the merger is completed multiplied by a merger exchange ratio equal to $.30 divided by the average of the daily closing prices for IVI Checkmate common stock for the 20 consecutive trading days ending two business days prior to the effective date of the merger; and

  . the per share exercise price of each option will equal the exercise price of the option immediately before the merger divided by a merger exchange ratio equal to $.30 divided by the average of the daily closing prices for IVI Checkmate common stock for the 20 consecutive trading days ending two business days prior to the effective date of the merger.

   IVI Checkmate will not issue any fractional part of a share of common stock upon exercise of an option. Rather, IVI Checkmate will pay cash for any fractional share interest any former NTN option holder would otherwise receive upon exercise of the option. The cash payment will be in an amount equal to the fraction multiplied by $.30.

   For information with respect to stock options held by NTN's management, see "--Interests of Certain Persons in the Merger" beginning on page 42.

Material Federal Income Tax Consequences of the Merger

   The following is a discussion of the anticipated federal income tax consequences of the merger to stockholders of NTN. This discussion does not address:

  . state, local, or foreign tax consequences of the merger;

  . federal income tax consequences to NTN stockholders who are subject to special rules under the Internal Revenue Code, such as foreign persons, tax-exempt organizations, insurance companies, financial institutions, dealers in stocks and securities, persons who hold such stock as part of a "straddle" or "conversion transaction" for federal income tax purposes and persons who do not own such stock as a capital asset;

  . federal income tax consequences affecting shares of NTN common stock acquired upon the exercise of stock options, stock purchase plan rights, or otherwise as compensation;

  . the tax consequences to holders of warrants, options, or other rights to acquire shares of such stock;

  . the tax consequences to IVI Checkmate and NTN resulting from any required change in accounting methods; and

  . the tax consequences to IVI Checkmate and NTN of any income and deferred gain recognized pursuant to Treasury Regulations issued under Section 1502 of the Internal Revenue Code.

   Assuming that the merger is completed in accordance with the merger agreement, IVI Checkmate believes that the exchange of NTN common stock for IVI Checkmate common stock will be treated as a taxable transaction, such that each NTN stockholder, other than IVI Checkmate Inc., will be treated as having sold his or her shares of NTN common stock for cash equal to the fair market value, at the effective time of the merger, of the shares of IVI Checkmate common stock, including any fractional share interest, to which the NTN stockholder is entitled. As a result, IVI Checkmate believes that the following federal income tax consequences will occur:

  . Under Section 1001 of the Internal Revenue Code, gain or loss will be realized and recognized by each NTN stockholder in an amount equal to the difference between such fair market value of the IVI Checkmate common stock, including any fractional share interest, received and the adjusted basis of the shares of NTN common stock surrendered.

  . The aggregate tax basis of the IVI Checkmate common stock to be received by an NTN stockholder in the merger, including any fractional share interest, will be equal to such aggregate fair market value of the IVI Checkmate common stock received.

  . A stockholder who holds his or her shares of NTN common stock as a capital asset may report a gain as a long term capital gain if the stockholder has held the stock for more than one year, and must report any loss as a capital loss regardless of the holding period.

  . A stockholder who is an individual can deduct capital losses only to the extent of capital gains recognized for the year, plus an additional $3,000 of capital loss ($1,500 in the case of a married individual filing separately).

  . The payment of cash to a stockholder of NTN in lieu of a fractional share interest of IVI Checkmate common stock will be treated for federal income tax purposes as if the fractional share interest was distributed as part of the exchange and then was redeemed by IVI Checkmate. Any such cash payment will be treated as having been received as a distribution in full payment in exchange for the IVI Checkmate common stock redeemed, as provided in Section 302 of the Internal Revenue Code, and therefore will be treated as a capital gain or loss.

  . Where solely cash is received by a stockholder of NTN in exchange for NTN common stock pursuant to the exercise of dissenters' rights, the cash will be treated as having been received in redemption of the holder's NTN common stock, subject to the provisions and limitations of Section 302 of the Internal Revenue Code, and therefore will be treated as a capital gain or loss.

   It is IVI Checkmate's position that the exchange of shares should be treated as a taxable sale rather than as a tax free reorganization because IVI Checkmate Inc. acquired the shares of NTN common stock that it currently owns in exchange for nonvoting preferred stock of IVI Checkmate, Inc. within 12 months prior to the anticipated effective date of the merger, at which time it will acquire the remaining 18% of the outstanding NTN common stock that it does not currently own in exchange for IVI Checkmate common stock. The earlier acquisition would, more likely than not, be viewed as made in connection with the currently proposed merger. For a more detailed description of that transaction, see "--Background of and Reasons for the Merger" below. Based on those facts, the combined acquisition of all of the common stock of NTN by IVI Checkmate Inc. will not be solely in exchange for voting stock of IVI Checkmate, as required by Section 368(a)(1)(B) of the Internal Revenue Code in order to treat a proposed acquisition of stock as a tax free reorganization.

   IVI Checkmate and NTN have not sought, and do not intend to seek, a ruling from the Internal Revenue Service or an opinion of counsel as to the federal income tax consequences of the merger. Further, the tax consequences of the merger may vary depending upon the particular circumstances of each stockholder of NTN. Accordingly, stockholders of NTN are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of state, local, and foreign tax laws.

Background of and Reasons for the Merger

 Background of the Merger

   In September 1996, International Verifact Inc., a Toronto, Ontario, Canada-based company, acquired ownership of 2,726,440 shares of common stock of NTN in a private transaction, which amount currently constitutes 82.0% of the outstanding NTN common stock. International Verifact acquired such interest in exchange for shares of International Verifact common stock having an aggregate market value of approximately $1,254,000. In June 1998, IVI Checkmate, which had been organized in January 1998, acquired all of the outstanding common stock of International Verifact as well as all of the outstanding common stock of Checkmate Electronics, Inc. of Roswell, Georgia. International Verifact and Checkmate Electronics now operate as subsidiaries of IVI Checkmate under the names IVI Checkmate Ltd. and IVI Checkmate Inc., respectively. IVI Checkmate Ltd. subsequently transferred its shares of NTN common stock to IVI Checkmate Inc. in exchange for shares of preferred stock of IVI Checkmate Inc.

   In the last quarter of 1998, IVI Checkmate began an evaluation of the financial status of NTN and IVI Checkmate's interests in NTN. Based on this evaluation, IVI Checkmate concluded that NTN was unable to generate sufficient revenues to be self-sustaining and therefore would continue to require loans from IVI Checkmate's subsidiaries to finance NTN's operations. On the other hand, IVI Checkmate determined that some of the products and services offered by NTN, including particularly, a software product that is integral to the functioning of telecommunication switches and NTN's customization services related to this product, complemented IVI Checkmate's goal of providing comprehensive end-to-end point of service payment solutions. Based on these conclusions, L. Barry Thomson, as IVI Checkmate's President and Chief Executive Officer, proposed to NTN's board of directors in November 1998 the possibility of IVI Checkmate or one of its subsidiaries acquiring all of the outstanding stock of NTN.

   Immediately thereafter, Mr. Thomson approached Christopher F. Schellhorn, a director of NTN since March 1997, to determine Mr. Schellhorn's willingness to serve as the sole member of a special committee of independent directors of NTN to represent the interests of the approximately 75 stockholders of record of NTN other than IVI Checkmate Inc. in any proposed transaction. Mr. Schellhorn agreed to serve as the special committee. Mr. Thomson's request was based on two important qualifications of Mr. Schellhorn. First,

Mr. Schellhorn is the only director of NTN not affiliated with IVI Checkmate or its subsidiaries, other than as a director of NTN, as an officer, director or stockholder. Second, Mr. Schellhorn has an extensive background in retail payment transaction processing, the focus of NTN's business. Mr. Schellhorn has served as the director of operations since August 1997 and Chief Operating Officer since May 1999 of Integrion Financial Network, Inc., a provider of interactive banking, bill payment and electronic commerce services to financial institutions in North America. Mr. Schellhorn also gained experience in retail payment transaction processing in similar positions with VISA Interactive, Inc., International Verifact Inc., which is now a subsidiary of IVI Checkmate known as IVI Checkmate Ltd., Market Imaging Systems, Inc., Wegmans Transaction Services, a division of Wegmans Food Markets, Inc., and Business Modeling Techniques, Inc.

   On various occasions from November 1998 to January 1999, Mr. Schellhorn discussed with Mr. Thomson the structure and timetable of the proposed transaction in very general terms. Mr. Thomson made no specific offer on behalf of IVI Checkmate as to the terms of the transaction but instead encouraged Mr. Schellhorn to undertake efforts to determine the value of NTN and to approach IVI Checkmate with a proposal as to fair offer terms.

   In December 1998, Mr. Schellhorn initiated efforts to determine the value of NTN. Mr. Schellhorn performed research with regard to the engagement of a firm to perform an appraisal of NTN. After extensive review of literature from three firms, Mr. Schellhorn initiated discussions with representatives of Southeast Appraisal Resource Associates, Inc. of Atlanta, Georgia. Formed in 1988, Southeast provides multi-disciplined appraisal and valuation services to firms and individuals located in the southeastern United States and to firms and individuals located elsewhere but seeking valuation assistance in the southeastern United States. Southeast indicated to Mr. Schellhorn that, since its formation, it has played a key role in transactions valued at approximately $4 billion. The special committee interviewed the principals of Southeast with a focus on learning about Southeast's familiarity with technology from a software development standpoint. The special committee also reviewed written materials submitted by Southeast which described the principals' backgrounds and credentials. Moreover, the special committee evaluated the examples provided by Southeast of the technology based businesses that Southeast had valued and the financial analyses employed in each valuation. The special committee concluded that Southeast had experience and expertise in valuing technology based businesses that had many of the characteristics of NTN's software development business. After completion of these initial discussions, Mr. Schellhorn concluded that Southeast was sufficiently knowledgeable as to technology businesses generally and NTN's product offerings specifically to fairly value NTN. Based on such discussions and after consultation with Mr. John J. Neubert, then NTN's Chief Financial Officer, Mr. Schellhorn engaged Southeast to perform a valuation of NTN, and Mr. Schellhorn requested management of NTN to provide Southeast with financial and other information relating to NTN.

   On January 8, 1999, the board of directors of NTN, by unanimous written consent, established a special committee of the board and authorized it to:

  . investigate the desirability of a transaction in which IVI Checkmate, or a subsidiary of IVI Checkmate, would purchase all of the outstanding shares of stock of NTN not owned by IVI Checkmate Inc. for cash and/or other property in order to maximize the value of the stockholders' investment in NTN;

  . establish the price to be paid to the stockholders in any transaction that the special committee may recommend;

  . make a recommendation to the full board of directors of NTN regarding the advisability of a transaction, the form of the transaction, and the amount and form of consideration to be paid to stockholders in the transaction; and

  . take any such other actions as are necessary.

The board of directors also appointed Mr. Schellhorn, as the only director of NTN who was not a director, officer or significant stockholder of IVI Checkmate or its subsidiaries, as the sole member of the special committee. The special committee was authorized to negotiate a fair price and other terms in relation to IVI

Checkmate's only proposal, the acquisition of the minority position in NTN. It was not authorized or equipped to "shop" NTN or otherwise pursue alternatives to the IVI Checkmate merger.

   At the same time, the NTN board of directors further authorized NTN to increase the principal amount of its borrowings from IVI Checkmate Ltd. to $2,500,000 and to borrow up to the principal amount of $1,000,000 from IVI Checkmate Inc.

   Shortly thereafter, Ernst & Young LLP submitted a report on NTN's financial statements for the year ended December 31, 1998 which contained an opinion that was qualified due to uncertainty as to NTN's ability to continue as a going concern.

   Over the course of the following five weeks, Mr. Schellhorn continued his communications with Southeast in order to obtain a valuation of NTN which he could use as a basis for proposing offer terms to IVI Checkmate. On February 15, 1999, Southeast informed Mr. Schellhorn that it had completed an appraisal of the fair market value of a minority interest in the common stock of NTN as of December 31, 1998. Southeast then offered its opinion that, as of December 31, 1998, the fair market value of a share of common stock of NTN was equitably represented in the amount of $0.26 per share. Southeast explained in its opinion that "fair market value" is defined as the amount at which property would change hands between a willing seller and a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of the relevant facts.

   Southeast further explained that it had employed three methods for valuation. The first method, the share transaction method, involves examinations of actual transactions in the common shares of a company in a period near the evaluation date. The share transaction method yielded a valuation of $0.29 per share. Southeast cautioned, however, that though the best evidence of fair market value of publicly traded common stock is ordinarily the most recent bid price for the common stock on the applicable stock exchange, the stock of NTN, while nominally public, has relatively little trading volume. Consequently, Southeast concluded that the use of other valuation techniques, rather than sole reliance on public transactions, would be appropriate.

   The second valuation method employed by Southeast, the capital markets method, involves the identification of publicly traded companies similar to the company subject to the valuation, the determination of certain multiples of financial benchmarks to explain the stock prices of such publicly traded companies, the application of such multiples to the company subject to the valuation, and the application of a discount for lack of marketability of the stock of the company subject to the valuation. The capital markets method yielded a valuation of $1.377 per share.

   The third valuation method employed by Southeast, the discounted cash flow method, involves estimates of a company's future cash flow on a debt-free basis, the application of a discount to compute the present value of this future cash flow, and the application of a further discount for lack of marketability of the stock of a company. The discounted cash flow method yielded a valuation of $0.248 per share.

   Although it was not ignored in the appraisal done by Southeast, the capital markets method was accorded no weight in arriving at their conclusion. The capital markets method examined five measures of financial performance and the associated price multiple related to each measure for the six public companies (guideline companies) selected for comparison. These measures were: 1) net income; 2) after-tax cash flow; 3) earnings before interest and taxes;
4) earnings before interest, taxes, depreciation and amortization; and
5) revenues.

   Of the six companies selected for comparison, all but one had positive indicators of value for each measure, whereas NTN had only one positive measure (revenues). Thus, there was only one point of comparison between NTN and the guideline companies. Two additional valuation methods were used in Southeast's appraisal: the share transaction method and the discounted cash flow method. In Southeast's opinion, these measures provided more reliable indicators of value than that provided by the capital markets method. Southeast ascribed to the share transaction method and the discounted cash flow method equal weight, which resulted in a value of $0.264 per share, rounded to $0.26 per share for NTN.

   Over approximately the next three months, the attention of the board of directors and management of IVI Checkmate was diverted to a number of other matters, including an acquisition. As a result, the parties did not engage in substantive discussions or negotiations during this period with regard to a proposed transaction involving NTN. During this period, however, Mr. Neubert resigned as Chief Financial Officer of NTN, but retained his position as Chief Financial Officer of IVI Checkmate. In addition, during this period, all of the directors of NTN, other than Mr. Schellhorn, agreed to rescind all options held by them for the purchase of NTN common stock. These directors were Messrs. Gregory Lewis, John Neubert, Barry Thomson and George Whitton, who were also officers and/or directors of IVI Checkmate. These individuals, who did not receive any payment for the surrender of their options, rescinded an aggregate total of 43,333 options to avoid the possibility of realizing any benefit from these options as a result of the merger.

   In May 1999, Mr. Neubert, as the Chief Financial Officer of IVI Checkmate, contacted Mr. Schellhorn to resume the discussions regarding a proposed transaction. After some negotiations regarding the appropriate form of the transaction and purchase price for the stock, including discussions of the valuation of NTN, the parties agreed that:

  . IVI Checkmate would offer to purchase all of the NTN outstanding common stock not held by IVI Checkmate Inc. in exchange for shares of common stock of IVI Checkmate;

  . IVI Checkmate would purchase those shares of NTN common stock at a price of $0.30 per share;

  . For purposes of determining the number of shares of IVI Checkmate common stock to be issued at this purchase price, IVI Checkmate's common stock would be deemed to have a value equal to the average of the closing prices for IVI Checkmate's common stock over the 20 trading days ending two business days prior to the closing of the merger; and

  . NTN would be merged with a subsidiary of IVI Checkmate Inc., with NTN as the surviving corporation.

   During this period, Mr. Schellhorn engaged Nelson Mullins Riley & Scarborough, L.L.P., an Atlanta law firm which advises on mergers and acquisitions, securities law and corporate finance, among other things, to act as counsel in the negotiation of merger documents with IVI Checkmate. Over the course of May, June and July 1999, Nelson Mullins consulted with Mr. Schellhorn and his associates, provided advice on the triangular merger structure of the merger and the measuring period for valuing IVI Checkmate's common stock, and conducted negotiations of the merger documents with Alston & Bird LLP, an Atlanta law firm representing IVI Checkmate. Nelson Mullins provided this advice both before and after being formally engaged as counsel. However, as indicated in the first sentence of this paragraph, Nelson Mullins was engaged "to act as counsel in the negotiation of merger documents with IVI Checkmate," and in fact that was the principal role Nelson Mullins performed. Mr. Schellhorn discussed the price of the NTN common stock with Mr. Thompson and Mr. Neubert. Neither Nelson Mullins nor Southeast participated in those price discussions. However, Mr. Schellhorn was aided in the price discussions by possession of Southeast's February 15, 1999 appraisal of the market value of a minority interest in the common stock of NTN as of December 31, 1998.

   During this period, Mr. Schellhorn also engaged Southeast to provide a fairness opinion with regard to the above-referenced transaction for the benefit of the board of directors of NTN. Southeast served as the special committee's financial advisor; Southeast did not serve as NTN's financial advisor, even though its opinion letter is addressed to NTN's board of directors.

   Mr. Schellhorn, together with representatives of Southeast and Nelson, Mullins, met again on June 22, 1999 to discuss the current offer from IVI Checkmate. Mr. Schellhorn asked Southeast whether it would deliver a fairness opinion based on a merger exchange ratio of $.30 worth of IVI Checkmate common stock for each share of NTN common stock. Southeast indicated that it would be willing to give an opinion that such amount was fair, from a financial point of view, to the stockholders of NTN other than IVI Checkmate Inc. and its affiliates. After further discussion, Mr. Schellhorn, acting as the special committee, approved the merger at the offered price, subject to receipt of a final fairness opinion from Southeast, and on the terms described herein under "--The Merger Agreement."

   Mr. Schellhorn met again on July 20, 1999 with the full board of directors of NTN. At this meeting, Mr. Schellhorn and the board of NTN received a presentation from Southeast that the offering price from IVI Checkmate was fair to the stockholders of NTN, other than IVI Checkmate Inc. and its affiliates, from a financial point of view. After further discussion, Mr. Schellhorn, acting as the special committee, concluded, based to a significant degree on the opinion of Southeast and the other factors described below under "--NTN's Reasons for the Merger," that the terms of the merger were fair to, and in the best interests of, the stockholders of NTN, other than IVI Checkmate Inc. and its affiliates, and recommended that the NTN board of directors do the following:

  . approve the merger agreement in the form presented to the special committee, with such changes as are approved by Mr. Schellhorn;

  . determine that the merger is fair to, and in the best interest of, the NTN stockholders other than IVI Checkmate Inc. and its affiliates; and

  . recommend that the stockholders of NTN approve the merger agreement.

The NTN board of directors then unanimously took these actions.

   The board of directors of IVI Checkmate, acting by unanimous written consent on July 20, 1999 after reviewing the terms of the merger agreement and related transactions, as well as the opinion received by the NTN special committee stating that the consideration to be received by the NTN stockholders was fair, from a financial point of view, to the stockholders of NTN, other than IVI Checkmate Inc. and its affiliates, concluded, based to a significant degree on the opinion of Southeast and the other factors described below under "--IVI Checkmate's Reasons for the Merger," that the terms of the merger and the merger agreement are fair to, and in the best interests of IVI Checkmate and the stockholders of NTN other than IVI Checkmate and its subsidiaries. The IVI Checkmate board of directors approved the merger agreement in the form presented to the board, with such changes as are approved by L. Barry Thomson, President and Chief Executive Officer of IVI Checkmate, or John J. Neubert, Executive Vice President and Chief Financial Officer of IVI Checkmate.

   On July 21, 1999, following the execution of the merger agreement, IVI Checkmate and NTN issued the following joint press release:

                 NATIONAL TRANSACTION NETWORK AND IVI CHECKMATE
                          ENTER INTO MERGER AGREEMENT

     Atlanta, Georgia
     Toronto, Canada
     Westborough, Massachusetts
     July 21, 1999

     IVI CHECKMATE CORP. (Nasdaq: CMIV; TSE: IVC/IVI) and NATIONAL TRANSACTION NETWORK, INC. (OTCBB: NTRN) today announced that they had entered into an agreement that will result in the acquisition by IVI Checkmate Corp., through its wholly owned subsidiary IVI Checkmate Inc., of all of the shares of National Transaction Network, Inc. common stock that it does not presently own. IVI Checkmate Corp., through IVI Checkmate Inc., currently owns 2,726,440, or approximately 82.0%, of National Transaction Network's 3,325,468 shares of common stock outstanding.

     The acquisition will be accomplished in the form of a merger between National Transaction Network and a wholly owned subsidiary of IVI Checkmate Inc. formed for this purpose and should be completed in the next one to three months, subject to approval by National Transaction Network's stockholders and depending on the timing of regulatory reviews and approvals. A special committee consisting of an independent director of National Transaction Network and management of IVI Checkmate Corp. agreed on merger consideration of $0.30 worth of common stock of IVI Checkmate Corp. for each share of National Transaction Network common stock.

     IVI Checkmate Corp. is the third largest electronic transaction solutions provider in North America and designs, develops and markets innovative payment and value-added solutions that optimize transaction management at the point-of-service in the retail, financial, travel and entertainment, healthcare and transportation industries. IVI Checkmate Corp.'s software, hardware, and professional services minimize transaction costs, reduce operational complexity, and improve profitability for its customers in the U.S., Canada and Latin America.

     National Transaction Network, Inc. designs, develops, integrates, markets and maintains electronic payment systems for use in retail applications. National Transaction Network software performs many of the tasks involved in electronic payment transactions, including the collection of payment-related data at the point of sale, secure transmission of the data, authorization and collection of the completed transaction and final reporting of the transaction.

     National Transaction Network and IVI Checkmate Corp. offer a single-source, end-to-end electronic payment solution to retailers at both store and corporate level.

 NTN's Reasons for the Merger

  NTN's Current Financial Situation

   NTN currently is unable to generate sufficient revenues from operations to be self-sustaining. For the years 1996, 1997 and 1998, NTN incurred losses from operations of approximately $1.6 million, $400,000 and $600,000, respectively, and net losses of similar or larger amounts in those years. NTN has recently financed its operations in part through loans from IVI Checkmate's subsidiaries. In January 1999, the NTN board of directors authorized NTN to increase the principal amounts of its borrowings from IVI Checkmate Ltd. to $2,500,000 and to borrow up to the principal amount of $1,000,000 from IVI Checkmate Inc. NTN is currently in debt to these subsidiaries in the principal amount of approximately $2,450,000. At September 30, 1999, NTN had an accumulated deficit of approximately $14.7 million and negative stockholders' equity of approximately $1.6 million. Furthermore, NTN's ability to obtain equity or debt financing from outside sources is severely limited by:

  .NTN's history of operating losses,

  .NTN's substantial indebtedness referenced above,

  .NTN's substantial accumulated deficit and negative stockholder's equity, and

  .the ownership of approximately 82.0% of the outstanding common stock of NTN by IVI Checkmate Inc.

Under the circumstances in which NTN is currently operating, NTN is unlikely to generate sufficient revenues from operations to remain in business as a going concern, and IVI Checkmate and its affiliates have no obligation to extend additional loans to NTN.

   NTN's current financial situation prompted NTN's board of directors to consider and approve the transaction with IVI Checkmate because the IVI Checkmate transaction offered the possibility that the stockholders of NTN, other than IVI Checkmate Inc., could realize value and liquidity by exchanging their OTC Bulletin Board-quoted NTN shares for shares of a stock traded on the Nasdaq National Market. By contrast, if NTN ceased doing business, the already weak trading market demand for NTN common stock could be expected to cease to exist, thereby eliminating the possibility of an NTN stockholder's receiving value through open market sales. Additionally, an NTN stockholder could not receive value through a liquidation of NTN since NTN's liabilities exceed its assets, leaving no funds available for distribution to its stockholders.

  Fair Offer Terms

   NTN's board of directors has reviewed (a) the opinion of Southeast Appraisal Resource Associates, Inc., as delivered to the special committee appointed by NTN's board of directors, to the effect that the consideration to be received by the stockholders of NTN through the proposed merger is fair from a financial point of view and (b) the merger agreement and other documents relating to the proposed transaction, and the NTN board has concluded that the terms of the proposed transaction are fair to NTN and its stockholders other than IVI Checkmate Inc. and its affiliates.

   The foregoing discussion of information and factors deemed material by the NTN board in considering the merger agreement and the merger is not intended to be exhaustive but is believed to include all material factors considered by the NTN board of directors.

The board of directors of NTN has unanimously approved the merger agreement and unanimously recommends to the stockholders of NTN that you approve the merger agreement and the merger.

 IVI Checkmate's Reasons for the Merger

  IVI Checkmate's Business Strategy

   IVI Checkmate is the third largest electronic transaction solutions provider in North America. IVI Checkmate designs, develops and markets innovative payment and value-added solutions that optimize transaction management at the point of service in the retail, financial, hospitality, healthcare and transportation industries. IVI Checkmate's software, hardware and professional services minimize transaction costs, reduce operational complexity and improve profitability for its customers in the U.S., Canada and Latin America.

   In an effort to increase revenues, enhance operating margins and maintain its product leadership position, IVI Checkmate is transitioning away from being a hardware-centered terminal supplier to becoming a value-based systems provider offering end-to-end electronic payment solutions. To achieve this goal, IVI Checkmate adopted a growth strategy to move from being primarily a hardware supplier to becoming a total solutions provider. The objective is to provide to its customer's "eN to eN Solutions." These solutions will consist of consumer-activated terminals and payment peripherals, in-store payments and transaction processing software, high-speed transaction routers and value added application servers. In addition to providing its retailer customers with control over their payment system, IVI Checkmate will also offer value added solutions such as electronic marketing, check conversion, off-line debit conversion, signature capture and charge back protection, integrated check management systems and other payments and transaction oriented eN to eN solutions which will enable them to generate increased revenue.

   To achieve that objective, IVI Checkmate has made three strategic acquisitions in the retail arena. First, in December 1997, Checkmate acquired the assets of Total Retail Solutions, a Florida based corporation. Total Retail Solutions' expertise included developing payment and transaction processing applications embedded in point of service systems as well as the ability to connect IVI Checkmate's devices to such point of service systems.

   The second strategic retail market acquisition, made in September 1998, was the acquisition of the stock of Plourde Computer Services, Inc. Plourde's expertise is providing in-store payments and transaction processing engines and software for IBM and Windows NT based POS systems.

   In April 1999, IVI Checkmate acquired the assets of the Financial Systems subsidiary of DataCard Corporation. This acquisition provided IVI Checkmate with additional electronic funds transfer products, accelerated IVI Checkmate's entry into the small retail business and the travel and entertainment markets, and provided IVI Checkmate with its initial entry into the petroleum market.

   NTN represents a fourth source of opportunity in the retail market. While NTN has a systems integration business that resells hardware and in-store payments software to retailers, its primary asset is Mainsail, a retail host switch which can be both a transaction router and a value added application server. Mainsail will be renamed eN-Concert Enterprise and marketed as part of IVI Checkmate's eN to eN Solution.

  Benefits to IVI Checkmate

   The acquisition of NTN better positions IVI Checkmate to provide versatile payment solutions that are seamlessly integrated into a retailer's legacy and new store systems or integrated as part of a Value Added Reseller store system offering. NTN's leadership in multi-lane retail payment applications and its Retail Host Switch payment solution are a key element in IVI Checkmate's strategy of providing end to end payment solutions to the retail industry.

   The acquisition of NTN will further IVI Checkmate's goal of offering a full eN to eN payments solution. Work has already been completed to interface IVI Checkmate's consumer activated terminals and payment peripherals to its eN-Concert Store product, which enables retailers to better control all aspects of a customer transaction. IVI Checkmate is currently developing an interface between eN-Concert Store and eN-Concert Enterprise.

   Once the initial system is tested and installed, IVI Checkmate will invest in the hardware, store software and host software to bring to market additional value added applications. These additional value added applications and solutions will be marketed to existing IVI Checkmate customers as well as to NTN's eN-Concert Enterprise customers. This should provide additional revenue to invest in new applications as well provide additional benefits to retailers, making the entire eN to eN Solution easier to justify and sell.

   By offering not only consumer activated terminals and payment peripherals but also a full eN to eN software solution, IVI Checkmate expects to increase the average sale per customer as well as be able to command higher product margins. In addition, IVI Checkmate intends to offer a full range of professional services for implementation, project management and support, which will increase revenue and serve as a recurring revenue stream.

  Impact on NTN

   Following the merger, NTN will transition from a software supplier and systems integrator to a software division of IVI Checkmate, operating as a wholly owned subsidiary of IVI Checkmate Inc. and focusing on the retail host switch product formally known as Mainsail. The resulting organization will be known as the eN-Concert Enterprise product division. This focus on one product line should result in improved operations and profitability.

   The eN-Concert Enterprise product division will consist of product development, project management, quality assurance and implementation resources. The eN-Concert Enterprise product division will sell its products and services through the IVI Checkmate sales channels. The hardware deployment and repair service functions and all accounting and financial reporting functions will be moved to Atlanta. What remains will be a focused business group that will not have to carry the high overhead that NTN currently has to carry. This should result in the eN-Concert Enterprise product division becoming and remaining profitable.

  Anticipated Savings

   While no qualitative analysis was performed by management, it is management's belief that IVI Checkmate will realize savings from the combined operation. However, as management did not use factual studies or create actual value projections related to the anticipated savings it believes will be realized, these beliefs where not considered when making its recommendation to the NTN stockholders to approve the merger agreement. Notwithstanding the aforementioned, management believes savings should be realized in five areas:

  . management;

  . sales and marketing;

  . accounting and finance;

  . systems shipment and deployment; and

  . repair and hardware maintenance operations.

   Following the merger, the new eN-Concert Enterprise division will report to IVI Checkmate's Vice President of eN-Concert Solutions. This will result in the elimination of the position of Vice President and General Manager of NTN. The current Vice President and General Manager of NTN will be reassigned within IVI Checkmate to an open position.

   Rather than layer multiple sales forces calling on the same customers, IVI Checkmate will use two primary channels to bring these eN to eN solutions to the retail market. IVI Checkmate will market to the top 100 retailers through a direct sales organization and to the next tier with a distributor channel. Both channels will offer eN-Concert Enterprise as part of the eN to eN solution.

   As noted, following the merger, all accounting and financial reporting functions will be transferred to and consolidated in Atlanta. A reduction in accounting and financial headcount will result in savings to the combined entity. In addition, the costs NTN incurred from being a public company will be eliminated. There will also be savings from interest on NTN's bank line of credit because IVI Checkmate has sufficient working capital to fund the eN-Concert Enterprise division.

   NTN's hardware deployment operation also will be transferred to Atlanta, where the combined volume should reduce product costs and efficiencies of the combined operations should reduce production costs, resulting in improved gross margins for the systems shipped to former NTN customers. As noted, the hardware maintenance and hardware repair operations will also be transferred to Atlanta, resulting in the elimination of one position.

Fairness Opinion of the Special Committee's Financial Advisor

   Opinion. The special committee retained Southeast Appraisal Resource Associates, Inc. to assist it in evaluating the fairness to the NTN stockholders, other than IVI Checkmate Inc. and its affiliates, from a financial point of view, of the merger consideration. Southeast was not asked to consider the merits of the merger as compared to any alternative business strategies in rendering its opinion. Southeast is not in the business of providing strategic direction and is not equipped to "shop" a business. Southeast was requested to render an opinion with respect to the only proposal made to the special committee. On July 20, 1999, Southeast delivered to the special committee a written opinion stating that "the consideration to be received by the shareholders of NTN (excluding shares held by NTN or by IVI Checkmate Corp. or any of its subsidiaries) through the proposed merger is fair to them from a financial point of view." Subsequently, Southeast updated this written opinion to January 14, 2000.

   Sources of Information for Opinion. In arriving at its opinion, Southeast:

  .reviewed the merger agreement;

  . held discussions with senior officers, directors and other representatives and advisors of NTN and senior officers and other representatives and advisors of IVI Checkmate concerning the businesses, operations, and prospects of NTN and IVI Checkmate;

  . examined publicly available business and financial information relating to NTN and IVI Checkmate as well as financial forecasts and other information and data for NTN and IVI Checkmate which were provided to or otherwise discussed with Southeast by the respective management of each of NTN and IVI Checkmate, including information relating to strategic implications and operational benefits anticipated to result from the merger and financial projections provided by NTN for the year ending December 31, 1999, which consisted of a forecast in revenues of approximately $3.1 million and an earnings loss before taxes of approximately $13,000;

  . reviewed the financial terms of the merger agreement in relation to (a) current and historical market prices and trading volumes of the NTN common stock and the IVI Checkmate common stock, (b) the historical and projected earnings and other operating data of NTN and IVI Checkmate, and
    (c) the capitalization and financial condition of NTN and IVI Checkmate;

  . considered, to the extent available, the financial terms of other transactions recently effected which Southeast considered relevant in evaluating the merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Southeast considered relevant in evaluating those of NTN and IVI Checkmate;

  . evaluated the potential pro forma financial impact of the merger on IVI
    Checkmate; and

  . conducted such other analyses and examinations and considered such other financial, economic and market criteria as Southeast deemed appropriate in arriving at its opinion.

   Limitations on Opinion. In rendering its opinion, Southeast assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Southeast. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Southeast, Southeast was advised by the managements of NTN and IVI Checkmate that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of each of NTN and IVI Checkmate as to the future financial performance of NTN and IVI Checkmate and the strategic implications and operational benefits anticipated to result from the merger. Southeast assumed that the merger will be treated as a taxable event for U.S. federal income tax purposes and as a purchase transaction in accordance with U.S. generally accepted accounting principles. Southeast's opinion relates to the relative values of NTN and IVI Checkmate. Southeast expresses no opinion as to what the value of the common stock of IVI Checkmate actually will be when issued to NTN's stockholders pursuant to the merger or the price at which the IVI Checkmate common stock will trade subsequent to the merger. Southeast was not requested to, and did not, solicit third party indications of interest in the possible acquisition of NTN. Southeast was not asked to consider, and the opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for NTN or the effect of any other transaction in which NTN might engage. Southeast acted as financial advisor to the Special Committee in connection with the merger. Southeast's opinion is not intended to be and does not constitute a recommendation to any stockholder of NTN as to how such stockholder should vote, or take any other action, with respect to the merger agreement or any matters relating to the merger agreement.

   Analysis Employed in Opinion. The opinion does not provide significant detail with regard to the analysis upon which Southeast bases its opinion; the opinion does, however, reference the appraisal conducted by Southeast of the fair market value of the NTN common stock, on a minority interest basis, as of December 31, 1998. In the appraisal, Southeast opined that the fair market value of a share of NTN common stock was equitably represented in the amount of $0.26 per share. The offer made by IVI Checkmate to the remaining stockholders of NTN was for the equivalent of $0.30 per share. Since the offer was in excess of the fair market value of the common stock of NTN, Southeast concluded that the offer was fair from a financial point of view to the stockholders of NTN.

   In its appraisal, Southeast explained that it had employed three methods for valuation. Each of these methods will be discussed in turn.

  . Share Transaction Method

      Southeast examined actual transactions conducted on the over the counter (OTC) NASDAQ Bulletin Board involving NTN common stock in a period near the valuation date. During 1998, 475,000 shares were traded. This represented an annual turnover of 14.3% of NTN's total outstanding of 3,325,468 shares. Average weekly trading volume was 9,100 shares, which included weeks in which no activity occurred. This represents an average turnover of less than 0.3% of the total shares.

      A total of 3,100 shares of NTN common stock were traded at $0.28 per share on the valuation date of December 31, 1998. For the month of December, a total of 14,000 shares were traded with a range of $0.28 to $0.3125 per share. For the first six and one-half months of 1999, a total of 26,400 shares were traded at $.28 per share. On July 12, 1999, the last date in which shares of NTN were traded prior to Southeast's July 20, 1999 fairness opinion, 400 shares were traded at a price of $.28 per share.

      Ordinarily, the best evidence of fair market value of shares of common stock (as if freely traded) that are publicly traded is the most recent bid price for the common stock on the applicable stock exchange. In this case, the common stock of NTN, while nominally public, has relatively little trading volume. Consequently, the use of other valuation techniques, rather than sole reliance on public transactions, is appropriate.

  .Capital Markets Method

      Southeast identified six publicly traded companies similar to NTN and studied five measures of financial performance for each of these companies. These six guideline companies were as follows:

       Comtrex Systems
       Concord EFS
       CSG Systems Int'l
       Hyperion Corp.
       Nova Corporation
       Trans Sys Architects

    The financial performance measures used were revenues, after tax earnings, after tax cash flow, earnings before interest and taxes, known as EBIT, and earnings before interest, taxes and depreciation and amortization, known as EBITDA. In view of NTN's discontinuance of direct equipment sales, Southeast selected projected 1999 financial measures for use in this analysis. For 1999, NTN projected positive results only for EBIT and revenues. Additionally, except for Comtrex Systems, NTN is considerably smaller, has historically lower margins and lower sales growth than the guideline companies.

      In view of these factors, Southeast believed that multiples of 35% below the median of the guideline companies were appropriate for NTN. Multiplying the adjusted ratios by the EBIT and revenues resulted in indicators of the total market capitalization of NTN. From these measures was subtracted the total debt of $2,150,000 that resulted in an indicator of equity value. Since the indicator based on EBIT was less than the total debt, the equity value indicator was not meaningful. Consequently, the only meaningful indicator of value was based on the revenue measure. The value indicator of $6,105,328 was selected as the indicator of the value of the equity capital on a freely traded basis.

      As noted above, there is a limited public market for NTN's shares, so the shares do have a measure of marketability. Several studies have been conducted to determine the effect that lack of marketability has on prices. According to Southeast, in these most recent studies related to U.S. securities, the discount ranged between 23% and 45%. Since NTN's shares are traded publicly (albeit to a limited extent), Southeast concluded that a discount of 25% was appropriate in this case. Applying this discount resulted in an indicator of value of $4,578,996, which was divided by the total common shares outstanding of 3,325,824, which resulted in a value indicator of $1.377 per share based on the capital markets method.

      Ultimately, Southeast accorded no weight to the capital markets method because only one point of comparison, revenues, was applicable to NTN in relation to the guideline companies.

  .Discounted Cash Flow Method

      Southeast made a pro forma analysis to estimate NTN's available cash flow on a debt-free basis. Available cash flow is the amount that could be paid out to the suppliers of debt and equity capital without impairment of NTN's business operations.

      Available cash flow was then discounted to its present value. The residual, or perpetuity value, at the end of the forecast period was also discounted to indicate present value. The sum of these two components represent the amount a prudent investor would pay for an operating business entity on an independent basis. To value the stockholders' equity, the market value of the debt is then subtracted to derive the equity value.

      In order to develop a cash flow forecast Southeast examined historic performance and industry trends, and discussed expected future performance of NTN with management.

      A critical component of the discounted cash flow analysis is the selection of the discount rate, or cost of capital. The base rate is developed in a process that incorporates aspects of economic theory and the capital asset pricing model.

      Southeast adjusted the basic model to account for NTN's size and operating risk in comparison to typical public companies and for any fundamental factors that affect NTN's risk.

      Southeast used 7.8% as the difference between risk-free rate of return and the market rate of return, and added a premium of 5.36% to take into account the additional risk of investing in small capitalization stocks.

      To reflect the narrower scope of NTN's customer base and other business and operating risks specific to NTN, including the recent refocusing on the Mainsail product line and the discontinuance of equipment selling, Southeast added a company-specific premium of 3.0%.

      Southeast used these factors in determining a present value of forecasted cash flows, and selected a perpetuity growth rate of 6% for purposes of determining the residual value of NTN. Using these assumptions and factors, Southeast determined the present enterprise value of NTN to be $3,249,047. From this Southeast subtracted NTN debt of $2,150,000, which resulted in a freely traded minority equity value of $1,099,047, in the aggregate. Southeast applied a marketability discount of 25% to recognize the limited marketability of the equity in NTN, which resulted in an aggregate equity value, on a minority basis of $824,285. This value was divided by 3,325,824 shares outstanding which resulted in a value indicator of $0.248 per share, based on the discounted cash flow method.

   Information Regarding Southeast Appraisal Resource Associates, Inc. Formed in 1988, Southeast provides multi-disciplined appraisal and valuation services to firms and individuals located in the southeastern United States, which operate in that region or nationally, and firms and individuals located elsewhere and seeking valuation assistance in the southeastern United States. Southeast indicated to the special committee that, since its formation, it has played a key role in transactions valued in the aggregate at approximately
$4 billion. After completion of (1) research regarding Southeast's qualifications to provide a valuation and a fairness opinion and (2) initial discussions with Southeast, the special committee engaged Southeast based on the special committee's conclusion that Southeast was sufficiently knowledgeable as to technology businesses generally and NTN's product offerings specifically to fairly value NTN and to render a fairness opinion. NTN agreed to pay Southeast a fee of $8,000, which it deemed to be a reasonable and customary fee upon the rendering of the valuation and the fairness opinion.

   Full Text of Opinion Attached. The full text of the written opinion of Southeast Appraisal Resource Associates, Inc., dated January 14, 2000, which sets forth the assumptions made, matters considered, and limitations on the review undertaken, is attached hereto as Appendix C and is incorporated herein by reference. Southeast reviewed both economic conditions and the financial performance and condition of NTN through the January 14, 2000 date of the fairness opinion. It basically updated the analysis that was originally performed for the prior opinion. Holders of NTN common stock are urged to read the opinion carefully in its entirety. The summary of the opinion of Southeast set forth above is qualified by reference to the full text of such opinion.

Completion of the Merger

   Subject to the conditions to the obligations of the parties to effect the merger, the merger will be completed on the date and at the time specified in the certificate of merger to be filed with the Secretary of State of the State of Delaware. Unless IVI Checkmate and NTN agree otherwise, they will use reasonable efforts to complete the merger. IVI Checkmate and NTN anticipate
that the merger will become effective on or about       , 2000. However, delays
could occur.

   IVI Checkmate and NTN cannot assure you that they will be able to obtain necessary approvals for the merger or that they will be able to satisfy other conditions to completion of the merger. Either NTN's or IVI Checkmate's board of directors may terminate the merger agreement at any time because the merger was not completed by September 30, 1999. IVI Checkmate and NTN may extend the date on which they may terminate the merger agreement if both parties agree to an extension in writing. For more information, see "--Conditions to Completion of the Merger" below and "--Waiver, Amendment and Termination" beginning on page 40.

Distribution of IVI Checkmate Stock Certificates

   Promptly after the merger is completed, each NTN stockholder at the time of completion of the merger will be mailed a letter of transmittal and instructions for the exchange of the certificates representing shares of NTN common stock for certificates representing shares of IVI Checkmate common stock.

   You should not send in your certificates until you receive a letter of transmittal and instructions.

   After you surrender to the exchange agent certificates for NTN common stock with a properly completed letter of transmittal, the exchange agent will mail you a certificate or certificates representing the number of shares of IVI Checkmate common stock to which you are entitled and a check for the amount to be paid in lieu of any fractional share, without interest, if any, together with all undelivered dividends or distributions in respect of the shares of IVI Checkmate common stock, without interest thereon, if any. IVI Checkmate will not be obligated to deliver the consideration to you, as a former NTN stockholder, until you have surrendered your NTN common stock certificates.

   Whenever a dividend or other distribution is declared by IVI Checkmate on IVI Checkmate common stock with a record date after the date on which the merger was completed, the declaration will include dividends or other distributions on all shares of IVI Checkmate common stock that may be issued in the merger. However, IVI Checkmate will not pay any dividend or other distribution that is payable after the completion of the merger to any former NTN stockholder who has not surrendered his or her NTN stock certificate until the holder surrenders the certificate. If any NTN stockholder's stock certificate has been lost, stolen or destroyed, the exchange agent will issue the shares of IVI Checkmate common stock and any cash in lieu of fractional shares upon such stockholder's submission of an affidavit claiming the certificate to be lost, stolen or destroyed by the stockholder of record, the posting of a bond in such amount as IVI Checkmate may reasonably direct as indemnity against any claim that may be made against IVI Checkmate with respect to the certificate, and submission of any other documents necessary to effect the exchange of the shares represented by the certificate.

   At the time the merger is completed, the stock transfer books of NTN will be closed and no transfer of shares of NTN common stock by any stockholder will thereafter be made or recognized. If certificates for shares of NTN common stock are presented for transfer after the merger is completed, they will be canceled and exchanged for shares of IVI Checkmate common stock, a check for the amount due in lieu of fractional shares, if any, and any undelivered dividends on the IVI Checkmate common stock. Any certificates for IVI Checkmate common stock, cash and any dividends or distributions not claimed by NTN's stockholders within two years from completion of the merger will become the property of IVI Checkmate.

Conditions to Completion of the Merger

   IVI Checkmate, IVI Checkmate Inc., NTN and NTN Merger Corp. are required to complete the merger only after the satisfaction of various conditions. These conditions include:

  . the approval of the merger by the board of directors of NTN, IVI
    Checkmate, IVI Checkmate Inc. and NTN Merger Corp.;

  . the approval of the merger by the holders of a majority of the outstanding shares of NTN common stock;

  . obtaining all required filings, consents, approvals and waivers from any governmental or public agency necessary to complete the merger;

  . the SEC declaring this registration statement effective under the Securities Act;

  . no inaccuracies in the representations and warranties of IVI Checkmate, IVI Checkmate Inc., NTN and NTN Merger Corp. as set forth in the merger agreement, as of the date the merger is completed such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a material adverse effect on such party will have occurred;

  . the performance and compliance by IVI Checkmate, IVI Checkmate Inc., NTN and NTN Merger Corp. of all agreements and covenants set forth in the merger agreement in all material respects;

  . no event, change or occurrence, or any combination of events, changes or occurrences, that has, or is reasonably likely to have, a material adverse effect on NTN from the date of the merger agreement to the date the merger is completed will have occurred;

  . no action, suit, investigation or proceeding pending, threatened or affecting NTN or IVI Checkmate or IVI Checkmate Inc. or any of their officers or directors which could prevent or delay the merger will have occurred;

  . no law will be in effect, and no order or action will have been taken by any court, governmental, or regulatory authority of competent jurisdiction, prohibiting or restricting the merger or making it illegal;

  . the receipt by NTN of the reaffirmation by Southeast Appraisal Resource
    Associates, Inc. of its opinion as to the fairness of the merger and the merger consideration; and

  . the satisfaction of other conditions, including the receipt of various certificates from the officers of NTN and IVI Checkmate.

   We cannot assure you as to when or if the conditions to the merger can or will be satisfied or waived by the party permitted to do so. Because the merger was not effected on or before September 30, 1999, except as described otherwise in this proxy statement-prospectus or the merger agreement, the board of directors of either NTN or IVI Checkmate may terminate the agreement and plan of merger and abandon the merger. For more information regarding waivers under, and amendments and termination of, the merger agreement, see "--Waiver, Amendment, and Termination" below.

Indemnification

   IVI Checkmate has agreed to indemnify the present and former directors and officers of NTN against liabilities arising out of actions or omissions occurring at or prior to the time the merger is completed to the full extent permitted under Delaware law and NTN's certificate of incorporation and bylaws. IVI Checkmate has also agreed to use its reasonable efforts to maintain in effect for a period of six years after completion of the merger, NTN's existing directors and officers liability insurance policy similar to NTN's existing insurance policy. IVI Checkmate will cause NTN to provide such indemnification and directors' and officers' liability insurance to the extent it does not.

Regulatory Approval

   NTN and IVI Checkmate are not aware of any material governmental approvals or actions that are required to complete the merger, except for the documents which must be filed with the SEC and the certificate of merger to be filed with the Secretary of State of the State of Delaware. Should any other approval or action be required, IVI Checkmate and NTN contemplate that they would seek such approval or action.

Waiver, Amendment and Termination

   To the extent permitted by law, the boards of directors of IVI Checkmate and NTN may agree in writing to amend the merger agreement before the time the merger becomes effective. In addition, before the merger becomes effective, either NTN or IVI Checkmate, or both, may waive any provision under the merger agreement. To be effective, an amendment or a waiver must be approved by the board of directors of NTN or

IVI Checkmate, as appropriate, and must be in writing and signed by an authorized officer of NTN or IVI Checkmate, as the case may be. However, after the stockholders of NTN have approved the merger, any amendment or waiver which changes the amount they will receive in exchange for their shares of NTN common stock or in any other way adversely affects them, must be approved by such stockholders.

   At any time before the merger becomes effective, the boards of directors of IVI Checkmate and NTN may agree to terminate the merger agreement. In addition, either NTN's board of directors or IVI Checkmate's board of directors may terminate the merger agreement:

  . because the merger was not completed by September 30, 1999;

  . if any law or order makes the completion of the merger illegal or prohibited and the order is final and nonappealable;

  . if the stockholders of NTN fail to approve the merger agreement and the merger at the special meeting; or

  . if the board of directors of NTN or the special committee withdraws, modifies or changes or resolves to withdraw, modify or change its recommendation of the merger to the NTN stockholders, recommends or authorizes entering into any other acquisition proposal or other similar transaction in a manner that would adversely affect IVI Checkmate or NTN Merger Corp.

   If the merger is terminated, the merger agreement will become void and have no effect, except that Section 11.5 of the merger agreement, which governs the payment of expenses, will survive.

Conduct of Business Pending the Merger

   The merger agreement obligates NTN to conduct its business only in the usual, regular and ordinary course before the merger becomes effective and imposes limitations on the operations of NTN and its subsidiaries. These limitations are listed in Article 6 of the merger agreement which is attached as Appendix A to this proxy statement-prospectus.

   NTN has also agreed that neither it nor any of its representatives will directly or indirectly solicit, or participate in negotiations with respect to, any proposal for the acquisition of NTN by a third party; provided, that, to the extent necessary to comply with the fiduciary duties of NTN's board of directors as advised by the special committee, NTN may furnish information concerning NTN to, and participate in negotiations with respect to the acquisition of NTN by, a third party.

   IVI Checkmate and NTN have also agreed to use best efforts and to take all actions necessary to complete the merger.

Management and Operations After the Merger

   As a result of this transaction, IVI Checkmate intends to transition NTN from a software supplier and systems integrator to a software division of IVI Checkmate. The slimmed down NTN, which will become a wholly owned subsidiary of IVI Checkmate Inc., will focus on the retail host switch product formally known as Mainsail. The resulting organization will be known as the eN-Concert Enterprise product division. Management of IVI Checkmate believes this focus on one product line should result in improved operations and profitability.

   The eN-Concert Enterprise product division will consist of development, quality assurance, project management, quality assurance, implementation resources and will sell its products and services through the IVI Checkmate sales channels.

   Following the completion of the merger, IVI Checkmate intends to move the hardware deployment and repair service functions to Atlanta, as well as all accounting functions of IVI Checkmate.

   What remains as NTN will be a focused business group that will not have to carry the high overhead that NTN previously carried. Management of IVI Checkmate believes this should result in the eN-Concert Enterprise product division having additional opportunities and growth for the remaining employees.

   The merger will not change the present management team or board of directors of IVI Checkmate or IVI Checkmate Inc. Under the merger agreement, the current directors of NTN Merger Corp. are to serve as the directors of NTN after the merger and the current officers of NTN are to serve as the officers of NTN after the merger.

   Information concerning the current management of NTN is included in the documents incorporated by reference in this proxy statement-prospectus. See "Where You Can Find More Information" beginning on page 81. Information concerning the current management of IVI Checkmate and NTN Merger Corp. is set forth in "Information Concerning Directors and Executive Officers of IVI Checkmate Corp" beginning on page 63 and "Information Concerning Directors and Executive Officers of IVI Checkmate Inc. and NTN Merger Corp." on page 73.

Interests of Certain Persons in the Merger

   Members of NTN's management and board of directors may be deemed to have interests in the merger that are in addition to their interests as stockholders of NTN generally. NTN's board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement.

   Ownership of IVI Checkmate, IVI Checkmate Inc. and NTN Merger Corp. IVI
Checkmate is a publicly traded company with approximately     stockholders of
record as of       , 2000, the latest practicable date before the mailing of
this proxy statement-prospectus. IVI Checkmate owns 100% of the common stock of IVI Checkmate Inc., which owns 100% of the common stock of NTN Merger Corp., which was organized by IVI Checkmate Inc. solely for the purpose of enabling IVI Checkmate to acquire, pursuant to the merger agreement, the entire equity interest in NTN.

   Through its wholly owned subsidiary, IVI Checkmate Inc., IVI Checkmate beneficially owns 2,726,440 shares of NTN, representing 82.0% of the outstanding shares of common stock of NTN. By voting the shares of NTN common stock owned by IVI Checkmate Inc. for the merger and the merger agreement as it intends, IVI Checkmate can be assured of the merger being approved by the required amount of NTN stockholders. However, as provided in the merger agreement, IVI Checkmate will not receive any consideration for the cancellation of the shares of NTN common stock owned by it or its affiliates.

   Treatment of NTN Options. At the effective time, each outstanding option granted by NTN to purchase shares of NTN common stock will be converted into an option to acquire IVI Checkmate common stock having the same terms and conditions as the NTN option had before the merger was completed. The number of shares that the new IVI Checkmate option will be exercisable for and the exercise price of the new IVI Checkmate option will reflect the merger exchange ratio at which shares of NTN common stock are exchanged for shares of IVI Checkmate common stock in the merger. Mr. Schellhorn, the sole member of the special committee of the NTN board of directors formed for conducting the transaction, possesses options to purchase 15,000 shares of NTN common stock.

   Indemnification; Directors and Officers Insurance. IVI Checkmate has agreed to indemnify the present and former directors and officers of NTN against liabilities arising out of actions or omissions occurring at or prior to the time the merger is completed, to the full extent permitted under Delaware law and NTN's certificate of incorporation and bylaws. IVI Checkmate has also agreed to use its reasonable efforts to maintain in effect for a period of six years after completion of the merger, NTN's existing directors' and officers' liability insurance policy, or a policy similar to NTN's existing insurance policy. IVI Checkmate will cause NTN to provide such indemnification and directors' and officers' liability insurance to the extent it does not.

   Other. On August 18, 1997, NTN entered into a Convertible Subordinated Note Purchase Agreement, as amended on October 31, 1997, with IVI Checkmate Ltd., a wholly owned subsidiary of IVI Checkmate, whereby NTN may from time to time issue and sell to IVI Checkmate Ltd., and IVI Checkmate Ltd. agrees to purchase, up to $2,000,000 aggregate principal amount of NTN's Convertible Subordinated Notes. The notes have a five-year term, bear interest at a rate per annum equal to the prime rate plus 2% (9.75% at December 31, 1998) and are secured by NTN's assets. The notes are convertible into shares of NTN common stock at any time in accordance with the terms of the agreement governing the note; however, the conversion price per share shall be equal to no less than the fair market value of NTN's common stock. In addition, the notes are subject to registration rights if NTN determines to register other shares of its common stock under the Securities Act of 1933. Interest payments on the notes are deferred until maturity.

   On September 19, 1997 and November 24, 1997, NTN issued notes to IVI Checkmate Ltd. in the principal amounts of $400,000 and $1,100,000, respectively. Both notes mature in 2002. During 1998, IVI Checkmate Ltd. advanced funding to NTN under the Notes in the amount of $650,000. Accrued interest under the notes totaled $159,000 at March 31, 1999.

   On July 20, 1999, IVI Checkmate Ltd. and IVI Checkmate Inc. entered into an Exchange Agreement concerning the NTN Convertible Subordinated Notes. Under the Exchange Agreement, IVI Checkmate Inc. issued 2,150,000 shares of its Series B Preferred Stock to IVI Checkmate Ltd. in exchange for the outstanding convertible subordinated notes issued to IVI Checkmate Ltd. by NTN on September 19, 1997, November 24, 1997 and December 31, 1998 in the principal amounts of $400,000, $1,100,000 and $650,000, respectively. Consequently, the merger will have no direct effect on IVI Checkmate Ltd. because it no longer owns any interest in NTN.

   Except for the Convertible Subordinated Note Purchase Agreement, the NTN Convertible Subordinated Notes and the Exchange Agreement discussed in this section above, there are no material contracts between IVI Checkmate or its subsidiaries and NTN.

Accounting Treatment

   IVI Checkmate will account for the merger as a purchase transaction for accounting and financial reporting purposes. Under this method of accounting, IVI Checkmate will allocate the purchase price of NTN, including direct costs of the merger, to the assets acquired and liabilities assumed based upon their estimated relative fair values with the excess purchase consideration allocated to goodwill. However, IVI Checkmate does not anticipate the creation of any goodwill as a result of this transaction because the purchase price is expected to be fully allocated to identifiable intangible assets.

Fees and Expenses

   IVI Checkmate and NTN will each pay its own expenses in connection with the merger, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel, except that if the merger is not completed, IVI Checkmate will pay all filing and printing fees.

Resales of IVI Checkmate Common Stock

   The IVI Checkmate common stock to be issued to stockholders of NTN in the merger will be registered under the Securities Act of 1933. As a result, all shares of IVI Checkmate common stock received by stockholders of NTN in the merger will be freely transferable after the merger by those stockholders of NTN who are not considered to be "affiliates" of NTN or IVI Checkmate. "Affiliates" generally are defined as persons or entities who control, are controlled by, or are under common control with NTN or IVI Checkmate at the time of the special meeting (generally, executive officers, directors, and 10% or greater stockholders).

   Rule 145 under the Securities Act restricts the sale of IVI Checkmate common stock received in the merger by affiliates of NTN and certain of their family members and related entities. Under the rule, during the first 12-month period after the merger is completed, affiliates of NTN or IVI Checkmate may resell publicly the IVI Checkmate common stock they receive in the merger but only within certain limitations as to the amount of IVI Checkmate common stock they can sell in any three-month period and as to the manner of sale. After the one-year period, affiliates of NTN who are not affiliates of IVI Checkmate may resell their shares without restriction. IVI Checkmate must continue to satisfy its reporting requirements under the Securities Exchange Act of 1934 in order for affiliates to resell, under Rule 145 as described in the preceding two sentences, shares of IVI Checkmate common stock received in the merger. However, after at least two years has passed since the date of the merger, persons who are not, and have not been within the preceding three months, affiliates of IVI Checkmate may resell their shares received in the merger even if IVI Checkmate does not continue to satisfy its reporting obligations under the Securities Exchange Act.

   Affiliates also would be permitted to resell IVI Checkmate common stock received in the merger pursuant to an effective registration statement under the Securities Act or an available exemption from the registration requirements of the Securities Act other than Rule 145. This proxy statement-prospectus does not cover any resales of IVI Checkmate common stock received by persons who may be deemed to be affiliates of NTN or IVI Checkmate.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

   IVI Checkmate resulted from the combination on June 25, 1998 of International Verifact Inc. (now IVI Checkmate Ltd., a wholly owned Canadian subsidiary of IVI Checkmate) and Checkmate Electronics, Inc. (now IVI Checkmate Inc., a wholly owned U.S. subsidiary of IVI Checkmate). Prior to the combination of International Verifact and Checkmate Electronics, the common stocks of International Verifact and Checkmate Electronics were traded on the Nasdaq National Market under the symbols "IVIAF" and "CMEL," respectively, and the common stock of International Verifact was also traded on the Toronto Stock Exchange under the symbol "IVI." Following the combination, the common stock of IVI Checkmate began trading on the Nasdaq National Market and the Toronto Stock Exchange under the symbols "CMIV" and "IVC," respectively. Additionally, exchangeable shares of International Verifact that issued in the combination to Canadian stockholders of International Verifact instead of shares of IVI Checkmate common stock began trading on the Toronto Stock Exchange under the symbol "IVI." The International Verifact exchangeable shares are convertible at any time, on a one-for-one basis, into common stock of IVI Checkmate.

   NTN common stock is listed on the pink sheets of the National Quotations Bureau, Inc. under the symbol "NTRN" and included on the OTC Bulletin Board. The table set forth below provides, on a per share basis for the periods indicated:

  . the high and low bid quotations prices of the common stock of International Verifact, Checkmate Electronics and IVI Checkmate as reported on the Nasdaq National Market;

  . the high and low sales prices of the common stock of IVI Checkmate and the exchangeable shares of International Verifact as reported on the Toronto Stock Exchange; and

  . the high and low inter-dealer quotations for the NTN common stock; such quotations do not reflect any retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

                                    International         Checkmate
                                       Verifact          Electronics
                                    Common Shares       Common Stock
                               ------------------------ -------------
                                 Nasdaq      Toronto       Nasdaq
                                National      Stock       National
                                 Market      Exchange      Market        NTN
                               ----------- ------------ ------------- ---------
                                 (US $)    (Canadian $)    (US $)      (US $)
                               High   Low   High   Low   High   Low   High Low
                               ----- ----- ------ ----- ------ ------ ---- ----
1997
Quarter ended March 31,
 1997........................  5.375 4.391  7.150 6.000 13.875 11.500 .406 .250
Quarter ended June 30, 1997..  6.000 4.250  8.300 6.000 13.500  8.000 .875 .250
Quarter ended September 30,
 1997........................  7.375 5.125 10.200 7.000  9.125  6.875 .922 .750
Quarter ended December 31,
 1997........................  9.815 6.500 13.500 9.250  9.000  6.250 .875 .563

1998
Quarter ended March 31,
 1998........................  8.375 6.625 11.950 9.400  9.500  6.844 .719 .469
Quarter ended June 30, 1998
 (through June 25, 1998).....  7.625 5.188 10.750 7.703  9.000  6.500 .875 .406

                                                       International
                                                          Verifact
                                IVI Checkmate Common    Exchangeable
                                       Stock               Shares
                              ------------------------ --------------
                                Nasdaq      Toronto
                               National      Stock     Toronto Stock
                                Market      Exchange      Exchange       NTN
                              ----------- ------------ -------------- ---------
                                (US $)    (Canadian $)  (Canadian $)   (US $)
                              High   Low   High   Low   High    Low   High Low
                              ----- ----- ------ ----- ------- ------ ---- ----
1998
Quarter ended June 30, 1998
 (from June 26, 1998).......  7.125 6.250 10.094 9.406   9.000  8.000 .563 .406
Quarter ended September 30,
 1998.......................  7.000 3.719 10.000 5.750   9.000  5.750 .563 .281
Quarter ended December 31,
 1998.......................  6.250 2.500  9.500 5.094   9.500  5.000 .500 .280

1999
Quarter ended March 31,
 1999.......................  7.375 2.938 11.500 4.400  11.150  4.600 .380 .280
Quarter ended June 30,
 1999.......................  3.750 2.750  5.700 4.050   5.500  4.000 .320 .280
Quarter ended September 30,
 1999 ......................  2.875 2.813  4.850 4.200   5.100  4.150 .310 .260
Quarter ended December 31,
 1999.......................  4.250 2.250  6.000 3.453   5.797  4.094 .875 .266
2000
Quarter ended March 31, 2000
 (through March 7, 2000)....  5.250 3.063  7.750 4.344   9.000  4.406 .453 .266

   On       , 2000, the latest practicable date before the mailing of this proxy statement-prospectus, the last sale price of IVI Checkmate common stock
as reported on the Nasdaq National Market was $   per share. On July 20, 1999,
the last business day prior to public announcement of the merger, the last sale price of IVI Checkmate common stock as reported on the Nasdaq National Market was $3.4375 per share.

   On       , 2000, the latest practicable date before the mailing of this proxy statement-prospectus, the last sale price of NTN common stock based on inter-dealer prices, without retail mark-up, mark-down or commissions, was $ per share. On July 20, 1999, the last business day prior to public announcement of the merger, the last sale price of NTN common stock based on inter-dealer prices, without retail mark-up, mark-down or commissions, was $0.2656 per share.

   Neither IVI Checkmate nor NTN declared or paid any dividends during the periods indicated in the stock price table above. The holders of IVI Checkmate common stock and the holders of NTN common stock each are entitled to receive dividends when and if declared by the respective board of directors out of funds legally available therefor. IVI Checkmate currently intends to retain its future earnings, if any, to fund the development and growth of its business and therefore does not anticipate paying any cash dividends in the foreseeable future.

                           BUSINESS OF IVI CHECKMATE

   IVI Checkmate is the third largest electronic transaction solutions provider in North America. IVI Checkmate was incorporated in 1998 under the laws of the state of Delaware and became active on June 25, 1998 as a result of the combination of International Verifact, a Canadian corporation, and Checkmate Electronics, a Georgia corporation. IVI Checkmate owns all of the capital stock of these two companies, which are now named IVI Checkmate Ltd. and IVI Checkmate Inc., respectively, and operates through these two companies and their subsidiaries.

   Through its subsidiaries, IVI Checkmate designs, develops and markets innovative payment and value-added solutions that optimize transaction management at the point-of-service in the retail, financial, hospitality, healthcare and transportation industries. IVI Checkmate's software, hardware and professional services minimize transaction costs, reduce operational complexity and improve profitability for IVI Checkmate's customers in the U.S., Canada and Latin America.

   IVI Checkmate distributes its products through direct sales and various third party distribution arrangements. IVI Checkmate's customers include banks, payment processors, retail merchants, petroleum service stations, convenience-store operators, supermarkets and other mass merchandisers, and government benefits disbursers.

   With over 15 years of manufacturing and technology expertise through its subsidiaries, IVI Checkmate is a leading provider of electronic payment systems that enable customers to respond to the demands of a rapidly growing, highly competitive, global marketplace. IVI Checkmate provides a variety of point-of-service products such as terminals, check readers and software to facilitate the processing of electronic payment transactions such as check, debit, credit, smart card and electronic benefits transfer among customers, merchants and financial institutions. In particular, IVI Checkmate has been successful at addressing the technology and business requirements of its customers by providing comprehensive product functionality and high quality customer service on a cost-effective basis.

   IVI Checkmate's primary customers are major retailers and financial institutions, but its customers also include distributors, independent sales organizations, value-added resellers and original equipment manufacturers. IVI Checkmate's customers generally seek electronic payment products and services to help manage processing transactions. Its products assist customers in meeting their internal goals of maintaining operational flexibility and responding to market changes, while minimizing cost, waste and disruption.

   The principal executive offices of IVI Checkmate are located at 1003 Mansell Road, Roswell, Georgia 30076, and its telephone number at that address is (770) 594-6000. Additional information with respect to IVI Checkmate and its subsidiaries is included in documents incorporated by reference in this proxy statement-prospectus. See "Where You Can Find More Information" beginning on page 81.

                     IVI CHECKMATE SELECTED FINANCIAL DATA

                                                                        Three Months       Nine Months
                                                                            Ended             Ended
                                 Years Ended December 31,               September 30,     September 30,
                         --------------------------------------------  ----------------  ----------------
                           1998     1997     1996     1995     1994     1999     1998     1999     1998
                         --------  ------- --------  -------  -------  -------  -------  -------  -------
                                           (in thousands, except per share data)
Net revenues............ $107,122  $92,665 $ 77,385  $79,686  $52,587  $32,543  $29,928  $76,286  $80,665
Cost of sales:
  Cost of sales,
   excluding product
   redundancy(2)........   65,818   58,015   47,378   50,568   33,959   21,824   18,397   53,423   49,389
  Product redundancy....    2,624      --       902      --       --       --       --       --     2,624
                         --------  ------- --------  -------  -------  -------  -------  -------  -------
Gross profit............   38,680   34,650   29,105   29,118   18,628   10,719   11,531   22,863   28,262
                         --------  ------- --------  -------  -------  -------  -------  -------  -------
Operating expenses
  Selling, general and
   administrative.......   25,118   24,769   20,327   16,216   13,921    7,154    6,957   22,262   18,784
  Research and
   development..........    4,963    5,603    4,459    4,264    3,335    1,227    1,041    3,461    3,785
  Depreciation and
   amortization.........    4,153    2,823    2,198    2,817    1,828    1,374    1,055    3,932    3,198
  Unusual charges(1)....   10,010      --     7,121      --     6,972      --     1,953      --     9,275
                         --------  ------- --------  -------  -------  -------  -------  -------  -------
    Total............... $ 44,244  $33,195 $ 34,105  $23,297  $26,056  $ 9,755  $11,006  $29,655  $35,042
                         --------  ------- --------  -------  -------  -------  -------  -------  -------
Operating income
 (loss).................   (5,564)   1,455   (5,000)   5,821   (7,428)     964      525   (6,792)  (6,390)
Other
  Minority interest.....       53      448       20      --       --       --       --       --       --
  Share of equity
   minority loss........     (342)     --      (147)     --       --       --       --       --       --
  Interest income
   (expense), net.......      302      478      512      346      291      (79)       4     (235)      11
                         --------  ------- --------  -------  -------  -------  -------  -------  -------
Income (loss) before
 income taxes...........   (5,551)   2,381   (4,615)   6,167   (7,137)     885      529   (7,027)  (6,329)
Income tax benefit
 (expense)..............      580      855   (5,684)  (2,687)   3,197     (266)     (64)   2,108      679
                         --------  ------- --------  -------  -------  -------  -------  -------  -------
Net income (loss)....... $ (4,971) $ 3,236 $(10,299) $ 3,480  $(3,940) $   619  $   465  $(4,919) $(5,700)
                         ========  ======= ========  =======  =======  =======  =======  =======  =======
Basic and diluted net
 income (loss) per
 common share........... $  (0.28) $  0.19 $  (0.69) $  0.24  $ (0.32) $  0.03  $  0.03  $ (0.29) $ (0.33)
                         ========  ======= ========  =======  =======  =======  =======  =======  =======

                                      December 31,
                         --------------------------------------- September 30,
                          1998    1997    1996    1995    1994       1999
                         ------- ------- ------- ------- ------- -------------
                                            (in thousands)
Consolidated Balance
 Sheet Data:
Total assets............ $82,829 $76,584 $69,787 $66,357 $59,079    $90,166
Long-term obligations...     787   2,085   1,124   1,598     609        777
Stockholders' equity....  55,017  57,412  53,029  51,130  44,865     59,804

--------
(1) Unusual charges consist principally of merger costs in 1998 and writedown of assets in each of 1998, 1996 and 1994.

(2) Excludes amortization of deferred software development costs.

               IVI CHECKMATE MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

   IVI Checkmate is a full-service solutions provider in the electronic payment industry in the U.S., Canada and Latin America. IVI Checkmate provides point-of-service products such as terminals, check readers and software to facilitate the processing of electronic payment transactions such as check, debit, credit, smart card and electronic benefits transfer among consumers, merchants and financial institutions.

   The following discussion and analysis of IVI Checkmate's consolidated financial condition and results of operations for the three and nine months ended September 30, 1999 and 1998 and the years ended December 31, 1998 and 1997 should be read in conjunction with the IVI Checkmate consolidated financial statements and accompanying notes. The financial statements have been prepared based on U.S. generally accepted accounting principles.

Results of Operations

   Three and Nine Months Ended September 30, 1999 Compared to Three and Nine Months Ended September 30, 1998 (tabular amounts in thousands of U.S. dollars)

   The following table sets forth certain items derived from IVI Checkmate's consolidated statements of operations:

                                                                   Nine Months Ended
                          Three Months Ended September 30,           September 30,
                         -------------------------------------- --------------------------
                               1999                1998            1999          1998
                         ------------------  ------------------ ------------  ------------
                           Amount      %       Amount      %    Amount    %   Amount    %
                         ----------  ------  ----------  ------ -------  ---  -------  ---
Revenues:
 EFT.................... $   26,487      81  $   20,751      69 $60,952   80  $53,582   67
 Check readers..........      3,283      10       6,295      21   7,811   10   18,801   23
 Professional services..      2,773       9       2,882      10   7,523   10    8,282   10
                         ----------  ------  ----------  ------ -------  ---  -------  ---
                            $32,543     100  $   29,928     100 $76,286  100  $80,665  100
                         ==========  ======  ==========  ====== =======  ===  =======  ===
 United States.......... $   25,741      79  $   22,485      75 $59,624   78  $59,990   74
 Canada.................      6,802      21       7,443      25  16,662   22   20,675   26
                         ----------  ------  ----------  ------ -------  ---  -------  ---
                             32,543     100      29,928     100  76,286  100   80,665  100
Cost of sales:
 Cost of sales,
  excluding product
  redundancy and
  amortization of
  deferred software
  development costs.....     21,824      67      18,397      61  53,423   70   49,389   61
 Product redundancy.....        --      --          --      --      --   --     2,624    3
                         ----------  ------  ----------  ------ -------  ---  -------  ---
Gross margin............     10,719      33      11,531      39  22,863   30   31,276   39
                         ----------  ------  ----------  ------ -------  ---  -------  ---
Operating expenses:
 Selling, General and
  administrative........      7,154      22       6,957      23  22,262   29   18,784   23
 Research and
  development...........      1,227       4       1,041       3   3,461    5    3,785    5
 Depreciation and
  amortization..........      1,374       4       1,055       4   3,932    5    3,198    4
 Merger and
  restructuring costs...        --      --        1,953       7     --   --     9,275   12
                         ----------  ------  ----------  ------ -------  ---  -------  ---
                              9,755      30      11,006      37  29,655   39   35,042   44
                         ----------  ------  ----------  ------ -------  ---  -------  ---
Operating income
 (loss).................        964       3         525       2  (6,792)  (9)  (6,390)  (8)
Interest and other......        (79)    --            4     --     (235) --        11  --
                         ----------  ------  ----------  ------ -------  ---  -------  ---
Income (loss) before
 taxes..................        885       3         529       2  (7,027)  (9)  (6,379)  (8)
Income tax (expense)
 benefit................       (266)     (1)        (64)    --    2,108    3      679    1
                         ----------  ------  ----------  ------ -------  ---  -------  ---
Net income (loss)....... $      619       2  $      465       2 $(4,919)  (6) $(5,700)  (7)
                         ==========  ======  ==========  ====== =======  ===  =======  ===

   Any trends that may be derived from the above tables are not necessarily indicative of IVI Checkmate's future operations.

   Revenues for the three months ended September 30, 1999 grew 9% to $32.5 million from the $29.9 million recorded in the three months ended September 30, 1998. Revenues for the nine months ended September 30, 1999 decreased 5% to $76.3 million from the $80.7 million recorded in the same period one year ago. Following is a discussion of the changes in revenues in electronic funds transfer ("EFT"), check readers and professional services.

   EFT revenue grew 28% in the three months ended September 30, 1999 compared to the same period in 1998, which resulted in growth of 14% in the first nine months of 1999 over the same period in 1998. The increases in EFT revenues in the quarter and year thus far are attributable to continued strong demands for IVI Checkmate's products, including new innovative point-of-sale solutions featuring the eN-Touch 1000 interactive touch screen terminal and the Elite 780 RF hand-held wireless portable terminal. In addition, sales of Jigsaw products, acquired in April 1999, have enabled IVI Checkmate to expand into the financial services market.

   Check reader sales decreased 48% and 58% in the three and nine months ended September 30, 1999, respectively, compared to the same periods in 1998. While direct sales of check readers to retailers remained solid, sales to value-added resellers continued to be less than anticipated. Furthermore, IVI Checkmate has experienced delays in its Banking Automation channel, as the banks have deferred further installations until the new year as a precaution against potential Year 2000 issues.

   Professional services revenues decreased in the three and nine months ended September 30, 1999 by 4% and 9%, respectively, compared to the same periods in 1998. The decrease in 1999 revenues is the result of the completion in 1998 of several maintenance agreements and the deferral by customers of several 1999 software development projects until the new year.

   In Canada, revenues for the three months ended September 30, 1999 declined 9% compared to revenues for the three months ended September 30, 1998, due to shipment delays by the manufacturer of IVI Checkmate's new wireless terminal. Consequently, IVI Checkmate was unable to deliver these products to its customers on a timely basis in the third quarter. However, these delayed shipments were completed in October 1999.

   Cost of sales increased 19% in the three months ended September 30, 1999 to $21.8 million from $18.4 million for the three months ended September 30, 1998. The increase is a result of an increase in shipment of products, which did not translate into a corresponding increase in revenues as a significant portion of these sales were at discounted prices to major retailers. This factor, combined with a $2.7 million charge in the second quarter of 1999 for the modification of IVI Checkmate's eN-Touch 1000 terminal, also resulted in an increase of cost of sales for the nine months ended September 30, 1999 by 8% despite a decrease in sales of 5%.

   Selling, general and administrative expenditures for the third quarter of 1999 increased 3% to $7.2 million from $7.0 million in the third quarter of 1998. However, 1999 third quarter expenses were approximately 22% of sales compared to 23% of sales in the third quarter of 1998. The improvement, as a percentage of sales, reflects management's initiatives to streamline operations to maximize operational efficiency and productivity. For nine months ended September 30, 1999, expenses were approximately 19% higher compared to the nine months ended September 30, 1998. The primary reasons for the increase were the addition of the IVI Checkmate Financial Systems division, acquired April 1999, and severance costs related to reduction in IVI Checkmate's workforce in the second quarter of 1999.

   Gross research and development expense increased in the three and nine months ended September 30, 1999 by 13% and 6%, respectively, compared to the three and nine months ended September 30, 1998. The increase is a reflection of IVI Checkmate's efforts to develop new innovative products and to improve its software capabilities. A summary of IVI Checkmate's research and development efforts is as follows:

                                                                Nine Months
                                        Three Months Ended         Ended
                                           September 30,       September 30,
                                        --------------------  ----------------
                                          1999       1998      1999     1998
                                        ---------  ---------  -------  -------
Gross research and development
 expenditures.........................  $   2,484  $   2,199  $ 7,638  $ 7,216
Capitalized software development
 costs................................     (1,257)    (1,157)  (4,177)  (3,431)
                                        ---------  ---------  -------  -------
Research and development expense......      1,227      1,042    3,461    3,785
Amortization of previously capitalized
 costs *..............................        839        523    2,241    1,493
                                        ---------  ---------  -------  -------
Total expense.........................  $   2,066  $   1,565  $ 5,702  $ 5,278
                                        =========  =========  =======  =======
Product development as a percent of
 net revenues:
 Gross expenditures...................        7.6%       7.3%    10.0%     8.9%
 Research and development expense.....        3.8%       3.5%     4.5%     4.7%
 Total expense........................        6.3%       5.2%     7.5%     6.5%

* included as part of Depreciation and amortization' in the statements of operations

   IVI Checkmate had effective tax rates for the three and nine months ended September 30, 1999 and 1998 of 30% and 11%, respectively, which were below the statutory rate due to utilization of tax losses from previous years.

Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

   The following comparison of financial results between the years ended December 31, 1998 and 1997 reflects a prospective change in IVI Checkmate's investment in IVI Ingenico Inc., a joint venture between IVI Checkmate and Ingenico S.A. to pursue market opportunities in Latin America. For the year ended December 31, 1997, IVI Checkmate consolidated IVI Ingenico due to its 51% ownership and effective control of the operations. Effective January 1, 1998, IVI Checkmate's ownership in IVI Ingenico was reduced to 50% and effective control passed to Ingenico S.A. Consequently, IVI Checkmate prospectively accounted for its investment on an equity basis. As IVI Ingenico did not constitute a significant part of IVI Checkmate's operations, the change in accounting did not have a significant impact on the change in revenues and operating expenses in 1998 compared to 1997.

   Revenues. Total revenues increased 16% from $92.7 million in fiscal 1997 to $107.1 million in fiscal 1998. The increase in total revenues was attributed to:

  . an 11% increase in sales of terminals and peripherals used for electronic funds transfer due to the introduction of a new customer interactive touch screen terminal, and the successful marketing of eN-Scribe point-of-sale printer;

  . a 31% increase in check reader sales as a result of increased demand from financial institutions and the success of eN-Check 3000 dial check reader, the only stand-alone dial-based check reader available in the market; and

  . a 14% increase in professional service revenues as a result of long-term hardware and software maintenance agreements and services provided through the Total CARE program, IVI Checkmate's help desk facility.

   Cost of Sales. Excluding $2.6 million in product redundancy costs related to mergers in 1998, cost of sales increased 13% from $58.0 million in fiscal 1997 to $65.8 million in fiscal 1998 as a result of a 16% increase in revenues over the same period. As a percentage of revenues, cost of sales decreased from 63% in fiscal 1997 to 61% in fiscal 1998. The improvement is a result of continued cost reduction programs and on-going business integration and manufacturing efficiencies related to the combination of International Verifact and Checkmate Electronics.

   Selling, General and Administrative. Selling, general and administrative expenses increased 1% from $24.8 million in fiscal 1997 to $25.1 million in fiscal 1998. These expenses represented 27% and 23% of total revenues in fiscal 1997 and 1998, respectively. The decrease in selling, general and administrative expenses as a percentage of revenues reflects synergies from the combination of International Verifact and Checkmate Electronics and subsequent mergers in fiscal 1998, the commitment to sell more effectively, and IVI Checkmate's commitment to provide a wider range of end-to-end payment solutions to its customers with limited increases in selling costs.

   Research and Development. Gross development expenditures include research and development expense and capitalized software development costs, and consist primarily of labor. Gross product development expenditures fluctuate from quarter to quarter and year to year depending on the timing of product development projects. In fiscal 1998, IVI Checkmate announced several new products, including the Elite 780 wireless point-of-sale terminal and the eN-Touch 1000 terminal. Gross expenditures for fiscal 1998 are net of expenditures of $669,000 that were incurred by NTN in its development of a Windows/NT software platform, which costs were subsequently written off upon the merger with Plourde and are classified in merger costs in the statements of operations. Gross expenditures in fiscal 1997 included development costs of new products such as the eN-Check 3000 dial check reader and the eN-Scribe printers, as well as the development cost of the eN-Touch 1000 touch screen terminal which continued into fiscal 1998 and 1999. The table set forth below provides a summary of product development expenditures in the last three fiscal years.

                                                        Year Ended December
                                                                 31
                                                        ----------------------
                                                         1998    1997    1996
                                                        ------  ------  ------
                                                          (In thousands of
                                                              dollars)
Gross product development expenditures................. $9,076  $9,789  $6,912
Less: capitalized software development costs...........  4,113   4,186   2,453
                                                        ------  ------  ------
Net research and development expense...................  4,963   5,603   4,459
Amortization of previously capitalized costs...........  2,075   1,041     780
                                                        ------  ------  ------
Total expense.......................................... $7,038  $6,644  $5,239
                                                        ======  ======  ======
Product development as a percentage of net revenues:
  Gross expenditures...................................    8.5%   10.6%    8.9%
  Net expense..........................................    4.6%    6.0%    5.8%
  Total expense........................................    6.6%    7.2%    6.8%

   Depreciation and Amortization. Depreciation and amortization increased 47% from $2.8 million in fiscal 1997 to $4.2 million in fiscal 1998, primarily as a result of higher amortization of software development costs previously capitalized.

   Unusual Charges. In fiscal 1998, IVI Checkmate recorded charges to earnings in the amount of $12.6 million to reflect costs associated with the combination of International Verifact and Checkmate Electronics and the subsequent mergers with Plourde and Debitek. These costs consisted of the following:

  . professional fees and other transaction costs;

  . closure costs, including severance and employee relocation costs, in the immediate closure of IVI Checkmate's U.S. operations in Boulder, Colorado, and the transfer and integration of these operations into operations in Atlanta, Georgia, which was completed in fiscal 1998, including the termination of 35 employees;

  . inventory obsolescence provision to reflect product redundancies, included as part of cost of sales;

  . the write-off of a Windows/NT software platform under development by NTN that was made redundant by the availability of Plourde's own commercially viable Windows/NT platform; and

  . the write-off of the remaining goodwill related to NTN as a result of a permanent impairment in value which arose due to the termination of development of a Windows/NT software platform by NTN.

   Income Tax Benefit (Expense). IVI Checkmate's statutory tax rate is 34%. However, income taxes were affected in fiscal 1998 and 1997 by utilization of non-operating loss carryovers of previous years, and by a valuation allowance adjustment on the realization of these non-operating loss carryovers in future years. As a result of these factors, the taxes recorded on the statements of operations in fiscal 1998 and 1997 may not have direct correlation to the level of the pre-tax earnings in each of those years.

   IVI Checkmate recorded income tax benefits of $580,000 and $855,000 for fiscal 1998 and 1997, respectively. The net deferred tax assets at December 31, 1998 were $3.3 million, net of a valuation allowance of $6.3 million, primarily relating to the tax benefits associated with net operating loss carry forwards. Realization of net deferred tax assets depends on generating sufficient taxable income in future years in appropriate tax jurisdictions to obtain benefit from the reversal of temporary differences and from net operating loss and credit carry forwards. IVI Checkmate believes that future levels of taxable income will be sufficient to realize the net deferred tax asset. See Note 6 of Notes to Consolidated Financial Statements.

   Net Income (Loss). Net income (loss) for fiscal 1998 and 1997 was $(5.0) million and $3.2 million, respectively. The decrease in net income was a result of merger costs in fiscal 1998 associated with the combination of International Verifact and Checkmate Electronics and subsequent mergers with Plourde and Debitek, and a tax benefit recognized in fiscal 1997 due to an adjustment in the valuation of U.S. tax loss carry forwards.

Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

   Revenues. Total revenues increased 20% from $77.4 million in fiscal 1996 to $92.7 million in fiscal 1997. The increase in total revenues is attributed to:

  . a 29% increase in sales of terminals and peripherals used for electronic funds transfer due to the introduction in 1997 of a new low cost dial terminal, and renewed ordering in fiscal 1997 from one of our largest customers after order delays in fiscal 1996;

  . a 15% decline in check reader sales due to reduced demand from large customers for check reader products, which prompted the release in late fiscal 1997 of a new dial check reader to expand the check reader market to the mid-to-low tier retail level;

  . a 91% increase in professional service revenues, primarily due to the introduction of TotalCARE, a help desk facility, and a higher number of maintenance contracts received and software development projects completed.

   Cost of Sales. Excluding an inventory write-down in 1996 of $902,000 (see unusual charges), cost of sales increased 22% from $47.4 million in fiscal 1996 to $58.0 million in fiscal 1997 as a result of a 20% increase in revenues over the same period. As a percentage of revenues, cost of sales increased from 61% in fiscal 1996 to 63% in fiscal 1997, primarily as a result of an unfavorable product and customer mix, which was partially offset by manufacturing efficiencies and cost reduction programs.

   Selling, General and Administrative. Selling, general and administrative expenses increased 22% from $20.3 million in fiscal 1996 to $24.8 million in fiscal 1997. These expenses represented 26% and 27% of total revenue in fiscal 1996 and 1997, respectively. The increase in expenses was due to an increase in personnel and related costs required to support the anticipated growth in new products and net revenues, and inclusion for a full year in fiscal 1997 of these expenses from NTN which was acquired by IVI Checkmate in September 1996.

   Research and Development. Gross development expenditures increased 42% from fiscal 1996 to fiscal 1997 primarily as a result of our continuing efforts in expanding our software expertise and the introduction of several new products such as the dial check reader and point-of-sale printers.

   Unusual Charges. In fiscal 1996, we recorded charges to earnings totaling $8.0 million. These charges consisted of the following:

  . Write-off of goodwill. We reviewed the recoverability of unamortized goodwill, which arose from the acquisition of Soricon Corporation in December 1994. The financial results of Soricon subsequent to the acquisition were below anticipated results upon which we based the purchase price. Soricon did not meet sales targets for its check reader and costs were much higher than anticipated. As a result, we compared the unamortized goodwill against an estimate of the undiscounted cash flows from the business to which the goodwill related over the remaining amortization period, and determined that there was a permanent impairment in the carrying value of the goodwill. Consequently, the remaining unamortized balance of $6.8 million was written off in its entirety.

  . Product redundancy. The incorporation of Ingenico's smart card technology into our product line resulted in certain of our products becoming unmarketable, and deferred development costs related to these products becoming unrecoverable. Consequently, a charge of $1.2 million was recorded.

   Income Tax Benefit (Expense). Our statutory tax rate is 34%. However, our income taxes were affected in fiscal 1997 and 1996 by utilization of non-operating loss carryovers of previous years, and by a valuation allowance adjustment on the realization of these non-operating loss carryovers in future years. As a result of these factors, the taxes recorded on the statements of operations in fiscal 1997 and 1996 may not have direct correlation to the level of the pre-tax earnings in each of those years. We recorded an income tax benefit of $855,000 for fiscal 1997 and an income tax expense of $5.7 million for fiscal 1996. The net deferred tax assets at December 31, 1997 were $1.9 million, net of a valuation allowance of $9.0 million, primarily relating to the tax benefits associated with net operating loss carryforwards. Realization of our net deferred tax assets depends on us generating sufficient taxable income in future years in appropriate tax jurisdictions to obtain benefit from the reversal of temporary differences and from net operating loss and credit carryforwards. In our assessment, we believe that future levels of taxable income will be sufficient to realize the net deferred tax asset. See Note 6 of Notes to Consolidated Financial Statements.

   Net Income (Loss). Net income (loss) for fiscal 1997 and 1996 were $3.2 million and $(10.3) million, respectively. The increase in net income was a result of several factors, including the unusual charges that were recorded in fiscal 1996, and adjustments in fiscal 1997 and 1996 to the valuation of U.S. tax loss carryovers.

Liquidity and Capital Resources

   IVI Checkmate's primary operating cash needs include the payment of salaries, payment to suppliers, office rent and travel expenses, other general and administrative expenses, as well as capital expenditures and research and development. IVI Checkmate has historically financed these expenditures, as well as acquisitions, with cash flow from operations and issuances of equity securities.

   IVI Checkmate had working capital of $37.3 million at September 30, 1999 as compared to working capital of $36.5 million at June 30, 1999 and $36.0 million at December 31, 1998. At September 30, 1999, IVI Checkmate also had a total of $11.0 million available under lines of credit for which there were no borrowings outstanding.

   During the nine months ended September 30, 1999, net cash of $239,000 was generated in operating activities, primarily due to a net reduction of non-cash working capital, which offset profit margins that failed to cover operating expenses.

   Net cash used in investing activities of $6.9 million for the nine months ended September 30, 1999 consisted primarily of purchases of equipment and software development expenditures. At September 30, 1999, IVI Checkmate did not have any commitment for material capital expenditures in the remainder of the year.

   Net cash provided by financing activities of $1.2 million for the nine months ended September 30, 1999 consisted primarily of issuances of capital stock in connection with exercises of stock options.

   Cash at IVI Checkmate's Canadian division, which is held in local currency for normal operating needs, is subject to currency fluctuation. During the nine months ended September 30, 1999, the Canadian dollar strengthened relative to the U.S. dollar. Consequently, the translation of cash held by the Canadian division into U.S. dollar equivalence generated an economic benefit of $257,000.

   Management of IVI Checkmate believes that its working capital position at September 30, 1999, together with anticipated future cash flows from operations and the borrowings available under its revolving credit lines, will be sufficient to meet its cash operating needs for the next 12 months. Nevertheless, as a result of timing of cash receipts and cash payments, it may be necessary to temporarily borrow against lines of credit.

Year 2000 Issue

   Many existing computer hardware and software systems are designed to use only two digits to identify a year in date fields (e.g. "99" for "1999"). These systems may not properly recognize a year that begins with "20" instead of "19". If not corrected, these systems could fail or could create erroneous results when working with dates beyond the year 1999. This is commonly referred to as the "Year 2000 issue". IVI Checkmate was concerned that the Year 2000 issue would affect it in two principal ways: through its products and through its operations. To date, IVI Checkmate has not had any material problems due to the Year 2000 issue.

   IVI Checkmate designates each of the statements made herein as a Year 2000 Readiness Disclosure. Such statements are being made pursuant to the Year 2000 Information and Readiness Disclosure Act.

 IVI Checkmate's Readiness Status

   IVI Checkmate develops and markets hardware and software products which are date sensitive and potentially affected by the Year 2000 issue. IVI Checkmate believes that it has taken all steps necessary to ensure that its hardware and software products are Year 2000 compliant and has not suffered any material problems related to the Year 2000 issue. Nevertheless, the Year 2000 issue could still negatively affect the demand for products and the spending patterns of customers.

   Many hardware, operating system and application products developed by third parties interact or operate with IVI Checkmate's hardware and software products, as well as its operating systems. In addition, customers or others may modify IVI Checkmate's hardware and software products or operating systems after they have been installed. IVI Checkmate cannot assess the Year 2000 readiness of these hardware and software products, operating systems or modified hardware and software products and operating systems. If these products were not Year 2000 compliant, it could have adversely affected the performance and functionality of applications that work with these products. While IVI Checkmate would not be responsible for these Year 2000 problems, it is unable to assess the effect they may have on its business, financial condition and results of operations. However, no such problems have had a material affect on the operations of IVI Checkmate.

   IVI Checkmate principally relies on software products to support its internal accounting, payables and invoicing operations. While these software products were tested for Year 2000 compliance, IVI Checkmate also relied on third party systems developed by others for many of its critical internal operations. In addition, IVI Checkmate's internal operations may be affected by Year 2000 issues affecting third parties with whom IVI Checkmate has relationships, including contract manufacturers and other vendors (e.g., utilities, distributors, banks and other suppliers). While no material Year 2000 issues have arisen to date, a Year 2000 problem affecting its systems or those of third parties that IVI Checkmate relies upon may still have a material adverse effect on its business, financial condition and results of operations.

   IVI Checkmate assembled a Year 2000 taskforce consisting of representatives from its development, marketing, support, information systems, facilities and finance departments to assess the Year 2000 readiness of its internal operations and the readiness of third parties on which it relies. The taskforce identified and assessed the Year 2000 readiness of most of the material information technology and non-information technology systems used internally as part of its operations. The taskforce tested these systems where feasible and practicable. The taskforce also identified those third parties on which IVI Checkmate's operations materially rely. This includes IVI Checkmate's contract manufacturers and other suppliers. The taskforce gathered written materials published by such third parties or otherwise communicated directly with such third parties to determine the Year 2000 readiness of their business operations or the readiness of the products or services they supply to IVI Checkmate.

 IVI Checkmate's Costs to Address the Year 2000 Issue

   IVI Checkmate sought Year 2000 compliance while upgrading its hardware and software in the ordinary course of business and did not separately allocate Year 2000 expenses during such process. However, IVI Checkmate does not believe that these Year 2000 costs were material. It does not expect to incur material additional costs to remedy any remaining Year 2000 problems with its products and internal systems. While to date IVI Checkmate has not incurred any material Year 2000 problems, it cannot currently assess the costs of remedying problems which may result from the Year 2000 issues of others.

 Risks

   IVI Checkmate believes that "business interruption" litigation may arise out of the Year 2000 issue. IVI Checkmate is not currently aware of any possible claim against it arising from instances of business interruption. IVI Checkmate currently believe its hardware and software products to be Year 2000 compliant, but cannot ensure such compliance for software products which were designed exactly to customer specifications for their internal systems. Consequently, IVI Checkmate cannot assure that all of these customers are aware of the Year 2000 issue or that they have adopted appropriate corrective solutions, and will therefore not bring Year 2000-related claims against IVI Checkmate which, with or without merit, could be time consuming and expensive to defend or resolve.

 Cautionary Statements

   The continued assessment, progress and timing of IVI Checkmate's Year 2000 readiness efforts and potential exposures as described above depend upon the cooperation and responsiveness of third parties, the accuracy and reliability of responses provided and testing procedures, and the availability of skilled resources, both internal and external, to address Year 2000 issues that exist or may arise. There can be no assurance that assessments to date will prove to be accurate. Serious deficiencies which are not currently identified or fully understood may arise in the future and may have a material adverse impact on IVI Checkmate's business, financial condition and results of operations. IVI Checkmate plans to continue its taskforce into the Year 2000 to assess Year 2000 issues affecting it, review the status of its findings and develop appropriate contingency plans where necessary in an effort to minimize the potential exposure to the Year 2000 issue.

 Inflation

   To date, IVI Checkmate believes that inflation has not had a material impact on its operations.

Quantitative and Qualitative Disclosures About Market Risk

   IVI Checkmate does not engage in trading market risk sensitive instruments. We also do not purchase, for investment, hedging or for purposes "other than trading," instruments that are likely to expose us to market risk, whether interest rate, foreign currency exchange, commodity price or equity price risk, except as discussed in the following paragraph. IVI Checkmate has issued no debt instruments, entered into no forward or futures contracts, purchased no options and entered into no swaps, except as discussed in the following paragraph.

   Our Canadian operations generate cash denominated in foreign currency. Consequently, we are exposed to certain foreign currency exchange rate risks. As a result, our financial results could be significantly affected by factors such as changes in foreign currency exchange rates or weak economic conditions in the foreign markets in which we distribute products. Our operating results are exposed to changes in exchange rates between the U.S. dollar and the Canadian dollar. When the U.S. dollar strengthens against the Canadian dollar, the value of non-functional currency sales decreases. When the U.S. dollar weakens, the value of non-functional currency sales increases.

   IVI Checkmate, in the normal course of business, is exposed to certain foreign currency exchange risks. Its exposure to foreign currency exchange risk at December 31, 1998 with regard to Canadian dollars was reflected in a currency translation adjustment to Stockholders' Equity of approximately $1.4 million. The weakened Canadian dollar further impacted, but to a lesser degree, sales and expenses in 1998 that were denominated in Canadian currency. Any strengthening or weakening of the U.S. dollar relative to the Canadian dollar may have a material adverse effect on the earnings or cash flows of IVI Checkmate.

                                BUSINESS OF NTN

   NTN designs, develops, integrates, markets and maintains host-based electronic payment systems for use in retail applications. NTN software products are used to perform some or all of the tasks involved in electronic payment transactions, including the collection of payment-related data at the point of sale, the secure transmission of this data to a processing computer, the authorization of the transaction, the collection of the completed transactions, and the processing of these transactions for accountability, funds management, and reporting reasons. NTN also provides support services relating to the deployment and on-going operation of these systems.

   NTN designs host-based electronic payment systems together with the products of IVI Checkmate as a part of an end-to-end solution for certain niches in the retail industry. Components of an end-to-end electronic payment system may include transaction terminals and peripherals, software at the point of sale for originating transactions and communicating to other systems in the store, such as electronic cash registers, communications methodologies for transmitting the transactions to a processing computer, software for authorizing, processing, or re-routing the transactions to a service provider, and support services to ensure the smooth operation of these disparate parts. The Mainsail Retail Host Switch accepts those transactions from the store system and either authorizes them locally (in the case of checks and gift certificates) or routes them to a third party processor, bank, or card association for approval. IVI Checkmate provides the payment peripherals and the in-store payment software.

   NTN's Mainsail(TM) Software drives a retailer's corporate office-based, in-house electronic payments processing system. An open system software application, Mainsail receives all of a retailer's electronic payment transactions routed to it from its store locations, distinguishes transaction type, and wherever applicable, re-routes transactions to the appropriate financial institution authorizer. Mainsail also maintains a relational data base of customer transaction information against which it validates in-house transactions relating to check authorization and other retailer-sponsored programs. The product's capability in this area is used by retailers to reduce fraudulent check activity and enable expanded customer loyalty, gift certificate, and electronic marketing programs.

   NTN PINnacle(TM) Payment Systems are a family of standardized DOS based products which provide retailers with the ability to accept electronic payments in a variety of operating environments. These payment systems must work in conjunction with several characteristics of the retailer's store environment including the type of store system (cash register) used, the routing of transactions for processing and the communications methods employed for transmitting financial transactions. In addition, the retailer may choose one of several models of electronic payment terminals on the market and may choose to control their payments in house using a retail host system. NTN had developed a PINnacle(TM) NT product which was made redundant by IVI Checkmate's purchase of Plourde.

   NTN also assists its customers by offering a comprehensive set of professional services necessary for the start-up and on-going support of electronic payment systems. These services may include systems integration, installation, training, and hardware and software maintenance, project management, procurement and preparation of hardware components, custom software design and development and new product evaluation for specific customers.

   NTN's customer base consists of large retail companies, principally in the supermarket industry, located throughout the United States. In 1998, Albertsons, Inc. accounted for 59% of NTN's total revenue, being the sole customer accounting for more than 10% of NTN's revenues.

   The principal executive offices of NTN are located at 117 Flanders Road, Westborough, Massachusetts 01581, and its telephone number at such address is
(508) 870-3200. See "Where You Can Find More Information" beginning on page 81.

                          NTN SELECTED FINANCIAL DATA

                                                                        Three Months       Nine Months
                                                                           Ended              Ended
                                Years Ended December 31,               September 30,      September 30,
                          ----------------------------------------  --------------------  ---------------
                           1998     1997    1996    1995    1994        1999       1998    1999    1998
                          -------  ------  ------  ------  -------  ------------- ------  ------  -------
                                           (in thousands, except per share data)
Revenue.................  $ 5,051  $5,318  $5,013  $8,006  $ 7,968     $ 1,207    $1,377  $3,748  $ 4,047
Cost of revenue.........    3,035   3,040   2,610   4,593   4, 948         596       918   2,150    2,469
                          -------  ------  ------  ------  -------     -------    ------  ------  -------
Gross margin............    2,016   2,278   2,403   3,413    3,020         611       459   1,598    1,578
Total operating
 expenses...............    3,656   2,690   3,038   3,518    4,272         527     1,402   1,463    3,941
                          -------  ------  ------  ------  -------     -------    ------  ------  -------
Income (loss) from
 operations.............   (1,640)   (412)   (635)   (105)  (1,252)         84      (943)    135   (1,363)
Other income
 (expenses).............     (166)    (37)     20      16       16         (13)      (40)   (104)    (120)
                          -------  ------  ------  ------  -------     -------    ------  ------  -------
Net Income (loss).......  $(1,806) $ (449) $ (615) $  (89) $(1,236)    $    71    $ (983) $   31  $(1,483)
                          =======  ======  ======  ======  =======     =======    ======  ======  =======
Earnings (loss) per
 common share (basic and
 diluted)...............  $  (.55) $ (.14) $ (.19) $ (.03) $  (.38)    $  0.02    $(0.30) $ 0.01  $ (0.45)
                          =======  ======  ======  ======  =======     =======    ======  ======  =======
Weighted average number
 of Common Shares
 outstanding............    3,312   3,254   3,249   3,249    3,249       3,325     3,325   3,325    3,308
                                      December 31,
                          ----------------------------------------  September 30,
                           1998     1997    1996    1995    1994        1999
                          -------  ------  ------  ------  -------  -------------
                                            (in thousands)
Balance Sheet Data:
Working capital.........  $   110  $1,155  $  427  $  997  $   993     $  (237)
Total assets............    2,018   2,639   2,161   2,345    2,878       2,484
Long-term liabilities...    2,256   1,549      12       0        0       2,339
Stockholders' equity
 (deficit)..............   (1,589)    196     634   1,249    1,338      (1,558)

                  NTN MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

   NTN's business strategy focuses on the development and marketing of software products and professional services designed to address the electronic payment system needs of multi-lane retailers. Turn-key system solutions including customer-activated payment terminals, in-store controllers, point of sale system integration and transaction processing network interfaces are also provided to customers. These solutions enable retailers to automate payment transactions involving consumer debit (ATM) cards, bank and retailer issued credit cards, paper check authorization, electronic government benefits and electronic checks.

Results of Operations

Three and Nine Months Ended September 30, 1999 Compared to Three and Nine Months Ended September 30, 1998 (tabular amounts in thousands of U.S. dollars)

   Revenues. Revenue for the quarter ended September 30, 1999 declined 10% to $1,207,257 compared to $1,337,025 for the quarter ended September 30, 1998. Revenue for the nine months ended September 30, 1999 declined 7% to $3,747,816 compared to $4,046,506 for the nine months ended September 30, 1998. The decline in revenues for both the quarter and nine months ended was the result of reduced product demands from a significant customer, following continuous large shipments in prior years. In 1999, shipments in the third quarter and nine months to this significant customer declined by 59% and 34%, respectively, compared to shipments made in the same periods in 1998. NTN was able to partially offset this decline with increasing customer demand for its Year 2000 software development services, which increased professional service revenues by 35% and 9% for the third quarter and nine months ended September 30, 1999, respectively.

   Gross Margins. Gross margins as a percentage of revenue were 50.7% and 42.6% for the quarter and nine months ended September 30, 1999, respectively, compared to 31.3% and 39.0% for the quarter and nine months ended September 30, 1998, respectively. The significant improvement in margins for the quarter and nine months were primarily due to a shift in mix between hardware and software revenues. Lower margin hardware revenue accounted for approximately 42% and 48% of total revenue for the quarter and nine months ended September 30, 1999, respectively, compared to approximately 62% and 55% for the quarter and nine months ended September 30, 1998, respectively.

   Research and Development Expenses. Research and development expenses, net of capitalized development costs, for the quarter ended September 30, 1999 were consistent with expenditures recorded for the same period in 1998. Net expenditures for the nine months ended September 30, 1999 declined 17% from the same period in 1998, primarily to expenditures in 1998 for the development of a Windows NT software platform, which was subsequently halted in the third quarter of 1998.

   Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased by approximately 44% and 45% in the quarter and nine months ended September 30, 1999, respectively, from similar expenses in the same periods one year ago. The decreases were primarily due to (i) decreases in compensation and fringe benefit expenses due to a reduction in the workforce, and (ii) a reduction of selling and trade show expenses as NTN benefited from joint sales effort with IVI Checkmate.

   In September 1998, NTN has written-off the capitalized software development costs of its Pinnacle NT product. Management determined that the costs capitalized for the Pinnacle NT product, totaling approximately $670,000, were not recoverable as the incomplete software development was made redundant from the acquisition by IVI Checkmate of Plourde Computer Services and its readily available NT software product.

Year Ended December 31, 1998 Compared To Year Ended December 31, 1997

   Revenues. Total revenue for the year ended December 31, 1998 decreased by 5% to $5,051,077 compared to $5,318,371 for the year ended December 31, 1997. The decrease in revenue was primarily due to a significant customer's decision to use another vendor's software while continuing to purchase hardware from NTN in 1998. The revenue derived from this customer accounted for approximately 59% of NTN's total revenue for the year ended December 31, 1998 compared to approximately 57% of total revenue for the year ended December 31, 1997. This decrease in revenue was partially offset by the maintenance revenue derived from the acquisition of the Mainsail software product.

   Gross Margins. Gross margins as a percent of revenue were 40% for the year ended December 31, 1998 compared to 42.8% for the year ended December 31, 1997. The decrease in gross margin percentage was primarily due to a shift in mix between hardware, software, and professional services revenue. Higher margin software and professional services revenue accounted for approximately 44.7% of total revenue for the year ended December 31, 1998 compared to approximately 46.8% for the year ended December 31, 1997.

   Operating Expenses. Total operating expenses for the year ended December 31, 1998 increased by 35.9% to $3,655,912 compared to $2,689,930 for the year ended December 31,1997. The significant increase in research and development expense was related to the write-off of the capitalized software development costs of the PINnacle NT product. Management determined that the costs capitalized for the PINnacle NT product, totaling approximately $670,000, were not recoverable as the software was made redundant by the acquisition of Plourde by IVI Checkmate. Accordingly, NTN has redirected its marketing and development resources toward the NT platform product, developed by Plourde mentioned above, as part of its complete payment solution with the Mainsail switch. NTN is continuing to capitalize software development costs totalling $133,717 at December 31, 1998 for Mainsail development in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed."

   Research and Development Expenses. Research and development expenses increased by 18% to $1,087,807 for the year ended December 31, 1998 compared to $922,117 for the year ended December 31, 1997. The increase resulted from costs incurred in the amount of $197,780 for the use of an outside contractor needed to support the Mainsail switch product development and additional salary and benefit expenses in the amount of $22,280 for development and quality assurance engineers added in the fourth quarter of 1998. These increases, which were partially capitalized as mentioned above, were partially offset by lower recruiting expenses than in the year ended December 31, 1997.

   Selling, General and Administrative. Selling, general and administrative expenses increased by 7.4% to $1,898,186 in 1998 compared to $1,767,813 in 1997. The increase was primarily the result of increased costs of $56,475 resulting from the addition of staff positions necessitated by the acquisition of Mainsail product from BancTec and increased travel costs for NTN's sales force of $24,029.

   Other expense for the year ended December 31, 1998 totaled $165,599 as compared to $37,297 and consisted primarily of interest expense on convertible subordinated notes payable to IVI Checkmate. See "--Liquidity and Capital Resources" beginning on page 61.

   No tax provision was required in 1998 due to the net loss of $1,805,729.

Year Ended December 31, 1997 Compared To Year Ended December 31, 1996

   Revenues. Total revenue for the year ended December 31, 1997 increased by 6.1% to $5,318,371 compared to $5,013,023 for the year ended December 31, 1996. The increase in revenue was primarily due to a significant customer's decision to upgrade a large number of its currently installed systems during 1997. The revenue derived from this customer accounted for approximately 57% of the Company's total revenue for the year ended December 31, 1997 compared to approximately 48% of total revenue for the year ended December 31, 1996.

   Gross Margins. Gross margins as a percent of revenue were 42.8% for the year ended December 31, 1997 compared to 47.9% for the year ended December 31, 1996. The decrease in gross margin percentage was primarily due to additional personnel costs in 1997 related to professional services revenue. The resulting decrease in gross margin percentage was partially offset by a shift in mix between hardware, software, and professional services revenue. Higher margin software and professional services revenue accounted for approximately 46.8% of total revenue for the year ended December 31, 1997 compared to approximately 43.7% for the year ended December 31, 1996.

   Operating Expenses. Total operating expenses for the year ended December 31, 1997 decreased by 11.5% to $2,689,930 compared to $3,038,245 for the year ended December 31,1996.

   Sales and Marketing Expenses. Sales and marketing expenses decreased by 10.3% in 1997 to $997,710 compared to $1,111,665 in 1996. Sales and marketing expenses include the costs of distribution, product marketing, and account management. As noted above, a change in the assignment of certain personnel to costs of goods sold in 1997 who had been previously assigned to sales and marketing expenses in 1996 contributed to the decrease in sales and marketing expenses.

   Research and Development Expenses. Research and development expenses decreased by 2.6% to $922,117 for the year ended December 31, 1997 compared to $947,087 for the year ended December 31, 1996. Increases in compensation and fringe benefit expenses, recruiting expenses, travel and entertainment expenses, and other expenses associated with an increase in the number of research and development personnel were generally offset by the capitalization of certain software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", resulting in the small decrease in research and development expenses for 1997 compared to 1996. For the year ended December 31, 1997, capitalized software development costs totaled $286,228. For the year ended December 31, 1996, there were no costs incurred that required capitalization.

   General and Administrative Expenses. General and administrative expenses decreased by 21.4% to $770,103 for the year ended December 31, 1997 compared to $979,493 for the year ended December 31, 1996. The decrease was primarily due to the accrual, in September 1996, of severance expenses associated with the termination of the Company's former president and recruiting expenses related to the hiring of a new general manager of the Company totaling approximately $181,000. In addition, bad debt expense related to write-offs of uncollectible customer account balances decreased by approximately $32,000 for the year ended December 31, 1997 compared to the year ended December 31, 1996.

   Other Expense. Other expense for the year ended December 31, 1997 totaled $37,297 and consisted primarily of interest expense on convertible subordinated notes payable to IVI ($24,208) and interest expense incurred on capitalized lease obligations and borrowings made during the year under the Company's bank-financed working capital line of credit.

   Other income. Other income for the year ended December 31, 1996 totaled $20,128 and consisted primarily of interest earned on invested cash balances.

   No tax provision was required in 1997 due to the net loss which amounted to $448,763.

Liquidity and Capital Resources

   NTN is continually unable to generate sufficient revenues from operations to be self-sustaining. For the nine months ended September 30, 1999, NTN consumed net cash of approximately $833,000 of which approximately $554,000 was used for development costs and purchases of property and equipment, with the remainder used in operating activities. As NTN is unable to obtain a working capital line of credit with its bank or any other financial institution, these activities were financed primarily through additional funds borrowed from NTN's parent, IVI Checkmate Inc. During the first nine months of 1999, a total of $850,000 was borrowed from IVI Checkmate Inc. Additional borrowings may be likely as NTN does not have sufficient resources to fund operating requirements for the remainder of the year.

Year 2000 Readiness Disclosure Statement

   Many currently installed computer systems and software products are designed to accept only two-digit entries in the date code field. As a result, they may have had problems properly recognizing l/l/00 as January 1, 2000. Many computer systems and software may have been upgraded to comply with such "Year 2000" or "Y2K" requirements. Significant uncertainty still exists in the software industry concerning the potential effects associated with the Year 2000 issue. To date, NTN has not had any material problems due to the Year 2000 issue.

   The latest versions of NTN's PINnacle software products were designed to be "Year 2000 Compliant." NTN defines "Year 2000 Compliant" as the software product's ability to accurately process date and time data (including calculating, comparing and sequencing) from, into and between the years 1999 and 2000 and later, including calculating date and time data for leap years. In addition, a software product that is Year 2000 Compliant, when used in combination with other software, hardware or firmware, will accurately process date and time data if such other software, hardware or firmware properly exchanges date and time data with it. While the software has been tested and, to date, no material Year 2000 problems have arisen, there can be no assurance, however, that NTN's software products that are designed to be Year 2000 Compliant contain all the necessary code changes and modifications to be compliant with all possible Year 2000 issues.

   NTN has undertaken various initiatives to ensure that its computer hardware and certain computer software programs in its internal operations, including applications used in product development, services, financial, administrative and business systems will function into and beyond the Year 2000. NTN has received responses from the majority of its vendors representing Year 2000 Compliance and is continuing to assess the areas within its business and operations which could still be adversely affected by Year 2000 issues. NTN believes that any Year 2000 issues relating to internal systems will not have a material adverse effect on its business, financial condition or results of operations. While no problems have arisen to date, NTN cannot assess the costs of remedying problems which may result from the Year 2000 issues of others.

   As part of the Year 2000 assessment, NTN reviewed its relationships with certain key outside vendors and others with whom it has significant business relationships. NTN is not presently aware of any exposure which has had or would have a material adverse effect arising from potential third party failures. However, there can be no assurances that the failure of any such material third party to be Year 2000 compliant would not have a material adverse effect on NTN's results of operations.

   NTN believes that "business interruption" litigation may arise out of the Year 2000 issue. NTN is not currently aware of any possible claim against it arising from instances of business interruption. Management currently believes that its software products are Year 2000 Compliant, but cannot ensure such compliance for products which were designed exactly to customer specifications for their internal systems. Consequently, NTN cannot ensure that all of these customers are aware of the Year 2000 issue or that they have adopted appropriate corrective solutions, and will therefore not bring Year 2000 related claims against NTN which, with or without merit, could be time consuming and expensive for NTN to defend or resolve.

Quantitative and Qualitative Disclosures about Market Risk

   NTN, in the normal course of business, is subject to the risks associated with fluctuations in interest rates. When possible, NTN invests cash balances in excess of operating requirements in short term securities with maturities of less than 90 days. In addition, NTN's Convertible Subordinated Note Agreement provides for borrowings which bear interest at variable rates based on the prime rate. NTN had $2,150,000 of borrowing outstanding pursuant to the Note Agreement as of December 31, 1998. NTN believes that the effect, if any, of reasonably possible near-term changes in interest rates on NTN's financial position, results of operations and cash flows should not be material.

 INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERSOF IVI CHECKMATE CORP.

   Listed below are the names of each member of the Board of Directors of IVI Checkmate. Also listed is each director's business experience, his age as of December 31, 1999, and the year he first became a director. Unless indicated otherwise, the positions stated are positions which are currently held and which have been held for at least the past five years.

   Messrs. Compain and Owen were elected to the board in June 1998 as the designees of IVI Checkmate's largest stockholder, Ingenico, in accordance with an investment agreement entered into between Ingenico and IVI Checkmate Ltd. in 1992. See "Certain Transactions--Ingenico Alliance" beginning on page 71. IVI Checkmate has assumed the rights and obligations of IVI Checkmate Ltd. under that agreement. Ingenico currently has the right to have only one designee on the board of directors of IVI Checkmate. That designee is Mr. Compain, although Mr. Owen continues to serve as a director.

                           Principal Occupation or Employment        Director
 Name                        and Other Business Affiliations     Age  Since
 ----                     ------------------------------------   --- --------
 Gerard Compain.......... Mr. Compain has been Managing           47   1998
                          Director of Ingenico since 1995.
                          Ingenico is in the same business as
                          IVI Checkmate, with operations
                          throughout the world and a
                          particular strength in smart cards.
                          From 1985 to 1995, Mr. Compain
                          served in various executive and
                          operational positions with BULL PC,
                          which is the Payment Systems
                          Division of Groupe Bull. Mr. Compain
                          joined International Verifact Inc.'s
                          board of directors in 1997 as a
                          designee of Ingenico.
 Gregory A. Lewis........ Mr. Lewis has been the President and    54   1998
                          Chief Executive Officer of IVI
                          Checkmate's U.S. operations and a
                          director of IVI Checkmate since June
                          1998. Mr. Lewis also is President
                          and a director of NTN. Mr. Lewis
                          joined IVI Checkmate Inc. as
                          President and Chief Operating
                          Officer in August 1997, and he was
                          named a director in October 1997.
                          From 1984 until joining IVI
                          Checkmate Inc., Mr. Lewis was
                          employed by VeriFone, Inc., an
                          electronic payment provider. Mr.
                          Lewis was one of the founding
                          executives of VeriFone and served in
                          various executive positions during
                          his employment, most recently as
                          Vice President and General Manager
                          of the Emerging Markets Division.
                          Earlier in his career, Mr. Lewis
                          held various executive positions
                          during a 14 year career at National
                          Data Corporation, a transaction
                          processing company, and also served
                          as Executive Vice President of
                          Business Development with BuyPass
                          Corporation, a third party point-of-
                          sale processor and debit transaction
                          acquiror.

 Paul W. Noblett......... Mr. Noblett has been President of       52   1998
                          Noblett and Associates, Inc., a
                          business development, data
                          processing and communications
                          consulting firm, since 1992. Mr.
                          Noblett has spent over 25 years in
                          the payments industry, including
                          executive management positions with
                          NaBANCO, MasterCard and what is
                          today MBNA.


                           Principal Occupation or Employment        Director
 Name                        and Other Business Affiliations     Age  Since
 ----                     ------------------------------------   --- --------
 Bertil D. Nordin........ Mr. Nordin is an investor in, and       65   1998
                          director or advisor to, several
                          companies in computer-related
                          fields. Mr. Nordin was Chairman of
                          the Board of Directors of Digital
                          Communications Associates, Inc. from
                          1990 to 1993 and was President and
                          Chief Executive Officer of Digital
                          Communications from 1981 to 1990.
                          Prior to 1981, Mr. Nordin held
                          executive positions with a small
                          business computer company and a
                          recording company and was a manager
                          specializing in mergers and
                          acquisitions with a Big Six
                          accounting firm. Mr. Nordin is also
                          a director of Centennial Healthcare
                          Corp.

 Gareth Owen............. Mr. Owen has been Managing Director     47   1998
                          of Ingenico International (Pacific)
                          Pty Limited since 1986. Ingenico
                          International is the largest
                          electronic funds transfer/point of
                          sale supplier in Australia and New
                          Zealand and the third largest
                          supplier in the Asia Pacific region.
                          Prior to Ingenico, Mr. Owen held
                          various marketing positions with
                          companies involved in the
                          development of payment terminal
                          products. Mr. Owen joined IVI
                          Checkmate Ltd.'s board in 1997.

 Peter E. Roode.......... Mr. Roode has been President of         62   1998
                          Triarch Corporation since 1987 and
                          was a Vice President of Triarch from
                          1976 until 1987. Triarch is an
                          investment company investing in
                          small to medium sized businesses.
                          Mr. Roode is also a Chartered
                          Accountant. Mr. Roode has been a
                          director of IVI Checkmate Ltd. since
                          1992.

 J. Stanford Spence...... Mr. Spence has been IVI Checkmate's     69   1998
                          Chairman of the Board since June
                          1998. Mr. Spence was the founder of
                          IVI Checkmate Inc., has been Chief
                          Executive Officer since July 1997
                          and, except for two brief periods,
                          has been Chairman of the Board of
                          IVI Checkmate Inc. and its
                          predecessors since its founding in
                          1973. He also served as interim
                          Chief Executive Officer of IVI
                          Checkmate Inc. from May 1994 until
                          August 1994. Mr. Spence conceived of
                          and managed the development of the
                          patented technology which led to the
                          point-of-sale check readers sold by
                          IVI Checkmate. Mr. Spence has been
                          Chairman of the Board of Directors,
                          Chief Executive Officer and owner of
                          Stanford Technologies, Inc., a
                          financial software development
                          company in Austin, Texas, since
                          1985. Mr. Spence has previously
                          owned companies in the mortgage
                          banking, real estate, insurance and
                          software industries.

 L. Barry Thomson........ Mr. Thomson has been IVI Checkmate's    58   1998
                          President, Chief Executive Officer
                          and a director since June 1998. Mr.
                          Thomson joined IVI Checkmate Ltd. in
                          April 1994 as President and Chief
                          Operating Officer. He was named a
                          director of IVI Checkmate Ltd. in
                          May 1995 and was promoted to Chief
                          Executive Officer in May 1996. Mr.
                          Thomson also is Chief Executive
                          Officer and a director of NTN.
                          Formerly President and Chief
                          Executive Officer of Aluma Systems
                          Corporation, a construction
                          technology company in Toronto, Mr.
                          Thomson brought to IVI Checkmate
                          extensive Canadian, U.S. and
                          international experience in managing
                          the growth of a technological and
                          market driven organization.


                           Principal Occupation or Employment        Director
 Name                        and Other Business Affiliations     Age  Since
 ----                     ------------------------------------   --- --------
                          Mr. Thomson built Aluma over 21
                          years from start up to the largest
                          company in its industry in North
                          America and one of the four largest
                          in the world. He also served as
                          Executive Vice President, director
                          and member of the Executive
                          Committee of Aluma's parent company,
                          Tridel Enterprises, Inc., Canada's
                          largest builder of condominium
                          dwellings. He graduated with a
                          degree in mechanical engineering
                          from the University of Toronto in
                          1967 and became a member of the
                          Ontario Association of Professional
                          Engineers in 1968. In 1970,
                          Mr. Thomson received his Chartered
                          Accountant designation from Clarkson
                          Gordon (now Ernst & Young LLP).
 George Whitton.......... Mr. Whitton has been IVI Checkmate's    64   1998
                          Vice Chairman of the Board since
                          June 1998. Mr. Whitton has been
                          Chairman of the Board of IVI
                          Checkmate Ltd. since 1986 and was
                          its Chief Executive Officer from
                          1986 to 1996. Mr. Whitton also is a
                          director of NTN. After serving in
                          various senior operations and sales
                          management positions with IBM
                          Canada, Mr. Whitton joined Canada
                          Permanent Trust, a trust and banking
                          institution, where he served as Vice
                          President of Information Services
                          from 1973 to 1976. From 1976 to
                          1979, Mr. Whitton was Vice
                          President--Systems for the Canadian
                          Imperial Bank of Commerce, Canada's
                          second largest bank. From 1979 to
                          1987, Mr. Whitton was President and
                          Owner of Howarth & Smith, a
                          typography, printing and data
                          management company.
 John J. Neubert......... Mr. Neubert has been the Executive     61
                          Vice President--Finance and
                          Administration, Chief Financial
                          Officer, Secretary and Treasurer of
                          IVI Checkmate since June 1998. Mr.
                          Neubert has been the Chief Financial
                          Officer of IVI Checkmate Inc. since
                          1990, a director since May 1994 and
                          Executive Vice-President since May
                          1998. Mr. Neubert was the Senior
                          Vice President--
                          Finance and Administration of IVI
                          Checkmate Inc. from 1990 until May
                          1998. Mr. Neubert also was the Chief
                          Operating Officer of IVI Checkmate
                          Inc. from May 1994 until September
                          1997. Prior to joining IVI
                          Checkmate, Mr. Neubert was Executive
                          Vice President and Chief Financial
                          Officer of Technology Research
                          Group, Inc., a software development
                          and systems integrator company, from
                          1987 until 1990. He was Vice
                          President of RIM Incorporated, a
                          manufacturer and distributor of
                          leisure furniture, from 1985 to
                          1987. Prior to that time he was
                          employed by Uniroyal Incorporated in
                          various financial and operation
                          positions for approximately 15
                          years.

Board Committees

   The board of directors conducts its business through meetings of the full board and through committees of the board. In June 1998, upon the completion of the combination between IVI Checkmate Inc. and IVI Checkmate Ltd., the board was expanded from four to nine members and began its management of the new combined company. In August 1998, the board established four standing committees of the board. These committees are the Audit Committee, Compensation Committee, Executive Committee and Nomination and Governance Committee.

   During 1999, the board of directors met five times and acted by unanimous consent without a meeting on six other occasions. Each director attended at least 75% of the aggregate of all meetings of the board and any committee on which he served during 1999.

   The Audit Committee oversees IVI Checkmate's budget and financial operations; oversees management's performance with regard to its financial responsibilities and disclosure obligations; makes recommendations as to the engagement or termination of IVI Checkmate's outside auditors; reviews the overall audit plan to determine whether the plan is appropriate and recommends improvements; reviews the internal and external audits; and reviews internal accounting controls. The Audit Committee consists of Messrs. Roode (Chairman), Noblett, Nordin, Spence and Whitton. The Audit Committee met five times in 1999.

   The Compensation Committee reviews, evaluates and approves the compensation arrangements of senior management; administers IVI Checkmate's compensation programs, including the design of, the establishment of performance targets under, and grants and awards under compensation plans in which officers are eligible to participate; and determines other forms of compensation for IVI Checkmate's officers and employees. The Compensation Committee consists of Messrs. Nordin (Chairman) and Roode. This committee met five times in 1999.

   The Executive Committee acts on behalf of the full board, to the extent permitted by law, between meetings of the full board. This committee consists of Messrs. Spence (Chairman), Compain and Whitton. The Executive Committee met once in 1999.

   The Nomination and Governance Committee evaluates the board's performance; recommends nominees for election to the board; recommends candidates for membership on the committees of the board; recommends a successor Chief Executive Officer should there be a vacancy; establishes and monitors a corporate code of conduct; and reviews director conflicts of interest. The Nomination and Governance Committee consists of Messrs. Spence (Chairman), Compain and Whitton. This committee did not meet in 1999. The Nomination and Governance Committee seeks potential nominees for board membership in various ways and will consider suggestions submitted by stockholders. Such suggestions should be submitted to IVI Checkmate's Corporate Secretary.

Director Compensation

   IVI Checkmate pays each of IVI Checkmate's non-employee directors an annual retainer of $6,000, a fee of $1,250 for each board meeting attended in person, and a fee of $250 for each board meeting in which the director participates by telephone. IVI Checkmate also pays each non-employee director an additional retainer of $2,000 for serving on a Board committee.

   IVI Checkmate also grants each non-employee director options each year for the purchase of 10,000 shares of IVI Checkmate common stock. These options vest on the first anniversary of the grant date. Options granted for service in 1999 have an exercise price of $3.19 per share, which was the market price of IVI Checkmate common stock on the grant date.

   IVI Checkmate does not provide retirement benefits, medical benefits or other benefit programs to IVI Checkmate's non-employee directors.

   IVI Checkmate does not compensate directors who are employees of IVI Checkmate or its subsidiaries for their services as directors.

Executive Compensation

   The following table summarizes the compensation paid or accrued by IVI Checkmate in each of the fiscal years ended December 31, 1997, 1998 and 1999 with regard to L. Barry Thomson, IVI Checkmate's Chief Executive Officer, and all other executive officers whose annual compensation and bonus was $100,000 or more for 1999. IVI Checkmate refers to these executives as the Named Executive Officers. The compensation shown in the table includes amounts paid not only by IVI Checkmate but also by IVI Checkmate Inc. and IVI Checkmate Ltd. and their subsidiaries during each of the three years, including for the periods before the combination of IVI Checkmate Inc. and IVI Checkmate Ltd. All securities described in the table below represent shares underlying options to purchase common stock. IVI Checkmate has not granted any stock appreciation rights. The other compensation described in the table consists of matching contributions that IVI Checkmate made to IVI Checkmate's 401(k) plan based on a percentage of the Named Executive Officer's contribution to the 401(k) plan and amounts that IVI Checkmate paid on behalf of the Named Executive Officers for term life insurance for the benefit of the Named Executive Officers. The information presented for Mr. Lewis represents compensation since August 1997, when Mr. Lewis first joined IVI Checkmate. For more information on the officers of IVI Checkmate, see "Information Concerning Directors and Executive Officers of IVI Checkmate Corp." beginning on page 63.

                           Summary Compensation Table

                                                      Long-Term
                                                     Compensation
                                Annual Compensation     Awards
                                -------------------- ------------
                                                      Securities
Name and Principal       Fiscal                       Underlying     All Other
  Position                Year  Salary ($) Bonus ($) Options (#)  Compensation ($)
------------------       ------ ---------- --------- ------------ ----------------
L. Barry Thomson          1999   $350,000       --     150,000            --
 President and            1998   $280,000       --     233,250            --
 Chief Executive Officer  1997   $180,530   $36,100    150,000            --

Gregory A. Lewis          1999   $345,000       --         --         $11,000
 President and Chief
  Executive               1998   $321,000       --         --         $10,421
 Officer of U.S.          1997   $ 70,432   $15,000    383,250        $ 8,870
 Operations

John J. Neubert           1999   $243,000       --      15,000        $12,000
 Executive Vice
  President--             1998   $228,000       --         --         $11,834
 Finance and
  Administration          1997   $129,600       --         --         $11,525
 Chief Financial
  Officer,
 Secretary and Treasurer

Option Grants

   The following table provides information regarding stock options granted to the Named Executive Officers during 1999, all of which were fully vested on the date of grant. IVI Checkmate has not granted any stock appreciation rights. Amounts reported in the columns reflecting Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation represent hypothetical amounts that may be realized upon exercise of options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the common stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect IVI Checkmate's estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of the exercises and the future performance of the common stock. IVI Checkmate provide no guarantee that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals. This table does not take into account any appreciation of the price of the common stock from the date of grant to the current date.

Option Grants in Last Fiscal Year

                                                                                 Potential Realizable Value at
                                                                                    Assumed Annual Rates of
                                                                                 Stock Price Appreciation for
                                            Individual Grants                             Option Term
                         ------------------------------------------------------- ------------------------------
                            Number of
                           Securities    Percent of Total
                           Underlying    Options Granted  Exercise or
                         Options Granted to Employees in  Base Price  Expiration
Name                           (#)         Fiscal Year      ($/sh)       Date        5%($)          10%($)
----                     --------------- ---------------- ----------- ---------- -------------- ---------------
L. Barry Thomson........     150,000            13%          $5.50     1/14/07         $394,000 $      943,000
Gregory A. Lewis........         --             --             --          --               --             --
John J. Neubert.........      15,000             1%          $6.81     1/14/04   $       28,000 $       62,000

Option Exercises and Fiscal Year-End Option Values

   The following table sets forth information regarding the number of unexercised options held by the Named Executive Officers at December 31, 1999 and the aggregate dollar value of those unexercised options as of December 31, 1999. The Value of the Unexercised In-The-Money Options in the chart below is equal to the difference between the option exercise price and the closing sale price of IVI Checkmate's common stock on the Nasdaq National Market on December 31, 1999, multiplied by the number of shares underlying the option. Mr. Thomson was the only Named Executive Officer who exercised stock options in 1999. Mr. Thomson exercised 99,900 options in January 1999 as these options were expiring in that month.

  Aggregated Option Exercises in Last Fiscal Year And Fiscal Year--End Option
                                     Values

                               Number of Securities
                              Underlying Unexercised     Value of Unexercised
                              Options at December 31,   In-The-Money Options at
                                     1999 (#)            December 31, 1999 ($)
                             ------------------------- -------------------------
Name                         Exercisable/Unexercisable Exercisable/Unexercisable
----                         ------------------------- -------------------------
L. Barry Thomson............           383,250/0                 $0/0
Gregory A. Lewis............           383,250/0                  0/0
John J. Neubert.............      319,373/15,000                  0/0

Employment Agreements

   On June 25, 1998, IVI Checkmate entered into an employment agreement with L. Barry Thomson with regard to Mr. Thomson's services as IVI Checkmate's President and Chief Executive Officer and as President and Chief Executive Officer of IVI Checkmate Ltd. Mr. Thomson is entitled to an annual salary of at least $325,000 for 1998, $350,000 for 1999 and $385,000 for 2000, as well as the possibility of annual bonuses if certain performance goals are satisfied. The agreement also provided for the grant to Mr. Thomson of options under IVI Checkmate's 1998 Long-Term Incentive Plan for the purchase of 233,250 shares of IVI Checkmate common stock at a price of $6.81 per share and, on January 14, 1999, options for the purchase of 150,000 additional shares of IVI Checkmate common stock. The exercise price of the options for 150,000 shares is $5.50 per share. All of the options vest upon grant and expire nine years from the date of grant.

   The agreement provides that if Mr. Thomson's employment is terminated for cause or as a result of Mr. Thomson's disability or death or if terminated by Mr. Thomson, he will be entitled to his salary earned up to the date of termination and, other than in the case of termination for cause, pro rata entitlement under the then current bonus program. If Mr. Thomson's employment is terminated by us for any other reason, he will be entitled to a lump sum payment equal to three times the aggregate of his annual salary and bonus paid and/or earned in the immediately preceding year.

   On January 1, 1998, IVI Checkmate Inc. and Gregory A. Lewis entered into a three year employment agreement providing for his employment as President and Chief Operating Officer of IVI Checkmate Inc. at a base salary of $321,000 in 1998, $345,000 in 1999 and $371,000 in 2000. Also on January 1, 1998,
IVI Checkmate Inc. and John J. Neubert entered into a three year employment agreement providing for his employment as Executive Vice President and Chief Financial Officer of IVI Checkmate Inc. at a base salary of $228,000 in 1998, $243,000 in 1999 and $258,000 in 2000. The employment agreements also provide the opportunity for annual bonuses if certain performance goals are satisfied. The employment agreements provide that after the end of the second year of the employment term and at the end of each subsequent year, the employment period will automatically be extended so as to terminate two years from such renewal date.

   The employment agreements provide further that if the employment of Messrs. Lewis or Neubert is terminated by Mr. Lewis or Mr. Neubert for good reason, by IVI Checkmate Inc. other than for cause, death or disability, or because the term expires, the terminated employee will receive a lump sum payment equal to
(1) his unpaid base salary up to the date of termination, (2) the product of his annual bonus for the year of the date of termination and a fraction, the numerator of which is the number of days in the year up to the date of termination and the denominator of which is 365, and (3) a severance payment equal to the present value of the income stream represented by a continuation of his base salary and target annual bonus, unless the date of termination occurs within two years of a change of control, in which case the severance payment is equal to two times the appropriate base salary and annual bonus for the terminated employee in effect for that year, and all unvested stock options held by him on the date of termination will immediately vest as of the date of termination. If employment is terminated due to Mr. Lewis' or Mr. Neubert's death, the employee's estate or beneficiary will be entitled to receive his unpaid base salary up to the date of his death and a pro rata portion of his target annual bonus for the year. If employment is terminated as a result of Mr. Lewis' or Mr. Neubert's disability, retirement or voluntary termination without good reason or by IVI Checkmate Inc. for cause, the terminated employee will be entitled to receive his unpaid base salary up to the date of termination and a pro rata portion of his target annual bonus for the year.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF IVI CHECKMATE
                                   CORP.

Introduction

   The compensation committee is responsible for developing IVI Checkmate's executive compensation policies and advising the board of directors with respect to these policies. This report by the compensation committee reviews IVI Checkmate's policies generally with respect to the compensation of all executive officers as a group for 1999 and specifically reviews the compensation established for IVI Checkmate's Chief Executive Officer for 1999.

   The members of the committee are Bertil D. Nordin (Chairman) and Peter E. Roode. None of the committee members is or has been an officer or employee of IVI Checkmate or any of its subsidiaries or has engaged in any business transaction or has any business relationship that are required to be disclosed in this proxy statement.

Compensation Policy for Executive Officers

   IVI Checkmate's executive compensation program for fiscal 1999 was designed to attract and retain a highly qualified and motivated management team, reward individual performance and link the interests of the senior executives directly with those of the shareholders. IVI Checkmate's 1999 compensation program is comprised of base salary, annual bonuses and long-term incentive pay in the form of stock options. This program applies to all of IVI Checkmate's key management personnel, including its Chief Executive Officer. All of IVI Checkmate's executives also are eligible for other employee benefits, including life, health, disability and dental insurance and our savings plan and employee stock purchase plan.

   Base Salary. The compensation committee set the base salaries of top management for 1999 after reviewing salary levels for comparable executive positions in the industry. The compensation committee set salaries at levels competitive with the base salaries of similarly situated executives at companies of similar size and revenue levels in our industry.

   Annual Bonuses. The compensation committee based annual cash bonuses for executive officers in 1999 on IVI Checkmate's financial performance. During 1999, incentive awards were payable only if earnings before tax achieved budgeted targets. No incentive awards were paid to any executive officer in 1999 as these performance targets were not achieved.

   Long-Term Incentive Pay. IVI Checkmate's long-term incentive compensation plan for its executive officers is based on IVI Checkmate's 1998 Long-Term Incentive Plan. This plan promotes ownership of IVI Checkmate common stock, which in turn provides a common interest between the stockholders and the executive officers. In establishing the 1998 Long-Term Incentive Plan, the board concluded that incentive compensation opportunities in the form of stock option grants should be set and that any compensation received under the plan should be directly linked to IVI Checkmate's performance, as reflected by increases in the price of its common stock and the contribution of the executive officer to the increase in value. Under the plan, options have an exercise price equal to or greater than the fair market value of the shares on the date of grant and, to encourage a long-term perspective, may have an exercise period of up to ten years. Unexercised options are forfeited if the officer leaves the company before the options vest or, if already vested, if the officer fails to exercise them before the end of the stated period following termination of employment. In granting options, the board reviews the amount of options granted to executives at other comparable companies in the industry, the awards granted to other employees within the company, the individual's position at the company and his role in helping the company achieve its goals. During 1999, options for the purchase of a total of 165,000 shares of common stock, equal to 14% of all options granted to IVI Checkmate's employees during 1999, were granted to the Names Executive Officers. Mr. Thomson received 150,000 shares, and Mr. Neubert received 15,000 shares. Mr. Lewis was not granted any options in 1999.

Chief Executive Officer's Compensation

   Mr. Thomson served as IVI Checkmate's President and Chief Executive Officer during 1999. Mr. Thomson's 1999 base salary was $350,000. Based on IVI Checkmate's financial performance in 1999, Mr. Thomson did not receive an annual incentive bonus. The compensation committee did grant Mr. Thomson 150,000 options under the 1998 Long-Term Incentive Plan. The compensation committee set the levels of many components of Mr. Thomson's compensation based upon comparative information regarding compensation of chief executive officers at companies of similar size and revenue levels in the industry. Mr. Thomson's total compensation for 1999 is provided in detail in the Summary Compensation Table set forth above.

Policy With Respect to Deductibility of Compensation Expense

   Section 162(m) of the Internal Revenue Code limits the tax deduction that IVI Checkmate may take with respect to the compensation of certain executive officers, unless the compensation is "performance based" as defined in the Code. The 1998 Long-Term Incentive Plan is designed to comply with Internal Revenue Service requirements for deductibility of performance-based compensation.

Conclusion

   IVI Checkmate's executive compensation program is designed to closely link pay with performance and the creation of stockholder value. If IVI Checkmate achieves average financial performance levels, its executives will be compensated at "median levels" for comparable companies. If IVI Checkmate's performance is exceptionally higher at the targeted levels, executive compensation will exceed such "median levels." The compensation committee believes that the program has been and will continue to be successful in supporting IVI Checkmate's financial growth and other business objectives.

                            COMMITTEE MEMBERS:

   Bertil D. Nordin

   Peter E. Roode

Compensation Committee Interlocks and Insider Participation


   During 1999, Messrs. L. Barry Thomson, Gregory A. Lewis, John J. Neubert and George Whitton, all of whom are executive officers of IVI Checkmate or its subsidiaries, participated as directors in deliberations of IVI Checkmate's board concerning executive officer compensation for 1999. Messrs. Thomson, Lewis, Neubert and Whitton also served during 1999 on the board of directors of NTN, which board establishes the compensation of the executive officers of NTN. Messrs. Thomson, Lewis and Neubert are executive officers of NTN. They received no cash compensation for their services as directors or executive officers of NTN in 1999.

No Litigation and Certain Transactions

 No Litigation

   There is currently no litigation to which any of the following is a party adverse to IVI Checkmate or any of its subsidiaries or has a material interest adverse to IVI Checkmate or any of its subsidiaries:

  .  Directors of IVI Checkmate;

  .  Officers of IVI Checkmate;

  .  Affiliates of IVI Checkmate;

  . Owners of record or beneficially of more than five percent of any class of voting securities of IVI Checkmate; and

  . Any associate of any such director, officer or affiliate of IVI Checkmate or security holder.

 Ingenico Alliance

   On December 17, 1996, IVI Checkmate Ltd. entered into a strategic alliance with Ingenico. Ingenico owned approximately 7.8% of the outstanding IVI Checkmate common stock and exchangeable shares of IVI Checkmate Ltd. as of December 31, 1998. Ingenico develops, distributes, markets and manufactures transaction terminals with application to payment systems, loyalty programs, electronic benefits transfer systems and terminal systems for smart card technology, principally in Europe, Australia and the Asia Pacific region. Gerard Compain, who is a member of IVI Checkmate's board of directors, is the Managing Director of Ingenico, and Gareth Owen, also a member of IVI Checkmate's board, is an officer of a subsidiary of Ingenico.

   The alliance enabled IVI Checkmate Ltd. to gain exclusive rights to market Ingenico products and technology in the Americas, to gain access to Ingenico's smart card technology, to raise capital and to benefit from joint product development, purchasing and manufacturing. The strategic alliance provides Ingenico with access to the North American market for its products. In furtherance of their alliance, IVI Checkmate Ltd. and Ingenico entered into a master alliance agreement dated December 5, 1996, as amended on December 17, 1996, and five separate agreements, each dealing with a separate aspect of the alliance.

   The master alliance agreement established the general framework of the alliance and set out certain provisions which govern all aspects of the alliance. Specifically, the master alliance agreement provided that Ingenico and IVI Checkmate Ltd. would enter into a marketing and distribution agreement, a Latin America joint venture shareholders' agreement, a joint development and procurement agreement, a technology license agreement and an investment agreement.

   Pursuant to the investment agreement, Ingenico and its Chairman, Jean-Jacques Poutrel, purchased 1,439,000 shares of IVI Checkmate Ltd.'s common stock in December 1996, equal at the time to approximately 16.7% of IVI Checkmate Ltd.'s outstanding common stock, for approximately $7,240,000. Additionally, IVI Checkmate Ltd. granted to Ingenico a future participation right enabling Ingenico to preserve its percentage ownership of IVI Checkmate Ltd.'s common stock on a non-diluted basis by subscribing to purchase additional shares of IVI Checkmate Ltd.'s common stock if IVI Checkmate Ltd. issues additional shares of IVI Checkmate Ltd.'s common stock. The price payable by Ingenico for additional IVI Checkmate Ltd. common shares would be that offered to other purchasers in the event of a private placement or public offering, or, in certain cases, a price equal to the weighted average trading price of the common shares during the 30 trading days preceding notice to Ingenico of the issuance by IVI Checkmate Ltd. of additional shares of IVI Checkmate Ltd.'s common stock.

   Under the investment agreement, IVI Checkmate Ltd. also agreed to take the steps necessary to reconstitute the board of directors of IVI Checkmate Ltd. so that it would be comprised of eight members, two of whom initially would be nominees of Ingenico. The board of directors of IVI Checkmate Ltd. has since been expanded to nine members. One nominee of Ingenico is to be a member of the Nomination and Governance Committee of the board. If Ingenico's ownership position in IVI Checkmate Ltd. decreased to a percentage of less than 15% but more than 5% on a non-diluted basis, then Ingenico would be permitted only one nominee on the board of directors. If Ingenico's ownership position in IVI Checkmate Ltd. decreased below 5%, it would no longer have the right to nominate a director of IVI. Ingenico's current ownership of IVI Checkmate's stock has decreased to approximately 8.5%. As a result, Ingenico is permitted only one representative on IVI Checkmate's board, which is Mr. Compain.

   At the time of the combination of IVI Checkmate Ltd. and IVI Checkmate Inc. on June 25, 1998, IVI Checkmate, IVI Checkmate Ltd. and Ingenico entered into an assignment, assumption and consent agreement under which the agreements with Ingenico were assigned by IVI Checkmate Ltd. to IVI Checkmate and were assumed by IVI Checkmate. The result is that IVI Checkmate now has all of the right, title, interest, liabilities and obligations that IVI Checkmate Ltd. had under the agreements with Ingenico.

   Pursuant to the marketing and distribution agreement, IVI Checkmate purchased products from Ingenico in 1998 and 1999 for a total of $6.8 million and $11.4 million, respectively.

 Noblett Transactions

   Paul W. Noblett, who is one of IVI Checkmate's directors, is President and a director of DMRI. In exchange for consulting services provided to IVI Checkmate and its subsidiaries in 1999, IVI Checkmate paid $34,925 (in excess of 10% of DMRI's 1999 revenues) to DMRI. IVI Checkmate does not expect to do any significant amount of business with DMRI in 2000.

                          STOCK PERFORMANCE GRAPH

   Prior to the combination of International Verifact, Inc. and Checkmate Electronics, Inc. on June 25, 1998, the common stocks of International Verifact and Checkmate Electronics were traded on the Nasdaq National Market under the symbols "IVIAF" and "CMEL," respectively, and International Verifact's common stock was also traded on The Toronto Stock Exchange under the symbol "IVI." Following the combination, the IVI Checkmate common stock began trading on the Nasdaq National Market and The Toronto Stock Exchange under the symbols "CMIV" and "IVC," respectively, and International Verifact's exchangeable shares began trading on The Toronto Stock Exchange under the symbol "IVI." The International Verifact exchangeable shares, which are Canadian property for Canadian deferred benefit plans, are convertible at any time, on a one-for-one basis, into common stock of IVI Checkmate.

   The following stock performance graph and accompanying table compare the cumulative return on each of the International Verifact common stock and the Checkmate Electronics common stock from December 31, 1994 to June 25, 1998 and on the IVI Checkmate common stock from June 26, 1998 to December 31, 1999 with the cumulative total return of the Nasdaq Stock Market U.S. Index, the Nasdaq Computer Manufacturing Companies Index and The Toronto Stock Exchange Index over the same period. The comparative data assumes that:

  . $100.00 was invested on December 31, 1994 proportionally by market capitalization in the common stock of International Verifact and the common stock of Checkmate Electronics and in each of the indices referred to above,

  . $100.00 was invested on June 26, 1998 in the common stock of IVI Checkmate, and

  .  dividends, if any, were reinvested.

                               IVI Checkmate

                          Stock Performance Graph

                             December 31, 1999


                     [STOCK PERFORMANCE GRAPH APPEARS HERE]

                            12/31  12/31  12/31  12/31  06/25  12/31   12/31
                             1994   1995   1996   1997   1998   1998    1999
                            ------ ------ ------ ------ ------ ------ --------
NASDAQ US Index............ 100.00 141.41 173.95 213.55 256.66 299.68   556.16
NASDAQ Computer
 Manufacturing Companies
 Index..................... 100.00 157.52 211.52 255.87 372.79 555.66 1,139.25
Toronto Stock Exchange
 Index..................... 100.00 111.86 140.65 158.98 174.82 153.91   199.66
IVI Checkmate Corp.........   0.00   0.00   0.00   0.00 100.00  67.74    39.52
Checkmate Electronics,
 Inc....................... 100.00 203.43 179.30  94.82 106.89   0.00     0.00
International Verifact
 Inc....................... 100.00 133.86  88.39 130.97 118.07   0.00     0.00

            INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS
                   OF IVI CHECKMATE INC. AND NTN MERGER CORP.

Information Concerning Directors and Executive Officers of IVI Checkmate Inc.

   The current directors of IVI Checkmate Inc. are L. Barry Thomson, Chairman; Gregory A. Lewis; John J. Neubert; James W. Crowley, Frank C. Peters and Howard
W. Yenke. The current executive officers of IVI Checkmate Inc. are Gregory A. Lewis, President and Chief Executive Officer, and John J. Neubert, Executive Vice President and Chief Financial Officer. The following table sets forth the following information with respect to each of James W. Crowley, Frank C. Peters and Howard W. Yenke: a description of his position and offices with IVI Checkmate Inc., if any; a brief description of his principal occupation and business experience during at least the last five years; certain directorships presently held by him in companies other than IVI Checkmate Inc.; and certain other information including his age. Unless otherwise indicated, the business address of each director and executive officer of IVI Checkmate Inc. is that of IVI Checkmate at 1003 Mansell Road, Roswell, Georgia 30076. Each of the remaining directors and/or executive officers is currently a director or executive officer of IVI Checkmate and certain biographical information concerning them is set forth in "Information Concerning Directors and Executive Officers of IVI Checkmate Corp." beginning on page 63.


 Name                     Information
 ----                     -----------
 James W. Crowley........ Mr. Crowley has served as a director of IVI Checkmate
                          Inc. since June 1998. Mr. Crowley served as a
                          director of Checkmate Electronics, Inc. at various
                          times since 1976 and was most recently elected a
                          director in 1992. He has been retired for more than
                          seven years. Prior to his retirement, he was Chairman
                          of the Board of A.M.I., Inc., a technical school in
                          Daytona Beach, Florida. He also was a founder of
                          Repadco, Inc., an outdoor advertising company in
                          Daytona Beach, Florida. He is 79.

 Frank C. Peters......... Mr. Peters has served as a director of IVI Checkmate
                          Inc. since June 1998. Mr. Peters served as a director
                          of Checkmate Electronics, Inc. from 1993 until June
                          1998. Mr. Peters has been a Senior Vice President and
                          Chief Financial Officer of TelephoNet Corp., an
                          internet and telephone provider, since April 1997.
                          From August 1995 until April 1997, Mr. Peters was the
                          President and Chief Executive Officer of MICR-Net
                          International, Inc., an authenticity verification
                          systems company. Mr. Peters served as Vice President
                          and Controller of Merry-Go-Round Enterprises, Inc., a
                          publicly-traded specialty retailer of men's and
                          women's apparel from 1974 until his retirement in
                          1995. In that capacity, Mr. Peters has served as a
                          principal accounting officer. He is 52.

 Howard W. Yenke......... Mr. Yenke has served as a director of IVI Checkmate
                          Inc. since June 1998 and a director of Checkmate
                          Electronics, Inc. since 1993. From June 1998 to April
                          1999, Mr. Yenke was President and Chief Executive
                          Officer of Casino Data Systems, Inc., a private
                          company that manufactures slot machines and auditing
                          systems for the casino business. From December 1997
                          to June 1998, Mr. Yenke was the President and Chief
                          Executive Officer of Silent Systems, Inc., a private
                          company providing thermal and acoustical products to
                          the PC industry. From July 1996 to November 1997, Mr.
                          Yenke was the President and Chief Executive Officer
                          of LANart Corp., a private local area network
                          company. From November 1995 to June 1996, Mr. Yenke
                          was President of The Yenke Group, a business
                          consulting firm. From November 1994 to October 1995,
                          Mr. Yenke was the President and Chief Executive
                          Officer of Enterprise Development Corporation of Palm
                          Beach County, an economic development consulting
                          firm. From June 1994 to October 1994, Mr. Yenke was
                          the President and Chief Executive Officer

 Name                     Information
 ----                     -----------
                          of Enterprise Development Corporation of Palm Beach
                          County, an economic development consulting firm. From
                          June 1994 to October 1994, Mr. Yenke was President
                          and Chief Executive Officer of Arco Computer
                          Products. From May 1989 to March 1994, Mr. Yenke was
                          employed by Boca Research, Inc. in several
                          capacities, including its President and Chief
                          Executive Officer from September 1991 through March
                          1994. Prior to that, Mr. Yenke was employed by IBM
                          Corporation in various executive management
                          positions. Mr. Yenke is a director of Communications
                          Systems International, Inc., Access Solutions
                          International, Inc., and several private companies.
                          He is 63.

Information Concerning Directors and Executive Officers of NTN Merger Corp.

   The current directors of NTN Merger Corp. are L. Barry Thomson, Chairman; Gregory A. Lewis, George Whitton, a U.S. citizen, and John J. Neubert. The current executive officers of NTN Merger Corp. are L. Barry Thomson, President and Chief Executive Officer, and John J. Neubert, Vice President and Secretary. Each of such directors and/or officers is currently a director or executive officer of IVI Checkmate, NTN or IVI Checkmate Inc. Certain biographical information regarding Messrs. Thomson, Lewis, Whitton and Neubert is set forth in "Information Concerning Directors and Executive Officers of IVI Checkmate Corp." beginning on page 63.

                           SHARES BENEFICIALLY OWNED

   The following table sets forth, to the knowledge of IVI Checkmate, IVI Checkmate Inc., NTN or NTN Merger Corp., certain information regarding the beneficial ownership of NTN common stock as of December 31, 1999, by: (a) each person who is known by IVI Checkmate, IVI Checkmate Inc., NTN or NTN Merger Corp. to be the beneficial owner of more than five percent of the 3,325,468 shares of NTN common stock outstanding at such date; (b) each director of IVI Checkmate, IVI Checkmate Inc., NTN or NTN Merger Corp. (c) each executive officer of IVI Checkmate, IVI Checkmate Inc., NTN or NTN Merger Corp.; and
(d) all persons listed under clause (b) and (c) above as a group. Except as otherwise noted below, IVI Checkmate, IVI Checkmate Inc., NTN or NTN Merger Corp. believes that each beneficial owner has sole voting and investment power with respect to the number of shares of NTN common stock shown as beneficially owned by such beneficial owner. Information with respect to beneficial stock ownership is based upon information furnished by such beneficial owner.

   Pursuant to the rules of the Securities and Exchange Commission, shares of NTN common stock which an individual or group has a right to acquire within 60 days of December 31, 1999, pursuant to the exercise of presently exercisable or outstanding options are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group shown in the table.

   Name and
  Address of
  Beneficial                               Amount and Nature of
     Owner                                 Beneficial Ownership Percent of Class
  ----------                               -------------------- ----------------
IVI Checkmate Inc........................       2,726,440             82.0%
IVI Checkmate Corp.(1)
 1003 Mansell Road
 Roswell, GA 30076

Christopher F. Schellhorn................          15,000(2)             *

Gregory A. Lewis(1)......................               0                0

L. Barry Thomson(1)......................               0                0

George C. Whitton(1).....................               0                0

All directors and executive officers as a
 group (5 persons).......................          15,000(2)             *

--------
*  Less than 1%
(1) IVI Checkmate Inc., which is the record owner of the shares shown, is a wholly-owned subsidiary of IVI Checkmate. Consequently, IVI Checkmate is considered to beneficially own the shares held by IVI Checkmate Inc. Messrs. Lewis, Thomson and Whitton are directors and/or executive officers of IVI Checkmate and/or IVI Checkmate Inc.
(2) Represents shares subject to currently exercisable options.

                 EFFECT OF THE MERGER ON RIGHTS OF STOCKHOLDERS

   Both NTN and IVI Checkmate are incorporated under the laws of the State of Delaware, which, accordingly, govern the rights of both the NTN stockholders and the IVI Checkmate stockholders. Additionally, the rights of NTN stockholders are currently governed by the NTN certificate of incorporation and bylaws. The rights of IVI Checkmate stockholders are currently, and after the merger the rights of NTN stockholders will be, governed by the IVI Checkmate certificate of incorporation and bylaws.

   Because both NTN and IVI Checkmate stockholders are governed by Delaware law and substantially similar certificates of incorporation and bylaws, many of the stockholder rights do not differ. Set forth below is a summary of the material differences between the rights of NTN stockholders and IVI Checkmate stockholders. The description below is only a summary and is qualified by reference to Delaware law, the IVI Checkmate certificate of incorporation and bylaws, and the NTN certificate of incorporation and bylaws. Copies of the IVI Checkmate certificate of incorporation and the IVI Checkmate bylaws are incorporated by reference into this proxy statement-prospectus and will be sent to NTN stockholders upon request. See "Where You Can Find More Information" beginning on page 81.

                          NTN Stockholder Rights         IVI Checkmate Stockholder Rights
-----------------------------------------------------------------------------------------
 Corporate          The rights of NTN stockholders are   The rights of IVI Checkmate
 Governance         governed by Delaware law and NTN's   stockholders are currently
                    certificate of organization and      governed by Delaware law and the
                    bylaws. Upon completion of the       IVI Checkmate certificate of
                    merger, the rights of NTN            incorporation and bylaws. Upon
                    stockholders who become IVI          completion of the merger, the
                    Checkmate stockholders in the        rights of IVI Checkmate
                    merger will be governed by           stockholders will continue to be
                    Delaware law and the IVI Checkmate   governed by Delaware law and the
                    certificate of incorporation and     IVI Checkmate certificate of
                    bylaws.                              incorporation and bylaws.
-----------------------------------------------------------------------------------------
 Authorized         The authorized capital stock of     The authorized capital of IVI
 Capital Stock      NTN consists of 20,000,000 shares   Checkmate is set forth under
                    of common stock and 5,000,000       "Description of IVI Checkmate
                    shares of preferred stock.          Capital Stock" on page  .
-----------------------------------------------------------------------------------------
 Preferences        Holders of NTN preferred stock,     IVI Checkmate Series B Preferred
                    when and if issued, are entitled    Stock represents the right to
                    to preferences over NTN common      vote the outstanding shares of
                    stock, if any, as set forth in the  IVI Checkmate, Ltd. exchangeable
                    resolutions of the NTN board of     shares in accordance with
                    directors authorizing the issuance  instructions received by the of one or more series of preferred  holders of the exchangeable
                    stock and the related certificate   shares and a $1.00 liquidation
                    of designations. As of the date     preference. Series D Convertible
                    hereof, there are no shares of NTN  Preferred Stock entitles its
                    preferred stock outstanding.        holders to the following
                                                        preferences over the holders of
                                                        IVI Checkmate common stock:
                                                        . Preferential right to
                                                          distributions upon the
                                                          liquidation, dissolution or
                                                          winding up of IVI Checkmate.
                                                        . Preferential right to dividends
                                                          and other distributions.
                                                        . The right to veto any
                                                          amendments to the IVI Checkmate
                                                          certificate of incorporation or
                                                          bylaws which adversely affect
                                                          their rights, the authorization
                                                          of a senior series or

                          NTN Stockholder Rights         IVI Checkmate Stockholder Rights
------------------------------------------------------------------------------------------
                                                         class of capital stock, the
                                                         disposal of IVICheckmate's assets
                                                         or any transaction resulting in a
                                                         change of control of IVI
                                                         Checkmate.
                                                        . Right of first refusal to
                                                          purchase IVI Checkmate
                                                          securities issued in the future.
                                                        . Anti-dilution rights with
                                                          respect to
                                                          IVI Checkmate securities issued
                                                          in
                                                          the future.
------------------------------------------------------------------------------------------
 Number of          NTN's bylaws provide that the       IVI Checkmate's bylaws provide
 Directors          number of directors will be as      that
                    determined by the NTN board or the  the number of directors will be as
                    NTN stockholders but shall not be   determined by the IVI Checkmate
                    less than one. The NTN board        board. The IVI Checkmate board
                    currently consists of four          currently consists of nine
                    directors. Each NTN director holds  directors.
                    office for a term of one year.      Each IVI Checkmate director holds
                                                        office for a term of one year.
------------------------------------------------------------------------------------------
 Stockholder's      The NTN board of directors has not  IVI Checkmate's board of directors
 Rights Plan        adopted a Stockholder's Rights      adopted a Stockholder Protection
                    Plan.                               Rights Agreement and, in
                                                        connection with the agreement,
                                                        designated 100,000 shares of
                                                        Series C
                                                        junior participating preferred
                                                        stock. The Rights Agreement
                                                        provides that if a person or group
                                                        becomes a 15% or more beneficial
                                                        owner of IVI Checkmate, then IVI
                                                        Checkmate stockholders shall be
                                                        entitled to buy one-thousandth of
                                                        a share of Series C junior
                                                        participating preferred stock at
                                                        an
                                                        exercise price of $30.00. If
                                                        certain triggering events occur,
                                                        the holders of
                                                        the rights will be able to
                                                        purchase IVI Checkmate common
                                                        stock at a
                                                        substantial discount from the
                                                        market price. IVI Checkmate's
                                                        board of directors may redeem the
                                                        rights for $.01 per right prior to
                                                        the time they become exercisable.
------------------------------------------------------------------------------------------
 Special            The NTN bylaws provide that the     The IVI Checkmate bylaws provide
 Meetings of        chief executive officer of NTN, a   that the chairman, vice chairman,
 Stockholders       majority of the NTN board or NTN    president
                    stockholders who hold at least 10%  or secretary, or a majority of the
                    of the shares of common stock       total number of directors or IVI
                    entitled to vote at the meeting     Checkmate stockholders who hold a
                    may call a special meeting of the   majority of the outstanding shares
                    NTN stockholders.                   entitled to vote may call a
                                                        special meeting of the IVI
                                                        Checkmate stockholders.

                          NTN Stockholder Rights         IVI Checkmate Stockholder Rights
------------------------------------------------------------------------------------------
 Indemnification    Delaware law permits, and the NTN   Delaware law permits, and the IVI
 of Directors,      certificate of incorporation and    Checkmate bylaws provide for,
 Officers and       bylaws provide for,                 indemnification of directors,
 Others             indemnification of directors,       officers, employees and certain
                    officers, employees and certain     others for
                    others for expenses incurred by     expenses incurred by reason of
                    reason of their position with the   their position with the
                    corporation, if he or she has       corporation, if he or
                    acted in good faith with a          she has acted in good faith with a
                    reasonable belief that his or her   reasonable belief that his or her
                    conduct was in the best interest    conduct was in the best interest
                    of the corporation.                 of the
                    Such determination must be made     corporation. The indemnification
                    by:                                 sought must be in connection with
                    .a majority of disinterested        a proceeding authorized by the IVI
                    directors,                          Checkmate board.
                    .a committee of disinterested       Such determination must be made
                    directors  designated by the        by:
                    disinterested  directors,           .at the request of the claimant,
                    .at the disinterested directors'     independent legal counsel,
                    direction  or if there are no       .a majority of disinterested
                    disinterested directors,            directors,
                     independent legal counsel, or      .at the disinterested directors'
                    .the stockholders holding a         direction  or if there are no
                    majority of  the shares of stock    disinterested
                    entitled to vote at a  meeting       directors, independent legal
                    called for such purpose.            counsel,
                    However, indemnification is not      or
                    available in actions brought by or  .at the disinterested directors'
                    in the right of the corporation,     direction, the stockholders
                    unless approved by the Delaware     holding a  majority of the shares
                    Court of Chancery.                  of stock
                                                         entitled to vote at a meeting
                                                        called for  such purpose.
                                                        However, indemnification is not
                                                        available in actions brought by or
                                                        in the right of the corporation,
                                                        unless approved by the Delaware
                                                        Court of Chancery.
------------------------------------------------------------------------------------------
 Certain Business   Section 203 of the Delaware         IVI Checkmate's certificate of
 Combinations       General Corporation Law provides    incorporation includes an election
                    that, if a person acquires 15% or   not to be governed by Section 203
                    more of the stock of a Delaware     of the Delaware General
                    corporation without the prior       Corporation Law.
                    approval of the board of directors
                    of that corporation, thereby
                    becoming an "interested
                    stockholder," that person may not
                    engage in certain transactions
                    with the corporation for a period
                    of three years, unless one of the
                    following three exceptions
                    applies:
                    . the board of directors approved
                      the acquisition of stock or the
                      transaction prior to the time
                      that person became an interested
                      stockholder,
                    . the person became an interested
                      stockholder and 85% owner of the
                      voting stock of the corporation
                      in the transaction, excluding
                      voting stock owned by directors
                      who are also officers and
                      certain employee stock plans, or

                          NTN Stockholder Rights         IVI Checkmate Stockholder Rights
-----------------------------------------------------------------------------------------
                    . the transaction is approved by
                      the board of directors and by
                      the affirmative vote of two-
                      thirds of the outstanding voting
                      stock which is not owned by the
                      interested stockholder.
                    A Delaware corporation may elect
                    not to be governed by Section 203.
                    NTN has not so elected.

                   DESCRIPTION OF IVI CHECKMATE CAPITAL STOCK

   IVI Checkmate is authorized to issue 99,000,000 shares of IVI Checkmate common stock, of which approximately 18,147,569 shares were issued and outstanding as of July 1, 1999. IVI Checkmate is also authorized to issue 1,000,000 shares of IVI Checkmate preferred stock, par value $0.01 per share. IVI Checkmate has one share of Series B Preferred Stock outstanding which was issued in the combination of International Verifact and Checkmate Electronics on June 25, 1998. IVI Checkmate has 894,663 shares of Series D convertible preferred stock outstanding which was issued in the acquisition of the assets of DataCard Financial Services on April 20, 1999.

   The holders of IVI Checkmate common stock are entitled to one vote for each share held on all matters submitted to a vote of common stockholders. IVI Checkmate common stock does not have cumulative voting rights, preemptive rights, conversion rights, redemption rights or sinking fund provisions. IVI Checkmate common stock is not subject to redemption by IVI Checkmate. Subject to the rights of the holders of any class of capital stock of IVI Checkmate having any preference or priority over the IVI Checkmate common stock, the holders of IVI Checkmate common stock are entitled to dividends in such amounts as may be declared by the IVI Checkmate board of directors from time to time out of funds legally available for that purpose and, in the event of a liquidation, to share ratably in any assets of IVI Checkmate remaining after payment in full of all creditors and appropriate provision for any liquidation preferences on any outstanding preferred stock ranking prior to the IVI Checkmate common stock.

   For a further description of IVI Checkmate's capital stock, see "Effect of the Merger on Rights of Stockholders" beginning on page 76.

                                 OTHER MATTERS

   As of the date of this proxy statement-prospectus, NTN's board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement-prospectus. However, if any other matters properly come before the special meeting or any adjournment or postponement of the special meeting and are voted upon, the enclosed proxy will be deemed to confer discretionary authority to the individuals named as proxies to vote the shares represented by such proxy as to any such matters.

                             STOCKHOLDER PROPOSALS

   If the merger is not completed for any reason, the NTN board of directors will schedule the 2000 annual meeting of stockholders of NTN in accordance with NTN's bylaws. NTN stockholders will be notified of the scheduled date of the 2000 annual meeting in accordance with the rules and regulations of the Securities and Exchange Commission. At such time as stockholders are notified of the scheduled date of the 2000 annual meeting, stockholders will be notified of the deadline for submitting proposals for consideration at the 2000 annual meeting, which, in accordance with the rules and regulations of the Securities and Exchange Commission, shall be a deadline which is a reasonable time before NTN begins to print and mail its proxy materials for the 2000 annual meeting.

                                    EXPERTS

   The consolidated financial statements of IVI Checkmate Corp. at December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in this proxy statement-prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, which at December 31, 1997 and as to the years ended December 31, 1997 and 1996, is based in part on the report of Coopers & Lybrand, independent auditors. The consolidated financial statements referred to above are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

   The financial statements and schedule of National Transaction Network, Inc. at December 31, 1998 and for the year ended December 31, 1998 included in this proxy statement-prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about National Transaction Network, Inc.'s ability to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

   The financial statements of National Transaction Network, Inc. as of December 31, 1997 and for each of the two years in the period ended December 31, 1997 included and incorporated by reference in this proxy statement-prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are included and incorporated by reference herein, and have been so included and incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                           CHANGE IN NTN ACCOUNTANTS

   In November 1998, NTN dismissed Deloitte & Touche LLP as its independent accountants. NTN then engaged Ernst & Young LLP as its independent accountants to audit its financial statements. Prior thereto, Deloitte & Touche had served as NTN's independent accountants. At the time of the change, Ernst & Young was and has continued to serve as the independent accountants for IVI Checkmate.

   The decision by NTN to change accountants was not recommended or approved by the Board of Directors of NTN or any committee thereof. During the fiscal years ended December 31, 1997 and 1996 and subsequent interim period preceding Deloitte & Touche's dismissal, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, nor were there any reportable events of the type described in subparagraphs (a)(1)(v)(A)-(D) of Item 304 of Regulation S-K of the Securities and Exchange Commission. Deloitte & Touche's report on the financial statements for either of the fiscal years ended December 31, 1997 and 1996 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

   During NTN's fiscal years ended December 31, 1997 and 1996 and the subsequent interim period prior to engaging Ernst & Young, neither NTN nor anyone on its behalf consulted Ernst & Young regarding any of the matters described in subparagraphs (a)(2)(i) or (ii) of Item 304 of Regulation S-K.

                                    OPINIONS

   Alston & Bird LLP, Atlanta, Georgia, counsel to IVI Checkmate, will opine as to the legality of the shares of IVI Checkmate common stock to be issued in the merger.

                      WHERE YOU CAN FIND MORE INFORMATION

   IVI Checkmate and NTN each file reports, proxy statements and other information with the SEC. You can obtain copies of those reports, proxy statements and other information:

  . at the Public Reference Room of the SEC, Room 1024, Judiciary Plaza, 450
    Fifth Street, N.W., Washington, D.C. 20549;

  . from the Internet site that the SEC maintains at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC; and

  . with regard to IVI Checkmate but not NTN, at the offices of The Nasdaq
    Stock Market, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

   You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

   This proxy statement-prospectus is part of a registration statement that IVI Checkmate filed with the SEC relating to the IVI Checkmate common stock offered to the NTN stockholders. The registration statement contains more information than this proxy statement-prospectus regarding IVI Checkmate and IVI Checkmate's common stock, including certain exhibits. You can get a copy of the registration statement (Registration No. 333-83743) from the locations listed above.

   The SEC allows IVI Checkmate and NTN to "incorporate by reference" additional information into this proxy statement-prospectus. This means that IVI Checkmate and NTN can disclose additional important information about themselves to you by referring you to another document that they have filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement-prospectus, except for any incorporated information that is superceded by information contained directly in this proxy statement-prospectus.

   IVI Checkmate incorporates by reference the documents listed below, as well as any future documents filed with the SEC (File No. 000-29772) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this proxy statement-prospectus and prior to final adjournment of the special meeting:

  . its annual report on Form 10-K for the fiscal year ended December 31, 1998, including those portions of its proxy statement for the 1999 annual meeting of stockholders incorporated in the Form 10-K by reference;

  . its quarterly reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

  . its current reports on Form 8-K dated March 17, 1999 and April 27, 1999;
    and

  . the descriptions of IVI Checkmate's common stock and Series C junior participating preferred stock purchase rights set forth in its registration statements filed under Section 12 of the Securities Exchange Act, and any amendment or report filed for the purpose of updating these descriptions.

   NTN incorporates by reference the documents listed below filed with the SEC (File No. 000-10966) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act:

  . its annual report on Form 10-K for the fiscal year ended December 31, 1998, as amended;

  . its quarterly reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

  . the descriptions of NTN's common stock set forth in its registration statements filed under Section 12 of the Securities Exchange Act, and any amendment or report filed for the purpose of updating these descriptions.

   All information contained in this proxy statement-prospectus or incorporated herein by reference with respect to IVI Checkmate was supplied by IVI Checkmate, and all information contained in this proxy statement-prospectus with respect to NTN was supplied by NTN.

                                  PLEASE NOTE

   We have not authorized anyone to provide you with any information other than the information included in this proxy statement-prospectus and the documents we refer you to. If someone provides you with other information, please do not rely on it as being authorized by IVI Checkmate or NTN.

   You can obtain free copies of this information by writing or calling.

                              Corporate Secretary
                              IVI Checkmate Corp.
                               1003 Mansell Road
                             Roswell, Georgia 30076
                           Telephone: (770) 594-6000

   You may obtain copies of the information incorporated by reference in this proxy statement-prospectus upon written or oral request. In order to obtain
timely delivery of the documents, you must request the information by      ,
2000.

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                      NATIONAL TRANSACTION NETWORK, INC.,

                              IVI CHECKMATE CORP.,

                               IVI CHECKMATE INC.

                                      AND

                                NTN MERGER CORP.

                                  DATED AS OF

                                 July 20, 1999



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                   ARTICLE I

                                   The Merger

 Section 1.1  Company Action...............................................    2
         1.2  The Merger...................................................    2
         1.3  Conversion of Shares.........................................    2
         1.4  Exchange Procedures..........................................    3
         1.5  Dissenting Shares............................................    4
         1.6  Stock Options................................................    4

                                   ARTICLE II

                           The Surviving Corporation

 Section 2.1  Certificate of Incorporation.................................    4
         2.2  Bylaws.......................................................    4
         2.3  Directors and Officers.......................................    4

                                  ARTICLE III

                 Representations and Warranties of the Company

 Section 3.1  Corporate Existence and Power................................    5
         3.2  Corporate Authorization......................................    5
         3.3  Governmental Authorization...................................    5
         3.4  Non-Contravention............................................    5
         3.5  Capitalization...............................................    5
         3.6  SEC Filings..................................................    5
         3.7  Financial Statements.........................................    6
         3.8  Disclosure Documents.........................................    6
         3.9  Finders' and Bankers' Fees...................................    6
         3.10 Opinion of Financial Advisor.................................    6

                                   ARTICLE IV

                   Representations and Warranties of IVI Corp

 Section 4.1  Corporate Existence and Power................................    6
         4.2  Corporate Authorization......................................    6
         4.3  Governmental Authorization...................................    7
         4.4  Capitalization...............................................    7
         4.5  Non-Contravention............................................    7
         4.6  Disclosure Documents.........................................    7
         4.7  Finders' and Bankers' Fees...................................    7
         4.8  SEC Filings..................................................    8

                                   ARTICLE V

        Representations and Warranties of IVI Inc. and Merger Subsidiary

 Section 5.1  Corporate Existence and Power................................    8
         5.2  Corporate Authorization......................................    8
         5.3  Governmental Authorization...................................    8
         5.4  Non-Contravention............................................    8
         5.5  Disclosure Documents.........................................    8
         5.6  Finders' and Bankers' Fees...................................    9

                                   ARTICLE VI

                            Covenants of the Company

  Section 6.1  Conduct of the Company....................................    9
          6.2  Stockholder Meeting; Proxy Statement Material.............   10
          6.3  Access to Information.....................................   10
          6.4  Other Potential Bidders...................................   10
          6.5  Notices of Certain Events.................................   10

                                  ARTICLE VII

                               Covenants of Buyer

  Section 7.1  Voting of Shares..........................................   10
          7.2  Director and Officer Liability............................   11
          7.3  Notices of Certain Events.................................   11

                                  ARTICLE VIII

                       Covenants of Buyer and the Company

  Section 8.1  Reasonable Efforts........................................   11
          8.2  Certain Filings...........................................   11
          8.3  Public Announcements......................................   11
          8.4  Further Assurances........................................   11
          8.5  Registration Statement; Company Proxy Statement...........   12

                                   ARTICLE IX

                            Conditions to the Merger

  Section 9.1  Conditions to the Obligations of Each Party...............   12
          9.2  Additional Conditions to the Obligations of Buyer and
                Merger Subsidiary........................................   13
          9.3  Additional Conditions to the Obligations of the Company...   13

                                   ARTICLE X

                                  Termination

 Section 10.1  Termination...............................................   14
         10.2  Effect of Termination.....................................   14

                                   ARTICLE XI

                                 Miscellaneous

 Section 11.1  Definitions...............................................   15
         11.2  Notices...................................................   17
         11.3  No Survival of Representations and Warranties.............   17
         11.4  Amendments; No Waivers....................................   17
         11.5  Fees and Expenses.........................................   18
         11.6  Successors and Assigns....................................   18
         11.7  Governing Law.............................................   18
         11.8  Severability..............................................   18
         11.9  Captions..................................................   18
         11.10 Interpretations...........................................   18
         11.11 Counterparts; Effectiveness...............................   18

                          AGREEMENT AND PLAN OF MERGER

   THIS AGREEMENT AND PLAN OF MERGER is made as of July 20, 1999, by and among NATIONAL TRANSACTION NETWORK, INC., a Delaware corporation (the "Company"), IVI CHECKMATE CORP., a Delaware corporation ("IVI Corp."), IVI CHECKMATE INC., a Georgia corporation and wholly-owned subsidiary of IVI Corp. ("IVI Inc.") (IVI Corp. and IVI Inc. are sometimes referred to collectively as "Buyer"), and NTN MERGER CORP., a Delaware corporation and wholly-owned subsidiary of IVI Inc. ("Merger Subsidiary").

                                    WHEREAS:

   A. The authorized capital stock of the Company consists of (i) 20,000,000 shares of common stock, $.15 par value (the "Company Common Stock"), of which 3,325,468 shares were issued and outstanding as of the close of business on July 23, 1999, and (ii) 5,000,000 shares of preferred stock, $.10 par value (the "Company Preferred Stock"), none of which shares are issued and outstanding as of the date hereof.

   B. IVI Inc. currently owns, and immediately prior to the Effective Time (as defined herein) will own, 2,726,440 shares of Company Common Stock representing approximately 82.0% of the total issued and outstanding Company Common Stock.

   C. A special negotiating committee of the Board of Directors of the Company, appointed on January 8, 1999 and comprised of the sole director who is neither a member of management of the Company nor affiliated with Buyer or any Affiliate, as defined herein, of Buyer (other than the Company) (the "Special Committee"), has determined that the Merger, as defined herein, is fair to and in the best interests of the stockholders of the Company other than Buyer (the "Public Stockholders") and has approved this Agreement and recommends its approval and adoption by the Board of Directors of the Company.

   D. The Board of Directors of the Company, based in part on the recommendation of the Special Committee, has determined that the Merger is fair and in the best interests of the Public Stockholders and has resolved to approve and adopt this Agreement and the transactions contemplated hereby and, subject to the terms and conditions set forth herein, to recommend the approval and adoption of this Agreement and the Merger by the stockholders of the Company.

   E. The Board of Directors of the Company, IVI Corp., IVI Inc. and Merger Subsidiary each have approved the merger of Merger Subsidiary with and into the Company (the "Merger") in accordance with the Delaware General Corporation Law (the "DGCL") with respect to the Company, IVI Corp. and Merger Subsidiary, and the Georgia Business Corporation Code (the "GBCC") with respect to IVI Inc., and the terms and conditions provided below, pursuant to which each Share, as defined herein (other than Shares held by the Company as treasury stock, Shares owned by Buyer immediately prior to the Effective Time and Shares as to which appraisal rights have been perfected), shall be converted into the right to receive the Merger Consideration.

   F. Certain capitalized terms used herein are defined in Section 10.1.

   NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   The Merger

   Section 1.1 Company Action. The Company represents that its Board of Directors, at a meeting duly called and held and acting, in part, on the unanimous recommendation of the Special Committee, has (i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Public Stockholders, (ii) unanimously approved this Agreement and the transactions contemplated hereby, including the Merger, and (iii) unanimously resolved to recommend approval of this Agreement and the transactions contemplated hereby; including the Merger, by the Company's stockholders, provided, that such recommendation may be withdrawn, modified or amended by the Board of Directors of the Company if the Board deems such withdrawal, modification or amendment necessary in light of its fiduciary obligations to the Company's stockholders after consultation with counsel.

   Section 1.2 The Merger.

   (a) At the Effective Time, Merger Subsidiary shall be merged with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the Surviving Corporation, as defined herein.

   (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Subsidiary shall file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as such certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in such certificate of merger (the "Effective Time").

   (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, liabilities and duties of the Company and Merger Subsidiary, all as provided under the DGCL.

   Section 1.3 Conversion of Shares. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any party or stockholder:

   (a) the shares (excluding shares held by the Company or by Buyer or any of its subsidiaries, in each case other than in a fiduciary capacity ("Non-Public Shares"), and excluding shares held by Public Stockholders who perfect their statutory dissenters' rights as provided in Section 1.5) of Company Common Stock (each a "Share" and collectively the "Shares") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for the right to receive the number of shares of the common stock, $.01 par value, of IVI Corp. ("IVI Common Stock") that would be equal to $.30 multiplied by the number of Shares (excluding Non-Public Shares) issued and outstanding immediately prior to the Effective Time, as provided in Section 1.4 (the "Merger Consideration"). For purposes of this calculation, the number of shares of IVI Common Stock to be issued in exchange for the Shares shall be calculated pursuant to a valuation determined by a base period trading price (the "Base Period Trading Price"), which shall mean the average of the daily closing price for shares of IVI Common Stock for the twenty (20) consecutive full trading days on which such shares are actually traded on the Nasdaq National Market ending at the close of trading on the second trading day immediately preceding the Effective Time;

   (b) each Share of Company Common Stock held as Non-Public Shares immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor;

   (c) each share of common stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into one share of the common stock of the Surviving Corporation;

   (d) holders of Shares shall cease to be, and shall have no rights as, stockholders of the Company, other than to receive (i) any dividend or other distribution with respect to such Company Common Stock with a record date occurring prior to the date hereof and (ii) the Merger Consideration provided under this Section 1.3. After the Effective Time, there shall be no transfers on the share transfer books of the Company or the Surviving Corporation of shares of Company Common Stock; and

   (e) notwithstanding any other provision hereof, no fractional shares of IVI Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Buyer shall pay to each holder of Company Common Stock who would otherwise be entitled to a fractional share of IVI Common Stock an amount in cash (without interest) determined by multiplying such fraction by the Base Period Trading Price.

   Section 1.4 Exchange Procedures.

   (a) At or prior to the Effective Time, the Company shall appoint First Union National Bank as agent (the "Exchange Agent") for the purpose of exchanging certificates representing Shares ("Old Certificates") for the Merger Consideration. At or prior to the Effective Time, Buyer shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Old Certificates, for exchange in accordance with this Section 1.4, certificates representing the shares of IVI Common Stock ("New Certificates") and an estimated amount of cash (such New Certificates and cash, together with any dividends or distributions with respect thereto (without any interest thereon), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to Section 1.3 in exchange for outstanding Shares.

   (b) As promptly as practicable after the Effective Time, Buyer shall send or cause to be sent to each former holder of record of Shares immediately prior to the Effective Time transmittal materials for use in exchanging such holder's Old Certificates for the Merger Consideration. Buyer shall cause the New Certificates representing shares of IVI Common Stock into which a holder's Shares are converted at the Effective Time, together with any check in respect of any fractional share interests or dividends or distributions which such stockholder shall be entitled to receive, to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such Shares (or an affidavit and indemnity in form reasonably satisfactory to Buyer and the Exchange Agent if any of such certificates are lost, stolen or destroyed) owned by such holder. No interest will be paid on any such cash to be paid pursuant to this Section 1 upon such delivery.

   (c) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

   (d) No dividends or other distributions with respect to IVI Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of Company Common Stock converted in the Merger into the right to receive shares of such IVI Common Stock until the holder thereof shall surrender such Old Certificate in accordance with this Section 1.4. After the surrender of an Old Certificate in accordance with this Section 1.4, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of IVI Common Stock represented by such Old Certificate.

   (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for twelve months after the Effective Time shall be paid to Buyer. Any stockholders of the Company who have not theretofore complied with this Section 1.4 shall thereafter look only to Buyer for payment of the shares of IVI Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on the IVI Common Stock deliverable in respect of each share of Company Common Stock such holder of Shares holds as determined pursuant to this Agreement, in each case without any interest thereon. Any amounts remaining unclaimed by holders of Shares two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable Law, become the property of the Buyer free and clear of any claims or interest of any Person previously entitled thereto; provided, however, that nothing herein shall limit the obligations of the Buyer under Section 1.4(b).

   Section 1.5 Dissenting Shares. Notwithstanding Section 1.3, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Section 262 of the DGCL shall not be converted into a right to receive the Merger Consideration but shall be converted into the right to receive such consideration from the Company as may be determined to be due in respect of such dissenting Shares pursuant to Section 262 of the DGCL; provided, however, that if the holder of such dissenting Shares shall have failed to perfect or shall have waived, rescinded or otherwise lost (in each such instance, to the reasonable satisfaction of the Surviving Corporation) its status as a "dissenting shareholder" pursuant to Section 262 of the DGCL, then such holder of dissenting Shares shall forfeit the right to dissent from the Merger and such Shares shall thereupon be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration. The Company shall give Buyer prompt notice of any demands received by the Company for appraisal of Shares, and Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Buyer, make any payment with respect to, or settle or offer to settle, any such demands.

   Section 1.6 Stock Options. As of the Effective Time, each outstanding option to purchase shares of Company Common Stock ("Company Options") pursuant to stock options granted under the stock option plans of the Company, whether or not exercisable, shall be converted into an option to purchase the number of shares of IVI Common Stock that would equal $.30 divided by the Base Period Trading Price (the "Option Exchange Ratio") multiplied by the number of shares of Company Common Stock subject to such option at an exercise price per share equal to (i) the exercise price in effect under such option immediately prior to the Effective Time, divided by (ii) the Option Exchange Ratio, and otherwise on substantially the same terms and conditions, including the terms under which such option is exercisable, as in effect under such option immediately prior to the Effective Time.

                                   ARTICLE II

                           The Surviving Corporation

   Section 2.1 Certificate of Incorporation. The certificate of incorporation of the Company in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable Law.

   Section 2.2 Bylaws. The bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable Law.

   Section 2.3 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                                  ARTICLE III

                 Representations and Warranties of The Company

   The Company represents and warrants to Buyer that:

   Section 3.1 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all corporate powers and approvals required to carry on its business as now conducted.

   Section 3.2 Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers, and except for any required approval by the Company's stockholders in connection with the consummation of the Merger, this Agreement will have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company.

   Section 3.3 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger in accordance with the DGCL, and (ii) compliance with applicable requirements of the Securities Laws.

   Section 3.4 Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 3.3, contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company or (iii) constitute or result in a default under, or require any consent pursuant to, any material Contract of the Company, except where such default or the absence of such consent is not likely to result in a Material Adverse Effect to the Company .

   Section 3.5 Capitalization. The authorized capital stock of the Company consists of 20,000,000 authorized shares of Company Common Stock and 5,000,000 authorized shares of Company Preferred Stock. As of June 23, 1999, (a) 3,325,468 shares of Company Common Stock were issued and outstanding, (b) no shares of Company Common Stock were held in the treasury of the Company, (c) 800,000 shares of Company Common Stock were reserved for future issuance pursuant to employee stock options issued or issuable pursuant to the Company's 1988 Stock Plan, and (d) 300,000 shares of Company Common Stock were reserved for future issuance pursuant to director stock options issued or issuable pursuant to the Company's 1995 Director Stock Option Plan. As of June 23, 1999,
(a) no shares of Preferred Stock were issued and outstanding, and (b) no shares of Preferred Stock were held in the treasury of the Company. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section and for changes since June 23, 1999, resulting from the exercise of stock options outstanding on such date, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities.

   Section 3.6 SEC Filings. The Company has delivered to Buyer (i) its Annual Report on Form 10-K, as amended, for its fiscal year ended December 31, 1998 (the "Company 10-K"), (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since June 2, 1998, and (iii) all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission (the "SEC") since December 31, 1998. All reports filed by the Company with the SEC (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Law and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then at the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such report or necessary to make the statements in such report, in light of the circumstances under which they were made, not misleading.

   Section 3.7 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company's 10-K and in the Company's Quarterly Reports on Form 10-Q filed for quarterly periods of fiscal year 1998 (the "Company 10-Qs") fairly present, in conformity with GAAP (except as may be indicated in the notes thereto), the consolidated financial position of the Company as of the dates thereof and its consolidated statements of operations and of cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

   Section 3.8 Disclosure Documents. The information with respect to the Company and its Affiliates that the Company furnishes to the Buyer in writing specifically for use in each document required to be filed with the SEC in connection with the transactions contemplated by this Agreement (the "Disclosure Documents") will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Registration Statement, which includes the proxy statement of the Company (the "Company Proxy Statement") and the Prospectus of IVI Corp. (the "IVI Corp. Prospectus"), at the time the Company Proxy Statement or the IVI Corp. Prospectus or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time the stockholders of the Company vote on the adoption of this Agreement and at the Effective Time, and (ii) in the case of any Disclosure Document other than the Registration Statement, at the time of the filing thereof and at the time of any distribution thereof.

   Section 3.9 Finders' and Bankers' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or the Special Committee who might be entitled to any fee or commission from Buyer or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

   Section 3.10 Opinion of Financial Advisor. The Company has received the opinion of Southeastern Appraisal Resource Associates, Inc., dated July 20, 1999, to the effect that the Merger Consideration to be paid to the stockholders of the Company upon the consummation of the Merger is fair, from a financial point of view, to the Company.

                                   ARTICLE IV

                  Representations and Warranties of IVI Corp.

   IVI Corp. represents and warrants to the Company that:

   Section 4.1 Corporate Existence and Power. IVI Corp. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to consummate the transactions contemplated by this Agreement.

   Section 4.2 Corporate Authorization. The execution, delivery and performance by IVI Corp. of this Agreement and the consummation by IVI Corp. of the transactions contemplated hereby are within the corporate powers of IVI Corp., and upon approval and adoption of this Agreement by the Board of Directors of IVI Corp., will have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of IVI Corp.

   Section 4.3 Governmental Authorization. The execution, delivery and performance by IVI Corp. of this Agreement and the consummation by IVI Corp. of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger in accordance with the DGCL, and (ii) compliance with any applicable requirements of the Securities Laws.

   Section 4.4 Capitalization. The authorized capital stock of IVI Corp. consists of 99,000,000 authorized shares of IVI Common Stock and 1,000,000 authorized shares of preferred stock, $.01 par value ("IVI Preferred Stock"). As of July 1, 1999, (a) 12,498,000 shares of IVI Common Stock were issued and outstanding, (b) 5,616,000 exchangeable shares of IVI Checkmate Ltd., which are exchangeable by the holders for shares of IVI Common Stock on a share-for-share basis, were issued and outstanding, (c) 332,150 shares of IVI Common Stock were held in the treasury of IVI Corp., (d) 2,500,000 shares of IVI Common Stock were reserved for future issuance pursuant to stock options issued or issuable pursuant to IVI Corp.'s 1998 Long-Term Incentive Plan, and (e) 250,000 shares of IVI Common Stock were reserved for future issuance pursuant to stock options issued or issuable pursuant to IVI Corp.'s 1998 Directors Stock Option Plan. As of July 1, 1999, (a) one share of IVI Series B Preferred Stock was issued and outstanding, (b) 894,663 shares of IVI Series D Preferred Stock were issued and outstanding and (c) no shares of IVI Preferred Stock were held in the treasury of IVI Corp. All outstanding shares of IVI Common Stock and IVI Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section and on Schedule 4.4 and except for changes since July 1, 1999, resulting from the exercise of employee stock options outstanding on such date, there are outstanding (i) no shares of capital stock or other voting securities of IVI Corp. (ii) no securities of IVI Corp. convertible into or exchangeable for shares of capital stock or voting securities of IVI Corp., and (iii) no options or other rights to acquire from IVI Corp., and no obligation of IVI Corp. to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of IVI Corp. (the items in clauses (i), (ii) and (iii) being referred to collectively as the "IVI Corp. Securities"). Other than certain rights of the holders of IVI Corp.'s Series D Preferred Stock to have IVI Corp. repurchase such shares, there are no outstanding obligations of IVI Corp. or any IVI Corp. subsidiary to repurchase, redeem or otherwise acquire any IVI Corp. Securities.

   Section 4.5 Non-Contravention. The execution, delivery and performance by IVI Corp. of this Agreement and the consummation by IVI Corp. of the transactions contemplated hereby do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of IVI Corp., (ii) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with any material provision of Law or Order binding upon or applicable to IVI Corp or (iii) constitute or result in a default under, or require any consent pursuant to, any material Contract of the Company, except where such default or the absence of such consent is not likely to result in a Material Adverse Effect to IVI Corp.

   Section 4.6 Disclosure Documents. The information with respect to IVI Corp. and its Affiliates that IVI Corp. furnishes to the Company in writing specifically for use in any Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Registration Statement, which includes the Company Proxy Statement and the IVI Corp. Prospectus, at the time the Company Proxy Statement and the IVI Corp. Prospectus or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time the stockholders vote on adoption of this Agreement and at the Effective Time, and (ii) in the case of any Disclosure Document other than the Registration Statement, at the time of the filing thereof and at the time of any distribution thereof.

   Section 4.7 Finders' and Bankers' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of IVI Corp. who might be entitled to any fee or commission from the Company if the transactions contemplated by this Agreement are not consummated.

   Section 4.8 SEC Filings. IVI Corp. has delivered to the Company (i) the Annual Report on Form 10-K for its fiscal year ended December 31, 1998 (the "IVI Corp. 10-K"), (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of IVI Corp. held since June 23, 1998, and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1998. All reports filed by IVI Corp. with the SEC (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Law and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such report or necessary to make the statements in such report, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V

        Representations and Warranties of IVI Inc. and Merger Subsidiary

   Each of IVI Inc. and Merger Subsidiary represent and warrant to the Company that:

   Section 5.1 Corporate Existence and Power. Each of IVI Inc. and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia and the State of Delaware, respectively, and each has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to consummate the transactions contemplated by this Agreement. Since the date of its incorporation, Merger Subsidiary has not engaged in any material activities other than in connection with or as contemplated by this Agreement.

   Section 5.2 Corporate Authorization. The execution, delivery and performance by IVI Inc. and Merger Subsidiary of this Agreement and the consummation by IVI Inc. and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of IVI Inc. and Merger Subsidiary, and upon approval and adoption of this Agreement by the respective Board of Directors of each such corporation and by IVI Inc. as the sole stockholder of Merger Subsidiary, will have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of IVI Inc. and Merger Subsidiary.

   Section 5.3 Governmental Authorization. The execution, delivery and performance by IVI Inc. and Merger Subsidiary of this Agreement and the consummation by IVI Inc. and Merger Subsidiary of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger in accordance with the DGCL, and (ii) compliance with any applicable requirements of the Securities Laws.

   Section 5.4 Non-Contravention. The execution, delivery and performance by IVI Inc. and Merger Subsidiary of this Agreement and the consummation by IVI Inc. and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) contravene or conflict with the articles or certificate of incorporation or bylaws of IVI Inc. or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.3, contravene or conflict with any material provision of Law or Order binding upon or applicable to IVI Inc. or Merger Subsidiary or (iii) constitute or result in a default under, or require any consent pursuant to, any material Contract of the Company, except where such default or the absence of such consent is not likely to result in a Material Adverse Effect to either IVI Inc. or Merger Subsidiary.

   Section 5.5 Disclosure Documents. The information with respect to IVI Inc. and its Affiliates that IVI Inc. furnishes to the Company or IVI Corp. in writing specifically for use in any Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Registration Statement, which includes the Company Proxy Statement and the IVI Corp. Prospectus, at the time the Company Proxy Statement and the IVI Corp. Prospectus or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time the stockholders vote on adoption of this Agreement and at the Effective Time, and (ii) in the case of any Disclosure Document other than the Registration Statement, at the time of the filing thereof and at the time of any distribution thereof.

   Section 5.6 Finders' and Bankers' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of either IVI Inc. or Merger Subsidiary who might be entitled to any fee or commission from the Company if the transactions contemplated by this Agreement are not consummated.

                                  ARTICLE VI

                           Covenants of the Company

   The Company agrees that:

   Section 6.1 Conduct of the Company. From the date hereof until the Effective Time, the Company shall conduct its business in the ordinary course consistent with past practice (except for acts in connection with the Merger) and shall use reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the consent of Buyer:

     (a) the Company will not adopt or propose any change in its certificate of incorporation or bylaws;

     (b) the Company will not acquire, whether by purchase of equity securities, merger or consolidation, any other Person or acquire a material amount of assets of any other Person except (i) pursuant to existing Contracts or commitments or (ii) in the ordinary course consistent with past practice;

     (c) the Company will not sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing Contracts or commitments or (ii) in the ordinary course consistent with past practice;

     (d) except as otherwise contemplated herein, the Company will not agree or commit to do any of the foregoing;

     (e) the Company will not authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except as required by outstanding options or stock appreciation rights under the stock option plans of the Company as in effect as of the date hereof, or amend any of the terms of any such securities, options or rights outstanding as of the date hereof, except as specifically contemplated by this Agreement;

     (f) the Company will not split, combine or reclassify shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities; and

     (g) the Company will not, except as may be required by Law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, or as required under existing agreements) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units).

   Section 6.2 Stockholder Meeting; Proxy Statement Material. The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement the transactions contemplated hereby, including the Merger. The directors of the Company, acting in part on the recommendation of the Special Committee, shall, subject to their fiduciary duties after consultation with counsel, recommend approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger, by the Company's stockholders. In connection with such meeting, but subject to the terms hereof, the Company (i) will promptly prepare and file with the SEC, will use reasonable efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement as set forth in Section 8.5 and all other proxy materials for such meeting, and will prepare and file the Schedule 13E-3 Transaction Statement required pursuant to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Schedule 13E-3"), (ii) will use reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (iii) will otherwise comply with all legal requirements applicable to such meeting.

   Section 6.3 Access to Information. From the date hereof until the Effective Time, the Company will give Buyer and its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company, will furnish to Buyer and its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's employees, counsel, financial advisors and auditors to cooperate with Buyer in its investigation of the business of the Company; provided that no investigation pursuant to this Section shall affect any representation or warranty given by the Company to Buyer hereunder.

   Section 6.4 Other Potential Bidders. The Company shall, directly or indirectly, furnish information and access, in each case in response to unsolicited requests therefor received prior to or after the date of this Agreement, to the same extent permitted by Section 6.3 hereof, to any Person pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with any such Person concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company or any division of the Company (any such transaction being referred to herein as a "Competing Transaction"), if the Special Committee determines that such action is necessary in light of its fiduciary obligations to the Company's stockholders after consultation with counsel. In addition, the Company shall direct its officers and other appropriate personnel to cooperate with and be reasonably available to consult with any such Person. Except as set forth above, the Company shall not solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person (other than Buyer) concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company or any division of the Company.

   Section 6.5 Notices of Certain Events. The Company shall promptly notify Buyer of:

     (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

     (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VII

                               Covenants of Buyer

   Buyer agrees that:

   Section 7.1 Voting of Shares. In any vote of the Company's stockholders with respect to this Agreement and the transactions contemplated hereby, IVI Inc. shall, and IVI Corp. shall cause IVI Inc. to, vote or cause to be voted all of the Shares then outstanding and beneficially owned by IVI Inc. in favor of the approval and adoption of this Agreement and the transactions contemplated hereby.

   Section 7.2 Director and Officer Liability. For six years from and after the Effective Time, Buyer will or will cause the Surviving Corporation to indemnify and hold harmless the present and former officers and directors of the Company in respect of acts or omissions occurring at or prior to the Effective Time to the extent provided under the Company's certificate of incorporation and bylaws in effect on the date hereof; provided that such indemnification shall be available to the extent permitted by applicable Law. For such six years after the Effective Time, Buyer will or will cause the Surviving Corporation to provide officers' and directors' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof, provided that if such coverage is not obtainable at a cost less than or equal to two times the amount per annum the Company paid in its last full fiscal year, Buyer shall or shall cause the Surviving Corporation to purchase such lesser amount of coverage, on terms as similar in coverage as practicable to such coverage in effect on the date hereof, as may be obtained having a per annum cost not to exceed two times the amount per annum the Company paid in its last full fiscal year, which amount has been disclosed to Buyer.

   Section 7.3 Notices of Certain Events. Buyer shall promptly notify the Company of:

     (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

     (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                       Covenants of Buyer and The Company

   The parties hereto agree that:

   Section 8.1 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement.

   Section 8.2 Certain Filings. The Company and Buyer shall cooperate with one another (a) in connection with the preparation of the Disclosure Documents as set forth in Sections 6.2 and 8.5, (b) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of the transactions contemplated by this Agreement, and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Disclosure Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

   Section 8.3 Public Announcements. Buyer and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable Law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

   Section 8.4 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or

Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things they may deem desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

   Section 8.5 Registration Statement; Company Proxy Statement.

   (a) As soon as possible after the execution of this Agreement, the Company and IVI Corp. shall prepare and file with the SEC the Registration Statement, including therein the Company Proxy Statement and IVI Corp. Prospectus to be sent to the stockholders of the Company, in connection with the registration under the Securities Laws of the shares of IVI Common Stock to be issued to the holders of Company Common Stock pursuant to the Merger. The Company and IVI Corp. each shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, IVI Corp. shall take all or any action required under any applicable Securities Laws in connection with the issuance of shares of IVI Common Stock pursuant to the Merger. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Company Proxy Statement and IVI Corp. Prospectus to its stockholders. The Company Proxy Statement and IVI Corp. Prospectus shall include the recommendation of the Board of Directors of the Company and the recommendation of each of the Board of Directors of IVI Inc. and IVI Corp. in favor of the Merger.

   No amendment to the Registration Statement or supplement to the Company Proxy Statement or IVI Corp. Prospectus shall be made by IVI Corp. or the Company without the approval of the other party, which shall not be unreasonably withheld. The Company or IVI Corp. each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the IVI Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or the Company Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

   (b) The Company, IVI Inc., IVI Corp. and Merger Subsidiary each hereby (i) consents to the use of its name and, on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates, and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates (in each case, to the extent required by applicable Securities Laws), in the Registration Statement and the Company Proxy Statement, (ii) agrees to use all reasonable efforts to obtain the written consent of any person or entity retained by it which may be required to be named (as an expert or otherwise) in the Registration Statement or the Company Proxy Statement, and (iii) agrees to cooperate fully, and agrees to use all reasonable efforts to cause its subsidiaries and affiliates to cooperate fully, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) above in connection with the preparation of any and all information required, as determined after consultation with each party's counsel, to be disclosed by applicable Securities Laws in the Registration Statement or the Company Proxy Statement.

                                   ARTICLE IX

                            Conditions to The Merger

   Section 9.1 Conditions to the Obligations of Each Party. The obligations of the Company, Buyer and Merger Subsidiary to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, by each of the parties intended to benefit therefrom, to the extent permitted by applicable Law:

     (a) this Agreement and the transactions contemplated hereby, including the Merger, shall have been approved and adopted by the Board of Directors of the Company;

     (b) this Agreement and the transactions contemplated hereby, including the Merger, shall have been approved and adopted by a majority of all shares of the Company Common Stock entitled to vote thereon, in accordance with Section 251 of the DGCL;

     (c) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

     (d) all actions by or in respect of or filings with any Governmental Authority required to permit the consummation of the Merger shall have been obtained, other than the filing of the requisite certificate of merger with the Secretary of State of the State of Delaware;

     (e) the Registration Statement shall be effective under the Securities Act of 1933, as amended, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be existing, and all necessary clearances under the Securities Laws relating to the issuance or trading of the shares of IVI Common Stock issuable pursuant to the Merger shall have been received; and

     (f) there shall be no action, suit, investigation or proceeding pending against, or to the knowledge of the Company or Buyer, threatened against or affecting, the Company, Buyer or any of their respective officers or directors, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

   Section 9.2 Additional Conditions to the Obligations of Buyer and Merger Subsidiary. The obligations of Buyer and Merger Subsidiary to consummate the Merger are also subject to the satisfaction at or prior to the Effective Time of the following further conditions, any or all of which may be waived, in whole or in part, by each of the parties intended to benefit therefrom, to the extent permitted by applicable Law:

     (a) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of the Company contained in this Agreement and in any certificate delivered by the Company pursuant hereto shall be true and correct in all respects, except where the breach or inaccuracy thereof would not, individually or in the aggregate, have a Material Adverse Effect, at and as of the Effective Time as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and Buyer shall have received a certificate signed by the principal financial officer of the Company to the foregoing effect;

     (b) no Material Adverse Effect shall have occurred;

     (c) Buyer shall have received or be satisfied that it will receive all consents and approvals contemplated by Section 3.3 and any other consents of third parties necessary in connection with the consummation of the Merger if the failure to obtain any such consent would have a Material Adverse Effect; and

     (d) Buyer shall have received all documents it may reasonably request relating to the existence of the Company and the authority of the Company to enter into this Agreement, all in form and substance reasonably satisfactory to Buyer.

   Section 9.3 Additional Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are also subject to the satisfaction at or prior to the Effective Time of the following further conditions, any or all of which may be waived, in whole or in part, by the Company to the extent permitted by applicable Law:

     (a) Buyer and Merger Subsidiary shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective Time, the representations and warranties of Buyer contained in this Agreement and in any certificate delivered by Buyer or Merger Subsidiary pursuant hereto shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and the Company shall have received a certificate signed by the President or any Vice President of each of Buyer and Merger Subsidiary to the foregoing effect;

     (b) the Company shall have received all documents it may reasonably request relating to the existence of Buyer or Merger Subsidiary and the authority of Buyer or Merger Subsidiary to enter into this Agreement, all in form and substance reasonably satisfactory to the Company;

     (c) Southeastern Appraisal Resource Associates, Inc. shall have reaffirmed in writing the fairness opinion described in Section 3.10, as if such opinion was issued at the Effective Time; and

     (d) this Agreement and the Merger shall have been approved and adopted by the Board of Directors of each of IVI Corp., IVI Inc. and Merger Subsidiary and by IVI Inc. as the sole stockholder of Merger Subsidiary.

                                   ARTICLE X

                                  Termination

   Section 10.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

     (a) by mutual written consent of the Company and Buyer;

     (b) by either the Company or Buyer, if the Merger has not been consummated by September 30, 1999;

     (c) by either the Company or Buyer, if there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited or if any Order enjoining Buyer or the Company from consummating the Merger is entered and such Order shall become final and nonappealable;

     (d) by either the Company or Buyer if this Agreement and the Merger shall fail to be approved and adopted by the stockholders of the Company at the Company Stockholder Meeting called for such purpose, as set forth in
  Section 9.1(b) above;

     (e) by either the Company (such determination to be made on behalf of the Company by the Special Committee in its sole discretion) or Buyer, if, consistent with the terms of this Agreement, the Board of Directors of the Company or the Special Committee withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Buyer or Merger Subsidiary or shall have resolved to do any of the foregoing or the Board of Directors of the Company or the Special Committee shall have recommended to the stockholders of the Company any Competing Transaction or resolved to do so.

   Section 10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in Section 11.5 shall survive the termination hereof; provided, however, that, except as specifically provided herein, nothing herein shall relieve any party hereto of liability for any breach of this Agreement.

                                   ARTICLE XI

                                 Miscellaneous

   Section 11.1 Definitions. As used herein, the following terms have the following respective meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

   "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person.

   "Agreement" means this Agreement and Plan of Merger, as the same may be supplemented, modified or amended from time to time.

   "Contract" means any written agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, assets or business.

   "Expenses" means all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants (which shall not include fees and expenses of officers or directors of Buyer and/or Affiliates thereof) and commitment fees and other financing fees and expenses) incurred by Buyer, Merger Subsidiary or the Company or on behalf of any such party in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Company Proxy Statement and IVI Corp. Prospectus and the
Schedule 13E-3, the solicitation of the stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

   "GAAP" means United States generally accepted accounting principles consistently applied.

   "Governmental Authority" means any federal, state, county, local, foreign or other governmental or public agency, instrumentality, commission, authority, board or body, and any court, arbitrator, mediator or tribunal.

   "Law" means any code, law, ordinance, regulation, rule or statute of any Governmental Authority.

   "Material Adverse Effect" means any matter that would reasonably be expected to affect materially and adversely the business, condition (financial or otherwise) or results of operations of the Company considered as a whole.

   "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or other Governmental Authority.

   "Person" means an individual, a corporation, a partnership, an association, a trust, a limited liability company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

   "Registration Statement" means the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by IVI Corp. under the Securities Act of 1993, as amended, with respect to the shares of IVI Corp. to be issued to the stockholders of the Company in connection with the transactions contemplated by the Agreement.

   "Securities Laws" means the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and all applicable state securities or "blue sky" laws and regulations.

   "Surviving Corporation" means the Company as the surviving corporation resulting from the Merger.

   The following terms are defined in the following Sections of this Agreement:

     Term                          Section
     ----                          -------
     "Base Period Trading Price"   1.3(a)
     "Buyer"                       Opening Paragraph
     "Company"                     Opening Paragraph
     "Company Common Stock"        Recital A
     "Company Options"             1.6
     "Company Preferred Stock"     Recital A
     "Company Proxy Statement"     3.8
     "Company Securities"          3.5
     "Company Stockholder Meeting" 6.2
     "Company 10-K"                3.6
     "Company 10-Qs"               3.7
     "Competing Transaction"       6.4
     "DGCL"                        Recital E
     "Disclosure Documents"        3.8
     "Effective Time"              1.2(b)
     "Exchange Agent"              1.4(a)
     "Exchange Fund"               1.4(a)
     "GBCC"                        Recital E
     "IVI Common Stock"            1.3(a)
     "IVI Corp."                   Opening Paragraph
     "IVI Corp. Prospectus"        3.8
     "IVI Corp. Securities"        4.4
     "IVI Corp. 10-K"              4.8
     "IVI Inc."                    Opening Paragraph
     "IVI Preferred Stock"         4.4
     "Merger"                      Recital E
     "Merger Consideration"        1.3(a)
     "Merger Subsidiary"           Opening Paragraph
     "New Certificates"            1.4(a)
     "Non-Public Shares"           1.3(a)
     "Old Certificates"            1.4(a)
     "Option Exchange Ratio"       1.6
     "Public Stockholders"         Recital C
     "Schedule 13E-3"              6.2
     "SEC"                         3.6
     "Share"                       1.3(a)
     "Shares"                      1.3(a)
     "Special Committee"           Recital C

   Section 11.2 Notices. Unless otherwise specifically provided herein, any notice, demand, request or other communication herein requested or permitted to be given shall be in writing and may be personally served, sent by overnight courier service, or sent by telecopy with a confirming copy sent by United States first-class mail, each with any postage or delivery charge prepaid. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as follows:

   If to the Company:       National Transaction Network, Inc.
                            117 Flanders Road
                            Westborough, MA 01581
                            Attn: Christopher F. Schellhorn
                            Telephone: (508) 870-3200
                            Telecopy: (508) 870-3201

   With a copy (which shall Nelson Mullins Riley & Scarborough, L.L.P. not constitute notice) to:
                            First Union Plaza
                            999 Peachtree Street
                            Atlanta, GA 30309
                            Attn: Robert D. Pannell
                            Telephone: (404) 812-6177
                            Telecopy: (404) 817-6050

   If to Buyer or Merger    IVI Checkmate Corp.
   Subsidiary:              1003 Mansell Road
                            Roswell, Georgia 30076
                            Attn: John J. Neubert
                            Telephone: (770) 594-6010
                            Telecopy: (770) 594-6041

   With a copy (which shall Alston & Bird LLP not constitute notice) to:
                            One Atlantic Center
                            1201 West Peachtree Street
                            Atlanta, Georgia 30309
                            Attn: M. Hill Jeffries, Esq.
                            Telephone: 404-881-7823
                            Telecopy: 404-881-7777

   Any notice provided hereunder shall be deemed to have been given on the date delivered in person, or on the next business day after deposit with an overnight courier service, or on the date received by telecopy transmission.

   Section 11.3 No Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

   Section 11.4 Amendments; No Waivers.

   (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that any such amendment and any such waiver by the Company shall have been approved by the Board of Directors of the Company, acting on the recommendation of the Special Committee; and provided, further, that after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company or (ii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

   (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

   Section 11.5 Fees and Expenses. Except as otherwise provided in this Section, all Expenses incurred in connection with this Agreement shall be paid by the party incurring such Expense, including the cost of any fairness opinion, which shall be borne by the Company; provided that, if the Merger is not consummated, all printing expenses and filing fees associated with the preparation and distribution of the Registration Statement and the Company Proxy Statement and IVI Corp. Prospectus shall be paid by Buyer.

   Section 11.6 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve Buyer of its obligations under this Agreement or prejudice the rights of stockholders to receive the Merger Consideration for Shares properly surrendered in accordance with Section 1.4. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

   Section 11.7 Governing Law. Regardless of the place or places where this Agreement may be executed, delivered or consummated, this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Laws.

   Section 11.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

   Section 11.9 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

   Section 11.10 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

   Section 11.11 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                       [Signatures on the Following Page]

   In Witness Whereof, each of the parties has caused this Agreement to be executed on its behalf as of the day and year first above written.

                                          National Transaction Network, Inc.

Attest:
                                                   /s/ Gregory A. Lewis
                                          By: _________________________________
/s/ L. Barry Thomson
_____________________________________
L. Barry Thomson, Secretary
                                                     Gregory A. Lewis
                                          Name: _______________________________
                                               President and Chief Executive
                                                          Officer
                                          Title: ______________________________

                                          IVI Checkmate Corp.
Attest:
                                                   /s/ L. Barry Thomson
                                          By: _________________________________
/s/ John J. Neubert
_____________________________________
John J. Neubert, Secretary
                                                     L. Barry Thomson
                                          Name: _______________________________
                                               President and Chief Executive
                                                          Officer
                                          Title: ______________________________

                                          IVI Checkmate Corp.
Attest:
                                                    /s/ John J. Neubert
                                          By: _________________________________
/s/ Margaret Burkett
_____________________________________
Margaret Burkett, Secretary
                                                      John J. Neubert
                                          Name: _______________________________
                                               Executive Vice President and
                                          Title: ______________________________

                                                  Chief Financial Officer
                                          _____________________________________

                                          NTN Merger Corp.
Attest:
                                                   /s/ L. Barry Thomson
                                          By: _________________________________
/s/ John J. Neubert
_____________________________________
John J. Neubert, Secretary
                                                     L. Barry Thomson
                                          Name: _______________________________
                                                         President
                                          Title: ______________________________

                                                                      APPENDIX B

              Section 262 of the Delaware General Corporation Law

(S) 262. Appraisal rights.

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or (S) 264
of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of the stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to (S) 228 or
  (S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      APPENDIX C

                              SOUTHEAST APPRAISAL
                           Resource Associates, Inc.
                       1100 Circle 75 Parkway, Suite 800
                             Atlanta, Georgia 30339
                      Tele: (770) 859-0338 / 800 899-0338
                              Fax: (770) 859-9597

January 14, 2000

Board of Directors
National Transaction Network, Inc.
117 Flanders Road
Westborough, Massachusetts 01581
RE: Fairness Opinion, National Transaction Network, Inc.


Members of the Board:

   You have requested our opinion as to the fairness, from a financial point of view, to the holders of common shares of National Transaction Network, Inc. ("NTN") of the consideration to be received by such holders pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of July 20, 1999 (the "Agreement") among IVI Checkmate Corp., IVI Checkmate, Inc., NTN Merger Corp. and NTN which is attached as Exhibit A hereto. As more fully described in the Agreement, with the proposed merger of NTN Merger Corp., a wholly-owned subsidiary of IVI Checkmate, Inc., into NTN, (the "Merger"), the shares (excluding shares held by NTN or by IVI Checkmate Corp. or any of its subsidiaries) of NTN common stock, $0.15 par value ("NTN Common Stock"), issued and outstanding immediately prior to the Merger becoming effective (the "Effective Time") shall become and be converted into the right to receive the number of shares of the common stock, $0.01 par value, of IVI Checkmate Corp. ("IVI Common Stock") that would have a value equal to $0.30 multiplied by the number of shares of NTN Common Stock issued and outstanding immediately prior to the Effective Time. For purposes of this calculation, the number of shares of IVI Common Stock shall be calculated pursuant to a valuation of the IVI Common Stock determined by a Base Period Trading Price, which shall mean the average of the daily closing sale prices for the shares of IVI Common Stock for the twenty (20) consecutive full trading days on which such shares are actually traded on The NASDAQ National Market ending at the close of trading on the second trading day immediately preceding the Effective Time.

   In arriving at our opinion, we reviewed the Agreement, and held discussions with certain senior officers, directors and other representatives and advisors of NTN and certain senior officers and other representatives and advisors of IVI Checkmate, Inc. concerning the businesses, operations and prospects of NTN and IVI. We examined certain publicly available business and financial information relating to NTN and IVI as well as certain financial forecasts and other information and data for NTN and IVI which were provided to or otherwise discussed with us by the respective managements of NTN and IVI, including information relating to certain strategic implications and operational benefits anticipated to result from the Merger. We reviewed the financial terms of the Agreement in relation to, among other things:

  i. Current and historical market prices and trading volumes of the NTN Common Stock and IVI Common Stock;

  ii. The historical and projected earnings and other operating data of NTN and IVI; and

  iii. The capitalization and financial condition of NTN and IVI.

      Business Enterprise and Intangible Asset Valuations; Real Property, Machinery/Equipment and Inventory Appraisals; Feasibility Studies, Solvency
    Opinions, Fairness Opinions; Reviews of Appraisals/Valuations of Others

   We considered, to the extent available, the financial terms of other transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of NTN and IVI. We also evaluated the potential proforma financial impact of the Merger on IVI.

   In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion. In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of NTN and IVI that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of NTN and IVI as to the future financial performance of NTN and IVI and the strategic implications and operational benefits anticipated to result from the Merger. We have assumed, with your consent, that the Merger will be treated as a taxable event for U.S. federal income tax purposes and as a purchase transaction in accordance with U.S. generally accepted accounting principles.

   Our opinion, as set forth herein, relates to the relative values of NTN and
IVI. We are not expressing any opinion as to what the value of the IVI Common Stock actually will be when issued to NTN shareholders pursuant to the Merger or the price at which the IVI Common Stock will trade subsequent to the Merger. We completed an independent appraisal of the Fair Market Value of the common stock of NTN, on a minority interest basis, as of December 31, 1998 (the "Appraisal"). In the Appraisal, we opined that the Fair Market Value of a share of common stock of NTN was equitably represented in the amount of $0.26 per share. In connection with our engagement, we were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of NTN. We were not asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for NTN or the effect of any other transaction in which NTN might engage. Our opinion is necessarily based upon information available to us and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof. Southeast Appraisal Resource Associates, Inc. ("Southeast Appraisal") has not acted as financial advisor (other than in the preparation of the Appraisal and in rendering this Fairness Opinion) to NTN in connection with the proposed Merger, and our fee for rendering this opinion is not contingent upon the consummation of the Merger. Our opinion expressed herein is provided for the information of the Board of Directors of NTN in its evaluation of the proposed Merger. Our opinion is not intended to be and does not constitute a recommendation to any shareholder of NTN as to how such shareholder should vote, or take any other action, with respect to the Agreement or any matters relating to the Agreement.

   Based on the foregoing and our general experience in the valuations for corporate, estate and other purposes, we are of the opinion that on the date hereof that the consideration to be received by the shareholders of NTN (excluding shares held by NTN or by IVI Checkmate Corp. or any of its subsidiaries) through the proposed Merger is fair to them from a financial point of view.

   This opinion is prepared for the information of the Board of Directors of NTN in connection with the Merger and shall not be reproduced, summarized, described or referred to, provided to any person or otherwise made public without the prior written consent of Southeast Appraisal Resource Associates, Inc., provided however, (i) that this letter may be included in communications to the shareholders of NTN, (ii) this letter may be included in any required filing with the Securities and Exchange Commission and (iii) that references to this letter may be included in required communications and filings with regulatory bodies and shareholders. We further consent to the use of summaries or verbatim recitations of reports and disclosures made by Southeast Appraisal to you and the Special Committee regarding our fairness opinion or appraisal report.

Very truly yours,

/s/ Southeast Appraisal Resource Associates, Inc.
-------------------------------------
Southeast Appraisal Resource Associates, Inc.

                                                                      APPENDIX D
                    IVI CHECKMATE CORP. FINANCIAL STATEMENTS

                                     INDEX

                                                                           Page
                                                                           ----
Report of Ernst & Young LLP..............................................   D-2
Report of Coopers & Lybrand..............................................   D-3
Consolidated Balance Sheets as of December 31, 1998 and 1997.............   D-4
Consolidated Statements of Operations for the Years Ended December 31,
 1998, 1997 and 1996.....................................................   D-5
Consolidated Statements of Stockholders' Equity for the Years Ended
 December 31, 1998, 1997 and 1996........................................   D-6
Consolidated Statements of Cash Flows for the Years Ended December 31,
 1998, 1997 and 1996.....................................................   D-7
Notes to Consolidated Financial Statements...............................   D-8
Condensed Consolidated Balance Sheets as of September 30, 1999
 (unaudited) and
 December 31, 1998.......................................................  D-24
Condensed Consolidated Statements of Operations for the Three and Nine
 Months Ended
 September 30, 1999 (unaudited) and 1998 (unaudited).....................  D-25
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended
 September 30, 1999 (unaudited) and 1998 (unaudited).....................  D-26
Notes to Condensed Consolidated Financial Statements.....................  D-27

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
IVI Checkmate Corp.

   We have audited the consolidated balance sheets of IVI Checkmate Corp. as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of International Verifact Inc. which statements reflect total assets constituting 39% at December 31, 1997 of the related consolidated financial statement totals, and which reflect net revenues constituting approximately 50% and 45% of the related consolidated financial statement totals for the years ended December 31, 1997 and 1996, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for International Verifact Inc., is based solely on the report of the other auditors.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

   In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of IVI Checkmate Corp. at December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with accounting principles generally accepted in the United States.

                                             ERNST & YOUNG LLP

February 12, 1999
Atlanta, Georgia

                         REPORT OF INDEPENDENT AUDITORS

To the Directors of
International Verifact Inc.

   We have audited the consolidated balance sheet of International Verifact Inc. as of December 31, 1997 and the consolidated statements of operations, stockholders' equity, and cash flows for years ended December 31, 1997 and 1996. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

   In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of the company as at December 31, 1997, and the consolidated results of its operations and cash flows for years ended December 31, 1997 and 1996 in accordance with generally accepted accounting principles in the United States.

                                             COOPERS & LYBRAND

February 12, 1998
Toronto, Ontario

                              IVI CHECKMATE CORP.

                          CONSOLIDATED BALANCE SHEETS
              (In Thousands of Dollars, Except for Share Amounts)

                                                                December 31
                                                             ------------------
                                                               1998      1997
                                                             --------  --------
ASSETS
Current assets
 Cash and cash equivalents.................................  $  9,846  $  9,390
 Investments...............................................       --      3,572
 Accounts receivable, less allowance of $715 and $477 at
  December 31, 1998 and 1997, respectively.................    31,820    21,086
 Inventories...............................................    15,743    18,111
 Deferred tax asset........................................     4,060     3,765
 Refundable income taxes...................................       --        809
 Prepaid expenses and other assets.........................     1,581     1,198
                                                             --------  --------
    Total current assets...................................    63,050    57,931
Property and equipment, net................................     8,224     8,567
Deferred development costs, net of accumulated amortization
 of $4,765 and $2,900 at December 31, 1998 and 1997,
 respectively..............................................    10,150     8,234
Identifiable intangible assets, net of accumulated
 amortization of $1,295 and $1,014 at December 31, 1998 and
 1997, respectively........................................     1,320     1,159
Goodwill...................................................       --        642
Other assets...............................................        85        51
                                                             --------  --------
                                                             $ 82,829  $ 76,584
                                                             ========  ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Bank line of credit.......................................  $    --   $    938
 Accounts payable..........................................    17,547    10,150
 Accrued liabilities.......................................     6,622     4,141
 Deferred revenue..........................................     2,805     1,628
 Other.....................................................        51       230
                                                             --------  --------
    Total current liabilities..............................    27,025    17,087
Deferred tax liability.....................................       769     1,872
Minority interest and other................................        18       213
                                                             --------  --------
                                                               27,812    19,172
Stockholders' Equity
 Preferred stock, $0.01 par value
  Authorized--1,000,000 shares, none issued................       --        --
 Common stock, $0.01 par value
  Authorized--99,000,000 shares
  Issued and outstanding--17,835,000 and 17,399,000 at
   December 31, 1998 and 1997, respectively................       178       174
 Additional paid-in capital................................    80,109    78,285
 Accumulated deficit.......................................   (23,132)  (18,161)
 Foreign currency translation adjustment...................    (2,138)     (727)
                                                             --------  --------
                                                               55,017    59,571
 Less: treasury stock, at cost--332,150 shares at
  December 31, 1997........................................       --     (2,159)
                                                             --------  --------
    Total stockholders' equity.............................    55,017    57,412
                                                             --------  --------
                                                             $ 82,829  $ 76,584
                                                             ========  ========

                            See accompanying notes.

                              IVI CHECKMATE CORP.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
            (In Thousands of Dollars, Except for Per Share Amounts)

                                                    Year Ended December 31
                                                   ---------------------------
                                                     1998     1997      1996
                                                   --------  -------  --------
Net revenues...................................... $107,122  $92,665  $ 77,385
Cost of sales:
 Cost of sales, excluding product redundancy shown
  separately below and amortization of deferred
  software development costs (Note 1).............   65,818   58,015    47,378
 Product redundancy (Note 10).....................    2,624      --        902
                                                   --------  -------  --------
Gross profit......................................   38,680   34,650    29,105
                                                   --------  -------  --------
Operating expenses:
 Selling, general and administrative..............   25,118   24,769    20,327
 Research and development.........................    4,963    5,603     4,459
 Depreciation and amortization....................    4,153    2,823     2,198
 Merger and related costs (Note 10)...............    8,710      --        --
 Write-off of long-lived assets (Note 10).........    1,300      --      7,121
                                                   --------  -------  --------
                                                     44,244   33,195    34,105
                                                   --------  -------  --------
Operating income (loss)...........................   (5,564)   1,455    (5,000)
Other:
 Minority interest................................       53      448        20
 Share of equity investee loss....................     (342)     --       (147)
 Interest income..................................      423      588       585
 Interest expense.................................     (121)    (110)      (73)
                                                   --------  -------  --------
Income (loss) before income taxes.................   (5,551)   2,381    (4,615)
Income tax benefit (expense)......................      580      855    (5,684)
                                                   --------  -------  --------
Net income (loss)................................. $ (4,971) $ 3,236  $(10,299)
                                                   ========  =======  ========
Net income (loss) per share:
 Basic............................................ $  (0.28) $  0.19  $  (0.69)
 Diluted.......................................... $  (0.28) $  0.19  $  (0.69)
Weighted average shares outstanding (000's):
 Basic............................................   17,528   16,817    15,011
 Diluted..........................................   17,528   17,318    15,011



                            See accompanying notes.

                              IVI CHECKMATE CORP.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (In Thousands)

                         Common Stock
                           $0.01 Par                            Foreign
                             Value     Additional              Currency                 Total
                         -------------  Paid-in   Accumulated Translation Treasury  Stockholders'
                         Shares Amount  Capital     Deficit   Adjustment   Stock       Equity
                         ------ ------ ---------- ----------- ----------- --------  -------------
Balance at January 1,
 1996................... 14,578  $146   $62,034    $(11,073)    $   514   $   --      $ 51,621
 Comprehensive loss:
  Net loss..............    --    --        --      (10,299)        --        --       (10,299)
  Currency translation
   adjustment...........    --    --        --          --          (69)      --           (69)
                                                                                      --------
 Comprehensive loss.....                                                               (10,368)
 Exercise of stock
  options...............    380     4     2,588         --          --        --         2,592
 Issuance of common
  stock.................  1,443    14     7,513         --          --        --         7,527
 Issuance of common
  stock on acquisition
  of subsidiary.........    230     2     1,259         --          --        --         1,261
 Exercise of warrants...    --    --          4         --          --        --             4
 Tax benefit related to
  employee stock
  options...............    --    --        392         --          --        --           392
                         ------  ----   -------    --------     -------   -------     --------
Balance at December 31,
 1996................... 16,631   166    73,790     (21,372)        445       --        53,029
 Comprehensive income:
  Net income............    --    --        --        3,236         --        --         3,236
  Currency translation
   adjustment...........    --    --        --          --       (1,172)      --        (1,172)
                                                                                      --------
 Comprehensive income...                                                                 2,064
 Exercise of stock
  options...............    739     7     3,866         --          --        --         3,873
 Issuance of common
  stock.................     29     1       409         --          --        --           410
 Purchase of treasury
  stock (332,150
  shares)...............    --    --        --          --          --     (2,159)      (2,159)
 Exercise of warrants...    --    --          4         --          --        --             4
 Capital dividend.......    --    --        --          (25)        --        --           (25)
 Tax benefit related to
  employee stock
  options...............    --    --        216         --          --        --           216
                         ------  ----   -------    --------     -------   -------     --------
Balance at December 31,
 1997................... 17,399   174    78,285     (18,161)       (727)   (2,159)      57,412
 Comprehensive loss:
  Net loss..............    --    --        --       (4,971)        --        --        (4,971)
  Currency translation
   adjustment...........    --    --        --          --       (1,411)      --        (1,411)
                                                                                      --------
 Comprehensive loss.....                                                                (6,382)
 Exercise of stock
  options...............    363     4     1,396         --          --        --         1,400
 Issuance of common
  stock.................     73   --        333         --          --        --           333
 Sale of treasury stock
  (332,150 shares)......    --    --         95         --          --      2,159        2,254
                         ------  ----   -------    --------     -------   -------     --------
Balance at December 31,
 1998................... 17,835  $178   $80,109    $(23,132)    $(2,138)  $   --      $ 55,017
                         ======  ====   =======    ========     =======   =======     ========

                            See accompanying notes.

                                IVI CHECKMATE CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (In Thousands of Dollars)

                                                    Year Ended December 31
                                                  ----------------------------
                                                    1998      1997      1996
                                                  --------  --------  --------
OPERATING ACTIVITIES
Net income (loss)...............................  $ (4,971) $  3,236  $(10,299)
Adjustments to reconcile net income (loss) to
 net cash provided by (used) in operating
 activities:
  Depreciation and amortization.................     6,174     3,682     2,732
  Minority interest.............................       (54)     (448)      (20)
  Share of equity investee loss.................       342       --        147
  Accretion of marketable securities discount...         9        30        74
  Deferred income taxes.........................    (1,398)     (554)    4,214
  Write-off of goodwill.........................       630       --      6,806
  Product writedown.............................       --        --      1,217
  Changes in operating assets and liabilities:
   Accounts receivable..........................   (11,284)   (4,931)    2,720
   Inventories..................................     2,181    (2,541)   (4,489)
   Refundable income taxes......................       809      (469)       99
   Prepaid expenses and other assets............      (423)      258      (718)
   Accounts payable and accrued liabilities.....    10,267     1,301       442
   Deferred revenue.............................     1,202      (568)      986
                                                  --------  --------  --------
Net cash provided by (used in) operating
 activities.....................................     3,484    (1,004)    3,911
                                                  --------  --------  --------
INVESTING ACTIVITIES
Purchase of property and equipment..............    (3,559)   (4,156)   (3,061)
Deferred development costs......................    (4,113)   (4,186)   (2,455)
Purchases of investments........................   (10,656)  (11,673)  (21,483)
Proceeds from sale of investments...............    14,390    12,882    21,293
Purchase of intangible assets...................      (514)      --       (990)
Cash acquired on acquisition of subsidiary......       --        --        662
Other...........................................      (600)       (8)      (28)
                                                  --------  --------  --------
Net cash used in investing activities...........    (5,052)   (7,141)   (6,062)
                                                  --------  --------  --------
FINANCING ACTIVITIES
Proceeds from issuance of common stock..........     3,987     4,282    10,123
Borrowings of debt..............................       --        500       195
Repayments of debt..............................    (1,260)     (141)     (747)
Received from minority stockholders.............        20       411       --
                                                  --------  --------  --------
Net cash provided by financing activities.......     2,747     5,052     9,571
                                                  --------  --------  --------
Effect of exchange rate fluctuations on cash....      (723)     (472)      (37)
                                                  --------  --------  --------
Net increase (decrease) in cash and cash
 equivalents....................................       456    (3,565)    7,383
Cash and cash equivalents at beginning of year..     9,390    12,955     5,572
                                                  --------  --------  --------
Cash and cash equivalents at end of year........  $  9,846  $  9,390  $ 12,955
                                                  ========  ========  ========
Supplemental Disclosure of Cash Flow Information
 Cash paid for interest.........................  $    121  $     86  $     73
                                                  ========  ========  ========
 Cash paid for income taxes.....................  $    439  $    300  $  1,073
                                                  ========  ========  ========

                            See accompanying notes.

                              IVI CHECKMATE CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. SIGNIFICANT ACCOUNTING POLICIES

 Nature of Business

   IVI Checkmate (also "we" and "our") designs, develops and markets point-of-sale payment systems in North and South America. Our automated payment solutions handle electronic payment transactions such as check, debit, credit, smart card and electronic benefits transfer, serving the retail, financial, hospitality, banking, healthcare and transportation industries. The industry in which we operate is subject to rapid change due to the development of new competing technologies and products.

 Basis of Presentation

   In June 1998, the operations of International Verifact Inc. ("IVI") and Checkmate Electronics, Inc. ("Checkmate") were combined pursuant to the Combination Agreement ("the Combination"). Under the terms of the Combination, IVI stockholders received, for each IVI common share, either one share of common stock of IVI Checkmate, or one IVI exchangeable share, which can be exchanged at any time for the IVI Checkmate common stock. Checkmate stockholders received 1.2775 shares of IVI Checkmate common stock for each Checkmate common stock and, accordingly, approximately 5,140,000 shares were converted. The Combination was accounted for as a pooling-of-interests, and accordingly, the consolidated financial statements have been restated to reflect the historical results of both companies for all periods presented. Information concerning common stock and per share data has been restated on an equivalent share basis and assumes the exchange of all exchangeable shares.

   In 1998, we also completed mergers with Plourde Computer Services, Inc. ("Plourde") and Debitek Holdings Limited ("Debitek") in which the Company issued 538,232 and 916,644 shares of its common stock to the shareholders of Plourde and Debitek, respectively. These mergers were also accounted for as a pooling-of-interests and, accordingly, our consolidated financial statements have been restated for all prior periods to give effect to these mergers.

   The consolidated financial statements include the accounts of our subsidiaries: IVI Checkmate Inc. (formerly Checkmate Electronics, Inc.), IVI Checkmate Ltd. (formerly International Verifact Inc.), Plourde, Debitek and 82% owned National Transaction Network, Inc. ("NTN"). In addition, financial statements presented for 1997 also include the consolidation of IVI Ingenico Inc., a 51% owned business venture formed in January 1997. However, in January 1998, we reduced our ownership in IVI Ingenico Inc. to 50%, with a third party owning the other 50% interest. Consequently, the financial statements presented for 1998 reflect a prospective change in accounting policy in accordance with U.S. GAAP, as the investment in IVI Ingenico Inc. was accounted for under the equity method, instead of consolidation. All intercompany balances and transactions are eliminated in consolidation.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires us to make estimates and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes. Actual results may differ from those estimates, and such differences could be material to our consolidated financial statements.

 Foreign Currency Translation

   Our Canadian subsidiary considers the Canadian dollar to be its functional currency. The assets and liabilities of our Canadian operations are translated at year-end rates of exchange and revenues and expenses are translated at the weighted average monthly rates of exchange during the year.

                              IVI CHECKMATE CORP.

1. SIGNIFICANT ACCOUNTING POLICIES (continued)

   Gains and losses resulting from currency translation are accumulated as a separate component of stockholders' equity. Gains and losses resulting from foreign currency transactions are included in the determination of net income.

 Cash and Cash Equivalents

   Cash and cash equivalents consist of cash, bank deposits and highly liquid investments with maturities of three months or less when purchased, and are stated at cost plus accrued interest which approximates market value.

 Investments

   Investments consist of U.S. Treasury bills with maturities greater than three months when purchased and are stated at cost plus accrued interest, which approximate market value. At December 31, 1998 and 1997, investments held were $0 and $3.6 million, respectively.

 Inventories

   Inventories are valued at the lower of cost or market using the first-in, first-out method:

                                                                 December 31
                                                               ----------------
                                                                1998     1997
                                                               -------  -------
                                                                (In thousands
                                                                 of dollars)
Finished goods................................................ $ 6,222  $ 8,302
Work in process...............................................   1,320      874
Raw materials and supplies....................................  11,944   10,898
                                                               -------  -------
                                                                19,486   20,074
Less: obsolescence reserve....................................  (3,743)  (1,963)
                                                               -------  -------
                                                               $15,743  $18,111
                                                               =======  =======

   Obsolescence expense, including additional charges for product writedown and redundancy (see Note 10) approximated $2.8 million, $393,000 and $1.3 million for the years ended December 31, 1998, 1997 and 1996, respectively.

 Property and Equipment

   Property and equipment is stated at cost. Depreciation is computed over the estimated useful lives of the related assets (generally three to five years) using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Property and equipment comprises the following:

                                                                December 31
                                                              -----------------
                                                                1998     1997
                                                              --------  -------
                                                              (In thousands of
                                                                  dollars)
Equipment.................................................... $ 17,444  $15,180
Furniture and fixtures.......................................    2,465    2,554
                                                              --------  -------
                                                                19,909   17,734
Less: accumulated depreciation...............................  (11,685)  (9,167)
                                                              --------  -------
                                                              $  8,224  $ 8,567
                                                              ========  =======

   Depreciation expense approximated $3.8 million, $2.3 million and $1.8 million for the years ended December 31, 1998, 1997 and 1996, respectively.

                              IVI CHECKMATE CORP.

1. SIGNIFICANT ACCOUNTING POLICIES (continued)

 Deferred Development Costs

   Costs related to internally developed software for new products and subsequent enhancements are capitalized only after the establishment of technological feasibility. Technological feasibility is considered established upon completion of planning, designing, coding and testing activities necessary to ensure a successful product development in accordance with technical performance requirements. Software development costs incurred prior to achieving technological feasibility are considered research and development expenditures and are expensed as incurred. Capitalized costs are amortized over the greater of the amount computed using (a) the ratio that current gross revenues for a product bear to the total of current anticipated future gross revenues for that product or (b) the straight-line method over the estimated economic life of the related product (currently not to exceed five years). Amortization expense, which is classified in depreciation and amortization, was approximately $2.1 million, $1.0 million and $780,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

 Identifiable Intangible Assets

   Identifiable intangible assets consist of costs related to copyrights; patents; trademarks; technology property rights; licensing rights; and non-compete agreements. Such assets are being amortized on a straight-line basis from five to eleven years, with amortization expense of approximately $292,000, $216,000 and $133,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

 Goodwill

   Goodwill is amortized on a straight-line basis over its useful life, not to exceed 10 years. Amortization expense was approximately $38,000, $75,000 and $19,000 for the years ended December 31, 1998, 1997 and 1996, respectively. Goodwill is written down to its estimated net recoverable amount when it is determined that a permanent impairment in value has occurred. The recoverability of unamortized goodwill is assessed based on an estimate of undiscounted cash flows over the remaining period of amortization for each business to which the goodwill relates.

 Revenue Recognition

   The Company generates revenue through the sales of hardware terminals and peripherals, and in providing professional services and licensing software.

   Hardware revenues are recognized normally upon shipment when title and risk of ownership has transferred. The Company does provide a ninety-day warranty that its products are free from defects. Estimated warranty costs are recorded when revenue is recognized.

   Professional services consist of software application projects, software licenses, maintenance contracts and other services. Revenues from software application projects, which includes software licenses and professional services, is generally recognized using the percentage-of-completion method over the implementation period. Percentage of completion is determined using the number of hours incurred as compared to the total estimated number of hours to complete the project. Maintenance revenue is recognized ratably over the life of the maintenance contract. Other service revenue is recognized as the related service is performed.

                              IVI CHECKMATE CORP.

1. SIGNIFICANT ACCOUNTING POLICIES (continued)

 Deferred Income Taxes

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. Such amounts are measured using enacted tax rates and laws that are expected to be in effect when the differences reverse.

 Employee Stock Options

   In October 1995, the FASB issued Statement No. 123, "Accounting for Stock-Based Compensation" ("Statement 123"). Under Statement 123, we could continue following previously existing accounting rules or adopt a new fair value method of valuing stock-based awards to employees. We have elected to continue following the existing accounting rules under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related Interpretations in accounting for employee stock options. The pro forma effect on the accompanying consolidated statements of operations of reporting under Statement 123 is presented in Note 4.

 Net Earnings Per Share of Common Stock

   In February 1997, the FASB issued Statement No. 128, "Earnings Per Share" ("Statement 128"), which establishes standards for computing and presenting earnings per share for entities with publicly held common stock. Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. Potential common stock is not included in the per share calculations where the effect of its inclusion would be anti-dilutive. Statement 128 requires the presentation of basic and diluted earnings per share on the face of the income statement for all entities with complex capital structures. We adopted Statement 128 in 1997. All earnings
(loss) per share amounts for all periods have been presented and, where appropriate, restated to conform to the provisions of Statement 128.

 Impact of Recently Issued Accounting Standards

   In 1998, we adopted FASB Statement No. 130, "Reporting Comprehensive Income" ("Statement 130"). This statement establishes rules for the reporting of comprehensive income and its components. Comprehensive income consists of net income and foreign currency translation adjustments and is presented in the Consolidated Statements of Stockholders' Equity. The adoption of Statement 130 had no impact on total stockholders' equity. Prior year consolidated financial statements have been reclassified to conform to the Statement 130 requirements.

   In 1998, we adopted FASB Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("Statement 131"). This statement establishes standards for the way public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to stockholders. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Statement 131 also establishes standards for related disclosures about products and services, geographic areas and major customers. Prior year consolidated financial statements have been reclassified to conform to the Statement 131 requirements.

                              IVI CHECKMATE CORP.

1. SIGNIFICANT ACCOUNTING POLICIES (continued)

   In June 1998, Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", was released. The statement requires the recognition of all derivatives as either assets or liabilities in the balance sheet and the measurement of those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the planned use of the derivative and the resulting designation. We are required to implement the statement in the first quarter of fiscal 2000. We have not used derivative instruments and we believe the impact of adoption of this statement will not have significant effect on our financial statements.

   In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use." This statement is effective for fiscal years beginning after December 15, 1998. This statement provides guidance on accounting for the cost of computer software developed or obtained for internal use. We adopted this statement on January 1, 1999 and are currently in the process of evaluating its impact.

 Reclassifications and Restatements

   Certain reclassifications were made in the 1997 and 1996 consolidated financial statements to conform with the 1998 presentation. In addition, share information and amounts have been restated to reflect the effects of the pooling-of-interests of IVI, Checkmate, Plourde and Debitek.

2. FINANCIAL INSTRUMENTS AND CONCENTRATIONS

   Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash and cash equivalents, short-term investments and trade accounts receivable.

   IVI Checkmate maintains cash and cash equivalents and certain other financial instruments with various financial institutions. Our policy is designed to limit exposure at any one institution.

   We try to maintain a diversity of customers such that total revenues are not dependent on any one customer. In each of 1997 and 1998, no one customer accounted for more than 10% of total revenues, while in 1996, one such customer accounted for 15% of total revenues in that year.

   We perform ongoing credit approvals of our customers. Trade receivables are unsecured, and we are at risk to the extent such amounts become uncollectible. However, losses on receivables have in the past been within our expectations. For the years ended December 31, 1998, 1997 and 1996, we recorded bad debts expense of $226,000, $178,000 and $163,000, respectively.

   The carrying amounts reported in the balance sheet for cash and cash equivalents, investments, accounts receivable, accounts payable and bank lines of credit approximate their estimated fair values based on discounted cash flow analyses using current market rates.

3. BORROWINGS AND OTHER DEBT

   Borrowings and other debt consist of bank lines of credit with a total of $0 and $938,000 outstanding at December 31, 1998 and 1997, respectively. We currently have several lines of credit available to us that expire throughout 1999, with total borrowings available of approximately $5 million at various interest rate terms.

                              IVI CHECKMATE CORP.

4.EQUITY

 Exchangeable Shares

   Effective June 25, 1998, as a result of the Combination, IVI stockholders received, for each IVI common share, either one share of common stock of IVI Checkmate or one IVI exchangeable share. Accordingly, 6.0 million exchangeable shares were issued. Each exchangeable share is intended to have substantially identical economic and legal rights as, and will ultimately be exchanged on a one-for-one basis for, a share of IVI Checkmate common stock. As of December 31, 1998, we had 17.8 million shares outstanding, including 5.8 million exchangeable shares still outstanding as of December 31, 1998.

 Stockholder's Rights Plan

   On September 16, 1998, the board of directors adopted a Stockholder Protection Rights Agreement and, in connection with such agreement, designated 100,000 shares of Series C Junior Participating Preferred Stock. The rights plan committee of the board of directors declared a dividend of one stock purchase right on each outstanding share of common stock and exchangeable share. The right will be exercisable only if a person or group becomes a 15% or more beneficial owner of IVI Checkmate. Each right entitles stockholders to buy one one-thousandth (1/1000th) of a share of the Series C Junior Participating Preferred Stock at an exercise price of $30.00. If certain triggering events occur, the holders of the rights will be able to purchase shares of common stock at a price substantially discounted from the then applicable market price of our common stock. Prior to the time that they become exercisable, the rights are redeemable for one cent per right at the option of the board of directors.

 Stock Option Plans

   We reserved 2,500,000 common shares for issuance pursuant to our 1998 Long-Term Incentive Plan and 250,000 common shares for issuance pursuant to our 1998 Director Plan (the "Plans"). The Plans provide for the awarding of non-qualified stock options and director options, to purchase common shares from time to time at our discretion. At December 31, 1998, options totaling 952,000 were issued and outstanding under these Plans.

   In connection with the Combination, in June 1998 we assumed 380,000 and 1,796,000 outstanding options to purchase common stock originally issued under stock option plans of IVI and Checkmate, respectively. In connection with our merger with Plourde, in September 1998 we assumed an additional 370,000 options to purchase common stock that were originally issued and outstanding under Plourde's stock option plan. Upon our assumption of the stock option obligations of IVI, Checkmate and Plourde, no further options were granted under their respective plans. As of December 31, 1998, a total of 4,972,000 shares of common stock are reserved for issuance under various stock option plans, including 2,222,000 options still outstanding under the stock option plans of IVI, Checkmate and Plourde.

                              IVI CHECKMATE CORP.

4.EQUITY (continued)

 Stock Option Plans (continued)

   The following table summarizes stock option plan activities.

                                                                        Weighted
                                                               Number   Average
                                                                 Of     Exercise
                                                               Options   Price
                                                               -------  --------
                                                               (000's)
   Outstanding at January 1, 1996.............................  2,724    $7.25
    Granted...................................................  1,041     5.89
    Exercised.................................................   (380)    6.84
    Canceled..................................................   (330)    9.59
                                                               ------
   Outstanding at December 31, 1996...........................  3,055    $6.58
    Granted...................................................  1,875     5.93
    Exercised.................................................   (739)    5.24
    Canceled.................................................. (1,504)    7.73
                                                               ------
   Outstanding at December 31, 1997...........................  2,687    $5.81
    Granted...................................................  1,152     6.80
    Exercised.................................................   (363)    4.00
    Canceled..................................................   (302)    6.69
                                                               ------
   Outstanding at December 31, 1998...........................  3,174    $6.29
                                                               ======
   Options Exercisable:
    At December 31, 1996......................................  1,796    $6.25
    At December 31, 1997......................................  1,519    $5.60
    At December 31, 1998......................................  2,489    $6.16


   The following table summarizes information concerning options outstanding and exercisable at December 31, 1998:


                     Options Outstanding        Options Exercisable
               -------------------------------- --------------------
                            Weighted
                             Average   Weighted             Weighted
  Range of                  Remaining  Average              Average
  Exercise       Number    Contractual Exercise   Number    Exercise
   Prices      Outstanding    Life      Price   Exercisable  Price
-------------  ----------- ----------- -------- ----------- --------
                 (000's)     (Years)              (000's)
$1.35--$ 2.70       368       6.95      $2.67        359     $2.67
$4.65--$ 6.66       707       3.64      $5.79        707     $5.79
$6.81--$ 6.85     1,855       7.25      $6.81      1,179     $6.81
$7.05--$11.55       244       6.74      $9.26        244     $9.26
                  -----                            -----
                  3,174                            2,489
                  =====                            =====

   We have elected to follow APB 25 and related Interpretations in accounting for our employee stock options because, as discussed below, the alternative fair value accounting provided for under Statement 123, requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, when the exercise price of our employee stock options is equal to or greater than the market price of the underlying stock on the date of grant, no compensation expense is recognized.

                              IVI CHECKMATE CORP.

4.EQUITY (continued)

   Pro forma information regarding net income and earnings per share is required by Statement 123, which also requires that the information be determined as if we have accounted for our employee stock options granted subsequent to December 31, 1994 under the fair value method of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1998, 1997 and 1996: risk-free interest rates of approximately 4.5%-6.0%; no dividend yields; volatility factor of the expected market price of our common stock of 35%-60%; and a weighted-average expected life of the options of 1-4 years. The weighted average estimated fair value of options granted in 1998, 1997 and 1996 were $2.69, $3.83 and $5.87, respectively.

   The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because our employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in our opinion, the existing models do not necessarily provide a reliable single measure of the fair value of our employee stock options.

   For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Our pro forma information, assuming Statement 123 had been adopted, is as follows:

                                                     Year Ended December 31
                                                   ---------------------------
                                                     1998     1997     1996
                                                   --------  ------- ---------
                                                   (In thousands of dollars,
                                                   except per share amounts)
Pro forma net income (loss)....................... $ (6,104)  $1,409  $(11,916)
Pro forma net income (loss) per share:
 Basic............................................ $  (0.35) $  0.08 $   (0.79)
 Diluted.......................................... $  (0.35) $  0.08 $   (0.79)

5.OPERATING LEASES

   We lease certain property and equipment under non-cancelable lease agreements. Rental expense under operating leases was approximately $1.4 million, $1.1 million and $1.0 million for the years ended December 31, 1998, 1997 and 1996, respectively.

   Future minimum payments under non-cancelable operating leases with terms of one year or more consisted of the following at December 31, 1998 (in thousands):

      1999.............................................................. $1,177
      2000..............................................................  1,164
      2001..............................................................  1,040
      2002..............................................................    380
      2003..............................................................    340
      Thereafter........................................................    329
                                                                         ------
      Total future minimum lease payments............................... $4,430
                                                                         ======

                              IVI CHECKMATE CORP.

6.INCOME TAXES

   For U.S. federal income tax purposes, we had at December 31, 1998 approximately $16.8 million of net operating loss carryforwards available to offset future taxable income. These loss carryforwards began expiring in 1998, and will continue to expire through 2018. Utilization of these net operating loss carryforwards for income tax purposes is subject to certain limitations. Further, the utilization of net operating loss carryforwards to offset future taxable income may be further limited by any future changes in ownership in IVI Checkmate. In addition, we had at December 31, 1998 approximately $7.4 million of Federal and Provincial Canadian undepreciated capital and scientific research and development costs available for deduction in future years with no time limits, and unutilized Canadian scientific research and development income tax credits of approximately $1.6 million, which originated from fiscal years 1989 to 1998. The utilization of these Canadian tax credits are subject to a ten year limitation from the date of original claim and these credits begin to expire in 1999. Furthermore, we had Canadian capital loss carryforward of $500,000 at December 31, 1998 available to offset Federal capital gains in future years with no time limits on its expiration, and $700,000 Provincial non-capital loss carryforward available to offset future Provincial taxable income with an expiration date of fiscal year 2001.

   The valuation allowance consists primarily of the deferred tax benefit of our net operating loss carryforwards in the U.S., due to the uncertainty regarding the utilization of these loss carryforwards in future years.

   The provisions for income taxes consist of the following:

                                                        Year Ended December
                                                                 31
                                                        ----------------------
                                                         1998   1997    1996
                                                        ------  -----  -------
                                                          (In thousands of
                                                              dollars)
Current income tax benefit (expense):
 Federal............................................... $ (703) $ 256  $(1,301)
 State.................................................   (115)    45     (151)
                                                        ------  -----  -------
Total current income tax benefit (expense).............   (818)   301   (1,452)
                                                        ------  -----  -------
Deferred income tax benefit (expense):
 Federal...............................................    863   (243)      (1)
 State.................................................    140    (43)     --
 Foreign...............................................    395    840   (4,231)
                                                        ------  -----  -------
Total deferred income tax benefit (expense)............  1,398    554   (4,232)
                                                        ------  -----  -------
Provision for income tax benefit (expense)............. $  580  $ 855  $(5,684)
                                                        ======  =====  =======

                              IVI CHECKMATE CORP.

6.INCOME TAXES (continued)

   A reconciliation of the provision of income taxes to the U.S. Federal statutory rate of 34% is as follows:

                                                      Year Ended December 31
                                                      ------------------------
                                                       1998    1997     1996
                                                      ------  -------  -------
                                                         (In thousands of
                                                             dollars)
Tax benefit (expense) at statutory rate.............. $1,887  $  (810) $ 1,569
State taxes, net of Federal tax benefit (expense)....    237      (95)     185
Research and development costs.......................    --       --        51
Change in valuation allowance........................    --     2,898   (4,611)
Tax carryforward items...............................    --    (1,139)    (236)
Permanent differences:
 Merger costs........................................   (950)     --       --
 Goodwill write-off..................................   (239)     --    (2,586)
 Other...............................................   (355)       1      (56)
                                                      ------  -------  -------
Provision for income tax benefit (expense)........... $  580  $   855  $(5,684)
                                                      ======  =======  =======

   The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets (liabilities) consist of the following:

                                                                 December 31
                                                               ----------------
                                                                1998     1997
                                                               -------  -------
                                                                (In thousands
                                                                 of dollars)
Deferred tax assets:
 Asset valuation allowances................................... $ 1,396  $   579
 Deferred revenue.............................................     780      452
 Accrued liabilities..........................................      94      210
 Investment tax credits.......................................     626    2,833
 Capital loss carryforwards...................................     --         3
 Net operating loss carryforwards.............................   7,052    8,313
 Other........................................................     590      295
                                                               -------  -------
                                                                10,538   12,685
Deferred tax liabilities:
 Depreciation.................................................    (537)    (661)
 Amortization.................................................    (388)  (1,116)
                                                               -------  -------
                                                                 9,613   10,908
Valuation allowances..........................................  (6,322)  (9,015)
                                                               -------  -------
Net deferred tax assets....................................... $ 3,291  $ 1,893
                                                               =======  =======

7.DEFINED CONTRIBUTION BENEFIT PLAN

   We maintain several contributory retirement plans for our U.S. employees which qualify under Section 401(k) of the Internal Revenue Code. Under these plans, participants may contribute a portion of their annual compensation and receive, at management's discretion, matching employer contributions to specified maximum limits.

   Total contributions under these plans that were charged to expense were approximately $214,000, $177,000 and $126,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

                              IVI CHECKMATE CORP.

8. NET INCOME (LOSS) PER SHARE

   Net income (loss) per share on a basic and diluted basis as required by Statement 128 is calculated as follows:

                                                     Year Ended December 31
                                                    -------------------------
                                                     1998     1997     1996
                                                    -------  ------- --------
                                                     (In thousands, except
                                                       per share amounts)
Net income (loss).................................. $(4,971) $ 3,236 $(10,299)
                                                    =======  ======= ========
Calculation of weighted average shares outstanding
 plus assumed conversions:
  Weighted average basic shares outstanding........  17,528   16,817   15,011
  Effect of dilutive stock options.................     --       501      --
                                                    -------  ------- --------
  Weighted average diluted shares outstanding......  17,528   17,318   15,011
                                                    =======  ======= ========
Basic net income (loss) per share.................. $ (0.28) $  0.19 $  (0.69)
                                                    =======  ======= ========
Diluted net income (loss) per share................ $ (0.28) $  0.19 $  (0.69)
                                                    =======  ======= ========

9. MERGERS, ACQUISITIONS AND ALLIANCES

 Mergers

   During 1998, IVI, Checkmate, Plourde and Debitek were merged together in separate transactions that were accounted for as poolings-of-interest. In connection with these mergers, approximately $12.6 million in related costs (see Note 10) were charges to earnings.

   Separate results of these combined entities for the quarter ended March 31, 1998 (the last quarter of public reporting for IVI and Checkmate), and for the years ended December 31, 1997 and 1996, are as follows:

                                                  Unaudited     Years Ended
                                                Quarter Ended   December 31
                                                  March 31,   -----------------
                                                    1998       1997      1996
                                                ------------- -------  --------
                                                  (In thousands of dollars)
Revenues:
 IVI...........................................    $13,238    $51,419  $ 35,038
 Checkmate.....................................      9,641     33,526    35,104
 Debitek.......................................      1,399      5,040     5,211
 Plourde.......................................        711      2,680     2,032
                                                   -------    -------  --------
                                                   $24,989    $92,665  $ 77,385
                                                   =======    =======  ========
Net income (loss)
 IVI...........................................    $   584    $ 3,507  $(12,936)
 Checkmate.....................................        416       (129)    2,555
 Debitek.......................................        159       (202)     (100)
 Plourde.......................................       (115)        60       182
                                                   -------    -------  --------
                                                   $ 1,044    $ 3,236  $(10,299)
                                                   =======    =======  ========

   There were no significant intercompany transactions between the four companies and no significant conforming accounting adjustments.

                              IVI CHECKMATE CORP.

9. MERGERS, ACQUISITIONS AND ALLIANCES (continued)

 Ingenico S.A.

   In December 1996, a global strategic alliance with Ingenico, S.A. ("Ingenico") of Paris, France was formed (see also Note 11--Related Party Transactions). A summary of the terms are:

  . IVI Checkmate received an exclusive right to distribute Ingenico's products in the Americas through 2006;

  . in consideration for a payment of $1.0 million, IVI Checkmate received an irrevocable, royalty-free, exclusive license to use and incorporate the UNICAPT technology and related intellectual property of Ingenico into the Company's products. The Company has recorded the payment as an identifiable intangible asset to be amortized over 10 years, the life of the agreement;

  . joint development of future products to lower manufacturing costs and enhance the universal acceptance of products;

  . establishment of a business venture to become the exclusive distributor of IVI Checkmate and Ingenico products in Latin America; and

  . Ingenico acquired 1,439,000 common shares from IVI Checkmate, which represented an ownership in IVI Checkmate of approximately 9% as of December 31, 1998, for a purchase price of $7.2 million less issuance costs of $339,000.

 National Transaction Network, Inc.

   In September 1996, we acquired approximately 84% of the outstanding shares of National Transaction Network, Inc. The purchase price of $1.3 million was satisfied by the issuance of 230,850 shares of common stock of IVI Checkmate. The acquisition was accounted for as a purchase transaction, which resulted in goodwill of $746,000 (see also Note 10).

10.MERGER COSTS AND OTHER UNUSUAL CHARGES

 Year Ended December 31, 1998

   In 1998, we incurred costs pertaining to the combination of IVI and Checkmate and the subsequent mergers of Plourde and Debitek. The description of and the amount of costs incurred in each of these transactions are as follows:

                                            Combination
                                            of IVI and  Plourde Debitek
                                             Checkmate  Merger  Merger   Total
                                            ----------- ------- ------- -------
                                                 (In thousands of dollars)
Merger and related costs:
 Professional fees.........................   $4,007    $  380   $381   $ 4,768
 Closure of facilities in Boulder, Colora-
  do.......................................    1,565       --     --      1,565
 Other expenses............................    1,699       274    404     2,377
                                              ------    ------   ----   -------
                                               7,271       654    785     8,710
Write-down of long-lived assets............      --      1,300    --      1,300
Inventory reserve for product redundancy...    2,624       --     --      2,624
                                              ------    ------   ----   -------
Total......................................   $9,895    $1,954   $785   $12,634
                                              ======    ======   ====   =======

                              IVI CHECKMATE CORP.

10.MERGER COSTS AND OTHER UNUSUAL CHARGES (continued)

   Professional Fees. Costs consist of fees paid for legal and accounting, financial advisors and other consultants in connection with the corresponding transactions, filing and other regulatory fees, share issuance costs and other stockholder related expenses.

   Closure of Facilities in Boulder, Colorado. On the effective date of the Combination, IVI's facilities in Boulder, Colorado were immediately closed, and the operations relocated and combined with Checkmate's operations in Atlanta, Georgia. The Boulder operations employed 52 people as at December 31, 1997, and all were terminated upon closure of the facilities except for 17 people who were transferred to the Atlanta operations. Costs of $1.6 million were incurred for the transfer of operations to Atlanta, facility closure costs, severance costs to terminated employees and employee relocation costs.

   Write-down of Long-Lived Assets. NTN was in development of a Windows/NT software platform to improve its market share in the software point-of-sale business. This development, however, was immediately terminated upon the merger with Plourde, which already had a viable and marketable Windows/NT platform. As a result, we wrote off all of NTN's Windows/NT development costs previously deferred, in the amount of $670,000. Furthermore, without a Windows/NT platform, the future profitability of NTN was uncertain, and as a result, we also wrote off entirety the remaining unamortized goodwill of $630,000 related to the acquisition of NTN in 1996.

   Inventory Reserve for Product Redundancy. While IVI and Checkmate sold different payment solutions, there were in certain areas a duplication of products that resulted upon the combination of these two companies. Upon completion of the combination, we reviewed and assessed our inventory and determined that, due to product redundancy, a permanent impairment in value in the amount of $2.6 million had resulted.

   Other Expenses. Costs include transitional operating costs such as system integration and conversion for accounting and other operational systems, and marketing and other setup costs to reflect a change in the organization's name, logo and business.

 Year Ended December 31, 1996

   In 1996, we reviewed the recoverability of unamortized goodwill that arose from the acquisition of Soricon Corporation ("Soricon") in December 1994. The financial results of Soricon subsequent to the acquisition were below anticipated results upon which we based the Soricon purchase price. Soricon did not meet sales targets for its check reader, and costs were much higher than anticipated. As a result, in accordance with our accounting policy, we compared the unamortized goodwill against an estimate of the undiscounted cash flows arising from the business to which the goodwill related, over the remaining amortization period. On the basis of this, we determined that there was a permanent impairment in the carrying value of the goodwill, and wrote off in 1996 the entire unamortized balance of $6.8 million which remained at December 31, 1995 as the estimated net recoverable amount and fair value of this goodwill was zero. These undiscounted cash flows were only sufficient to recover the value of the fixed assets of approximately $655,000 which approximated fair value.

   The alliance agreement entered into with Ingenico in December 1996 required us to incorporate the UNICAPT technology into our products. As a result, in our opinion, certain inventory products ($902,000) that became unmarketable and deferred development costs of $315,000 related to these products that became unrecoverable were charged against 1996 earnings.

                              IVI CHECKMATE CORP.

11.RELATED PARTY TRANSACTIONS

   In a marketing and distribution agreement that we entered into in December 1996 with Ingenico, we became the exclusive distributor of Ingenico's products in the Americas. Consequently, during 1998 and 1997, we purchased products from Ingenico totaling $6.8 million and $1.7 million, respectively, to satisfy customer demands. At December 31, 1998 and 1997, approximately $2.1 million and $910,000, respectively, of these purchases were still payable.

12.SEGMENT DISCLOSURES

   In 1998, the Company adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 requires disclosures about the Company's operating segments using the "management approach", which is based on the way that management organizes the segments within the enterprise for making operating decisions and assessing performance.

   IVI Checkmate's principal business is to design, develop and market point-of-sale terminals and peripherals, which represents in excess of 90% of the Company's revenues. The Company's business is conducted through two separately managed business units, which are divided on a geographic basis between domestic and international. The domestic segment principally markets point-of-sale terminals and peripherals to financial institutions and retail establishments to enable automated payment transactions. The domestic segment consists of one dominant entity and its three smaller subsidiaries, offering similar products and services within the same business and operating environment. In accordance with SFAS No. 131, these entities have been aggregated into one reportable segment. The products sold by the international segment are similar to the domestic segment, but is considered by management a separate reporting unit due to the different business environment and marketing strategies employed by the Company in Canada, the principal market for the international segment.

                              IVI CHECKMATE CORP.

12.SEGMENT DISCLOSURES (continued)

   The table below presents information about segment revenues, operating profit and assets. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. IVI Checkmate's Chief Executive Officer and his staff evaluate performance based on profit or loss from operations, including charges that are one-time in nature. There are no intersegment revenues and all segment revenues are to external customers. Non-segment items include goodwill charges, interest, minority interest and provisions for income taxes, and are not allocated to the business units. The segment assets are comprised of the working assets of the segments, excluding intercompany balances and corporate tax adjustments.


                                   External   Operating   Depreciation/
                                   Revenues Income (loss) Amortization  Assets
                                   -------- ------------- ------------- -------
   1998
    Domestic...................... $ 79,473    $(5,638)      $4,565     $57,089
    International.................   27,649        743        1,570      22,488
                                   --------    -------       ------     -------
    Segment total.................  107,122     (4,895)       6,135      79,577
    Goodwill......................        0       (669)          39           0
    Tax adjustment and other......        0          0            0       3,252
                                   --------    -------       ------     -------
    Consolidated total............ $107,122    $(5,564)      $6,174     $82,829
                                   ========    =======       ======     =======
   1997
    Domestic...................... $ 62,435    $(2,002)      $2,576     $51,885
    International.................   30,230      3,533        1,030      23,526
                                   --------    -------       ------     -------
    Segment total.................   92,665      1,531        3,606      75,411
    Goodwill......................        0        (76)          76         642
    Tax adjustment and other......        0          0            0         531
                                   --------    -------       ------     -------
    Consolidated total............ $ 92,665    $ 1,455       $3,682     $76,584
                                   ========    =======       ======     =======
   1996
    Domestic...................... $ 54,337    $ 1,580       $1,919     $43,757
    International.................   23,048        245          794      24,068
                                   --------    -------       ------     -------
    Segment total.................   77,385      1,825        2,713      67,825
    Goodwill......................        0     (6,825)          19         746
    Tax adjustment and other......        0          0            0       1,216
                                   --------    -------       ------     -------
    Consolidated total............ $ 77,385    $(5,000)      $2,732     $69,787
                                   ========    =======       ======     =======

                              IVI CHECKMATE CORP.

13.QUARTERLY FINANCIAL DATA (UNAUDITED)

   Summarized quarterly consolidated financial data for 1998 and 1997 is as follows:

                                                           Quarter
                                               ---------------------------------
                                                First  Second    Third   Fourth
                                               ------- -------  -------  -------
                                                  (In thousands of dollars,
                                                  except per share amounts)
1998:
   Net revenues............................... $24,989 $25,748  $29,928  $26,457
   Gross profit...............................   9,596   7,525   11,531   10,028
   Merger costs...............................     --   (7,322)  (1,953)    (735)
   Net income (loss)..........................   1,044  (7,209)     465      729
   Basic net income (loss) per share.......... $  0.06 $ (0.41) $  0.03  $  0.04
   Diluted net income (loss) per share........ $  0.06 $ (0.41) $  0.03  $  0.04
1997:
   Net revenues............................... $22,361 $20,002  $25,599  $24,703
   Gross profit...............................   8,892   7,085    9,533    9,140
   Net income (loss)..........................     865    (637)   1,340    1,668
   Basic net income (loss) per share.......... $  0.05 $ (0.04) $  0.08  $  0.10
   Diluted net income (loss) per share........ $  0.05 $ (0.04) $  0.08  $  0.09

                              IVI CHECKMATE CORP.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
              (In Thousands of U.S. Dollars Except Per Share Data)

                                                      September 30, December 31,
                                                          1999          1998
                                                      ------------- ------------
                                                       (Unaudited)
                                     ASSETS
Current assets:
 Cash and cash equivalents...........................    $ 4,637      $ 9,846
 Accounts receivable, net............................     33,520       31,820
 Inventories.........................................     21,328       15,743
 Deferred tax asset..................................      6,168        4,060
 Prepaid expenses and other assets...................      1,220        1,581
                                                         -------      -------
  Total current assets...............................     66,873       63,050

Property and equipment, net..........................      9,849        8,224
Deferred development costs, net......................     12,325       10,150
Identifiable intangible assets, net..................      1,147        1,320
Other assets.........................................        (28)          85
                                                         -------      -------
Total assets.........................................    $90,166      $82,829
                                                         =======      =======


                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable and accrued liabilities................... $ 26,541  $ 24,169
 Deferred revenue...........................................    3,031     2,805
 Other......................................................       13        51
                                                             --------  --------
  Total current liabilities.................................   29,585    27,025
Deferred tax liability......................................      769       769
Minority interest...........................................        8        18
                                                             --------  --------
Total liabilities...........................................   30,362    27,812
                                                             --------  --------
Stockholders' Equity:
 Common stock, $0.01 par value..............................      181       178
 Preferred stock, Convertible Series D, $0.01 par value.....        9       --
 Additional paid-in capital.................................   88,984    80,109
 Retained deficit...........................................  (28,051)  (23,132)
 Foreign currency translation adjustments...................   (1,319)   (2,138)
                                                             --------  --------
  Total stockholders' equity................................   59,804    55,017
                                                             --------  --------
Total liabilities and stockholders' equity.................. $ 90,166  $ 82,829
                                                             ========  ========


            See notes to condensed consolidated financial statements

                              IVI CHECKMATE CORP.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         (In Thousands of U.S. Dollars Except Share and Per Share Data)
                                  (Unaudited)

                                           Three Months
                                               Ended        Nine Months Ended
                                           September 30,      September 30,
                                          ----------------  ------------------
                                           1999     1998      1999      1998
                                          -------  -------  --------  --------
Net revenues............................. $32,543  $29,928  $ 76,286  $ 80,665
Cost of goods sold:
 Cost of goods sold, except product re-
  dundancy shown separately below and
  amortization of deferred software de-
  velopment costs........................  21,824   18,397    53,423    49,389
 Product redundancy......................     --       --        --      2,624
                                          -------  -------  --------  --------
Gross profit.............................  10,719   11,531    22,863    31,276
                                          -------  -------  --------  --------
Operating expenses:
 Selling, general and administrative.....   7,154    6,957    22,425    18,784
 Research and development................   1,227    1,041     3,461     3,785
 Depreciation and amortization...........   1,374    1,055     3,932     3,198
 Merger and restructuring costs..........     --     1,953       --     11,899
                                          -------  -------  --------  --------
                                            9,755   11,066    29,818    37,666
                                          -------  -------  --------  --------
Operating income (loss)..................     964      525    (6,955)   (6,390)
Interest and other income (expense)......     (79)       4       (72)       11
                                          -------  -------  --------  --------
Income (loss) before income taxes........     885      529    (7,027)   (6,379)
Income tax benefit (expense).............    (266)     (64)    2,108       679
                                          -------  -------  --------  --------
Net income (loss)........................ $   619  $   465  $ (4,919) $ (5,700)
                                          =======  =======  ========  ========
Net income (loss) per share:
 Basic................................... $  0.03  $  0.03  $  (0.29) $  (0.33)
                                          =======  =======  ========  ========
 Diluted................................. $  0.03  $  0.03  $  (0.29) $  (0.33)
                                          =======  =======  ========  ========
Weighted average number of shares
 outstanding: (000's)
 Basic...................................  18,124   17,617    18,103    17,453
                                          =======  =======  ========  ========
 Diluted.................................  18,188   17,793    18,103    17,453
                                          =======  =======  ========  ========



            See notes to condensed consolidated financial statements

                              IVI CHECKMATE CORP.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (In Thousands of U.S. Dollars)
                                  (Unaudited)

                                                            Nine Months Ended
                                                              September 30,
                                                            ------------------
                                                              1999      1998
                                                            --------  --------
Operating activities:
 Net income (loss)......................................... $ (4,919) $ (5,700)
 Depreciation and amortization.............................    4,797     5,230
 Deferred income taxes and other...........................   (1,959)      323
 Change in non-cash working capital........................    2,320     2,593
                                                            --------  --------
Net cash provided by operating activities.................. $    239  $  2,446
                                                            --------  --------
Investing activities:
 Purchases of property and equipment.......................   (2,731)   (2,822)
 Deferred development costs................................   (4,177)   (2,770)
 Purchase of intangible assets.............................       (2)     (584)
 Other.....................................................        5      (504)
                                                            --------  --------
Net cash used in investing activities......................   (6,905)   (6,680)
                                                            --------  --------
Financing activities:
 Proceeds from issuance of common stock....................    1,248     3,489
 Other.....................................................      (48)   (1,139)
                                                            --------  --------
Net cash provided by financing activities..................    1,200     2,350
                                                            --------  --------
Effect of exchange rate fluctuations on cash...............      257      (837)
                                                            --------  --------
Net decrease in cash and cash equivalents..................   (5,209)   (2,721)
Cash and cash equivalents at beginning of period...........    9,846     9,390
                                                            --------  --------
Cash and cash equivalents at end of period................. $  4,637  $  6,669
                                                            ========  ========



            See notes to condensed consolidated financial statements

                              IVI CHECKMATE CORP.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Tabular amounts in thousands of U.S. dollars, except per share data)
                                  (Unaudited)

                               September 30, 1999

1.Basis of Presentation

   The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In management's opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These statements should be read in conjunction with our audited financial statements for the year ended December 31, 1998. Operating results for the three and nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999 or any other interim period.

   In these consolidated financial statements, comparative amounts shown for 1998 have been restated to retroactively reflect the business combination of Plourde Computer Services, Inc. in September 1998 and Debitek Holdings Ltd. in December 1998, which have been accounted for as pooling-of-interests.

2.Mergers and Acquisitions

   Effective April 1, 1999, IVI Checkmate purchased the assets of the Financial Systems division of DataCard Corporation. These acquired assets consisted of $3.5 million in accounts receivable, $2.6 million in inventories and $1.2 million in property and equipment. In consideration for these assets, IVI Checkmate issued approximately $7.3 million in convertible preferred stock (see also Note 4). The results of operations of the Financial Systems division of DataCard Corporation have been included in the consolidated results since the date of acquisition

3.Inventories

   Inventories are summarized by class as follows:

                                                      September 30, December 31,
                                                          1999          1998
                                                      ------------- ------------
   Finished goods....................................    $12,457      $ 6,222
   Work in process...................................      3,366        1,320
   Raw materials and supplies........................     10,180       11,944
                                                         -------      -------
     Gross inventories...............................     26,003       19,486
   Less obsolescence reserves........................     (4,675)      (3,743)
                                                         -------      -------
   Total.............................................    $21,328      $15,743
                                                         =======      =======

4.Preferred Stock

   In April 1999, IVI Checkmate issued 894,663 shares of Series D, par value $0.01, preferred stock to DataCard Corporation in consideration for the assets of the Financial Systems division of DataCard. Terms of the preferred stock includes dividends, which will accrue annually at a rate of nine percent (9.0%) per annum, and a convertibility clause that would provide for the conversion of preferred stock into common stock on a one-for-one basis beginning on the third anniversary of April 1, 1999 and continuing until the fifth anniversary of April 1, 1999. If the holder of the Series D preferred stock does not elect to convert to common stock by the

                              IVI CHECKMATE CORP.

fifth anniversary of April 1, 1999, then, beginning on the first day after the fifth anniversary of April 1, 1999 and continuing sixty days thereafter, the Company must either (a) convert the Series D preferred stock to common stock, on the basis of one (1) share of common stock for one (1) share of preferred stock and one (1) share of common stock for each nine dollars ($9.00) of dividends accrued and unpaid through the date of conversion or (b) redeem the principal amount of the Series D preferred stock ($9.00 per share) and all dividends accrued and unpaid through the date of payment, in cash.

   For the three and nine months ended September 30, 1999, cumulative preferred dividends of $163,000 and $326,000, respectively, remained undeclared and unpaid.

5.Net Income (Loss) Per Share

   Net income (loss) per share on a basic and diluted basis as required by Statement No. 128 is calculated as follows:

                                      Three Months Ended   Nine Months Ended
                                         September 30,       September 30,
                                      -------------------- ------------------
                                        1999       1998      1999      1998
                                      ---------  --------- --------  --------
   Net income (loss)................. $     619  $     465  $(4,919)  $(5,700)
   Less: preferred dividends.........      (163)       --      (326)      --
                                      ---------  --------- --------  --------
   Income (loss) available to common
    stockholders..................... $     456  $     465  $(5,245)  $(5,700)
   Calculation of weighted average
    shares outstanding plus assumed
    conversions (000's):
     Weighted average basic shares
      outstanding....................    18,124     17,617   18,103    17,453
     Effect of dilutive stock
      options........................        64        176        0         0
                                      ---------  --------- --------  --------
     Weighted average diluted shares
      outstanding....................    18,188     12,793   18,103    17,453
                                      =========  ========= ========  ========
   Basic net income (loss) per
    share............................ $    0.03  $    0.03 $  (0.29) $  (0.33)
                                      =========  ========= ========  ========
   Diluted net income (loss) per
    share............................ $    0.03  $    0.03 $  (0.29) $  (0.33)
                                      =========  ========= ========  ========

   A number of stock options and convertible preferred stock that could potentially dilute basic earnings per share in the future, were not included in the computation of diluted EPS because they would have been anti-dilutive for the quarter and nine months ended September 30, 1999 and 1998.

                              IVI CHECKMATE CORP.

6.Segment Disclosures

                                    Three Months Ended     Nine Months Ended
                                      September 30,          September 30,
                                -------------------------- ------------------
                                    1999          1998       1999      1998
                                ------------- ------------ --------  --------
External revenues
 Domestic......................    $25,741      $22,486    $ 59,624  $ 59,990
 International.................      6,802        7,442      16,662    20,675
                                   -------      -------    --------  --------
 Consolidated total............    $32,543      $29,928    $ 76,286  $ 80,665
                                   =======      =======    ========  ========
Operating income (loss)
 Domestic......................    $   201      $   243    $ (7,994) $ (5,777)
 International.................        763          912       1,202        55
                                   -------      -------    --------  --------
 Segment total.................        964        1,155      (6,792)   (5,722)
 Goodwill......................          0         (630)          0      (668)
                                   -------      -------    --------  --------
 Consolidated total............    $   964      $   525    $ (6,792) $ (6,390)
                                   =======      =======    ========  ========
                                September 30, December 31,
                                    1999          1998
                                ------------- ------------
Assets
 Domestic......................    $62,710      $57,089
 International.................     24,172       22,488
                                   -------      -------
 Segment total.................     86,882       79,577
 Tax adjustment and other......      3,284        3,252
                                   -------      -------
 Consolidated total............    $90,166      $82,829
                                   =======      =======

7.Comprehensive Income

   Total comprehensive income, which consists of net income and foreign currency translation adjustments, are as follows for the three months ended
September 30, 1999 and 1998, respectively.

                                    Three Months Ended     Nine Months Ended
                                      September 30,          September 30,
                                -------------------------- ------------------
                                    1999          1998       1999      1998
                                ------------- ------------ --------  --------
Net income (loss)..............    $   619      $   465    $ (4,919) $ (5,700)
Foreign currency translation
 gain (loss)...................         60         (962)        819    (1,394)
                                   -------      -------    --------  --------
Comprehensive income (loss)....    $   679      $  (497)   $ (4,100) $ (7,094)
                                   =======      =======    ========  ========

                                                                      APPENDIX E

            NATIONAL TRANSACTION NETWORK, INC. FINANCIAL STATEMENTS

                                     INDEX

                                                                           Page
                                                                           ----
Report of Ernst & Young LLP..............................................   E-2
Report of Deloitte & Touche LLP..........................................   E-3
Balance Sheets as of December 31, 1998 and 1997..........................   E-4
Statements of Operations for the Years Ended December 31, 1998, 1997 and
 1996 ...................................................................   E-6
Statements of Stockholders' Equity (Deficit) for the Years Ended December
 31, 1998, 1997 and 1996.................................................   E-7
Statements of Cash Flows for the Years Ended December 31, 1998, 1997 and
 1996....................................................................   E-8
Notes to Financial Statements............................................   E-9
Balance Sheets as of September 30, 1999 (unaudited) and December 31,
 1998....................................................................  E-17
Statements of Operations for the Three and Nine Months Ended September
 30, 1999 (unaudited) and 1998 (unaudited)...............................  E-19
Statements of Cash Flows for the Nine Months Ended September 30, 1999
 (unaudited) and 1998
  (unaudited)............................................................  E-20
Notes to Financial Statements............................................  E-21

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
National Transaction Network, Inc.

   We have audited the accompanying balance sheet of National Transaction Network, Inc. as of December 31, 1998, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Transaction Network, Inc. at December 31, 1998, and the results of its operations and its cash flows the year ended December 31, 1998 in conformity with accounting principles generally accepted in the United States.

   The accompanying financial statements have been prepared assuming that National Transaction Network, Inc. will continue as a going concern. As more fully described in Note 1, the Company is dependent on IVI Checkmate Corp. to provide financial support. IVI Checkmate Corp. is not obligated to provide this support through 1999. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                             ERNST & YOUNG LLP

Atlanta, Georgia
February 12, 1999

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of National Transaction Network, Inc.

   We have audited the accompanying balance sheet of National Transaction Network, Inc. (the "Company") as of December 31, 1997, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1997, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 17, 1998

                       NATIONAL TRANSACTION NETWORK, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                                                           1998        1997
                                                        ----------  ----------
                        ASSETS

CURRENT ASSETS:
  Cash & equivalents................................... $  224,646  $  457,857
  Accounts receivable (less allowance for doubtful
   accounts of $40,000 in 1998 and 1997 respectively)..  1,028,009     785,597
  Inventory............................................    159,116     754,919
  Prepaid expenses.....................................     48,977      50,482
                                                        ----------  ----------
    Total current assets...............................  1,460,748   2,048,855
                                                        ----------  ----------

PROPERTY, PLANT & EQUIPMENT:
  Furniture and fixtures...............................    144,377     130,401
  Machinery and equipment..............................    801,816     871,602
                                                        ----------  ----------
    Total..............................................    946,193   1,002,003

  Less accumulated depreciation and amortization.......   (791,915)   (712,981)
                                                        ----------  ----------

  Property and equipment--net..........................    154,278     289,022
                                                        ----------  ----------

OTHER ASSETS:
  Capitalized software development costs...............    133,717     286,228
  Purchased technology.................................    255,853         --
  Deposits and other...................................     13,263      14,663
                                                        ----------  ----------
    Total other assets.................................    402,833     300,891
                                                        ----------  ----------

TOTAL.................................................. $2,017,859  $2,638,768
                                                        ==========  ==========


                       See notes to financial statements

                        NATIONAL TRANSACTION NETWORK, INC.

                                  BALANCE SHEETS
                            DECEMBER 31, 1998 AND 1997

                                                        1998          1997
                                                    ------------  ------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable.................................. $    322,269  $    265,708
 Accounts payable to stockholder...................       66,503       318,858
 Customer deposits.................................       13,955        11,709
 Accrued liabilities...............................      420,803       211,748
 Deferred revenue..................................      525,635        49,067
 Short-term portion of capital lease...............        1,182        36,598
                                                    ------------  ------------
  Total current liabilities........................    1,350,347       893,688
                                                    ------------  ------------
LONG-TERM LIABILITIES:
 Long-term portion of capital lease................          --         24,384
 Convertible subordinated notes payable to
 stockholder.......................................    2,256,257     1,524,208
                                                    ------------  ------------
  Total long-term liabilities......................    2,256,257     1,548,592
                                                    ------------  ------------
  Total liabilities................................    3,606,604     2,442,280
                                                    ------------  ------------

COMMITMENTS

STOCKHOLDERS' EQUITY (DEFICIT)
 Preferred stock, $.10 par value--authorized
  5,000,000 shares; none outstanding...............
 Common stock, $.15 par value--authorized
  20,000,000 and 6,666,667 shares; issued and
  outstanding 3,325,468 and 3,273,162 shares in
  1998 and 1997, respectively......................      498,827       490,974
 Additional paid-in capital........................   12,609,216    12,596,573
 Accumulated deficit...............................  (14,696,788)  (12,891,059)
                                                    ------------  ------------

  Total stockholders' equity (deficit).............   (1,588,745)      196,488
                                                    ------------  ------------

TOTAL.............................................. $  2,017,859  $  2,638,768
                                                    ============  ============


                       See notes to financial statements

                       NATIONAL TRANSACTION NETWORK, INC.

                            STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                              1998         1997        1996
                                           -----------  ----------  ----------
REVENUE:
 Systems and equipment...................  $ 2,793,917  $2,828,153  $2,823,236
 Software and services...................    2,257,160   2,490,218   2,189,787
                                           -----------  ----------  ----------
  Total revenue..........................    5,051,077   5,318,371   5,013,023
                                           -----------  ----------  ----------
COSTS AND EXPENSES:
 Cost of revenue:
  Systems and equipment..................    2,363,572   2,501,912   2,516,700
  Software and services..................      671,723     537,995      93,201
 Sales, general and administrative.......    1,898,186   1,767,813   2,091,158
 Research and development................    1,087,807     922,117     947,087
 Impairment of capitalized software as-
  set....................................      669,919         --          --
                                           -----------  ----------  ----------
  Total costs and expenses...............    6,691,207   5,729,837   5,648,146
                                           -----------  ----------  ----------
LOSS FROM OPERATIONS.....................   (1,640,130)   (411,466)   (635,123)
                                           -----------  ----------  ----------
OTHER INCOME (EXPENSE):
 Interest expense........................     (165,734)    (39,143)     (4,168)
 Interest income.........................          135       1,846      24,296
                                           -----------  ----------  ----------
  Total other income (expense)...........     (165,599)    (37,297)     20,128
                                           -----------  ----------  ----------
NET LOSS.................................  $(1,805,729) $( 448,763) $( 614,995)
                                           ===========  ==========  ==========
BASIC AND DILUTED LOSS PER COMMON SHARE..  $     (0.55) $    (0.14) $    (0.19)
                                           ===========  ==========  ==========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
 OUTSTANDING.............................    3,312,494   3,254,055   3,248,606
                                           ===========  ==========  ==========


                       See notes to financial statements.

                       NATIONAL TRANSACTION NETWORK, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                             Common Stock
                          ------------------ Additional                     Total
                           Shares              Paid-in   Accumulated    Stockholders'
                           Issued    Amount    Capital     Deficit     Equity (Deficit)
                          --------- -------- ----------- ------------  ----------------
BALANCE, DECEMBER 31,
 1995...................  3,248,606 $487,291 $12,589,255 $(11,827,301)   $ 1,249,245
 Net loss...............        --       --          --  $   (614,995)   $  (614,995)
                          --------- -------- ----------- ------------    -----------

BALANCE, DECEMBER 31,
 1996...................  3,248,606 $487,291 $12,589,255 $(12,442,296)   $   634,250
 Net loss...............        --       --          --  $   (448,763)   $  (448,763)

Stock issued under stock
 option plan............     24,556 $  3,683 $     7,318          --     $    11,001
                          --------- -------- ----------- ------------    -----------

BALANCE, DECEMBER 31,
 1997...................  3,273,162 $490,974 $12,596,573 $(12,891,059)   $   196,488
 Net loss...............        --       --          --  $ (1,805,729)   $(1,805,729)

Stock issued under stock
 option plan............     52,306 $  7,853 $    12,643          --     $    20,496
                          --------- -------- ----------- ------------    -----------
BALANCE, DECEMBER 31,
 1998...................  3,325,468 $498,827 $12,609,216 $(14,696,788)   $(1,588,745)
                          ========= ======== =========== ============    ===========



                       See notes to financial statements.

                       NATIONAL TRANSACTION NETWORK, INC.

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                1998         1997       1996
                                             -----------  ----------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss..................................  $(1,805,729) $ (448,763) $(614,995)
 Adjustments to reconcile net loss to net
 cash (used for) provided by operating ac-
 tivities:
  Depreciation and amortization............      160,465     134,949    117,427
  Interest on converted subordinated notes
   payable to stockholder..................       82,049      24,208        --
  Loss on sale of property and equipment...       13,905         --         --
  Write-off of capitalized software devel-
   opment costs............................      669,919         --         --
 Increase (decrease) in cash from:
  Accounts receivable......................     (242,412)    620,516    (21,891)
  Inventory................................      595,803    (521,329)    40,569
  Prepaid expenses.........................        1,505     (14,088)    (9,547)
  Deposits and other assets................        1,400      (2,732)    (8,252)
  Accounts payable to stockholder..........     (252,355)    223,571   (152,115)
  Customer deposits........................        2,246       9,543    (23,099)
  Accounts payable and accrued liabili-
   ties....................................      308,117    (366,733)    67,480
  Deferred revenue.........................      476,568    (514,856)   517,846
                                             -----------  ----------  ---------
   Net cash (used for) provided by operat-
    ing activities.........................       11,481    (855,714)   (86,577)
                                             -----------  ----------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment......      (81,164)   (141,949)   (47,512)
  Proceeds from the sale of equipment......       11,898         --         --
  Acquisition of purchased technology......     (313,555)        --         --
  Capitalization of software development
   costs...................................     (517,408)   (286,228)       --
                                             -----------  ----------  ---------
   Net cash used in investing activities...     (900,229)   (428,177)   (47,512)
                                             -----------  ----------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of capital lease...............      (14,956)    (35,298)    (7,123)
  Proceeds from issuance of convertible
   subordinated debt.......................      650,000   1,500,000        --
  Proceeds from stock issued under stock
   option plans............................       20,496      11,001        --
  Proceeds from bank line of credit........      100,000     700,000        --
  Repayments to bank line of credit........     (100,000)   (700,000)       --
                                             -----------  ----------  ---------
   Net cash provided by (used in) financing
    activities.............................      655,540   1,475,703     (7,123)
                                             -----------  ----------  ---------
NET INCREASE (DECREASE) IN CASH AND EQUIVA-
 LENTS.....................................     (233,208)    191,812   (141,212)
CASH AND EQUIVALENTS, BEGINNING OF YEAR....      457,854     266,045    407,257
                                             -----------  ----------  ---------
CASH AND EQUIVALENTS, END OF YEAR..........  $   224,646  $  457,857  $ 266,045
                                             -----------  ----------  ---------
SUPPLEMENTAL INFORMATION--Cash paid for in-
 terest....................................  $     2,249  $   14,740  $   4,168
                                             ===========  ==========  =========
NON CASH TRANSACTIONS:
 Capital lease additions...................  $       --   $   75,000  $  28,400
 Transfer of capital lease in conjunction
  with sale of software license............       44,844         --         --
 Return of purchased software..............       42,500         --         --
 Accrued interest due to stockholder
  converted to convertible subordinated
  notes payable to stockholder.............       59,839      24,208        --

                       See notes to financial statements.

                       NATIONAL TRANSACTION NETWORK, INC.

                         NOTES TO FINANCIAL STATEMENTS
                        December 31, 1998, 1997 and 1996

1.Nature of Business and Summary of Significant Accounting Policies

   Nature of Business--National Transaction Network, Inc. (the "Company") designs, integrates and markets point-of-sale electronic payment systems and software, principally to the retail industry.

   On September 13, 1996, International Verifact, Inc. ("IVI") acquired beneficial ownership of approximately 84% of the outstanding common stock of the Company. In June 1998, International Verifact Inc. and Checkmate Electronics, Inc. merged to form IVI Checkmate Corp. ("IVI Checkmate"), one of the largest electronic payment solutions providers in North America. In the past, the Company had relied on IVI Checkmate to finance its operations.

   The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, because of the Company's recurring losses and declining revenues, such realization of assets and liquidation of liabilities is subject to significant uncertainty. The Company's ability to continue as a going concern is dependent upon its ability to generate revenue and cash flows from operations, and/or obtain financing or additional capital.

   As shown in the financial statements, the Company incurred a net loss of $1,805,729 in 1998, and an accumulated deficit of $14,696,788. The Company experienced minimal cash flows from operations of $11,481. The Company maintains a cash balance of $224,646 as of December 31, 1998. The funds result form the proceeds of borrowings under its Convertible Note Agreement with IVI Checkmate and have enabled the Company to meet its obligations during 1998 despite a reduction in positive cash flows. However, the Company will not be able to depend solely on funds of $224,646 to meet its obligations during 1999, these conditions substantial doubt about the Company's ability to continue as a going concern. The Company may seek additional financing from its significant stockholders or a third party. It is not possible to predict the outcome of the Company's efforts and there is no assurance that the Company will be successful in increasing revenues, obtaining financing and continuing operations.

   On September 29,1998, IVI Checkmate acquired Plourde Computing Services. Inc. ("Plourde"). This independent software company has a Windows/NT based payments application which has made the Company's PINnacle NT platform product redundant.)

   In January 1998, the Company purchased the rights to certain software products from BancTec USA, Inc. ("BancTec"). Also included in the purchase were certain customer software maintenance contracts and tangible assets to support such contracts. The Mainsail software product, acquired from BancTec, allows the retailer to control their electronic payments through owning a local host payment switch thereby reducing their costs of accepting electronic payments. The Mainsail product, in conjunction with its relationship with IVI Checkmate, allows NTN to offer to retailers complete end-to-end payment solutions.

   Use of Estimates in the Preparation of Financial Statements--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                       NATIONAL TRANSACTION NETWORK, INC.

1.Nature of Business and Summary of Significant Accounting Policies (continued)

   Financial Instruments--The carrying values of cash and equivalents, accounts receivable, and accounts payable approximate fair value due to the short-term nature of these instruments. The carrying value of the Convertible Notes Payable to Stockholder approximates fair value because the notes carry interest rates that are variable and reflect current market trends.

Revenue Recognition

   The Company generates revenue through the sales of hardware terminals and peripherals, and in providing software and services.

   Hardware revenues are recognized normally upon shipment when title and risk of ownership has transferred. The Company does provide a ninety-day warranty that its products are free from defects. Estimated warranty costs are recorded when revenue is recognized.

   Software and services consists of software application projects, software licenses, maintenance contracts and other services. Revenues from software application projects are generally under fixed-price contracts recognized using the percentage-of-completion method over the implementation method. Percentage of completion is determined using the number of hours incurred as compared to the total estimated number of hours to complete the project. Software license fees under agreements which do not require significant customization or modification are recognized upon delivery and acceptance when there is persuasive evidence of an arrangement and the fee is fixed and determinable and considered collectible. Maintenance revenue is recognized ratably over the life of the maintenance contract. Other service revenue is recognized as the related service is performed.

   Cash and Cash Equivalents--The Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

   Inventory--Inventory is recorded at the lower of cost or market using the first-in, first out method and consists primarily of electronic payment terminals and related peripherals.

   Property and Equipment--Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets which range from three to five years. Depreciation expense was approximately $106,428, $135,000, and $117,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

   Capitalized Software Costs--Costs incurred to establish the technological feasibility of software products are research and development expense and are charged to expense as incurred. The Company capitalizes costs incurred between the point of establishing technological feasibility and general release when such costs are material. At December 31, 1998, the Company has capitalized software costs of $133,717.

   Long-Lived Assets--The Company reviews its long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company believes that no material impairment existed at December 31, 1998.

   Stock-Based Compensation--In October 1995, the FASB issued Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Under SFAS 123, the Company can elect to follow previously existing accounting rules or adopt a new fair value method of valuing stock-based awards to employees. The Company has elected to continue following existing accounting rules under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations in accounting for employee stock options. The pro forma effect on the accompanying statements of operations for reporting under SFAS 123 is presented in Note 4. Compensation expense associated with awards of stock or options to employees is measured using the intrinsic value method. Compensation expense associated with awards to non employees is measured using the fair value method.

                       NATIONAL TRANSACTION NETWORK, INC.

1.Nature of Business and Summary of Significant Accounting Policies (continued)

   Loss Per Common Share-- In 1997, the Company adopted the provision of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share," and has restated all periods presented to conform to the new presentation. SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic net loss per common share is computed using the weighted-average number of shares of common stock outstanding. In determining the denominator for dilutive loss per common share, no shares resulting from the assumed exercise of options using the treasury stock method or resulting from the conversion of the convertible subordinated notes payable to stockholder are added to the denominator because the inclusion of such shares would be antidilutive due to the net loss for each of the years presented. Accordingly, diluted loss per common share is equal to basic loss per common share and is not separately disclosed.

   Income Taxes--The Company follows the asset and liability method of accounting for income taxes, under which deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rate is recognized in income in the period that includes the enactment date.

   Recently Issued Accounting Standards--In October 1997, the Accounting Standards Executive Committee issued Statement of Position ("SOP") 97-2, "Software Revenue Recognition." SOP 97-2 provides guidance on when revenue should be recognized and in what amounts for licensing, selling, leasing, or otherwise marketing computer software. SOP 97-2 supersedes SOP 91-1, "Software Revenue Recognition," and was adopted by the Company for transactions entered into after December 31, 1997. Adoption of SOP 97-2 did not significantly change the way the Company recognized revenue.

   In June 1997, FASB issued SFAS No. 130, "Reporting Comprehensive Income (SFAS 130). SFAS 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. Comprehensive income consists of net income and foreign currency translation adjustments and is presented in the Statements of Stockholder's Equity. The adoption of SFAS 130 had no impact on total stockholder's equity.

   In June 1997, FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131). SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The SFAS was adopted by the Company during 1998 and did not have a material effect on its financial position and results of operations.

   In June 1998, SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133) was released. The statement requires the recognition of all derivatives as either assets of liabilities in the balance sheet and the measurement of those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the planned use of the derivative and the resulting designation. The Company is required to implement SFAS 133 in the first quarter of fiscal 2000. The Company has not used derivatives instruments and believes the impact of adoption will not have a significant effect on the financial statements.

                       NATIONAL TRANSACTION NETWORK, INC.

1.Nature of Business and Summary of Significant Accounting Policies (continued)

   In March 1998, the American Standards Executive Committee issued Statement of Position 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). This statement provides guidance on accounting for the cost of computer software developed or obtained for internal use. The Company will adopt this SOP on January 1, 1999. The Company is currently in the process of evaluating its impact.

   Reclassification--Certain items in the 1996 and 1997 financial statements have been reclassified to conform to the 1998 presentation.

2.Line of Credit

   The Company's working capital line of credit with its bank which was to expire on January 4, 1999 has been terminated without penalty. Future working capital advances will be provided by IVI Checkmate.

3.Convertible Subordinated Notes Payable to Stockholder

   On August 18, 1997, the Company entered into a Convertible Subordinated Note Purchase Agreement (the "Note Agreement") with IVI whereby the Company may from time to time issue and sell to IVI the Company's Convertible Subordinated Notes (the "Notes") up to an aggregate amount of $2,000,000, as stated in the October 31, 1997 amendment to the Note Agreement. The Notes have a five-year term, bear interest at a rate per annum equal to the prime rate plus 2% (9.75% at December 31, 1998), and are secured by the Company's assets. Interest payments on the Notes are deferred until maturity.

   The Notes are convertible into the Company's common stock at any time, at the option of the holder, in accordance with the terms of the Note Agreement. The conversion price shall be equal to no less than the fair market value. The Notes are also subject to certain registration rights in the event that the Company determines to register additional shares of common stock.

   On September 19, 1997, and November 24, 1997, the Company issued Notes in the amounts of $400,000, and $1,100,000, respectively. Both Notes mature in 2002. During 1998, the Company was advanced additional funding under the Note Agreement from IVI Checkmate in the amount of $650,000. Accrued interest under the Notes aggregated $106,248 and $24,208 at December 31, 1998 and 1997.

4.Stock Options

   Stock Option Plans--Under the Company's 1988 and 1983 Stock Option Plans (the "Plans"), incentive stock options to purchase up to a maximum of 933,333 shares of common stock may be granted to certain employees, officer, consultants, and directors at exercise prices not less than fair market value at the date of the grant. Options become exercisable in varying annual installments. The period within which any option may exercised cannot exceed ten years from the date of the grant. At December 31, 1998, 550,168 shares were available for grant under the Plans.

   Director Stock Option Plans Under the company's 1995 and 1993 Directors Stock Option Plans (the "Director Plans"), non-qualified options to purchase up to a maximum of 320,000 shares of common stock may be granted to members of the Board of Directors (the "Board"). The exercise price of the options may not be less than fair market value on the date of grant. Options under the Director Plans become exercisable

                       NATIONAL TRANSACTION NETWORK, INC.

4.Stock Options (continued)

upon grant and continue for the period determined by the Board but may not exceed ten years. As of December 31, 1998, 193,333 shares were available for grant under the Director Plans.

                                     Number of    Exercisable Weighted Average
                                  Options Granted   Options    Exercise Price
                                  --------------- ----------- ----------------
   Outstanding January 1, 1996...     591,985                      $0.67
   Granted.......................     251,000                       0.42
   Expired or Canceled...........    (220,605)                      0.88
                                     --------
   Outstanding December 31,
    1996.........................     622,380       270,601         0.50
   Granted.......................      63,000                       0.64
   Exercised.....................     (24,556)                      0.45
   Expired or Canceled...........     (13,195)                      0.55
                                     --------
   Outstanding at December 31,
    1997.........................     647,629       393,258         0.51
   Granted.......................     108,000                       0.49
   Exercised.....................     (52,306)                      0.40
   Expired or Canceled...........    (193,491)                      0.42
                                     --------
   Outstanding at December 31,
    1998.........................     509,832       336,430        $0.53
                                     ========

   The following table summarizes options at December 31, 1998:

                                                                   Options
                                      Options Outstanding        Exercisable
                                  ---------------------------- ----------------
                                                    Weighted
                                          Weighted   Average           Weighted
                                  Number  Average  Contractual Number  Average
                                    of    Exercise    Life       of    Exercise
   Range of Exercise Price        Options  Price     (years)   Options  Price
   -----------------------        ------- -------- ----------- ------- --------
   $0.22--0.44................... 392,165  $0.40      6.92     283,433  $0.40
    0.56--0.83................... 101,000   0.63      8.75      36,332   0.63
    3.00.........................  16,667   3.00      3.67      16,665   3.00

   The Company follows the requirements of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to employees" to account for its stock option plan and, accordingly, compensation cost is recognized in the consolidated statements of options for the stock plan to the extent the options are granted at prices below fair market value. The Company adopted SFAS 123, which requires certain disclosures about stock-based employee compensation arrangements. SFAS 123 requires pro forma disclosure of the impact on net income and earnings per share if the fair market value method defined in SFAS 123 had been used. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing valuation model for options granted with the following weighted-average assumptions: a weighted average risk-free interest rate of 5.75%; a dividend yield of 0%;a volatility factor of the expected market price of the common stock of .63 for options granted during 1998 and 1.2 and 1.48 for options granted during 1997 and 1996 respectively, and a weighted average expected life of 7.67 years.

   The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restriction and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options. Because change in the subjective assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

                       NATIONAL TRANSACTION NETWORK, INC.

4.Stock Options (continued)

   The weighted average grant date fair value of options granted in 1998, 1997, and 1996, is $ $0.30, $0.62, and $0.42 per share, respectively. The options granted during 1998, 1997, and 1996 had exercise prices at fair market value.

   For purposes of pro-forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of the options. The SFAS 123 pro-forma information is as follows:

                                               1998        1997       1996
                                            -----------  ---------  ---------
   Pro-forma net loss...................... $(1,826,746) $(501,220) $(653,876)
   Pro-forma basic and diluted loss per
    share.................................. $     (0.56) $   (0.15) $   (0.20)

5.Income Taxes

   Significant components of the Company's deferred tax assets and liabilities as of December 31 are as follows:

                                                          1998         1997
                                                       -----------  -----------
   Deferred tax assets:
    Accounts receivable............................... $    32,000  $    31,000
    Inventory reserve.................................      23,498       23,000
    Accrued liabilities...............................      51,296       16,000
    Commissions.......................................      11,206          --
    Deferred revenue..................................     194,254          --
    Subordinated debt.................................      42,503          --
    Net operating loss carryfwds......................     950,200    4,816,000
                                                       -----------  -----------
   Deferred tax assets................................   1,304,957    4,886,000
   Deferred tax liabilities
    Depreciation......................................      (1,511)      (3,000)
                                                       -----------  -----------
   Deferred tax asset.................................   1,303,442    4,883,000
   Valuation allowance................................  (1,303,442)  (4,883,000)
                                                       -----------  -----------
   Deferred taxes, net................................ $       --   $       --
                                                       ===========  ===========

   For the years ended December 31, 1998 and 1997, the net changes in the valuation allowance are primarily related to the change in net deferred tax assets as such assets are fully reserved in each year.

   A reconciliation between the U.S. statutory tax rate and the effective tax rate for the years ended December 31, 1998, 1997 and 1996 is as follows:

                                                           1998   1997   1996
                                                           ----   ----   ----
   Statutory tax rate..................................... (34)%  (34)%  (34)%
   State rate, net of federal benefit.....................  (6)%   (6)%   (6)%
   Change in valuation allowance due to the of future
    realization of currently generated net
   Operating loss carryforwards...........................  36 %   38 %   39 %
   Non deductible expenses................................   4 %    2 %    1 %
   Effective tax rate..................................... --  %  --  %  --  %

                       NATIONAL TRANSACTION NETWORK, INC.

5.Income Taxes (continued)

   At December 31, 1998, the Company has net operating loss carryforwards for tax purposes of approximately $950,000 which expire in varying amounts through 2013. Due to changes in ownership in 1989 and in 1996, the Company's ability to utilize these carryforwards is likely to be limited by the Internal Revenue Service in the aggregate.

6.Capitalized Software

   The Company accounts for certain software development costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." It is the Company's policy to capitalize costs relating to the development of its products once technological feasibility has been achieved until the products are available for general release to customers, provided that the recoverability of such costs is reasonably assured through expected sales revenue less related selling expenses. Upon availability of products for general release to customers, all related capitalized development costs are amortized over a suitable period based on the products' estimated economic life. Due to IVI Checkmate's acquisition of Plourde, which already had a marketable NT software platform, management determined that continuation of the PINacle NT product development was redundant and of little value. Accordingly, because the capitalized costs of $669,000 related or the PINacle NT product were unrecoverable, these costs were written off in the current year. The Company is continuing to capitalize costs for its Mainsail product, which totaled $133,717 at December 31, 1998.


7.Commitments

   Office Lease--In November of 1996, the Company signed a noncancelable lease for new office space, which commenced in February 1997. The lease requires reimbursement of certain tenant improvements and operating costs throughout the term of the lease. The lease has a five-year term with one five-year renewal option to extend the lease through January 2007.

   Rent expense for the years ended December 31, 1998, 1997, and 1996 was approximately $197,000, $119,000 and $87,000, respectively. Future minimum lease payments, as of December 31, 1998, under this noncancelable operating lease approximate the following:

   1999................................................................ $126,000
   2000................................................................  126,000
   2001................................................................  130,000
   2002................................................................   13,000
   2003................................................................      --
                                                                        --------
       Total........................................................... $395,000
                                                                        ========

8.Capital Lease

   In 1997 and 1996, the Company entered into capital leases for certain software and equipment, respectively. The 1997 software capital lease was sold to and lease payments assigned to a third party. The software capital lease had been capitalized at the present value of the future minimum rental payments and is included in machinery and equipment at December 31, 1997 at a value of $103,400, less accumulated amortization of $12,500. The capital lease for equipment had been capitalized at the present value of the future minimum rental payments and is included in machinery and equipment at December 31, 1998, 1997 and 1996 at a value $28,400, less accumulated amortization of $8,974, $10,313, and $7,123 respectively.

                       NATIONAL TRANSACTION NETWORK, INC.

9.Financial Instruments and Concentrations of Customers

   Financial instruments that potentially subject us to significant concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable.

   The Company performs ongoing credit approvals of its customers. Trade receivables are unsecured, and the Company is at risk to the extent such amounts become uncollectible. However, losses on receivables have in the past been within expectations.

   The Company's customer base consists of large retail companies, principally in the supermarket industry, located throughout the United States.

   Major customers accounted for the following percentages of revenue:

      Customers                                                   1998  1997  1996
      ---------                                                   ----  ----  ----
      A).........................................................  59%   57%   48%
      B)......................................................... --    --     13%
      C).........................................................   8%  --     10%


10.Related Party Transactions

   Product Distribution Agreement--the Company sold certain products under the terms of a product distribution agreement (the "Agreement") with IVI, now IVI Checkmate. The Agreement granted the Company the nonexclusive right to market, distribute or sell IVI's products in the United States. The Agreement expired on December 31, 1992, and the Company and IVI Checkmate have continued to transact business under an informal extension of the Agreement. Total purchases from IVI Checkmate were approximately, $1,050,000, $1,870,000, and $453,000 for the years ended December 31, 1998, 1997 and 1996, respectively. Sales to IVI were approximately $65,000 and $168,000 for the years ended December 31, 1998 and 1997, respectively. At December 31, 1998, 1997 and 1996 accounts payable to IVI Checkmate were $66,503, $318,858 and $95,287, respectively.

11.401(k) Retirement Savings Plan

   The Company has a 401(k) Retirement Saving Plan (the "401(k) plan") covering substantially all employees. Under the 401(k) plan, participants are allowed to contribute an amount not to exceed 20% of compensation, subject to certain limitations. The Company may make matching contributions at its discretion. No contributions were made by the Company during 1998, 1997, or 1996.

                       NATIONAL TRANSACTION NETWORK, INC.

                                 BALANCE SHEETS

                                                      (Unaudited)
                                                     September 30, December 31,
                                                         1999          1998
                                                     ------------- ------------
                                    ASSETS
CURRENT ASSETS:
 Cash and equivalents...............................  $  240,789    $  224,646
 Accounts receivable (Net of allowance for doubtful
  accounts of $40,000 at September 30, 1999 and
  December 31, 1998)................................     854,118     1,028,009
 Accounts receivable-stockholder....................     152,141           --
 Inventory..........................................     168,022       159,116
 Prepaid expenses...................................      50,154        48,977
                                                      ----------    ----------
   TOTAL CURRENT ASSETS.............................   1,465,224     1,460,748
                                                      ----------    ----------
PROPERTY AND EQUIPMENT..............................   1,008,154       946,193
 Less accumulated depreciation and amortization.....    (852,060)     (791,915)
                                                      ----------    ----------
   PROPERTY AND EQUIPMENT--NET......................     156,094       154,278
                                                      ----------    ----------
OTHER ASSETS
 Capitalized software development costs.............     625,557       133,717
 Purchased technology, net..........................     208,603       255,853
 Deposits and other.................................      28,256        13,263
                                                      ----------    ----------
 Total other assets.................................     862,416       402,833
                                                      ----------    ----------
    TOTAL...........................................  $2,483,734    $2,017,859
                                                      ==========    ==========


                       See Notes to Financial Statements.

                       NATIONAL TRANSACTION NETWORK, INC.

                                 BALANCE SHEETS

                                                      (Unaudited)
                                                     September 30, December 31,
                                                         1999          1998
                                                     ------------- ------------
        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable...................................  $   168,696  $    322,269
 Accounts payable-stockholder.......................       76,824        66,503
 Accrued liabilities................................      421,734       434,758
 Deferred revenue...................................      185,202       525,635
 Note payable to stockholder........................      850,000           --
 Current portion of capital lease...................          --          1,182
                                                      -----------  ------------
  TOTAL CURRENT LIABILITIES.........................    1,702,456     1,350,347

 Convertible notes payable to stockholder...........    2,339,184     2,256,257
                                                      -----------  ------------
  TOTAL LIABILITIES.................................    4,041,640     3,606,604
                                                      -----------  ------------

STOCKHOLDERS' EQUITY:
 Preferred stock, $.10 par value; authorized,
  5,000,000 shares;
  none issued and outstanding.......................          --            --
 Common stock, $.15 par value; authorized,
  20,000,000 shares; issued and outstanding,
  3,325,468 shares at September 30, 1999 and
  December 31, 1998.................................      498,827       498,827
 Additional paid-in capital.........................   12,609,216    12,609,216
 Accumulated deficit................................  (14,665,949)  (14,696,788)
                                                      -----------  ------------
  TOTAL STOCKHOLDERS' EQUITY (DEFICIT) .............   (1,557,906)   (1,588,745)
                                                      -----------  ------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
     (DEFICIT) .....................................  $ 2,483,734  $  2,017,859
                                                      ===========  ============


                       See Notes to Financial Statements.

                       NATIONAL TRANSACTION NETWORK, INC.

                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                               Three Months Ended       Nine Months Ended
                                  September 30,           September 30,
                              ----------------------  -----------------------
                                 1999        1998        1999        1998
                              ----------  ----------  ----------  -----------
REVENUE:
 Systems and equipment....... $  501,910  $  858,830  $1,809,527  $ 2,214,302
 Software and services.......    705,347     518,195   1,938,289    1,832,201
                              ----------  ----------  ----------  -----------
                               1,207,257   1,377,025   3,747,816    4,046,508
                              ----------  ----------  ----------  -----------
COST AND EXPENSES
  Cost of revenue:
   Systems and equipment.....    364,658     722,465   1,320,145    1,948,955
   Software and services.....    231,171     195,479     829,567      520,209
  Research and development...    276,495     286,477     659,652      799,517
  Selling, general and
   administrative............    251,342     446,119     803,900    1,470,984
  Impairment of capitalized
   software asset............        --      669,919         --       669,919
                              ----------  ----------  ----------  -----------
   Total.....................  1,123,666   2,320,459   3,613,264    5,409,584
                              ----------  ----------  ----------  -----------
INCOME (LOSS) FROM
 OPERATIONS..................     83,591    (943,434)    134,552   (1,363,076)
                              ----------  ----------  ----------  -----------
OTHER INCOME:
 Interest expense, net.......    (12,690)    (39,535)   (103,713)    (120,364)
                              ----------  ----------  ----------  -----------
   NET INCOME (LOSS)......... $   70,901  $ (982,969) $   30,839  $(1,483,440)
                              ==========  ==========  ==========  ===========
BASIC AND DILUTED EARNINGS
 (LOSS) PER COMMON SHARE..... $     0.02  $    (0.30) $    (0.01) $     (0.45)
                              ==========  ==========  ==========  ===========
BASIC AND DILUTED WEIGHTED
 AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING..........  3,325,468   3,325,438   3,325,468    3,308,107
                              ==========  ==========  ==========  ===========




                       See Notes to Financial Statements

                       NATIONAL TRANSACTION NETWORK, INC.

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                          Nine Months Ended
                                                            September 30,
                                                        ----------------------
                                                          1999        1998
                                                        ---------  -----------
Cash Flows From Operating Activities:
 Net income (loss)..................................... $  30,839  $(1,483,440)
                                                        ---------  -----------
 Adjustment to net income (loss) for non-cash items:
  Depreciation and amortization........................   107,395      121,164
  Interest on conv. subordinated note payable to
   stockholder.........................................       --       118,479
  Loss on sales of property............................       --        13,905
  Impairment of capitalized software development costs
   ....................................................       --       669,919
 Increase (decrease) in cash from:
  Accounts receivable..................................    21,750      154,129
  Inventory............................................    (8,906)     590,461
  Prepaid expenses.....................................    (1,177)      10,577
  Other assets.........................................   (14,993)      (1,700)
  Accounts payable--stockholder........................    10,321      (46,877)
  Accounts payable and accrued liabilities.............   (83,670)     236,119
  Deferred revenue.....................................  (340,433)     231,653
                                                        ---------  -----------
   Net cash (used in) provided by operating activi-
    ties...............................................  (278,874)     614,389
                                                        ---------  -----------
Investing Activities:
  Purchases of property and equipment..................   (61,961)     (47,379)
  Proceeds from sale of equipment......................       --        11,898
  Acquisition of purchased technology..................       --      (313,555)
  Capitalization of software development costs.........  (491,840)    (426,811)
                                                        ---------  -----------
   Net cash used in investing activities...............  (553,801)    (775,847)
                                                        ---------  -----------
Financing Activities:
  Proceeds from stock issued under stock option plan...       --        20,495
  Proceeds from note payable to stockholder............   850,000          --
  Proceeds from bank line of credit....................       --       100,000
  Repayment to bank line of credit.....................       --      (100,000)
  Repayment of capital lease...........................    (1,182)     (12,141)
                                                        ---------  -----------
   Net cash provided by financing activities...........   848,818        8,354
                                                        ---------  -----------
Net increase (decrease) in cash and equivalents........    16,143     (153,104)
                                                        ---------  -----------
Cash and equivalents, beginning of period..............   224,646      457,857
                                                        ---------  -----------
Cash and equivalents, end of period.................... $ 240,789  $   304,753
                                                        =========  ===========


                       See Notes to Financial Statements.

                       NATIONAL TRANSACTION NETWORK, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                  (Unaudited)
                               September 30, 1999


1. The accompanying financial statements and notes do not include all of the disclosures made in NTN's Form 10-K for the year ended December 31, 1998 which should be read in conjunction with these statements. In the opinion of NTN, the financial statements include all adjustments (consisting solely of normal recurring accruals) considered necessary for a fair presentation of the quarterly results.

2. The results of operations for the three and nine month periods ended September 30, 1999 are not necessarily indicative of the results to be expected for the full year.

3. NTN adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earning per Share," and has restated all periods presented to conform with the new presentation. Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding during each period. In determining the denominator for dilutive income
   (loss) per common share, no shares resulting from the assumed exercise of options using the treasury stock method or resulting from the conversion of the convertible subordinated notes payable to stockholder are added to the denominator because the inclusion of such shares would be antidilutive due to the net income (loss) for each of the periods presented. Accordingly, diluted income (loss) per common share is equal to basic income (loss) per common share and is not separately disclosed.

4. For the quarters ended September 30, 1998 and 1999, NTN made inventory purchases from IVI Checkmate Corp. ("IVI Checkmate"), its parent company, totaling approximately $152,000 and $260,000 respectively. Accrued interest for the Company's Convertible Subordinated Notes Payable to IVI Checkmate totaled $189,184 at September 30, 1999.

5. NTN accounts for certain software development costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." It is NTN's policy to capitalize costs relating to the development of its products once technological feasibility has been achieved until the products are available for general release to customers, provided that the recoverability of such costs is reasonably assured through expected sales revenue less related selling expenses. Upon availability of products for general release to customers, all related capitalized development costs are amortized over a suitable period based on the products' estimated economic life. During the quarter ended September 30, 1999, NTN capitalized software development costs of approximately $42,000 for eN-Concert Enterprise (Mainsail) software development, thereby increasing total software development costs, net of amortization, to approximately $492,000 at September 30, 1999.

6. On July 20, 1999, NTN entered into an agreement with IVI Checkmate Corp. that will potentially result in the acquisition by IVI Checkmate Corp., through its wholly owned subsidiary IVI Checkmate Inc., of all of the shares of NTN's common stock that IVI Checkmate Inc. does not presently own. IVI Checkmate Inc. currently owns 2,726,440, or approximately 82.0%, of NTN's 3,325,468 shares of common stock outstanding. The agreement provides for the exchange of $0.30 worth of common stock of IVI Checkmate Corp. for each share of NTN's common stock. As of September 30, 1999, IVI Checkmate Corp. anticipated completion of this transaction in the first quarter of the next fiscal year, subject to approvals from regulatory authorities and the NTN stockholders.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

   The registrant's bylaws provide for indemnification of directors and officers of the registrant to the full extent permitted by Delaware law.

   Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

   In addition, pursuant to the authority of Delaware law, the certificate of incorporation of the registrant also eliminates the monetary liability of directors to the fullest extent permitted by Delaware law.

Item 21. Exhibits and Financial Statement Schedules

   (a) Exhibits required by Item 601 of Regulation S-K.

Exhibit
  No.                Description                     SEC Document Reference
-------              -----------                     ----------------------
 2.1     Agreement and Plan of Merger among   Included as Appendix A to the proxy
         National Transaction Network, Inc.,  statement-prospectus contained in
         IVI Checkmate Corp., IVI Checkmate   this registration statement.
         Inc., and NTN Merger Corp.

 3.1     Certificate of Incorporation of the  Previously filed.
         Company, as amended
 3.2     Bylaws of the Company                Exhibit 3.2 to IVI Checkmate's
                                              Registration Statement on Form S-4
                                              (No. 333-53629)
 4.1     Specimen Common Stock Certificate    Exhibit 4.1 to IVI Checkmate's
                                              Registration Statement on Form S-4
                                              (No. 333-53629)
 4.2     Stockholder Protection Rights        Previously filed.
         Agreement, dated as of September 16,
         1998, between IVI Checkmate Corp.
         and First Union National Bank, as
         Rights Agent (which includes as
         Exhibit A thereto the Form of Rights
         Certificate and as Exhibit B thereto
         the Form of Certificate of
         Designations, Preferences,
         Limitations and Relative Rights of
         Series C Junior Participating
         Preferred Stock of IVI Checkmate
         Corp.), as amended on April 6, 1999
 5.1     Opinion of Alston & Bird LLP as to   Previously filed.
         the validity of the securities being
         registered, including consent

Exhibit
  No.                Description                     SEC Document Reference
-------              -----------                     ----------------------
 9.1     Form of Voting and Exchange Trust    Exhibit 9.1 to IVI Checkmate's
         Agreement                            Registration Statement on Form S-4
                                              (No. 333-53629)
 9.2     Stockholders Agreement by and        Exhibit 9.2 to IVI Checkmate's
         between Ingenico, J. Stanford Spence Registration Statement on Form S-4
         and Dudley L. Moore, Jr. dated as of (No. 333-53629)
         January 16, 1998
10.1     Combination Agreement dated January  Exhibit 10.1(a) to Checkmate
         16, 1998, by and among IVI Checkmate Electronics' Annual Report on Form
         Corp., International Verifact Inc.,  10-K for the year ended December 31,
         Checkmate Electronics, Inc. and      1997
         Future Merger Corporation
10.2     Form of Plan of Arrangement and      Exhibit 2.2 to IVI Checkmate's
         Exchangeable Share Provisions        Registration Statement on Form S-4
                                              (No. 333-53629)
10.3     Master Alliance Agreement dated      Exhibit 10.6 to IVI Checkmate's
         December 5, 1996, between Ingenico,  Registration Statement on Form S-4
         S.A. and International Verifact Inc. (No. 333-53629)
10.4     Investment Agreement dated December  Exhibit 10.10 to IVI Checkmate's
         5, 1996, between Ingenico, S.A. and  Registration Statement on Form S-4
         International Verifact Inc., as      (No. 333-53629)
         amended by the Amendment to
         Investment Agreement, dated December
         17, 1996, between Ingenico, S.A. and
         International Verifact Inc.
10.5     Marketing and Distribution Agreement Exhibit 10.11 to IVI Checkmate's
         dated December 17, 1996, between     Registration Statement on Form S-4
         Ingenico, S.A., International        (No. 333-53629)
         Verifact Inc. and IVI Ingenico Inc.
10.6     Assignment, Assumption and Consent   Exhibit 10.12 to IVI Checkmate's
         Agreement dated as of January 16,    Registration Statement on Form S-4
         1998 among International Verifact    (No. 333-53629)
         Inc., Ingenico S.A., and IVI
         Checkmate Corp.
10.7     Manufacturing Agreement made as of   Exhibit 10.16 to International
         the 22nd day of March 1993 between   Verifact's Registration Statement on
         The Surface Mount Technology Centre  Form F-4 (No. 33-84926)
         Inc. and International Verifact Inc.
10.8     Settlement Agreement dated June 15,  Exhibit 10.2 to Checkmate
         1989, by and among Checkmate         Electronics' Registration Statement
         Electronics, Inc., J. Stanford       on Form S-1 (No. 33-67048)
         Spence, Diane M. Spence, Stanford
         Technologies, Inc., and Dudley L.
         Moore, Jr.
10.9     IVI Checkmate Corp. 1998 Long-Term   Exhibit 10.5.1 to IVI Checkmate's
         Incentive Plan                       Registration Statement on Form S-4
                                              (No. 333-53629)

Exhibit
  No.                Description                     SEC Document Reference
-------              -----------                     ----------------------
10.10    IVI Checkmate Corp. 1998 Directors   Exhibit 10.5.2 to IVI Checkmate's
         Stock Option Plan                    Registration Statement on Form S-4
                                              (No. 333-53629)
10.11    Latin America Unanimous              Exhibit 10.7 to IVI Checkmate's
         Shareholders' Agreement dated        Registration Statement on Form S-4
         December 17, 1996, between Ingenico, (No. 333-53629)
         S.A., International Verifact Inc.
         and IVI Ingenico Inc.
10.12    Technology License Agreement dated   Exhibit 10.8 to IVI Checkmate's
         December 17, 1996, between Ingenico, Registration Statement on Form S-4
         S.A. and International Verifact Inc. (No. 333-53629)
10.13    Joint Development and Procurement    Exhibit 10.9 to IVI Checkmate's
         Agreement dated December 17, 1996,   Registration Statement on Form S-4
         between Ingenico, S.A. and           (No. 333-53629)
         International Verifact Inc.
10.14    Amendment No. 1 to Agreement filed   Exhibit 10.14 to IVI Checkmate's
         as Exhibit 10.15                     Annual Report on Form 10-K for the
                                              year ended December 31, 1998
10.15    Agreement dated June 25, 1998,       Exhibit 10.15 to IVI Checkmate's
         between J. Stanford Spence and IVI   Annual Report on Form 10-K for the
         Checkmate Corp.                      year ended December 31, 1998
10.16    Management Services Agreement        Exhibit 10.16 to IVI Checkmate's
         between IVI Checkmate, IVI,          Annual Report on Form 10-K for the
         Checkmate, LBT Investments, Inc. and year ended December 31, 1998
         L. Barry Thomson dated as of June
         25, 1998
10.17    Employment Agreement dated as of     Exhibit 10.17 to IVI Checkmate's
         June 25, 1998 between International  Annual Report on Form 10-K for the
         Verifact Inc. and George Whitton     year ended December 31, 1998
10.18    Employment Agreement dated as of     Exhibit 10.4(f) to Checkmate
         January 1, 1998, between Checkmate   Electronics' Form 10-K for the
         Electronics, Inc. and John J.        period ended December 31, 1997
         Neubert
10.19    Employment Agreement dated as of     Exhibit 10.4(g) to Checkmate
         January 1, 1998, between Checkmate   Electronics' Annual Report on Form
         Electronics, Inc. and Gregory A.     10-K for the year ended December 31,
         Lewis                                1997
10.20    Eleventh Amendment, dated July 16,   Exhibit 10.20 to IVI Checkmate's
         1998, to the Lease Agreement filed   Annual Report on Form 10-K for the
         as Exhibit 10.28                     year ended December 31, 1998
10.21    Tenth Amendment, dated May 20, 1998, Exhibit 10.21 to IVI Checkmate's
         to the Lease Agreement filed as      Annual Report on Form 10-K for the
         Exhibit 10.27                        year ended December 31, 1998
10.22    Ninth Amendment, dated August 18,    Exhibit 10.1(e) to Checkmate
         1997, to the Lease Agreement filed   Electronics' Annual Report on Form
         as Exhibit 10.27                     10-K for the year ended December 31,
                                              1997
10.23    Eighth Amendment, dated April 1,     Exhibit 10.1(d) to Checkmate
         1996, to the Lease Agreement filed   Electronics' Annual Report on Form
         as Exhibit 10.27                     10-K for the year ended December 31,
                                              1996

 Exhibit
   No.                Description                     SEC Document Reference
 -------              -----------                     ----------------------
 10.24    Seventh Amendment, dated January 18, Exhibit 10.1(c) to Checkmate
          1996, to the Lease Agreement filed   Electronics' Annual Report on Form
          as Exhibit 10.27                     10-K for the year ended December 31,
                                               1995
 10.25    Sixth Amendment, dated February 10,  Exhibit 10.1(b) to Checkmate
          1995, to the Lease Agreement filed   Electronics' Annual Report on Form
          as Exhibit 10.27                     10-K for the year ended December 31,
                                               1994
 10.26    Fifth Amendment, dated August 16,    Exhibit 10.20 to Checkmate
          1994, to the Lease Agreement filed   Electronics' Annual Report on Form
          as Exhibit 10.27                     10-K for the year ended December 31,
                                               1994
 10.27    Lease Agreement dated July 17, 1990, Exhibit 10.1 to Checkmate as amended, by and between Checkmate Electronics' Registration Statement
          Electronics. Inc. and ASE North      on Form S-1 (No. 33-67048)
          Fulton Associates Joint Venture, for
          the premises located at 1011 Mansell
          Road, Suite C, Roswell, Georgia
          30076
 10.28    Lease Agreement dated the 1st day of Exhibit 10.1 to IVI Verifact's
          May 1986 between Markborough         Registration Statement on Form F-4
          Properties Limited and International (No. 33-84926)
          Verifact Inc. (Incorporated by
          reference from Exhibit 10.1 to
          International Verifact Inc.'s
          Registration Statement on Form F-4,
          No. 33-84926)
 10.29    Amending Agreement dated as of the   Exhibit 10.2 to IVI Verifact's
          1st day of July 1991 between Morgan  Registration Statement on Form F-4
          Mae Enterprises Limited and          (No. 33-84926)
          International Verifact Inc.
 10.30    Assignment, Assumption and Consent   Exhibit 10.12 to IVI Checkmate's
          Agreement dated as of January 16,    Registration Statement on Form
          1998 among International Verifact    S-4 (No. 333-53629)
          Inc., Ingenico, S.A., and IVI
          Checkmate Corp.
 10.31*   Agreement dated June 23, 1994        Exhibit 10.5 to IVI Verifact's
          between Celestica Inc. and IVI       Registration Statement on Form S-4
                                               (No. 33-84926)
 10.32*   Agreement dated March 22, 1993       Exhibit 10.6 to IVI Verifact's
          between The Surface Mount Technology Registration Statement on Form S-4
          Centre Inc. and IVI                  (No. 33-84926)
 10.33*   Agreement dated May 12, 1993 between Exhibit 10.7 to IVI Verifact's
          Nikom Electronics Corporation and    Registration Statement on Form S-4
          IVI                                  (No. 33-84926)
 10.34*   Agreement dated May 1, 1994 between  Exhibit 10.10 to IVI Verifact's
          Royal Bank of Canada and IVI         Registration Statement on Form S-4
                                               (No. 33-84926)
 10.35    Registration Rights Agreement dated  Exhibit 10 to IVI Checkmate's
          December 18, 1998, by and among IVI  Registration Statement on Form S-3
          Checkmate Corp. and the shareholders (No. 333-   --filed concurrently
          of Debitek Holdings Limited          herewith)
 16.1     Letter from Deloitte & Touche LLP    Previously filed.
          relating to the change in
          accountants

Exhibit
  No.                Description                     SEC Document Reference
-------              -----------                     ----------------------
21.1     Subsidiaries of Registrant           Exhibit 21 to IVI Checkmates' Annual
                                              Report on Form 10-K for the year
                                              ended December 31, 1998.
23.1     Consent of Ernst & Young LLP         To be filed by amendment.
23.2     Consent of Coopers & Lybrand         To be filed by amendment.
23.3     Consent of Deloitte & Touche LLP     To be filed by amendment.
23.4     Consent of Alston & Bird LLP         Included in Exhibit 5.
23.5     Consent of Southeast Appraisal       Included in Appendix C to the proxy
         Resource Associates, Inc.            statement prospectus contained in
                                              this registration statement.
24.1     Powers of Attorney                   Included on page II-7.
99.1     Form of Proxy Card                   Previously filed.

--------
* Confidential treatment has been requested for certain portions of this exhibit pursuant to Rule 406(b)(2) under the Securities Act of 1933, as amended. In accordance with Rule 406(b)(2), these confidential portions have been omitted from this exhibit and filed separately with the Securities and Exchange Commission

   (b) Financial Statement Schedules:

     Schedule II--Valuation and Qualifying Accounts for National Transaction Network, Inc. is incorporated by reference into the proxy statement-- prospectus contained in this registration statement. All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

   (c) Opinion of Southeast Appraisal Resource Associates, Inc. (included as Appendix C to the proxy statement-prospectus contained in this registration statement).

Item 22. Undertakings

   (a)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10 (a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of Georgia, on March 9, 2000.

                                          IVI CHECKMATE CORP.

                                                  /s/ JOHN J. NEUBERT
                                          By: _________________________________
                                                      John J. Neubert
                                                 Executive Vice President -
                                             Finance and Administration, Chief
                                              Financial Officer, Treasurer and
                                                         Secretary

                               POWER OF ATTORNEY

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 9, 2000.

              Signature                                   Title
              ---------                                   -----

              /s/ *                    President, Chief Executive Officer and
______________________________________  Director (Principal Executive Officer)
           L. Barry Thomson

              /s/ *                    Chairman of the Board
______________________________________
          J. Stanford Spence

              /s/ *                    Vice Chairman of the Board
______________________________________
            George Whitton

              /s/ *                    Director
______________________________________
            Gerard Compain

              Signature                                   Title
              ---------                                   -----

              /s/ *                    Director
______________________________________
           Paul W. Noblett

              /s/ *                    Director
______________________________________
           Bertil D. Nordin

               /s/ *                   Director
  ____________________________________
             Gareth Owen

              /s/ *                    Director
______________________________________
            Peter E. Roode

       /s/ John J. Neubert             Executive Vice President--Finance and
______________________________________  Administration, Chief Financial Officer,
           John J. Neubert              Treasurer and Secretary (Principal
                                        Financial and Accounting Officer)

*By:  /s/ John J. Neubert
  -----------------------------
         John J. Neubert
        Attorney-in-Fact

                               INDEX OF EXHIBITS

   The following exhibits are filed as part of this Registration Statement:

Exhibit
  No.                Description                     SEC Document Reference
-------              -----------                     ----------------------
 2.1     Agreement and Plan of Merger among   Included as Appendix A to the proxy
         National Transaction Network, Inc.,  statement-prospectus contained in
         IVI Checkmate Corp., IVI Checkmate   this registration statement.
         Inc., and NTN Merger Corp.

 3.1     Certificate of Incorporation of the  Previously filed.
         Company, as amended

 3.2     Bylaws of the Company                Exhibit 3.2 to IVI Checkmate's
                                              Registration Statement on Form S-4
                                              (No. 333-53629)

 4.1     Specimen Common Stock Certificate    Exhibit 4.1 to IVI Checkmate's
                                              Registration Statement on Form S-4
                                              (No. 333-53629)

 4.2     Stockholder Protection Rights        Previously filed.
         Agreement, dated as of September 16,
         1998, between IVI Checkmate Corp.
         and First Union National Bank, as
         Rights Agent (which includes as
         Exhibit A thereto the Form of Rights
         Certificate and as Exhibit B thereto
         the Form of Certificate of
         Designations, Preferences,
         Limitations and Relative Rights of
         Series C Junior Participating
         Preferred Stock of IVI Checkmate
         Corp.), as amended on April 6, 1999

 5.1     Opinion of Alston & Bird LLP as to   Previously filed.
         the validity of the securities being
         registered, including consent

 9.1     Form of Voting and Exchange Trust    Exhibit 9.1 to IVI Checkmate's
         Agreement                            Registration Statement on Form S-4
                                              (No. 333-53629)

 9.2     Stockholders Agreement by and        Exhibit 9.2 to IVI Checkmate's
         between Ingenico, J. Stanford Spence Registration Statement on Form S-4
         and Dudley L. Moore, Jr. dated as of (No. 333-53629)
         January 16, 1998

10.1     Combination Agreement dated January  Exhibit 10.1(a) to Checkmate
         16, 1998, by and among IVI Checkmate
         Corp., International Verifact Inc.,
         Checkmate Electronics, Inc. and
         Future Merger Corporation
         Electronics' Annual Report on Form
         10-K for the year ended December 31,
         1997

10.2     Form of Plan of Arrangement and      Exhibit 2.2 to IVI Checkmate's
         Exchangeable Share Provisions        Registration Statement on Form S-4
                                              (No. 333-53629)

 Exhibit
   No.                Description                     SEC Document Reference
 -------              -----------                     ----------------------

 10.3     Master Alliance Agreement dated      Exhibit 10.6 to IVI Checkmate's
          December 5, 1996, between Ingenico,  Registration Statement on Form S-4
          S.A. and International Verifact Inc. (No. 333-53629)

 10.4     Investment Agreement dated December  Exhibit 10.10 to IVI Checkmate's
          5, 1996, between Ingenico, S.A. and  Registration Statement on Form S-4
          International Verifact Inc., as      (No. 333-53629)
          amended by the Amendment to
          Investment Agreement, dated December
          17, 1996, between Ingenico, S.A. and
          International Verifact Inc.

 10.5     Marketing and Distribution Agreement Exhibit 10.11 to IVI Checkmate's
          dated December 17, 1996, between     Registration Statement on Form S-4
          Ingenico, S.A., International        (No. 333-53629)
          Verifact Inc. and IVI Ingenico Inc.

 10.6     Assignment, Assumption and Consent   Exhibit 10.12 to IVI Checkmate's
          Agreement dated as of January 16,    Registration Statement on Form S-4
          1998 among International Verifact    (No. 333-53629)
          Inc., Ingenico S.A., and IVI
          Checkmate Corp.

 10.7     Manufacturing Agreement made as of   Exhibit 10.16 to International
          the 22nd day of March 1993 between   Verifact's Registration Statement on
          The Surface Mount Technology Centre  Form F-4 (No. 33-84926)
          Inc. and International Verifact Inc.

 10.8     Settlement Agreement dated June 15,  Exhibit 10.2 to Checkmate
          1989, by and among Checkmate         Electronics' Registration Statement
          Electronics, Inc., J. Stanford       on Form S-1 (No. 33-67048)
          Spence, Diane M. Spence, Stanford
          Technologies, Inc., and Dudley L.
          Moore, Jr.

 10.9     IVI Checkmate Corp. 1998 Long-Term   Exhibit 10.5.1 to IVI Checkmate's
          Incentive Plan                       Registration Statement on Form S-4
                                               (No. 333-53629)

 10.10    IVI Checkmate Corp. 1998 Directors   Exhibit 10.5.2 to IVI Checkmate's
          Stock Option Plan                    Registration Statement on Form S-4
                                               (No. 333-53629)

 10.11    Latin America Unanimous              Exhibit 10.7 to IVI Checkmate's
          Shareholders' Agreement dated        Registration Statement on Form S-4
          December 17, 1996, between Ingenico, (No. 333-53629)
          S.A., International Verifact Inc.
          and IVI Ingenico Inc.

 10.12    Technology License Agreement dated   Exhibit 10.8 to IVI Checkmate's
          December 17, 1996, between Ingenico, Registration Statement on Form S-4
          S.A. and International Verifact Inc. (No. 333-53629)

 10.13    Joint Development and Procurement    Exhibit 10.9 to IVI Checkmate's
          Agreement dated December 17, 1996,   Registration Statement on Form S-4
          between Ingenico, S.A. and           (No. 333-53629)
          International Verifact Inc.


Exhibit
  No.                Description                     SEC Document Reference
-------              -----------                     ----------------------
10.14    Amendment No. 1 to Agreement filed   Exhibit 10.14 to IVI Checkmate's
         as Exhibit 10.15                     Annual Report on Form 10-K for the
                                              year ended December 31, 1998

10.15    Agreement dated June 25, 1998,       Exhibit 10.15 to IVI Checkmate's
         between J. Stanford Spence and IVI   Annual Report on Form 10-K for the
         Checkmate Corp.                      year ended December 31, 1998

10.16    Management Services Agreement        Exhibit 10.16 to IVI Checkmate's
         between IVI Checkmate, IVI,          Annual Report on Form 10-K for the
         Checkmate, LBT Investments, Inc. and year ended December 31, 1998
         L. Barry Thomson dated as of June
         25, 1998

10.17    Employment Agreement dated as of     Exhibit 10.17 to IVI Checkmate's
         June 25, 1998 between International  Annual Report on Form 10-K for the
         Verifact Inc. and George Whitton     year ended December 31, 1998

10.18    Employment Agreement dated as of     Exhibit 10.4(f) to Checkmate
         January 1, 1998, between Checkmate   Electronics' Form 10-K for the
         Electronics, Inc. and John J.        period ended December 31, 1997
         Neubert

10.19    Employment Agreement dated as of     Exhibit 10.4(g) to Checkmate
         January 1, 1998, between Checkmate   Electronics' Annual Report on Form
         Electronics, Inc. and Gregory A.     10-K for the year ended December 31,
         Lewis                                1997

10.20    Eleventh Amendment, dated July 16,   Exhibit 10.20 to IVI Checkmate's
         1998, to the Lease Agreement filed   Annual Report on Form 10-K for the
         as Exhibit 10.28                     year ended December 31, 1998

10.21    Tenth Amendment, dated May 20, 1998, Exhibit 10.21 to IVI Checkmate's
         to the Lease Agreement filed as      Annual Report on Form 10-K for the
         Exhibit 10.27                        year ended December 31, 1998

10.22    Ninth Amendment, dated August 18,    Exhibit 10.1(e) to Checkmate
         1997, to the Lease Agreement filed   Electronics' Annual Report on Form
         as Exhibit 10.27                     10-K for the year ended December 31,
                                              1997

10.23    Eighth Amendment, dated April 1,     Exhibit 10.1(d) to Checkmate
         1996, to the Lease Agreement filed   Electronics' Annual Report on Form
         as Exhibit 10.27                     10-K for the year ended December 31,
                                              1996

10.24    Seventh Amendment, dated January 18, Exhibit 10.1(c) to Checkmate
         1996, to the Lease Agreement filed   Electronics' Annual Report on Form
         as Exhibit 10.27                     10-K for the year ended December 31,
                                              1995

10.25    Sixth Amendment, dated February 10,  Exhibit 10.1(b) to Checkmate
         1995, to the Lease Agreement filed   Electronics' Annual Report on Form
         as Exhibit 10.27                     10-K for the year ended December 31,
                                              1994

10.26    Fifth Amendment, dated August 16,    Exhibit 10.20 to Checkmate
         1994, to the Lease Agreement filed   Electronics' Annual Report on Form
         as Exhibit 10.27                     10-K for the year ended December 31,
                                              1994

10.27    Lease Agreement dated July 17, 1990, Exhibit 10.1 to Checkmate as amended, by and between Checkmate Electronics' Registration Statement
         Electronics. Inc. and ASE North      on Form S-1 (No. 33-67048)
         Fulton Associates Joint Venture, for
         the premises located at 1011 Mansell
         Road, Suite C, Roswell, Georgia
         30076

 Exhibit
   No.                Description                     SEC Document Reference
 -------              -----------                     ----------------------
 10.28    Lease Agreement dated the 1st day of Exhibit 10.1 to IVI Verifact's
          May 1986 between Markborough         Registration Statement on Form F-4
          Properties Limited and International (No. 33-84926)
          Verifact Inc. (Incorporated by
          reference from Exhibit 10.1 to
          International Verifact Inc.'s
          Registration Statement on Form F-4,
          No. 33-84926)

 10.29    Amending Agreement dated as of the   Exhibit 10.2 to IVI Verifact's
          1st day of July 1991 between Morgan  Registration Statement on Form F-4
          Mae Enterprises Limited and          (No. 33-84926)
          International Verifact Inc.

 10.30    Assignment, Assumption and Consent   Exhibit 10.12 to IVI Checkmate's
          Agreement dated as of January 16,    Registration Statement on Form S-4
          1998 among International Verifact    (No. 333-53629)
          Inc., Ingenico, S.A., and IVI
          Checkmate Corp.

 10.31*   Agreement dated June 23, 1994        Exhibit 10.5 to IVI Verifact's
          between Celestica Inc. and IVI       Registration Statement on Form S-4
                                               (No. 33-84926)

 10.32*   Agreement dated March 22, 1993       Exhibit 10.6 to IVI Verifact's
          between The Surface Mount Technology Registration Statement on Form S-4
          Centre Inc. and IVI                  (No. 33-84926)

 10.33*   Agreement dated May 12, 1993 between Exhibit 10.7 to IVI Verifact's
          Nikom Electronics Corporation and    Registration Statement on Form S-4
          IVI                                  (No. 33-84926)

 10.34*   Agreement dated May 1, 1994 between  Exhibit 10.10 to IVI Verifact's
          Royal Bank of Canada and IVI         Registration Statement on Form S-4
                                               (No. 33-84926)

 10.35    Registration Rights Agreement dated  Exhibit 10 to IVI Checkmate's
          December 18, 1998, by and among IVI  Registration Statement on Form S-3
          Checkmate Corp. and the shareholders (No. 333-    --filed concurrently
          of Debitek Holdings Limited          herewith)
  16.1    Letter from Deloitte & Touche LLP    Previously filed.
          relating to the change in
          accountants
  21.1    Subsidiaries of Registrant           Exhibit 21 to IVI Checkmates' Annual
                                               Report on Form 10-K for the year
                                               ended December 31, 1998

  23.1    Consent of Ernst & Young LLP         To be filed by amendment.

  23.2    Consent of Coopers & Lybrand         To be filed by amendment.

  23.3    Consent of Deloitte & Touche LLP     To be filed by amendment.

  23.4    Consent of Alston & Bird LLP         Included in Exhibit 5.

  23.5    Consent of Southeast Appraisal       Included in Appendix C to the proxy
          Resource Associates, Inc.            statement prospectus contained in
                                               this registration statement.

  24.1    Powers of Attorney                   Included on page II-7.

  99.1    Form of Proxy Card                   Previously filed.


--------
* Confidential treatment has been requested for certain portions of this exhibit pursuant to Rule 406(b)(2) under the Securities Act of 1933, as amended. In accordance with Rule 406(b)(2), these confidential portions have been omitted from this exhibit and filed separately with the Securities and Exchange Commission.